EXHIBIT 10.37


                           SECOND DEFINITIVE AGREEMENT

                                     between

                    CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS

                                       and

                            LUCENT TECHNOLOGIES INC.

                               Dated June 18, 2004

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                                TABLE OF CONTENTS

     1.1     SCOPE OF AGREEMENT .............................................. 2

     1.2     COMMITMENTS ..................................................... 2

     1.3     TERM OF AGREEMENT ............................................... 2

     1.4     OPTIONS ......................................................... 3

     1.5     SUPERSEDED AGREEMENTS ........................................... 3

     1.6     GUARANTEES FOR PURCO PURCHASES .................................. 3

     1.7     PURCHASES BY AFFILIATES AND ACQUIRED ENTITIES ................... 3

     1.8     PURCHASES BY OWNERS AND OWNERS' SUBS ............................ 4

     2.0     DEFINITIONS ..................................................... 6

     3.1     ORDERS ..........................................................13

     3.2     VARIATION IN QUANTITY ...........................................14

     3.3     CANCELLATION OF ORDER ...........................................14

     3.4     PURCHASE ORDER TERMS ............................................14

     3.5     CHANGE ORDER ....................................................15

     3.6     PURCHASER ADVICE ................................................15

     3.7     ELECTRONIC DATA INTERCHANGE .....................................15

     3.8     SOLE-SOURCE COMPONENTS ..........................................15

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     3.9     NON-ROUTINE BUSINESS ............................................15

     4.0     SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL
             PERFORMANCE .....................................................16

     5.1     ASSIGNMENT BY PURCHASER .........................................17

     5.2     ASSIGNMENT BY SUPPLIER ..........................................17

     5.3     SUBCONTRACTING ..................................................18

     6.1     DOCUMENTATION ...................................................19

     6.2     SUPPLIER'S SPECIFICATIONS AND DRAWINGS ..........................19

     6.3     800 MHZ AND 1900 MHZ CDMA AND TELECOMMUNICATIONS TERMS;
             SPECIFICATIONS ..................................................19

     6.4     PERIODIC REPORTS ................................................19

     6.5     PROGRESS REPORTS ................................................20

     6.6     RECORDS AND VERIFICATIONS .......................................20

     6.7     COMPATIBILITY INFORMATION .......................................20

     6.8     NETWORK INTERCONNECTION INFORMATION .............................21

     6.9     DISCLOSURE OF POTENTIAL OR ACTUAL DEFECTS .......................21

     6.10    DISCLOSURE ......................................................22

     6.11    PRODUCT ROADMAP .................................................22

     7.1     PRICES ..........................................................24

     7.2     FIRM PRICE QUOTE ................................................25

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      7.3** ..................................................................25

      7.4    TERMS OF PAYMENT ................................................26

      8.1    TITLE AND RISK OF LOSS ..........................................28

      8.2    TRANSPORTATION ..................................................28

      8.3    FORECASTING AND OPERATING EFFICIENCIES ..........................28

      8.4    SCHEDULES .......................................................28

      8.5    SHIPPING AND BILLING ............................................30

      8.6    SHIPPING SCHEDULE ...............................................31

      8.7    NOTICE OF DELAY .................................................31

      8.8    MARKING AND IDENTIFYING PRODUCTS ................................31

      8.9    CLEI CODE LANGUAGE ..............................................31

      9.0    FIRST OFFICE APPLICATION ("FOA") PARTNERSHIP ....................32

     10.0    QUALITY ASSURANCE ...............................................33

     10.1    QUALITY COMMITMENT ..............................................33

     10.2    QUALITY SYSTEM ..................................................33

     10.3    QUALITY PERFORMANCE REPORTING ...................................34

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     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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     10.4    SOURCE INSPECTION ...............................................34

     10.5    PRODUCTS TESTING ................................................35

     10.6    TECHNICAL ANALYSIS ..............................................35

     10.7    COMPLAINTS ......................................................35

     10.8**  .................................................................35

     11.1    CONTROLLED INTRODUCTION .........................................36

     11.2    PRODUCT CHANGE NOTICES ("PCNS") .................................36

     11.3    ADDITIONAL FILTERING ............................................38

     12.0    TECHNICAL SUPPORT ...............................................39

     13.1    ACCEPTANCE ......................................................40

     13.2    STANDARD ACCEPTANCE TESTING .....................................40

     13.3    FORMAL ACCEPTANCE TESTING .......................................41

     14.1    GENERAL WARRANTY ................................................43

     14.2    WARRANTY OF TITLE ...............................................43

     14.3    HARDWARE WARRANTY ...............................................43

     14.4    SOFTWARE WARRANTY ...............................................45

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     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

     14.5    SERVICES WARRANTY ...............................................46

     14.6    SYSTEM COMPATIBILITY WARRANTY ...................................47

     14.7    CONFIGURATION WARRANTY ..........................................47

     14.8    SURVIVAL ........................................................47

     14.9    WARRANTY PERIOD .................................................47

     14.10   ILLICIT CODE ....................................................48

     14.11   CENTURY COMPLIANCE ..............................................49

     14.12   CALEA COMPLIANCE ................................................49

     14.13   THIRD-PARTY NETWORK ELEMENTS AND CONNECTIONS ....................49

     14.14   LIMITATION OF WARRANTIES ........................................49

     15.1    RIGHTS IN SOFTWARE ..............................................50

     15.2    PURCHASER REQUESTED FEATURES ....................................51

     15.3    RE-COMMISSIONED SOFTWARE ........................................51

     16.1    INFRINGEMENT OF PATENTS, COPYRIGHTS & TRADEMARKS ................53

     16.2    INTELLECTUAL PROPERTY RIGHTS ....................................54

     16.3    RIGHTS TO INNOVATIONS AND INVENTIONS ............................55

     16.4    LICENSES ........................................................55

     16.5    IDENTIFICATION ..................................................55

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     16.6    INSIGNIA ........................................................56

     16.7    PUBLICITY .......................................................56

     16.8    USE OF PURCHASER'S INFORMATION ..................................56

     16.9    USE OF SUPPLIER'S INFORMATION ...................................56

     17.0    EXTRAORDINARY SUPPORT ...........................................57

     18.1**  .................................................................58

     18.2    SERVICE OUTAGE ..................................................58

     18.3    NETWORK ELEMENT ACCESS ..........................................58

     18.4    SERVICE OUTAGE EXCLUSIONS .......................................58

     18.5**  .................................................................59

     19.1    FULL USE OF REMEDIES ............................................61

     19.2    SUPPLIER DEFAULT AND TERMINATION BY PURCHASER ...................62

     19.3    PURCHASER DEFAULT AND TERMINATION BY SUPPLIER ...................62

     19.4    PURCHASER'S RIGHT TO PRODUCT AND PARTIALLY COMPLETED PRODUCT
             UPON TERMINATION ................................................62

     19.5    TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT,
             EXPROPRIATION AND/OR LIQUIDATION ................................63

     19.6    TRANSFER OF CONTROL .............................................63

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

     19.7    ABILITY TO PERFORM ..............................................64

     19.8** ..................................................................64

     20.1    INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE ......65

     20.2    POST-TERMINATION/NON-RENEWAL ....................................65

     20.3    SYSTEM EXPANSION AVAILABILITY ...................................65

     20.4    CONTINUATION OF AVAILABILITY OF PARTS ...........................66

     21.1    INDEMNIFICATION .................................................67

     21.2    INSURANCE .......................................................67

     21.3    LIMITATION OF LIABILITY .........................................68

     22.0    IMPLEADER .......................................................68

     23.1    CLEAN UP ........................................................68

     23.2    HARMONY .........................................................68

     23.3    PLANT AND WORK RULES ............................................68

     23.4    RIGHT OF ACCESS .................................................68

     23.5    TOOLS AND EQUIPMENT .............................................69

     23.6    WORK HEREUNDER ..................................................69

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

     23.7    IDENTIFICATION CREDENTIALS ......................................69

     24.1    SUPPLIER ENVIRONMENTAL WARRANTY .................................70

     24.2    HAZARDOUS CHEMICAL INFORMATION ..................................70

     24.3    COMPLIANCE WITH LAWS ............................................71

     24.4    COMPLIANCE WITH FEDERAL RULES ...................................71

     24.5    EXPORT CONTROL ..................................................72

     24.6    REGULATORY ASSISTANCE ...........................................72

     24.7    FOREIGN-BASED SERVICES ..........................................72

     25.0    TRAINING ........................................................74

     26.1    TAXES ...........................................................75

     27.1    REFERRAL ........................................................78

     27.2    THIRD PARTY ENGINEER ............................................78

     27.3    MEDIATION .......................................................78

     28.1    SEVERABILITY ....................................................80

     28.2    CHOICE OF LAW ...................................................80

     28.3    MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES ...................80

     28.4    SURVIVAL ........................................................80

     28.5    NON-WAIVER ......................................................80

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     28.6    NOTICES .........................................................80

     28.7    FORCE MAJEURE ...................................................81

     28.8    RELEASES VOID ...................................................82

     28.9    SECTION HEADINGS ................................................82

     28.10   ENTIRE AGREEMENT ................................................82


APPENDICES

APPENDIX A          PRICING, DISCOUNTS AND INCENTIVES

APPENDIX B-1        FIXED NETWORK EQUIPMENT SPECIFICATIONS

APPENDIX B-2        RF ENGINEERING DELIVERABLES

APPENDIX C          RF PERFORMANCE ACCEPTANCE CRITERIA FOR A CDMA NETWORK

APPENDIX D          MINORITY, WOMEN- OWNED BUSINESS ENTERPRISES

APPENDIX E          LUCENT WIRELESS SYSTEM SUPPORT  ("LWSS")

APPENDIX F          APPENDIX CONCERNING THE TREATMENT OF LUCENT INFORMATION

APPENDIX G          TRAINING

APPENDIX H          DOCUMENTATION

APPENDIX I          SECONDARY MARKET PURCHASES

APPENDIX J          PURCHASER REQUESTED FEATURES ("RDAF")

APPENDIX K          ECP AND BTS FEATURE LIST

APPENDIX L          OPEN INTERFACE SPECIFICATION

APPENDIX M          SPARES AND EXCHANGE

APPENDIX N          TRIAL AGREEMENT

APPENDIX O          CO-OPERATIVE ADVERTISING

APPENDIX P          CONTRACT CHANGE CONTROL PROCESS

APPENDIX Q          FOREIGN-BASED SERVICES

APPENDIX R          REMOTE MAINTENANCE TOOL ("RMT")

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PRODUCT ADDENDA
---------------

1.   SERVICES ADDENDUM

2.   1X EV-DO PRODUCT ADDENDUM

3.   WIRELESS INTELLIGENT NETWORK ADDENDUM

4.   MESSAGING PRODUCT ADDENDUM

5.   OPTICAL PRODUCT ADDENDUM

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This Agreement ("AGREEMENT") is entered into this ____ day of __________, 2004 by and among Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership with offices at 180 Washington Valley Road, Bedminster, New Jersey 07921 (hereinafter referred to as "PURCHASER") on behalf of itself and for the benefit of its AFFILIATES, and Lucent Technologies Inc., a Delaware corporation with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter referred to as "SUPPLIER"), each a Party and together the Parties.

Whereas, PURCHASER and SUPPLIER entered into a Definitive Agreement as of March 16, 2001 (Contract No. ###-##-####), as amended from time to time, pursuant to which SUPPLIER agreed to provide DELIVERABLES to PURCHASER;

Whereas, PURCHASER and SUPPLIER desire to enter into a Second Definitive Agreement (the "AGREEMENT"), pursuant to which SUPPLIER will agree to provide DELIVERABLES to PURCHASER.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and intending to be legally bound, the Parties agree as follows:

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                                    ARTICLE 1

                              AGREEMENT TO PURCHASE

1.1  SCOPE OF AGREEMENT

This AGREEMENT sets forth the terms and conditions pursuant to which PURCHASER agrees to purchase and SUPPLIER agrees to supply the PRODUCTS, LICENSED MATERIALS and SERVICES herein, collectively referred to as DELIVERABLES, at the prices set forth in Appendix A, for deployment and use in the TERRITORY.

SUPPLIER agrees that the prices, discounts and purchase credits set forth in Appendix A of the Agreement shall apply to all DELIVERABLES included in PURCHASER's Purchase Orders received on or after the EFFECTIVE DATE.

1.2 COMMITMENTS

SUPPLIER commits to provide and PURCHASER commits to purchase a minimum of five billion dollars ($5,000,000,000.00) of SUPPLIER's DELIVERABLES as ordered by PURCHASER ("Commitments"), each Party's Commitment subject to the other's continued performance in compliance with the requirements of this AGREEMENT. Subject to and consistent with Section 1.3, the Parties hereto agree that PURCHASER's intent is to satisfy PURCHASER's total dollar volume purchase Commitment by uncancelled ORDERS totaling a minimum annual purchase level of one billion dollars ($1,000,000,000) for each calendar year up to the minimum purchase level of five billion dollars ($5,000,000,000). ORDERS shall be placed and invoiced in accordance with the discount levels as described in Appendix A.1, which shall be effective with respect to ORDERS placed and invoiced on or after the EFFECTIVE DATE of this AGREEMENT.

For calendar year 2004, ORDERS placed by PURCHASER and accepted by SUPPLIER on or after January, 1, 2004 shall be applied to retire the annual Commitment purchase level of one billion dollars ($1,000,000,000) for calendar year 2004. However, only those ORDERS placed by PURCHASER and accepted by SUPPLIER after PURCHASER has satisfied the five billion dollar ($5,000,000,000) Commitment provided for in the first Definitive Agreement executed between the Parties March 16, 2001 shall count against the five billion dollar ($5,000,000,000) Commitment in this AGREEMENT.

To the extent that ORDERS for DELIVERABLES are purchased with SUPPLIER equipment credits as defined in Appendix A.3 (e.g., VPP, Data Acceleration Credits etc.), that portion purchased with credits may not be used to reduce or retire PURCHASER's annual or overall Commitment in this AGREEMENT.

If the Parties determine that conditions exist that require PURCHASER and/or SUPPLIER to invoke the remedy(ies) in Article 19, the Parties may escalate the issue to a higher executive level including a discussion of a reduction in or release from the Commitment or a Commitment Shortfall Remedy recognizing the preference of the Parties to continue this AGREEMENT in its entirety through its full term.

1.3  TERM OF AGREEMENT

The term of this AGREEMENT shall be at least as long as is required to fulfill the new five billion dollar ($5,000,000,000) overall Commitment set forth in
Section 1.2 but in no event longer than six (6) years. Individual Addenda or other Articles may have their own duration, which will govern those Addenda or Articles notwithstanding the Term of Agreement. Should PURCHASER satisfy its Commitment at any point within six (6) years, it shall have the right to continue purchasing DELIVERABLES at the Fourth (4th) Tier Discount level for the

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remainder of the six (6) years pursuant to the terms and conditions of this
AGREEMENT or to choose one of the options in Section 1.4. In either event, the AGREEMENT shall remain in full force and effect for the full six (6) years unless earlier terminated under the provisions of this AGREEMENT or by mutual agreement of the Parties; moreover, nothing in this AGREEMENT shall prevent the extension of this AGREEMENT beyond the six (6) years by mutual agreement of the Parties.

1.4  OPTIONS

If PURCHASER satisfies its Commitment of five billion dollars ($5,000,000,000), then PURCHASER may exercise the following options unless the Commitment is satisfied on or before March 31, 2007, in which case PURCHASER may choose option 3:

          1. PURCHASER may commit to purchase an additional one billion dollars ($1,000,000,000) for an overall Commitment of six billion dollars ($6,000,000,000). If PURCHASER makes this additional one billion dollar ($1,000,000,000) commitment, PURCHASER shall qualify for the Fifth (5th) Tier Discount Level for the remainder of the Term of the AGREEMENT or until PURCHASER elects the option in sub-section 2 below.

          2. If PURCHASER satisfies its new overall Commitment of six billion dollars ($6,000,000,000), then PURCHASER may elect to commit to purchase an additional one billion dollars ($1,000,000,000) for a new overall Commitment of seven billion dollars ($7,000,000,000). If PURCHASER makes this additional one billion dollar ($1,000,000,000) Commitment, PURCHASER shall qualify for the Sixth (6th) Tier Discount Level for the remainder of the Term of the AGREEMENT.

          3. If PURCHASER satisfies its Commitment of five billion dollars ($5,000,000,000) on or before March 31, 2007, PURCHASER may commit to purchase an additional one billion five-hundred million dollars ($1,500,000,000) for an overall Commitment of six billion five-hundred million dollars ($6,500,000,000). If PURCHASER makes this additional one billion five-hundred million dollar ($1,500,000,000) commitment, PURCHASER shall qualify for the Seventh (7th) Tier Discount Level for the remainder of the Term of the AGREEMENT.

1.5  SUPERSEDED AGREEMENTS

Section 7.3 of this AGREEMENT supersedes Sections 2(b) and 2(c) of the Settlement Agreement between Bell Atlantic Corporation, Bell Atlantic Mobile Systems, Inc., NYNEX Corporation, NYNEX Mobile Communications Company and AT&T Corporation ("Settlement Agreement") for the duration of this AGREEMENT. The Parties further agree to take reasonable action and cooperate as necessary to supersede the sections of the Settlement Agreement described above, including but not limited to making appropriate court filings. The Parties agree to discuss the extent to which any other Sections or Appendices of this AGREEMENT supersede other sections of the Settlement Agreement.

1.6  GUARANTEES FOR PURCO PURCHASES

PURCHASER guarantees payment for all purchases made by Verizon Wireless Network Procurement ("PurCo") (see Section 2.42). Any unpaid, undisputed invoices can and will be presented to PURCHASER.

1.7  PURCHASES BY AFFILIATES AND ACQUIRED ENTITIES

In the event that PURCHASER or an AFFILIATE has or acquires an interest in an entity which (i) is, or after such acquisition qualifies as, an AFFILIATE; and
(ii) has an existing agreement with SUPPLIER for the supply of CDMA or AMPS DELIVERABLES and services, SUPPLIER agrees that such entity may, at PURCHASER's option, (a) continue to acquire such DELIVERABLES under its existing agreement; or (b) immediately commence purchasing DELIVERABLES pursuant to the provisions of this Agreement, provided that (1) such entity's existing

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agreement with SUPPLIER shall terminate and be of no further force or effect except with respect to the warranties and other provisions applicable to DELIVERABLES purchased prior to such termination; (2) such entity has fulfilled any applicable volume purchase or exclusivity commitments to SUPPLIER under the existing agreement; and (3) any SUPPLIER financing has been assumed by PURCHASER or has been repaid by the acquired entity. Notwithstanding, if such entity does not meet the provisions of romanette (b), then the Parties agree that they shall as soon as reasonably practical discuss on a good faith basis a waiver of the aforementioned conditions or the terms upon which the acquired entity may purchase, and/or acquire a license for, DELIVERABLES under this Agreement, provided always that, at a minimum, the Parties takes into consideration i) any exclusivity commitments of the acquired entity, ii) both the acquired entity's and the PURCHASER's network purchasing practices and requirements, and iii) that PURCHASER's volume Commitment are increased by whatever remains of the acquired entity's commitment.

PURCHASER will place ORDERS on behalf of AFFILIATES, which will not place ORDERS directly. At SUPPLIER's request, PURCHASER will verify the status of any company seeking rights under this AGREEMENT as an AFFILIATE. In the event that PURCHASER desires to have an AFFILIATE place ORDERS directly to SUPPLIER, PURCHASER shall notify SUPPLIER of the identity of that AFFILIATE. Such AFFILIATE shall be entitled to place ORDERS, provided that the AFFILIATE shall agree not to purchase from SUPPLIER under any other agreement.

1.8  PURCHASES BY OWNERS AND OWNERS' SUBS

OWNERS and OWNERS' SUBS may make purchases of HARDWARE and SOFTWARE under this AGREEMENT at the discount schedule identified in Appendix A.1, under the following conditions:

     1. Before an OWNER'S SUB may purchase under this AGREEMENT, one of the OWNERS or PURCHASER shall provide SUPPLIER with a letter representing that the entity desiring to purchase meets either (i) or (ii) of the definition of OWNER'S SUB in this AGREEMENT;

     2. OWNERS and OWNERS' SUBS shall indicate on the applicable purchase order, by specifying the contract number of this AGREEMENT, that the purchase order is being placed under this AGREEMENT and no other agreement;

     3. SUPPLIER shall have the opportunity to obtain from the OWNER(S) or OWNER'S SUB such representations and promises with respect to the performance and payment obligations of the OWNER(S) or OWNER'S SUB as may be reasonable before that specific OWNER or OWNER'S SUB, as the case may be, may purchase under this Agreement;

     4.   **

     5.   **

     6.   **

     7. Purchases by OWNERS or OWNERS' SUBS shall not count against PURCHASER's volume purchase Commitment (Section 1.2) and shall not be used to measure PURCHASER's discount level achievement under this AGREEMENT **;

     8. Purchases of HARDWARE or SOFTWARE to be incorporated or used in systems located outside the United States, its territories or its possessions, may be made only if SUPPLIER and the OWNER or

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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          OWNER'S SUB have mutually agreed on international terms and conditions
          (e.g., Incoterms, tax, import/export, transportation, country-specific terms, including performance remedies) to supplement the terms and conditions in this AGREEMENT to cover all international and country-specific legal and contractual requirements of such purchase;

     9. With respect to purchases of 5ESS HARDWARE and SOFTWARE, if an OWNER or OWNER'S SUB purchases or has purchased initial 5ESS HARDWARE or SOFTWARE under a particular agreement other than this AGREEMENT, the OWNER or OWNER'S SUB may not purchase the growth associated with that 5ESS HARDWARE and SOFTWARE under this AGREEMENT;

     10. For OWNERS' SUBS, SUPPLIER retains the right to conduct credit reviews at any time (including before the first purchase order is filled) and to reject any purchase order(s) based on an unsatisfactory credit review; and

     11. No OWNER'S SUB may resell SUPPLIER's PRODUCTS to any third party except in accordance with Appendix I. Any OWNER'S SUB that violates this provision shall be precluded from making future purchases under this AGREEMENT.

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                                    ARTICLE 2

                                   DEFINITIONS

2.0  DEFINITIONS

2.1  800 MHz CDMA

Shall refer to the Code Division Multiple Access technology as described in interim standard IS-95B (800 MHz) of the Telecommunications Industry Association.

2.2  1900 MHz CDMA

Shall refer to the Code Division Multiple Access technology as described in interim standard IS-95B (1900 MHz) of the Telecommunications Industry Association.

2.3  ACCEPTANCE CRITERIA

ACCEPTANCE CRITERIA shall have the meaning as defined in Appendix C hereof, and administered in accordance with Article 13 of this AGREEMENT.

2.4  AFFILIATE(S)

Shall mean, at any time, and with respect to any U.S. domestic corporation, partnership, person or other entity that is primarily engaged in the provision of wireless services and that at such time either (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, partnership, person or other entity; or (ii) either beneficially owns or holds, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of the first corporation, partnership, person or other entity, or is a corporation, partnership, person or other entity of which the first corporation, partnership, person or other entity beneficially owns or holds, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests in it. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, operations or policies of a corporation, partnership, person or other entity whether through the ownership of voting securities, or by contract or otherwise.

2.5  AGREEMENT

Shall mean, where the context so requires, this Second Definitive Agreement No. 750-40176-2004 and all Appendices and Addenda attached hereto.

2.6  AMPs

Shall mean Advanced Mobile Phone System technology as described in standard IS-91 (800 MHz).

2.7  ANCILLARY EQUIPMENT

Shall mean equipment manufactured by an entity other than SUPPLIER and provided through SUPPLIER or provided by PURCHASER, as appropriate, to implement the SYSTEM (e.g., antennas, power supplies, coaxial cable, microwave, channel banks, etc.). Equipment shall not be deemed ANCILLARY EQUIPMENT, however, where the equipment is integrated into a Network Element by SUPPLIER during the manufacturing process.

2.8  APPLICATION SOFTWARE

Shall refer to all SOFTWARE other than OPERATIONAL SOFTWARE. Examples of APPLICATION SOFTWARE include language translators, assemblers, compilers, service programs (including data set utilities, sort/merge utilities and emulators), data management systems and application programs.

2.9  CELL SITE

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Means a system of radio transceivers and radio control, antenna and other miscellaneous equipment used to send to and receive from mobile telephones and other wireless terminals the radio signals necessary to the provision of wireless telecommunications service.

2.10 CELLULAR SYSTEM

Shall mean a SUPPLIER-supplied AMPS, 800 MHz CDMA and/or 1900 MHz CDMA, or any combination thereof, cellular radiotelephone System operating in the 800 MHz and/or 1900 MHz, as applicable, band allocated by the FCC for Domestic Public Land Cellular Radio Telecommunications Systems.

2.11 CHANNEL ELEMENTS

Shall refer to the portion of a multi-channel card that serves to provide individual traffic channels, Soft Handoff channels, and control channels within the broadband 800 MHz and 1900 MHz channel.

2.12 COMMERCIAL SERVICE

Commercial Service occurs when PURCHASER makes available, offers or provides a wireless telecommunications service(s) to the public for hire and such service utilizes the HARDWARE or SOFTWARE at issue; provided that Commercial Service does not include any such utilization of HARDWARE or SOFTWARE if such utilization occurs in or arises out of FVA Acceptance, a live network trial, or service to Friendly Users, or is necessary to carry out ACCEPTANCE that does not involve more than a minimal number of paying customers.

2.13 COMPATIBILITY INFORMATION

Compatibility information is that technical information, including but not limited to software interfaces, required to design equipment and/or software which is functionally inter-connectable with the PRODUCTS supplied by SUPPLIER hereunder.

2.14 CONFIDENTIAL INFORMATION

Shall mean information which the Parties have agreed to protect from improper disclosure, as more fully defined at in Sections 16.8 and 16.9 and Appendix F.

2.15 DAY

Unless indicated otherwise, all references to "day" or "days" in this AGREEMENT and all Appendices thereto are to calendar days.

2.16 DELIVERABLES

Shall mean any or all HARDWARE, equipment or components thereof including DOCUMENTATION provided or furnished by SUPPLIER, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled PRICES, Appendix H hereto, entitled DOCUMENTATION, and all other Appendices to this AGREEMENT as well as LICENSED MATERIALS and SERVICES which will be manufactured, produced, performed, licensed or sub-licensed by SUPPLIER or procured by SUPPLIER from third parties and provided by SUPPLIER under this AGREEMENT, including as revised by any Agreement Change Orders.

2.17 DOCUMENTATION

Shall mean any and all written materials, drawings, and specifications, other than SUPPLIER's internal process documentation, required for or incident to PURCHASER's use and operation of the DELIVERABLES including but not limited to, full descriptions of planning, use, test, maintenance, analysis, repair, training, operation, and PURCHASER ACCEPTANCE testing of the DELIVERABLES, together with any and all modifications, revisions, additions, improvements or enhancements to the above.

2.18 EFFECTIVE DATE

Shall mean the date the last Party executes the AGREEMENT.

2.19 ENGINEERING SERVICES

Shall mean any maintenance, repair, design, HARDWARE and SOFTWARE support SERVICES performed by SUPPLIER hereunder.

2.20 FEDERAL COMMUNICATIONS COMMISSION ("FCC")

Shall mean the agency of the United States government charged with licensing cellular systems, currently the Federal Communications Commission, or its successor agency.

2.21 FEATURE

Shall mean a specific Software functionality or a new Software functionality or substantial performance improvement that is made available to all users for the then-current Software release and, to the extent applicable, Hardware.

2.22 FIRMWARE

Shall refer to SOFTWARE in object code form that is embedded in HARDWARE such as, by example and not limitation: Read-Only Memory ("ROM""); Programmable Read-Only Memory ("PROM"); or Erasable Programmable Read-Only Memory ("EPROM") or other similar storage media.

2.23 FOA

Shall mean any test or technology trial of HARDWARE or SOFTWARE covered in
Article 9 hereof, occurring in a commercial network environment.

2.24 FRIENDLY USERS

Shall mean the employees of PURCHASER or SUPPLIER, PURCHASER's dealers, agents and/or other users of the System excluding competitors of SUPPLIER, including users without any relationship to PURCHASER or SUPPLIER, up to a total (considering all categories) of 1,000 Handsets in any System. The categorization of a user as a Friendly User shall not be affected by whether or not PURCHASER charges the user for the service.

2.25 FVA

Shall mean First Verizon Wireless Application as described in Article 13 hereof, entitled ACCEPTANCE.

2.26 HANDSET(S)

Shall mean a station in the domestic public cellular radio telecommunication service intended to be used while in motion and/or during halts at unspecified points and conforming to the IS-95B and IS-98 Standards (800 MHz and/or 1900 MHz
CDMA). Handsets include handheld portable units and units installed in vehicles.

2.27 HARDWARE

Shall mean the SUPPLIER's hardware (including the FIRMWARE licensed to PURCHASER when such FIRMWARE is in the hardware), additions, extensions, components, supplies, test equipment, apparatus and parts, as specified in this AGREEMENT or in an ORDER, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled PRICES and all other Appendices to this AGREEMENT.

2.28 INITIAL SYSTEM

Means a Network Wireless System furnished under this AGREEMENT for one or more franchise areas, which franchise areas, prior to such furnishing hereunder, were not served by wireless telecommunications equipment purchased by PURCHASER from SUPPLIER.

2.29 INSTALLATION SERVICES

Shall mean warehousing, delivery, staging, installation, commissioning, ACCEPTANCE testing and SUPPLIER program management services provided by SUPPLIER hereunder resulting in fully operational DELIVERABLE.

2.30 IS-634 STANDARD

Shall mean the then-current interoperability specification based on 3GPP2 IOS
4.0. SUPPLIER's interoperability (open interface) specification as of the EFFECTIVE DATE is set out in Appendix L, attached hereto and incorporated herein.

2.31 LICENSED MATERIALS

Shall mean the SOFTWARE and RELATED DOCUMENTATION, including the FIRMWARE or internal code fixed in, or otherwise incident to, the HARDWARE and for which licenses are granted by SUPPLIER under this AGREEMENT.

2.32 MSC

Mobile switching center(s) shall mean the switching (e.g., SUPPLIER's 5ESS switch) and related equipment as further described in Appendix B-1, that routes calls from a HANDSET to the called party (and vice versa) and records system billing information, whether AMPS or CDMA.

2.33 NETWORK

Means a combination of interconnected, integrated telecommunications equipment owned, operated, licensed or leased by PURCHASER or its AFFILIATES, into which the SUPPLIER's PRODUCTS will be integrated, interoperating concurrently and as a whole for the purpose of transmitting, switching and receiving signals, containing voice messages and data, by electromagnetic (i.e., through the air) means.

2.34 NETWORK ELEMENTS

Means elements defined by the functionality of the functional groups they contain and by their interfaces. For example, NETWORK ELEMENTS refer to the components of a SYSTEM, including the MSC, Executive Cellular Processor, Base Transceiver Subsystem and Home Location Register.

2.35 NEW MARKET SYSTEM

Shall mean a cellular SYSTEM purchased by PURCHASER from SUPPLIER under this AGREEMENT for deployment in a market where: (i) PURCHASER does not have an existing cellular SYSTEM; or (ii) PURCHASER is replacing an incumbent vendor's equipment in its entirety with a SUPPLIER-supplied cellular SYSTEM; or (iii) PURCHASER is adding a SUPPLIER-supplied cellular SYSTEM to an existing market where no SUPPLIER-supplied cellular SYSTEM is presently in service.

2.36 OPERATIONAL SOFTWARE

Shall refer to that part of a computer program that is fundamental and necessary to the functioning of a computer (i.e., the basic operating system and/or control program elements of the system). Operational software controls the allocation of all system resources including the central processing unit, main storage, selection, assignment and control of input/output devices and processing programs.

2.37 OPTICAL

Shall mean SUPPLIER's Optical network element DELIVERABLES described in Addendum No. 5.

2.38 OWNERS

Shall mean Verizon Communications, Inc. and Vodafone Group Plc., for as long as they maintain an ownership interest in PURCHASER.

2.39 OWNER'S SUB

Shall mean any corporation, partnership, person or other entity that at the EFFECTIVE DATE (i) directly or indirectly through one or more intermediaries is controlled by, or is under common control with, either or both of the OWNERS; or
(ii) is a corporation, partnership, person or other entity of which either or both of the OWNERS beneficially owns or holds, in the aggregate, directly or indirectly, fifty percent (50%) or more of any class of voting or equity interests in it. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, operations or policies of a corporation, partnership, person or other entity whether through the ownership of voting securities, or by contract or otherwise. Any entity that meets the definition of an OWNER'S SUB at a point after the EFFECTIVE DATE may be considered an OWNER'S SUB by mutual agreement of PURCHASER and SUPPLIER

2.40 PRODUCT(S)

Shall mean any or all HARDWARE, LICENSED MATERIALS or DOCUMENTATION provided or furnished by SUPPLIER, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled PRICES, Appendix H hereto, entitled DOCUMENTATION, and all other Appendices to this AGREEMENT.

2.41 PURCHASE ORDER

Shall mean PURCHASER's order to SUPPLIER for specific DELIVERABLES as more fully described in Section 3.1 hereof.

2.42 PURCHASER

Shall mean Cellco Partnership d/b/a Verizon Wireless or in the alternative, Verizon Wireless Network Procurement ("PurCo"), a wholly owned subsidiary of Verizon Wireless that will purchase and take title to any equipment or software ordered under a Verizon Wireless Network Procurement Purchase Order.

2.43 PURCHASER CUSTOMER END-USER DATA

PURCHASER CUSTOMER END-USER DATA, as the term is used in Article 24, Section 24.7, shall mean PURCHASER's subscriber (customer) data, in terms of the following specific data: subscriber identification; called and calling party number; start and end time of call; call duration; feature invocation and deactivation; feature interaction; registration information; user location; diverted to number; conference party numbers; dual-tone multi-frequency (dial digit extraction); in-band and out of band signaling; party add, drop and hold; internet address associated with a communication; size of a communication; physical address of subscriber; physical location of equipment; types and length of service; party fees and usage, including billing records and physical location from or to which a communication is transmitted.

2.44 PURCHASER'S DESIGNEE

Shall include, but not be limited to, SUPPLIER's marshalling centers, warehouses and other facilities specified by PURCHASER as the place of delivery.

2.45 PURCHASER'S NET PRICE

Shall mean the PURCHASER's list price reduced by any applicable discounts, purchase credits or special incentives set forth in Appendix A.

2.46 REGION

Shall mean a geographic area in the United States for which PURCHASER has or obtains an FCC license to operate a Cellular System.

2.47 RELATED DOCUMENTATION

Shall mean materials useful in connection with software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and specifications.

2.48 SECONDARY MARKET PURCHASES

Shall have the meaning set forth in Appendix I to this Agreement.

2.49 SERVICES

Shall mean the technical support, emergency technical assistance, maintenance, repair, training, testing, ENGINEERING SERVICES, INSTALLATION SERVICES and other related services associated with the SYSTEM(S), or SUPPLIER's PRODUCT(S), which may be ordered hereunder, or arising out of PURCHASER's use of such SYSTEM(S) or PRODUCT(S), including, without limitation, those SYSTEM(S) or PRODUCT(S) set forth or otherwise identified in the Appendices to this AGREEMENT.

2.50 SITE

Shall mean any location at which DELIVERABLES provided under this AGREEMENT are or will be installed or delivered or where SERVICES will be performed, as applicable.


2.51 SOFTWARE

Shall mean on whatever media provided, a program, or programs, including switch operating systems and network management systems, and firmware or internal code fixed in or otherwise incident to the HARDWARE, consisting of machine readable logical instructions and tables of information, supplied in object code form, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled PRICES, and all other Appendices to this AGREEMENT, which guide the functioning of a processor. Such programs include, but are not limited to, control programs, application programs, operating system programs, base-feature programs, optional-feature programs, and programs related to the operation, administration and/or support of HARDWARE, including all feature releases/upgrades, patches, fixes, corrections, enhancements, improvements and updates relating to such programs. SOFTWARE as used in this AGREEMENT does not include SOURCE CODE unless Section 19.8 is implicated.

2.52 SOFTWARE RELEASE

Shall mean an issue of Software which adds new features and/or may improve or enhance existing Features and capabilities and may involve changes to the underlying source code or the user interface. A Software Release may also correct defects in earlier releases.

2.53 SOURCE CODE

Shall mean a computer program in the form of high-level language that generally is not directly executable by a processor, and shall include programmer's comments.

2.54 SPECIFICATIONS

Shall mean those specific requirements and detailed specifications set forth in the SUPPLIER's specifications and as agreed to in the text of this AGREEMENT or as set forth in the Appendices to this AGREEMENT together with any functional or performance requirements identified in an Order, Letter of Agreement or the like and agreed to by the Parties.

2.55 SUBSCRIBER

Shall mean a person with a handset, laptop, Personal Computer Miniature Communications Interface Adapter ("PCMCIA") card, or similar device who uses a SYSTEM or any portion thereof and whose use entitles PURCHASER to revenue and who use is authorized by PURCHASER.

2.56 SYSTEM

Shall mean all components of SUPPLIER's PRODUCT(S), purchased hereunder, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with other SUPPLIER-provided switching, transport, transmission elements, other facilities and equipment in the PURCHASER network, in accordance with the requirements and SPECIFICATIONS incident to this AGREEMENT or any ORDER(S) issued pursuant to this AGREEMENT, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled PRICES and all other Appendices to this AGREEMENT.

2.57 SYSTEM EXPANSION

Shall mean all NETWORK ELEMENTS, ANCILLARY EQUIPMENT, support SERVICES and related SOFTWARE or other DELIVERABLES purchased and/or licensed hereunder for adding to or expanding a SYSTEM, including new or added SOFTWARE features after initial SYSTEM ACCEPTANCE.

2.58 TERRITORY

Shall mean the District of Columbia and the fifty (50) states of the United States of America.

2.59 THIRD PARTY ENGINEER

Shall mean a neutral engineering expert appointed by agreement of the Parties and charged with resolving certain differences between the Parties as more specifically defined in Section 27.2 hereof, entitled THIRD-PARTY ENGINEER.

                                    ARTICLE 3

ORDERS

3.1  ORDERS

Any written order or statement of work ("ORDER") issued by PURCHASER or its AFFILIATE(S) for DELIVERABLES which reference or are placed at the discounts and/or prices provided under this AGREEMENT, shall be deemed to be placed under and incorporate the terms and conditions of this AGREEMENT. The modification or termination of this AGREEMENT shall not affect the rights or obligations of either Party under any ORDER accepted by SUPPLIER before the effective date of the modification or termination.

An ORDER for the purchase of DELIVERABLES shall be written on PURCHASER's purchase order form and shall contain the following:

     1. The incorporation by reference of this AGREEMENT, except that PURCHASER's failure specifically to incorporate or identify the number of this AGREEMENT on any ORDER shall in no manner affect the applicability of these terms and conditions;

     2. A complete list of the DELIVERABLES to be purchased specifying quantity, type, model, feature, description and purchase price, or, if applicable, a completed SUPPLIER-provided questionnaire;

     3. The locations at which the DELIVERABLES will be delivered or installed and to which invoices shall be forwarded;

     4. The dates by which the DELIVERABLES are: (a) to be shipped or performed; and (b) installed or completed and ready for use;

     5. Method or mode of delivery which may include but not be limited to delivery by electronic transmission with respect to Software, documents, manuals or drawings;

     6    Location to which applicable invoice shall be rendered for payment;

     7. Any other special terms and conditions, including functional and performance requirements, agreed upon by the parties.

ORDERS placed for DELIVERABLES which are consistent with the terms and conditions of this AGREEMENT, shall be deemed accepted by SUPPLIER unless SUPPLIER provides written notice to the contrary to PURCHASER or its AFFILIATE(S) within ten (10) business days of SUPPLIER's receipt of ORDER.

ORDERS under this AGREEMENT may from time to time be sent to SUPPLIER by any of PURCHASER's present or future AFFILIATES as are identified in accordance with
Section 2.4 hereof, entitled AFFILIATES.

     SUPPLIER shall accept PURCHASER's ORDERS on any of the following bases:

     1. Standard interval ORDERS for DELIVERABLES in accordance with prices and ordering intervals contained herein, or where such prices do not exist, then at prices agreed to by PURCHASER and SUPPLIER; or

     2. Short interval ORDERS for DELIVERABLES required in less than standard intervals at prices and intervals agreed to by PURCHASER and SUPPLIER; or

     3. Accepted Firm Price Quote ("FPQ"), in accordance with Section 7.2 hereof, entitled FIRM PRICE QUOTE.

     If SUPPLIER is unable to accept any ORDER or change to an ORDER, SUPPLIER shall provide PURCHASER and/or its AFFILIATES with a written, verbal or electronic notice of non-acceptance within ten (10) days of receipt of the ORDER. SUPPLIER's notice of non-acceptance shall state the modifications consistent with the terms of this AGREEMENT necessary to make it acceptable. The proposed modifications shall not be binding upon PURCHASER until accepted by PURCHASER in writing. Pre-printed provisions on the reverse or front of ORDERS or SUPPLIER acknowledgment thereof shall be deemed deleted.

PURCHASER and its AFFILIATES shall have the right to change the locations at which the DELIVERABLES will be delivered or installed and/or to which invoices shall be forwarded at least three (3) days prior to shipment at no additional cost to PURCHASER and/or its AFFILIATES. SUPPLIER shall accept such changes and forward a written acknowledgment of such changes to PURCHASER or its AFFILIATE.

3.2  VARIATION IN QUANTITY

PURCHASER assumes no liability for any PRODUCT produced or processed in excess of the amount specified in an ORDER issued pursuant to this AGREEMENT.

3.3  CANCELLATION OF ORDER

PURCHASER may at any time, and upon written notice to SUPPLIER, terminate any or all ORDERS placed by it hereunder, except with respect to PRODUCT which has been shipped or SERVICES which have already been performed. Unless otherwise specified herein, PURCHASER 'S liability to SUPPLIER with respect to such terminated ORDERS shall be limited to (i) SUPPLIER's purchase price of all components not usable in SUPPLIER's other operations or salable to SUPPLIER's other customers; (ii) the actual costs incurred by SUPPLIER in procuring and manufacturing PRODUCT not usable in SUPPLIER's other operations or salable to SUPPLIER's other customers in process at the date of giving notice of termination, less any salvage value thereof; and (iii) actual engineering and installation costs incurred by SUPPLIER in providing SERVICES hereunder. If requested, SUPPLIER agrees to identify such costs to PURCHASER in reasonable detail. Termination charges shall not be applicable to cancellations resulting from SUPPLIER's default.

Notwithstanding the above, PURCHASER may notify SUPPLIER to put a hold on any ORDER placed hereunder for a period not to exceed forty-five (45) days or such longer period as may be mutually agreed in writing between the parties. All work under such ORDER shall be suspended by SUPPLIER pending termination or reinstatement of the ORDER. In the event the ORDER is reinstated by PURCHASER, then the ORDER shall be subject to schedules and such costs as may have been incurred as a result of the hold notification as mutually agreed. Should the ORDER be subsequently terminated, after such forty-five (45) day hold period (or as mutually agreed), termination charges, if any, shall be based upon the date SUPPLIER receives the hold notification from PURCHASER.

If PURCHASER elects to place a hold on installation services or requests to change the installation services completion date, SUPPLIER reserves the right to submit an invoice for any work completed by SUPPLIER prior to the installation hold and/or request to change the installation services completion date.

3.4  PURCHASE ORDER TERMS

Whenever the provisions of an ORDER conflict with the provisions of this AGREEMENT, the typewritten provisions of the ORDER which have been placed in accordance with a firm price quote or mutually agreed upon by the Parties in writing prior to the ORDER being placed, shall control and take precedence over the conflicting provisions of this AGREEMENT, but only for purposes of such ORDER and, except for the conflicting provisions of such ORDER, the terms and conditions of this AGREEMENT shall not be deemed to be amended, modified, canceled, or waived. Conflicting pre-printed provisions on the reverse or front of the forms belonging to either Party shall be deemed deleted.

3.5  CHANGE ORDER

PURCHASER may initiate the CHANGE ORDER process within the scope of this AGREEMENT or any ORDER issued pursuant to this AGREEMENT, including without limitation, the addition, deletion or modification of DELIVERABLES to be furnished, in accordance with the process set forth in Appendix P hereof, entitled CONTRACT CHANGE CONTROL PROCESS.

3.6  PURCHASER ADVICE

In the course of performing the WORK and providing the SERVICES, SUPPLIER may receive advice from PURCHASER concerning results to be achieved and requirements to be met in the performance of the WORK. SUPPLIER shall comply with any advice consistent with the terms of this AGREEMENT, but it shall be the responsibility of SUPPLIER's representatives and supervisors to give such instructions and directions as may be necessary or appropriate to ensure that the work assignments of SUPPLIER's employees are properly carried out in conformity with such advice.

3.7  ELECTRONIC DATA INTERCHANGE

SUPPLIER agrees to enter into good faith discussions with PURCHASER concerning the development of an electronic data interchange (EDI) system for the communication of purchase orders, acknowledgments, subsequent invoicing or other data that may be communicated between PURCHASER and SUPPLIER, including Software, documents, manuals and drawings. SUPPLIER acknowledges that PURCHASER reserves the right to suspend use of EDI during any period required to accommodate PURCHASER's orderly transition to a new EDI system.

3.8  SOLE-SOURCE COMPONENTS

If any major component in the Network Elements is currently, or subsequently becomes, available only from a sole-source supplier, SUPPLIER shall make PURCHASER aware of such availability. SUPPLIER shall explain to PURCHASER how SUPPLIER intends to assure an interruption-free source of such major components where a sole-source is responsible for such components.

3.9  NON-ROUTINE BUSINESS

Notwithstanding any provision to the contrary in the Agreement, SUPPLIER agrees to cooperate reasonably with PURCHASER or its AFFILIATES in addressing non-routine business opportunities that arise involving leasing, resale and other business models.

                                    ARTICLE 4

         SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE

4.0  Supplier Comprehensive Responsibilities For Overall Performance

SUPPLIER represents, warrants and agrees that it has the responsibility, duty and obligation to provide, perform, and deliver, to the extent set forth herein, the SYSTEM, DELIVERABLES, as well as any ancillary services, facilities, and equipment, set forth in any ORDER(S) issued by PURCHASER and accepted by SUPPLIER pursuant to this AGREEMENT and SUPPLIER further agrees and acknowledges:

     1. that it recognizes that the SYSTEM and DELIVERABLES which are to be provided under this AGREEMENT are vital to PURCHASER and must be delivered in full compliance with the scheduled dates and requirements set forth in the ORDER(S) and perform in full compliance with the SPECIFICATIONS;

     2. that SUPPLIER has and will maintain an organization staffed by qualified personnel, including "key personnel," with the knowledge, skill and resources to perform and complete the work; and

     3. that should SUPPLIER fail in its performance beyond the cures and remedies in this AGREEMENT, the cost, and expense required to reprocure the SYSTEM and DELIVERABLES, and the time lost and the revenues income and profit jeopardized could be substantial and material.

                                    ARTICLE 5

                                   ASSIGNMENT

5.1  ASSIGNMENT BY PURCHASER

PURCHASER shall not assign any right or interest under this AGREEMENT, or ORDER(S) issued pursuant to this AGREEMENT, without the prior written consent of SUPPLIER. Any attempted assignment in contravention of the above provision shall be void and ineffective. Notwithstanding the foregoing, PURCHASER shall have the right to assign this AGREEMENT or to assign its rights and delegate its duties, obligations or commitments under this AGREEMENT, either in whole or in part, to any of its AFFILIATES, parent, and/or subsidiaries upon written notice to SUPPLIER, unless such an entity will be acting in competition with the Cellco Partnership.

No assignment pursuant to this clause shall either affect or diminish any rights or duties that PURCHASER may then have as to DELIVERABLES ordered by, including SOFTWARE licensed to, PURCHASER or delivered by SUPPLIER prior to the effective date of the assignment or as to DELIVERABLES which are beyond the scope of the assignment. Upon the acceptance of the assignment and the assumption of the duties under this AGREEMENT by the assignee, PURCHASER shall be released and discharged, to the extent of the assignment, from all further duties under this AGREEMENT.

Except for the exceptions detailed in the paragraphs above, PURCHASER shall not be released and discharged from it duties under this AGREEMENT following an assignment unless SUPPLIER consents to such release and discharge in writing.

5.2  ASSIGNMENT BY SUPPLIER

SUPPLIER shall not assign any right or interest under this AGREEMENT, or ORDER(S) issued pursuant to this AGREEMENT, without the prior written consent of PURCHASER. Any attempted assignment in contravention of the above provision shall be void and ineffective.

Notwithstanding the foregoing, SUPPLIER may assign its rights and obligations:
(i) in a situation where a transfer of control has occurred in accordance with
Section 19.6 hereof, entitled TRANSFER OF CONTROL, upon written notice to PURCHASER; or (ii) in whole to any present or future wholly-owned subsidiary of SUPPLIER upon written notice to PURCHASER; or (iii) if to a non-wholly-owned subsidiary or if assigned only in part, then upon PURCHASER's consent, which consent shall not be unreasonably withheld, following SUPPLIER's written notice to PURCHASER in accordance with Section 28.6 hereof, entitled NOTICES.

Except for the exceptions detailed in the paragraphs above, SUPPLIER shall not be released and discharged from it duties under this AGREEMENT following an assignment unless PURCHASER consents to such release and discharge in writing. Notwithstanding the above, any assignment by SUPPLIER of monies due SUPPLIER under this AGREEMENT shall be void and ineffective to the extent that: (i) SUPPLIER shall not have given PURCHASER at least thirty (30) days prior written notice of such assignment; and (ii) such assignment attempts to limit PURCHASER's rights and remedies as to SUPPLIER or its assignee, or to impose upon PURCHASER obligations to the assignee additional to the payment of such monies, or to preclude PURCHASER from dealing solely and directly with SUPPLIER in all matters pertaining to this AGREEMENT, including the negotiation of amendments or settlements of charges due.

5.3  SUBCONTRACTING

SUPPLIER may subcontract SERVICES provided hereunder, provided that SUPPLIER shall remain fully responsible for performance of these SERVICES in satisfaction of this AGREEMENT. If PURCHASER has a concern about a particular subcontractor, PURCHASER may raise this concern and the Parties shall agree on a resolution.

                                    ARTICLE 6

    DOCUMENTATION, SUPPLIER'S SPECIFICATIONS, INFORMATION, RECORDKEEPING AND
                                   DISCLOSURE

6.1  DOCUMENTATION

SUPPLIER agrees to furnish DOCUMENTATION, and any succeeding changes thereto, in accordance with Appendix H hereto, entitled DOCUMENTATION and the terms and conditions stated within this AGREEMENT.

PURCHASER shall treat such DOCUMENTATION in accordance with the Appendix Regarding the Treatment of Lucent Information, a copy of which is attached hereto as Appendix F.

6.2  SUPPLIER's SPECIFICATIONS AND DRAWINGS

SUPPLIER's standard commercial and/or technical specifications (including drawings) or other applicable documentation, relating to the SYSTEM and DELIVERABLES, provided hereunder and listed in Appendix H hereto, entitled DOCUMENTATION, shall be considered a part of the SPECIFICATIONS.

6.3  800 Mhz and 1900 MHz CDMA and Telecommunications Terms; Specifications

For the interpretation of technical telecommunications terms and to determine whether the DELIVERABLES meet PURCHASER's requirements as otherwise set forth in this AGREEMENT, the definitions and usage of terms contained in the 800 MHz CDMA and 1900 MHz CDMA standards, as applicable, and other relevant telecommunications standards shall apply to this AGREEMENT to the extent not inconsistent with any terms or conditions in this AGREEMENT.

6.4  PERIODIC REPORTS

SUPPLIER agrees to provide the following reports at no charge to PURCHASER:

     **
     Quarterly Spend Rate Report
     **
     **
     **
     MWDVBE Report
     Current Offers Report
     Progress Report

In addition, SUPPLIER agrees to provide other reports as reasonable, if requested by PURCHASER.

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

6.5  PROGRESS REPORTS

Upon PURCHASER's request, SUPPLIER shall submit a Progress Report once every month to PURCHASER containing, at a minimum, a report of major activities related to the Agreement that have taken place since the last report, as well as information regarding future activities and the progress of PURCHASER's provision of the DELIVERABLES. The Progress Report shall also contain a review of the status of accomplishments, developments and implementation of SUPPLIER's scope of supply against the Time Schedule and Major Milestone dates.

6.6  RECORDS AND VERIFICATIONS

     6.6.1 BILLING RECORDS

     SUPPLIER shall maintain complete and accurate records of all amounts charged to and payments made by PURCHASER hereunder in accordance with generally accepted accounting practices. SUPPLIER shall retain such records for a period of three (3) years from the date of final payment for DELIVERABLES covered by this AGREEMENT and ORDERS issued hereunder. SUPPLIER agrees to provide reasonable supporting documentation concerning any disputed amount of invoice to PURCHASER within thirty (30) days after PURCHASER provides written notification of the dispute to SUPPLIER.

     SUPPLIER shall provide to PURCHASER, upon request, such records as required for the purposes of verification during the term of this AGREEMENT and during the respective periods in which SUPPLIER is required to maintain such records. Such records shall be utilized in determining the accuracy of SUPPLIER's billing. Records may be kept in electronic form.

     6.6.2 OTHER RECORDS

     SUPPLIER shall maintain, in accordance with generally accepted accounting practices, accurate and complete records as are necessary to enable SUPPLIER to demonstrate full compliance with all of the terms and conditions of this AGREEMENT. SUPPLIER shall maintain such records for a period of six (6) years from the date of the record's creation, except as may be specified in any other clause in this AGREEMENT. SUPPLIER shall provide to PURCHASER, upon request, such records as required for the purposes of verification during the term of this AGREEMENT and during the respective periods in which SUPPLIER is required to maintain such records. Such records shall be utilized in determining the accuracy of SUPPLIER's compliance with all of the terms and conditions of this AGREEMENT. Records may be kept in electronic form. This paragraph shall not apply to: (i)
     Section 7.3 hereof, entitled MOST PREFERRED CUSTOMER; nor (ii) where such disclosure would violate law, provided that, SUPPLIER identifies the legal prohibition. SUPPLIER shall not be required to reveal trade secrets or provide SOURCE CODE to PURCHASER under this Section.

6.7  COMPATIBILITY INFORMATION

During the term and for a period of five (5) years from the expiration of this AGREEMENT, SUPPLIER shall supply COMPATIBILITY INFORMATION for all SUPPLIER-provided PRODUCTS to PURCHASER within forty-five (45) days of a request from PURCHASER.

6.8  NETWORK INTERCONNECTION INFORMATION

As used in this section, "NETWORK INTERCONNECTION INFORMATION" is that information with regard to SUPPLIER's PRODUCTS, which PURCHASER is required to provide to requesting persons, or as to which PURCHASER is required to provide public notice, pursuant to applicable law and/or government rules, regulations, or orders, including, but not limited to, 47 USC ss. 251(c)(5) and the rules, regulations and orders of the Federal Communications Commission, including, but not limited to, 47 USC ss.ss. 51.305, 51.307, 51.325 through 51.335,
64.702(d)(2), or 68.110(b). PURCHASER and SUPPLIER agree to cooperate with one another in good faith to establish the specific items of information that constitute NETWORK INTERCONNECTION INFORMATION.

SUPPLIER shall make available all necessary NETWORK INTERCONNECTION INFORMATION to PURCHASER. NETWORK INTERCONNECTION INFORMATION shall not be deemed to be proprietary or confidential information of SUPPLIER or SUPPLIER's suppliers, and PURCHASER shall have the right to disclose the NETWORK INTERCONNECTION INFORMATION to any person on a non-confidential and non-proprietary basis and without PURCHASER or the recipient being obligated to make any payment to SUPPLIER or SUPPLIER'S suppliers in connection with the NETWORK INTERCONNECTION INFORMATION.

SUPPLIER agrees to make available one copy of all necessary NETWORK INTERCONNECTION INFORMATION to PURCHASER within thirty (30) days of receipt of a request.

In the event that SUPPLIER fails to disclose NETWORK INTERCONNECTION INFORMATION to purchaser within thirty (30) days after receiving the request, PURCHASER shall have the right to contact a government agency or judicial authority of appropriate jurisdiction, to determine whether the requested information must be disclosed.

In the event that a person requesting NETWORK INTERCONNECTION INFORMATION from PURCHASER challenges before a government agency or a judicial authority the availability of SUPPLIER NETWORK INTERCONNECTION INFORMATION, PURCHASER and SUPPLIER shall reasonably cooperate with one another at their own respective cost and expense in responding to such challenge.

In the instance where an order from an appropriate government agency or judicial authority requires the disclosure of any portion of requested NETWORK INTERCONNECTION INFORMATION, SUPPLIER shall disclose such NETWORK INTERCONNECTION INFORMATION under such terms, conditions and prices as shall have been directed by the agency or authority, or if terms, conditions and prices have not been directed by the agency or authority, then pursuant to terms, conditions and prices which are (a) commercially reasonable, and (b) permit SUPPLIER to meet its obligations under applicable law and government rules, regulations and orders.

In the event of SUPPLIER's failure to disclose NETWORK INTERCONNECTION INFORMATION, PURCHASER shall have the right to return to SUPPLIER any PRODUCTS delivered to PURCHASER which PURCHASER is unable to use as a consequence of SUPPLIER's failure to disclose NETWORK INTERCONNECTION INFORMATION. SUPPLIER shall provide a credit to PURCHASER in the amount of the purchase price paid by PURCHASER for any such returned PRODUCTS less reasonable depreciation.

SUPPLIER's obligations under this section, entitled NETWORK INTERCONNECTION INFORMATION, shall remain in effect for the term of this AGREEMENT or the term of the most recent warranty remaining on any DELIVERABLES purchased by PURCHASER under this AGREEMENT, whichever is greater.

6.9  DISCLOSURE OF POTENTIAL OR ACTUAL DEFECTS

SUPPLIER acknowledges and understands the critical importance to PURCHASER of avoiding network or other service degradation, adverse publicity regarding its network services, or the deterioration or breach of the security of PURCHASER's telecommunications facilities or network. For purposes of this section, "EVENT" shall mean any malfunction of the SUPPLIER's DELIVERABLES or any failure of the SUPPLIER's DELIVERABLES to conform to the SPECIFICATIONS, which result in the disruption of network access, or the services provided by telecommunications facilities to customers of PURCHASER, SUPPLIER or any other purchaser or user of

SUPPLIER's PRODUCTS for a period of thirty (30) uninterrupted minutes per occurrence. An EVENT includes but is not limited to:

     1. actual failures or adverse functioning, attributable to the SUPPLIER's PRODUCTS, resulting in the disruption of network access, or the services provided by telecommunications facilities, to customers of PURCHASER, SUPPLIER or any other purchaser or user of SUPPLIER's PRODUCTS for a period of thirty (30) uninterrupted minutes per occurrence;

     2. potential, suspected, or actual defects in design and/or manufacturing of the PRODUCTS which have resulted in any actual malfunctions or failures of the SUPPLIER's PRODUCTS, and which have the potential of causing the disruption of network access, or the services provided by telecommunications facilities, to customers of PURCHASER, SUPPLIER or any other purchaser or user of SUPPLIER's PRODUCTS for a period of thirty (30) uninterrupted minutes per occurrence; and

     3. defects of the SUPPLIER's DELIVERABLES when used in combination with other goods, DELIVERABLES, whether those of SUPPLIER or others, where such combined usage actually does result in failures or adverse functioning of the SUPPLIER's PRODUCTS due to design deficiency which cause the disruption of network access, or the services provided by telecommunications facilities, to customers of PURCHASER, SUPPLIER or any other purchaser or user of SUPPLIER's PRODUCTS for a period of thirty (30) uninterrupted minutes per occurrence.

SUPPLIER agrees to notify PURCHASER within eight (8) hours of SUPPLIER's first knowledge of impact on a customer of PURCHASER, for any actual or potential EVENT meeting the criteria stated herein. Such notification shall include action taken by SUPPLIER, its agents and contractors and by the owner or user of the equipment and/or software which are subject to the actual or potential EVENT. Such action may include recommended measures to be reasonably taken to avoid or stop the occurrence of the actual or potential EVENT in the PURCHASER's facilities or network. SUPPLIER agrees to be aware of and to compile reports concerning any actual EVENTS.

Notification shall include a description of the problem, potential customer impact, status and any immediate action required. After initial notification, SUPPLIER shall provide PURCHASER within two (2) business days, an electronic or written notification of: (i) the cause or causes of the defect; (ii) any and all measures which can be reasonably taken to avoid or stop any occurrence of a service failure; and (iii) a best effort estimate as to the correction of the defect. Unless otherwise instructed in writing by PURCHASER, SUPPLIER shall continue to provide updates relating to an actual or potential event as contained herein until such time as the actual or potential event has been resolved or PURCHASER and SUPPLIER agree to the discontinuance of the reporting.

The reporting of an EVENT by SUPPLIER to PURCHASER as provided herein shall not relieve SUPPLIER of any of its obligation or liabilities under this AGREEMENT.

6.10 DISCLOSURE

SUPPLIER represents that it has disclosed, and will continue to disclose, any issue, element, factor, cause of action, claim or event incident to this AGREEMENT or the technology upon which the DELIVERABLES or SYSTEM is based, which if disclosed would be likely to have or have had a significant adverse impact upon PURCHASER's decision to enter into this AGREEMENT or the technology upon which the DELIVERABLES or SYSTEM is based.

6.11 PRODUCT ROADMAP

SUPPLIER may make features and innovations in architecture or functionality in the PRODUCT available for delivery to PURCHASER. Upon PURCHASER's reasonable request, SUPPLIER will make feature release plans, such as those outlined in Appendix K, available to PURCHASER in the form of a product roadmap solely to inform PURCHASER of SUPPLIER's current plan of record for the relevant PRODUCT(s). Both Parties to the AGREEMENT hereby agree that such information does not form a commitment of any kind on either Party in relation to this AGREEMENT. The terms and conditions, including pricing, of any features or functionalities that may be described in the product roadmap that are ultimately released, made generally available, or provided under this or subsequent agreements are subject to future negotiations and future agreement on the terms and conditions which would govern any sale. There are no penalties, liquidated damages or other remedies associated with changes to the product roadmap including cancellation of any specific feature of functionality or delay in the timing of development.

                                    ARTICLE 7

                           PRICES AND TERMS OF PAYMENT

7.1  PRICES

DELIVERABLES will be furnished by SUPPLIER in accordance with the prices stated in the applicable ORDER or in Appendix A hereto, entitled PRICES. Such prices shall be applicable to ORDERS issued to SUPPLIER by PURCHASER at the location and by the method agreed to by the parties. The prices applicable to an ORDER shall be those in effect at the time the ORDER is issued. SUPPLIER's price list for SOFTWARE in Appendix A must differentiate between operating system SOFTWARE and applications SOFTWARE according to the FCC-mandated Uniform System of Accounts, Part 32 of the FCC Rules and Regulations.

     7.1.1 INCREASE DURING TERM

     SUPPLIER shall not, during the effective term of this AGREEMENT, increase the Effective Price to PURCHASER ("Effective Price" shall constitute the price actually paid by PURCHASER after applicable discounts) for any DELIVERABLES specified in Appendix A hereof, entitled PRICES. For the elements included in a price guide, if list prices decrease, PURCHASER will receive the benefit of the decrease in list prices. However, should the list prices for the elements included in a price guide increase, SUPPLIER, at its sole discretion, will either increase PURCHASER's discount levels or re-establish the list price at the former level such that the Effective Price to PURCHASER remains the same.

     7.1.2 CONTINUOUS IMPROVEMENTS

     SUPPLIER and PURCHASER shall continue to identify areas for (i): SUPPLIER's continuous improvement in cost, quality, and service over the term of this AGREEMENT; and (ii) PURCHASER's process improvements. SUPPLIER shall afford PURCHASER the ability to realize the benefit of such improvements, including price reductions to the extent the Parties mutually agree. Furthermore, a list of continuous improvement initiatives shall be created by the parties. SUPPLIER and PURCHASER will meet at least once every three months, or as mutually agreed, to assess opportunities to implement potential continuous improvement initiatives, such initiatives to be mutually agreed to by the parties.

     7.1.3 REPLACEMENT AND ENHANCED TECHNOLOGY

     PURCHASER and SUPPLIER recognize that SUPPLIER may develop and market PRODUCTS that are designed either (i) to replace the PRODUCTS provided for in this AGREEMENT with PRODUCTS offering the same or comparable features and functionality ("REPLACEMENT TECHNOLOGY") or (ii) to enhance PRODUCTS provided for in this AGREEMENT, by providing additional features and functionality ("ENHANCED TECHNOLOGY").Such PRODUCTS shall be offered for sale by SUPPLIER to PURCHASER in accordance with the following conditions:

          7.1.3.1 REPLACEMENT TECHNOLOGY

          SUPPLIER agrees to include REPLACEMENT TECHNOLOGY as part of its PRODUCT offerings within the terms provided for in this AGREEMENT at a price no greater than the pricing for PRODUCT stated within this AGREEMENT subject to the following:

               1. The provision of REPLACEMENT TECHNOLOGY shall not relieve SUPPLIER of any obligations contained herein with respect to PRODUCT.

               2. REPLACEMENT TECHNOLOGY shall be priced at the same or lower price for the same or comparable features and functionality as the replaced PRODUCT.

               3. All such proposed changes to Appendix A hereto, entitled PRICES, shall be subject to PURCHASER's written agreement evidenced by a written amendment to this AGREEMENT.

          7.1.3.2 ENHANCED TECHNOLOGY

          SUPPLIER agrees to include ENHANCED TECHNOLOGY as part of its PRODUCT offerings within the terms provided for in this AGREEMENT at the same discount as has been applied to arrive at the price for PRODUCT stated within this AGREEMENT, in addition to any other discounts applicable to such PRODUCT.

     7.1.4 NEW TECHNOLOGY ADDITIONS

               SUPPLIER may propose the addition of new technology to Appendix A hereto, entitled PRICES, which is not intended to replace or upgrade current PRODUCT, but rather is intended to introduce new features and functionality ("NEW TECHNOLOGY ADDITION"). SUPPLIER shall provide a detailed written explanation of how such NEW TECHNOLOGY ADDITION will meet the joint goal of continuous improvement. All proposed NEW TECHNOLOGY ADDITIONS shall be furnished to PURCHASER pursuant to this AGREEMENT together with any supplemental terms that may be agreed to by the Parties. The provisions of Section 7.1.3 with respect to pricing and discounts shall not apply to such NEW TECHNOLOGY ADDITIONS.

7.2  FIRM PRICE QUOTE

PURCHASER may utilize the Firm Price Quote ("FPQ") for any DELIVERABLES desired including, but not limited to, initial installations, major rearrangements, engineering, installation services, major equipment removals or provisioning of complex systems. PURCHASER will solicit an FPQ from SUPPLIER utilizing SUPPLIER provided questionnaire or a complete description of the DELIVERABLES requested.

SUPPLIER shall analyze the completed questionnaire and/or request and provide to PURCHASER an FPQ consistent with PURCHASER's requirements within two (2) weeks of receipt of such questionnaire/request. The FPQ shall be detailed and classified as to the type of DELIVERABLE. Also included with the FPQ shall be a proposed job schedule.

PURCHASER shall review the FPQ and accept or reject such quote. If the FPQ is acceptable to PURCHASER, PURCHASER shall submit to SUPPLIER an ORDER confirming acceptance of such FPQ. Other necessary engineering information shall be exchanged prior to the scheduled ship date as mutually determined.

     7.2.1 EXCLUSIONS

     Exclusions from proposals or firm price quotes shall be limited to work operations for which PURCHASER is unable to provide quantity until job start, such as the number of cross-connections. SUPPLIER shall acknowledge all such exclusions in the proposal or firm price quote and include unit rates for all exclusion items.

7.3  **

**

**

**

**

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

7.4  TERMS OF PAYMENT

     SUPPLIER shall submit invoices for DELIVERABLES furnished and SERVICES performed pursuant to its standard practice, and PURCHASER shall pay such invoices in accordance with the schedules set forth below:

EF&I
----

     For PRODUCT                            100% upon shipment


     For INSTALLATION SERVICES              100% upon installation complete


     For ENGINEERING SERVICES               100% upon material ship date

NEW MARKETS
-----------

     For PRODUCT                            100% upon shipment

     For INSTALLATION SERVICES              100% upon installation complete

     For ENGINEERING SERVICES               100% upon material ship date

FOA and FVA
-----------

     For PRODUCT                            100% upon ACCEPTANCE or FOA complete

     For INSTALLATION SERVICES              100% upon ACCEPTANCE or FOA complete

     For ENGINEERING SERVICES               100% upon ACCEPTANCE or FOA complete

FURNISH ONLY AND SELF-INSTALL
-----------------------------

     For PRODUCT                            100% upon shipment

     For SERVICES                           100% upon completion

7.4.1 INVOICES FOR PRODUCTS

SUPPLIER's invoice for PRODUCTS, shall be paid net thirty (30) days from date of invoice, but in no event, unless otherwise agreed to by the parties, shall the invoice be dated prior to shipment of PRODUCT by SUPPLIER.

7.4.2 INVOICES FOR SERVICES

SUPPLIER's invoice for SERVICES shall be paid net thirty (30) days from date of invoice, but in no event, unless otherwise agreed to by the parties, shall the invoice be dated prior to completion of SERVICES.

7.4.3 LATE PAYMENT CHARGES

Delinquent payments on undisputed amounts for DELIVERABLES are subject to a late payment charge at the rate of one percent (1%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). The late payment charge will be calculated on the undisputed unpaid balances of all open invoices that are 45 days in arrears. Late payment charges will be calculated and reviewed on a quarterly basis with PURCHASER and SUPPLIER shall determine whether or not such charges will be used as an offset to reduce existing credit obligations (e.g., co-operative advertising credits, VPP or System Performance funds due to PURCHASER).

7.4.4 DISTINGUISH PAYMENT AND ACCEPTANCE

Payment by PURCHASER of such invoices does not mean or imply that the PRODUCT has been accepted and does not impair or limit in any way PURCHASER's full rights and remedies of ACCEPTANCE which shall be and remain as set forth in
Section 13 hereof, entitled ACCEPTANCE.

7.4.5 INVOICING

SUPPLIER's invoices must reflect a differentiation between HARDWARE, SOFTWARE, SERVICES and TRANSPORTATION.

SUPPLIER agrees to render separate invoices for each shipment or ORDER in duplicate unless otherwise specified. SUPPLIER shall cooperate with PURCHASER to satisfy PURCHASER's needs for information on invoices.

                                    ARTICLE 8

                 TITLE, TRANSPORTATION & OPERATING EFFICIENCIES

8.1  TITLE AND RISK OF LOSS

Title to and risk of loss for HARDWARE (and risk of loss for LICENSED MATERIALS) supplied in accordance with the terms and conditions of this AGREEMENT shall pass to PURCHASER at the time of SUPPLIER's delivery of the HARDWARE or LICENSED MATERIALS to the location specified in the applicable ORDER. Title to SUPPLIER's LICENSED MATERIALS, including SOFTWARE, patents, copyrights, trademarks and trade names, shall not be conveyed to PURCHASER at any time.

When purchasing HARDWARE or LICENSED MATERIALS for shipment directly to an AFFILIATE, PURCHASER shall be acting solely as a purchasing agent for the AFFILIATE to which the HARDWARE or LICENSED MATERIALS is to be shipped, and title to and risk of loss for HARDWARE (and risk of loss for LICENSED MATERIALS) shall pass directly to that AFFILIATE. Similarly, should an ORDER be issued by an AFFILIATE and accepted by SUPPLIER, title to and risk of loss for HARDWARE (and risk of loss for LICENSED MATERIALS) shall pass from SUPPLIER directly to the AFFILIATE. Subject to the terms of Section 1.7, the receiving AFFILIATE shall be entitled to all of the rights otherwise afforded to PURCHASER under this AGREEMENT.

8.2  TRANSPORTATION

SUPPLIER shall furnish transportation by common carrier to the destination specified in the purchase order, and transportation charges shall be in accordance with the following transportation factors as described below. Any additional handling services, such as hauling and hoisting, not provided by common carrier shall be charged separately. Transportation as well as any additional handling charges shall each be separately shown on the invoices.

          FURNISH ONLY CIRCUIT PACKS
          --------------------------

          Transportation charges for ORDERS for Furnish Only Circuit Packs shall be calculated by multiplying the list prices, less any applicable discounts, of the total amount HARDWARE in the ORDER by a factor of .0025.

          FOR ALL OTHER ORDERS
          --------------------

          Transportation charges for all other ORDERS shall be calculated by multiplying the list prices, less any applicable discounts, of the total amount of HARDWARE in the ORDER by a factor of .004.

8.3  FORECASTING AND OPERATING EFFICIENCIES

In order for SUPPLIER to deliver NETWORK ELEMENTS to PURCHASER in a timely manner, PURCHASER and SUPPLIER will, as soon as possible but no later than three
(3) months following the execution of this AGREEMENT, meet to develop and implement a mutually agreeable forecasting methodology.

8.4  SCHEDULES

SUPPLIER's standard delivery schedules for the PRODUCT to be furnished under this AGREEMENT, under normal circumstances and in accordance with PURCHASER's forecasts, are as set forth in the table below. The information below is for planning purposes only; SUPPLIER will provide firm delivery dates for each individual ORDER.

WIRELESS EQUIPMENT:

                                                                  Engineering
                                                                  & Mfg. Intv.
        PURCHASER                                                 (in business
       System Code   Description                                  days)(1)
     --------------------------------------------------------------------------
           KCD8      ECP New Start                                    48
           KABS      Wireless SM2K New Start                          39
           8PMM      Flexent Mobility Manager                         43
           8PWD      Flexent OMP-FX                                   25
           8PC9      CDMA PCF Servers                                 30
           8PC9      CDMA PCF Frame                                   34
           KABR      Wireless VCDX SM2K New Start                     55
           KABE      Wireless SM2K Growth                             36
           KCD7      ECP Growth                                       44
           8PEV      1X-EV Controller Cabinet                         23
           CAHZ      eCS 900                                          40
           8PI9      FMM 1X RNC Cabinet                               35
           8PXU      CDMA 1X RNC FBP (cPSB)                           35
           8TVB      Flexent  4.0 High Density 850-Only               25
           8TI2      Flexent  4.0 High Density 850-Dual Band          25
          SA8TX1     Modcell 4.0 850 Primary Indoor                   25
          SA8TIC     Modcell 4.0 850 Growth Indoor                    25
          SA8TIA     Modcell 4.0 850 Primary Outdoor                  25
          SA8TID     Modcell 4.0 850 Growth Outdoor                   25
          SA8TIB     Modcell 4.0 PCS Primary Indoor                   25
          SA8TIF     Modcell 4.0 PCS Growth Indoor                    25
          SA8TX2     Modcell 4.0 PCS Primary Outdoor                  25
          SA8TIE     Modcell 4.0 PCS Growth Outdoor                   25
          SA8TIY     Modcell 4.0 Dual Band Indoor                     25
          SA8TIV     Modcell 4.0 850 Primary Outdoor                  25
                     Cell loose ship cards( CMU IV)                   15
                     5ESS Loose Ship cards( PH22, PHV5)               15


(1) NOTE: THE STANDARD INTERVALS REPRESENT ONLY THE NUMBER OF BUSINESS DAYS FOR ENGINEERING & MANUFACTURING OF THE APPLICABLE PRODUCTS ONCE A PURCHASE ORDER HAS BEEN RECEIVED BY SUPPLIER. THE STANDARD INTERVALS SHOWN ABOVE DO NOT INCLUDE TRANSPORTATION AND INSTALLATION TIME.

5ESS(R) SWITCHING EQUIPMENT:

             Product                            Engineering & Mfg. Interval
                                                (in business days)
             --------------------------------   -----------------------------
             Growth (1 SM)                        10 weeks
             Growth (2 SM)                        10 weeks

             New Switch
             5ESS(R) Switch (1 SM)                12 weeks
             5ESS(R) Switch (2 SM)                12 weeks
             5ESS(R) Switch (3 SM)                12 weeks


INS EQUIPMENT:

             Product                            Engineering & Mfg. Interval
                                                  (in business days)
             --------------------------------   -----------------------------
             CBX500                             8 weeks
             PSAX Products                      10 weeks
             Stinger Base Units                 6 weeks


NOTE: THE STANDARD INTERVALS REPRESENT ONLY THE NUMBER OF BUSINESS DAYS FOR ENGINEERING & MANUFACTURING OF THE APPLICABLE PRODUCTS ONCE A PURCHASE ORDER HAS BEEN RECEIVED BY SUPPLIER. THE STANDARD INTERVALS SHOWN ABOVE DO NOT INCLUDE TRANSPORTATION AND INSTALLATION TIME.

SUPPLIER reserves the right to modify, amend or change SUPPLIER standard intervals at any time, provided SUPPLIER is doing so in the course of its normal business for all customers. For PRODUCT not identified in this Section 8.4, SUPPLIER shall provide PURCHASER with standard intervals for such product upon PURCHASER's request. SUPPLIER shall provide updated standard intervals from time to time in the event of any significant modifications, amendments or changes thereto.

     8.4.1 ACCELERATED DELIVERY

     In the event that an accelerated delivery schedule is required by PURCHASER in an interval less than that as established for delivery ("ACCELERATED DELIVERY"), SUPPLIER shall use reasonable efforts to comply with such requirements. Actual additional costs incurred by SUPPLIER to comply with such requirements shall be billed to PURCHASER.

8.5  SHIPPING AND BILLING

Unless instructed otherwise by PURCHASER, SUPPLIER shall, for each ORDER placed hereunder: (i) deliver the entire quantity of items ordered; (ii) ship to the destination designated in the ORDER in accordance with specific shipping instructions; (iii) ensure that all subordinate documents bear PURCHASER's ORDER number; (iv) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum; (v) mark PURCHASER's ORDER number on all packages and shipping papers; (vi) render itemized invoices in duplicate, or as otherwise specified, showing ORDER number;
(vii) render separate invoices for each shipment of the ORDER; and (viii) invoice PURCHASER by mailing or otherwise transmitting invoices, bills and notices to the billing address on the ORDER after shipment of PRODUCT. Shipping and routing instructions may be altered in writing, as mutually agreed by SUPPLIER and PURCHASER.

8.6  SHIPPING SCHEDULE

The delivery schedule applicable to each ORDER will be that set forth in the ORDER or any CHANGE ORDER, if applicable. SUPPLIER agrees not to deliver PRODUCT prior to the agreed-upon shipping schedule. Any variation from the foregoing must be agreed upon by the Parties in writing.

8.7  NOTICE OF DELAY

SUPPLIER, having agreed to the delivery date and/or completion date, whichever is applicable, for any combination of PRODUCT or SERVICES incorporated into PURCHASER's ORDER, further agrees to notify PURCHASER in accordance with Section
28.6 hereof, entitled NOTICES, as soon as any foreseeable delay in that date becomes known to SUPPLIER.

8.8  MARKING AND IDENTIFYING PRODUCTS

SUPPLIER's prices for PRODUCTS include charges for packing and marking shipping containers in accordance with SUPPLIER's standard practices for domestic shipments, unless expressly stated in writing by SUPPLIER to the contrary. Under normal circumstances, SUPPLIER shall:

     (a) enclose a packing memorandum with each shipment and, if shipment contains more than one package, identify the package containing the memorandum; and

     (b) mark SUPPLIER's PRODUCT(S) as practicable for identification in accordance with SUPPLIER's marking specifications (e.g., model/serial number and month and year of manufacture, including bar coding where applicable).

SUPPLIER shall use the Telecommunications Industry Forum, Shipping and Receiving Transaction Bar Code Label Specification, BCC/95 or equivalent specification, as mutually agreed by the parties, as its standard for all shipping labels. All containers shipped by SUPPLIER shall utilize the specifications, except for references made to mixed loads. PURCHASER does not wish to receive mixed load shipments. This standard addresses the transaction label, which provides information for receiving shipments using bar code technology. The transaction label should be affixed on final shipping containers, boxes, cartons, pallets, cases, barrels, etc. PURCHASER requires bar code labels to be on each product as well as shipping containers for inventory management. PURCHASER shall specify information on the bar codes at a later date.

8.9  CLEI CODE LANGUAGE

SUPPLIER agrees to register the following Field Replaceable Units: plug in circuit packs, amplifiers, plug-in power supplies and such other Field Replaceable Units as the Parties mutually agree, with Telcordia Technologies and comply in all material respects with the following Telcordia Technologies' General Requirements Documents as they relate to Field Replaceable Units:
GR-485-CORE (COMMON LANGUAGE Equipment Coding Processes and Guidelines Generic Requirements), GR-383-CORE (COMMON LANGUAGE Equipment Codes (CLEI** Codes) -Generic Requirements for Bar Code Labels), and GR-209-CORE (Generic Requirements for Product Change Notices).

ARTICLE 9

                  FIRST OFFICE APPLICATION ("FOA") PARTNERSHIP

9.0  First Office Application ("FOA") Partnership

**

SUPPLIER will present the FOA requirements to PURCHASER for its review and consideration. PURCHASER must respond in writing to SUPPLIER, either accepting or rejecting the FOA opportunity and must, if accepting, identify an appropriate market or markets in PURCHASER's network that meets all FOA requirements. PURCHASER has the option to accept either the PCS FOA or the Cellular FOA or both FOAs. The FOA for new HARDWARE for Cell, ECP, or 5ESS introduced with a Software Release may also be accepted or rejected, at PURCHASER's discretion. PURCHASER and SUPPLIER will agree on the procedures appropriate to each FOA. If within thirty (30) calendar days of SUPPLIER's presenting the FOA requirements PURCHASER fails to respond, fails to identify an appropriate market (after consultation with SUPPLIER), or rejects the FOA opportunity, SUPPLIER may offer the FOA opportunity to other customers. In the event that PURCHASER elects to accept the FOA opportunity, subject to its right of acceptance, PURCHASER agrees to purchase all HARDWARE and LICENSED MATERIALS used in such FOA testing unless the Parties mutually agree otherwise. PURCHASER agrees to be the FOA for any features requested by PURCHASER through the RDAF process as detailed in Appendix J of this AGREEMENT.

In order to satisfy a pre-existing contractual obligation with another customer(s) or if another customer requests and SUPPLIER agrees to develop a new feature through the RDAF process, SUPPLIER may conduct simultaneous FOAs with such customer(s) on a particular feature or feature sub-set or new technology product that is included in PURCHASER's FOA. In the case of pre-existing obligations, such other customer FOA shall be limited to just those features and/or products for which SUPPLIER has a contractual obligation.

----------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                   ARTICLE 10

                                QUALITY ASSURANCE

10.0 QUALITY ASSURANCE

SUPPLIER represents, warrants and agrees that SUPPLIER's processes utilized to produce the following Products and Services under this Agreement are compliant to TL 9000 in the TERRITORY:

     o    CDMA Hardware and Software

     o    Unite, WaveStar, Optical Amplifiers and PWDM filters Optical Products

     o    Engineering, Installation and Remote Technical Support Services

SUPPLIER shall maintain TL 9000 compliance for the above referenced Products and Services for the term of this Agreement. Upon request, SUPPLIER shall provide PURCHASER written documentation evidencing SUPPLIER's TL 9000 registration certification. For Messaging Products and Services, SUPPLIER represents, warrants and agrees that such Products and Services are compliant to ISO-9000.

With respect to Products and Services for which SUPPLIER is not TL-9000 compliant, SUPPLIER shall demonstrate its commitment to quality in accordance with the following provisions of this Article.

In addition, for all products and services provided under this agreement SUPPLIER agrees to comply with the remainder of this article 10.1 - 10.7

10.1 QUALITY COMMITMENT

Quality is a process of assuring conformance to the appropriate terms, conditions and SPECIFICATIONS of this AGREEMENT. SUPPLIER agrees that its commitment to quality and the processes it has in place to fulfill this commitment with respect to each PRODUCT provided by SUPPLIER is a primary requirement of this AGREEMENT and is an essential element and material obligation in SUPPLIER's continuing demonstration of its capacity and capability to carry out its performance obligations. In addition to any other rights or remedy available to PURCHASER under this AGREEMENT, PURCHASER reserves the right to assure, throughout the term of this AGREEMENT, SUPPLIER's continued commitment to quality, and SUPPLIER agrees to endeavor to improve in its commitment to quality.

SUPPLIER will demonstrate commitment to a quality improvement process by providing:

     1. A published statement of its quality policy signed by an officer of the company;
     2. An established means of measuring and reporting PURCHASER satisfaction;
     3.   A quality training and awareness program;
     4.   A continuous Quality Improvement Process;
     5. An established means of monitoring conformance to requirements for PRODUCTS; and
     6.   An extensive Quality Assurance and Control Program.

10.2 QUALITY SYSTEM

SUPPLIER shall document, implement and maintain a quality control, assurance and improvement system, which assures that the PRODUCTS provided to PURCHASER meet all performance standards and requirements and perform in accordance with SPECIFICATIONS. SUPPLIER shall review and use commercially reasonable efforts to be in compliance with all updates to such SPECIFICATIONS and shall report to PURCHASER any exceptions to such compliance.

SUPPLIER agrees to allow PURCHASER, or its agent as approved by SUPPLIER, such approval not to be unreasonably withheld, to conduct periodic on-site reviews at SUPPLIER's HARDWARE manufacturing and SOFTWARE development facilities to verify compliance with SPECIFICATIONS. SUPPLIER also agrees to develop corrective action plans for any quality system deficiencies that may be detected during these periodic on-site reviews and submit such plans to PURCHASER or PURCHASER's agent within thirty (30) days after such review. Furthermore, SUPPLIER agrees to implement these corrective action plans, as reasonably necessary to correct such deficiency, within six (6) months after such review.

10.3 QUALITY PERFORMANCE REPORTING

     10.3.1 REGULAR DATA REPORTS

     SUPPLIER agrees to provide, at no cost to PURCHASER, regular data reports which demonstrate the performance of the SUPPLIER's PRODUCTS while in development, manufacture and service, and the adherence of SUPPLIER's PRODUCTS to the SPECIFICATIONS as identified in this Agreement and the Appendices attached hereto. The content of such reports shall be as mutually agreed to by the Parties.

     10.3.2 ADDITIONAL REPORTS

     SUPPLIER agrees to render other periodic reports for service affecting conditions or other conditions that affect the operations and administrative procedures of PURCHASER, or as otherwise requested by PURCHASER. All provided information shall be treated as the proprietary information of the originating Party. The content of such reports shall be as mutually agreed to by the Parties.

     10.3.3 ADDRESSES

     All required reports and data shall be delivered to PURCHASER in accordance with Section 28.6 hereof, entitled NOTICES.

10.4 SOURCE INSPECTION

Source Inspection means that PURCHASER shall have the right to conduct due diligence inspection and testing at the SUPPLIER's, and any of its subcontractors facilities (consistent with SUPPLIER's legal right to do so), with reasonable advance written notification whenever the quality of PRODUCTS are a demonstrated concern. Source Inspection applies to all PRODUCTS. Source Inspection will be performed upon PRODUCTS by the PURCHASER's representative. When requested, SUPPLIER will furnish PURCHASER full access to its facilities and those of its subcontractors, consistent with SUPPLIER's legal right to do so. SUPPLIER will provide appropriate documentation to demonstrate that the PRODUCTS do conform to all SPECIFICATIONS, and the SUPPLIER's projected failure rate, along with the test data that substantiates the conformance of PRODUCTS prior to shipment. Unless PURCHASER gives SUPPLIER written notice to the contrary, SUPPLIER shall notify PURCHASER when the PRODUCTS are ready for inspection and PURCHASER or its agent, subject to the terms of Appendix F, Appendix Concerning the Treatment of Lucent Information, shall be given reasonable opportunity to inspect the PRODUCTS at any time prior to shipment under agreed upon Quality Program Specifications. Inspection or failure to inspect on any occasion shall not affect PURCHASER's rights under Section 14 hereof, entitled WARRANTIES or any other provisions of this Agreement.

SUPPLIER shall make available at no additional cost to PURCHASER, such production testing facilities, labor, data, specifications, procedures and such other documents, and assistance as necessary for PURCHASER or its agent to perform inspections. In addition, SUPPLIER shall make available to PURCHASER or its agent at no additional charge, data obtained through SUPPLIER's normal routines which show results of SUPPLIER's inspection, tests and audits of PRODUCTS as specified in the Quality Program Specifications. Such data shall be sufficient to demonstrate that the PRODUCTS meets all quality and reliability requirements.

10.5 PRODUCTS TESTING

All PRODUCTS shipped to PURCHASER shall receive sufficient testing to demonstrate functionality, quality and reliability. The SUPPLIER's test environment shall emulate or simulate PURCHASER's actual PRODUCTS application/usage conditions as identified in the SPECIFICATIONS to the extent practicable. SUPPLIER's testing shall be of a sufficient magnitude and duration to demonstrate PRODUCTS full feature functionality in accordance with the SPECIFICATIONS. If SUPPLIER's quality level for this final test stage does not conform to the SPECIFICATIONS, then SUPPLIER shall notify PURCHASER immediately of such non-conformance before DELIVERABLE shipment, and PURCHASER will advise SUPPLIER as to the disposition of this PRODUCTS (accept or not accept). PURCHASER reserves the right to have the SUPPLIER inspect and test 100% of SUPPLIER's PRODUCTS at SUPPLIER's cost in cases when PRODUCTS have been found not to meet SPECIFICATIONS.

10.6 TECHNICAL ANALYSIS

SUPPLIER agrees to fund PRODUCTS technical analysis that may be required by PURCHASER to deploy the PRODUCTS, in the PURCHASER's network through a mutually agreed test laboratory. PURCHASER may only request such PRODUCTS technical analysis at SUPPLIER's cost in instances where the SUPPLIER cannot provide sufficient validation of PRODUCTS performance, quality and reliability.

10.7 COMPLAINTS

In the event that PURCHASER determines that PRODUCTS furnished hereunder does not perform in a satisfactory manner or is unsatisfactory in other respects, PURCHASER may issue a Supplier Quality Complaint ("SQC") in writing to notify SUPPLIER. SUPPLIER shall provide an acknowledgment to PURCHASER within ten (10) days of receipt. Within twenty (20) days, SUPPLIER shall provide a final report specifying such changes, if any, in design, manufacturing process or installation and/or engineering instructions, which SUPPLIER believes are reasonably required to address PURCHASER's SQC. The report will include the root cause of the SQC, condition, a plan for immediate corrective action to correct the SQC and a long-term plan to ensure continued quality PRODUCTS are provided.

Nothing herein shall obviate SUPPLIER's obligations under Section 11.2 hereof, entitled PRODUCT CHANGE NOTICES, Appendix P hereof, entitled LUCENT WIRELESS SOFTWARE SUPPORT and Article 14 hereof, entitled WARRANTIES.

The Parties shall provide notice with respect to all quality complaints in accordance with Section 28.6 hereof, entitled NOTICES.

10.8 **

**

----------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                   ARTICLE 11

                        TECHNICAL AND ENGINEERING ISSUES

11.1 CONTROLLED INTRODUCTION

Upon PURCHASER's request, SUPPLIER agrees to submit an evaluation copy of initial SOFTWARE Code Corrections, Upgrades, or Enhancements intended for introduction in PURCHASER's network to PURCHASER's Director of Maintenance Engineering or PURCHASER's agent, for evaluation purposes at a mutually agreed to date prior to placing such SOFTWARE Code Corrections, Upgrades or Enhancements on any PRODUCT covered by the applicable Product Specific Agreement.

There shall be no fees associated with the SOFTWARE evaluation copy provided by SUPPLIER and such evaluation shall in no way oblige PURCHASER to subsequent charges or contingencies regardless of the results of the evaluation. At the end of the evaluation period, PURCHASER will either return the SOFTWARE evaluation copy and all RELATED DOCUMENTATION to SUPPLIER or issue an ORDER for such SOFTWARE.

Within thirty (30) days of receipt of evaluation SOFTWARE, PURCHASER will advise SUPPLIER in writing of the acceptability or non-acceptability of such SOFTWARE provided for use in PURCHASER's network. In the event that any evaluation SOFTWARE is unacceptable to PURCHASER, SUPPLIER shall not furnish such SOFTWARE on any of PURCHASER's ORDERS during the evaluation or thereafter without prior written approval from PURCHASER.

SOFTWARE documentation for a new Flexent(TM) or AUTOPLEX(R) wireless network release will be made available to PURCHASER by SUPPLIER at least sixteen (16) weeks in advance of the planned availability date for such SOFTWARE to enable PURCHASER to have appropriate time in advance of general availability to review and access potential impacts to PURCHASER's off-board platforms such as billing.

11.2 PRODUCT CHANGE NOTICES ("PCNs")

SUPPLIER shall notify PURCHASER of changes to be made by SUPPLIER in the HARDWARE or SOFTWARE furnished hereunder that would impact:

a.   HARDWARE and/or SOFTWARE SPECIFICATIONS;

b.   FIT rates set forth in the SPECIFICATIONS; or

c.   form, fit or function

     11.2.1 PRODUCT CHANGE NOTIFICATION ("PCN") CLASSIFICATION

     Changes in HARDWARE and/or SOFTWARE may be classified as follows:

     CLASS "A" CHANGE

     Shall mean a modification of an existing item to remedy a nonconformance to SUPPLIER's SPECIFICATIONS required to correct a design defect of a type that results in electrical or mechanical inoperative conditions, extremely unsatisfactory operating conditions, or a modification which is recommended to enhance safety.

     CLASS "B" CHANGE

     Shall mean a change that provides item enhancements resulting in new features or improved service capabilities.

     11.2.1.1 PCN REQUIREMENTS

     At any time during its performance under this AGREEMENT, SUPPLIER may implement changes to PRODUCT(S), modify the drawings and SPECIFICATIONS relating thereto, or substitute PRODUCT(S) of a similar or more recent design. However, such changes must comply with each of the following requirements:

     (a) changes must not adversely affect physical or functional interchangeability or performance unless otherwise agreed in writing by PURCHASER;

     (b) the price for equivalent performance must be the same or lower than the price provided in this AGREEMENT unless otherwise agreed in writing by PURCHASER (this price comparison shall consist of all costs to PURCHASER, including those of installation, operation and maintenance);

     (c)  changes must not detract from safety of the PRODUCT(S);

     (d)  changes must have received all applicable regulatory approvals; and

     (e) changes must not in any way diminish SUPPLIER's obligations pursuant to the warranties provided in this AGREEMENT or diminish the scope of warranties provided in this AGREEMENT. If PURCHASER disagrees with the nature of any change in HARDWARE and/or SOFTWARE, PURCHASER shall have the right to escalate the matter for review and resolution by SUPPLIER's senior management.

     11.2.2 PCN NOTIFICATION

     SUPPLIER will provide PURCHASER with advance written notice of any change, modification or substitution, including notice of SUPPLIER's intention to change the PRODUCT(S)' price. The notice shall be given at least thirty
     (30) days in advance of the effective date of the change, modification or substitution. However, notice is not necessary where SUPPLIER reasonably considers the change as minor, where there is no price change and where the provisions of 11.2.1.1 are complied with, or with respect to a Class A or Class B change.

          11.2.2.1 PCN NOTICE INFORMATION

          The information provided to PURCHASER shall include:

          (a)  description and classification of change;

          (b)  reason for change;

          (c)  price impact, if known;

          (d)  effective date of change; and

          (e)  implementation schedule, if appropriate.

     11.2.3 CLASS A DESIGNATION GUIDELINES

          11.2.3.1 If SUPPLIER has engineered, furnished and installed a PRODUCT which is subject to a Class A change, SUPPLIER will provide such change at its expense if it is issued within five (5) years from the date of shipment of that PRODUCT by, at its option, either (i) providing the modification for the PRODUCT to PURCHASER's site; (ii) modifying the PRODUCT which PURCHASER has returned to SUPPLIER in accordance with SUPPLIER's instructions or (iii) replacing the PRODUCT requiring the change with a replacement PRODUCT for which such a change has already been implemented. If SUPPLIER has not engineered the original product application and accordingly, office records are not available to SUPPLIER, SUPPLIER will provide the generic Class A change information and associated parts for PURCHASER's use to apply such change.

          If SUPPLIER has not installed such PRODUCT, SUPPLIER will, at its expense, furnish the parts and DOCUMENTATION necessary to implement such change if it is announced within five (5) years from the date of shipment of that PRODUCT. If SUPPLIER determines that a PRODUCT subject to such change is readily returnable, PURCHASER, at its expense, shall remove and return such PRODUCT to SUPPLIER's facility and SUPPLIER, at its expense, shall implement such change at is facility and return such changed PRODUCT to PURCHASER's designated location. Reinstallation shall be performed by PURCHASER at its expense.

          If PURCHASER does not permit SUPPLIER to make a Class A change as stated above within one year from the date of change notification, subsequent changes, repairs or replacements affected by the failure to make such change may, at SUPPLIER's option, be billed to PURCHASER whether or not such subsequent change, repair or replacement is covered under warranty.

          If requested, Class A changes announced more than five (5) years from the date of shipment will be implemented at PURCHASER's expense.

     11.2.4 CLASS B DESIGNATION GUIDELINES

     11.2.4.1 With respect to Class B changes, SUPPLIER shall first notify PURCHASER of the exact nature of the change and details of the proposed implementation procedure shall be discussed with PURCHASER within the notification time periods stated above. If SUPPLIER issues a Class B change after the PRODUCT has been shipped to PURCHASER, SUPPLIER shall promptly notify PURCHASER of such Class B change if it is being generally offered to SUPPLIER's customers. When a Class B change is requested by PURCHASER, billing will be at SUPPLIER's then prevailing rates.

11.3 ADDITIONAL FILTERING

SUPPLIER shall be prepared to offer an option(s) providing for more stringent transmit and receive signal filtering should additional filtering be required.

                                   ARTICLE 12

                               TECHNICAL SUPPORT

12.0 TECHNICAL SUPPORT

SUPPLIER shall provide technical support in accordance with the terms and conditions of Appendix E, entitled LUCENT WIRELESS SOFTWARE SUPPORT, or for those products outside the scope of Appendix E, in the appropriate Product Addendum to this AGREEMENT.

                                   ARTICLE 13

                                   ACCEPTANCE

13.1 ACCEPTANCE

The SYSTEMS, PRODUCT(S) and SERVICES to be furnished or delivered pursuant to ORDER(s) issued under this AGREEMENT shall be subject to ACCEPTANCE in accordance with one of the following procedures:

     1. PRODUCT(S), SYSTEM and SERVICES which are subject to Standard Acceptance Testing and;

     2. PRODUCT(S), SYSTEM and SERVICES which require Formal Acceptance Testing ("FORMAL ACCEPTANCE TESTING ") as described in Appendix C and
          Section 13.3 hereof.

13.2 STANDARD ACCEPTANCE TESTING

     13.2.1 STANDARD ACCEPTANCE TESTING PROCEDURE

     Upon receipt by PURCHASER when SUPPLIER is not performing installation, or upon installation complete when SUPPLIER is performing installation, PURCHASER will be granted up to a thirty (30) day period, ("STANDARD ACCEPTANCE PERIOD") to test for conformance with SUPPLIER's SPECIFICATIONS and PURCHASER's functional requirements. Upon successful completion of testing PURCHASER shall issue a Notice of ACCEPTANCE or, should test(s) not be completed successfully, a Notice of Defect, in accordance with
     Section 28.6 hereof, entitled NOTICES. In the event PURCHASER does not issue either notice within ten (10) days after the STANDARD ACCEPTANCE PERIOD, then it shall be deemed that PURCHASER had issued a Notice of ACCEPTANCE. In the event a Notice of Defects has been issued by PURCHASER, SUPPLIER shall start to correct defects within twenty-four (24) hours of such notice. Upon completion of such corrective actions by SUPPLIER, PURCHASER shall have the opportunity to retest the new or replacement PRODUCT, SYSTEM or SERVICES. Time required by SUPPLIER to correct deficiencies and for PURCHASER to retest the new PRODUCT, SYSTEM or SERVICES shall not apply to the thirty (30) day STANDARD ACCEPTANCE PERIOD.

     13.2.2 CORRECTIVE ACTION PLAN

     Except as otherwise agreed to by the Parties on a case-by-case basis, if during the retest period, the SUPPLIER's PRODUCT, or SERVICE does not meet the SPECIFICATIONS and PURCHASER's functional requirements, or otherwise fails ACCEPTANCE, the SUPPLIER shall respond with a documented Corrective Action plan established by PURCHASER and SUPPLIER jointly. The plan, which shall be mutually agreed upon, shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for SUPPLIER's implementation of the plan.

          The Corrective Action plan shall be presented to the PURCHASER's Representative for concurrence prior to implementation, which concurrence shall not be unreasonably withheld or delayed. Upon completion of the Corrective Action Plan by SUPPLIER, PURCHASER shall reinitiate its ACCEPTANCE procedures and the applicable STANDARD ACCEPTANCE PERIOD shall start anew. In the event that the PRODUCT, SYSTEM or SERVICE again fails ACCEPTANCE, PURCHASER shall have the right to declare a breach and proceed in accordance with Section 19.2 hereof, entitled SUPPLIER DEFAULT AND TERMINATION BY PURCHASER.

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

13.3 FORMAL ACCEPTANCE TESTING

In the event that FORMAL ACCEPTANCE TESTING is required, PURCHASER shall, in addition to Standard Acceptance Testing under Section 13.2 hereof, and during the same period conduct ACCEPTANCE TESTS in accordance with the provisions of Appendix C or, as the case may be, under Section 13.3.1 through Section 13.3.6 hereof.

Items shall be deemed accepted by PURCHASER at the end of the ACCEPTANCE TEST period or as mutually agreed, unless PURCHASER notifies SUPPLIER in writing to the contrary. If an item fails the ACCEPTANCE TEST during the mutually agreed ACCEPTANCE TEST period, the ACCEPTANCE DATE shall be extended on a day-to-day basis until the item, as modified or replaced, is accepted.

     13.3.1 NEW MARKETS/SYSTEM EXPANSION

     For PRODUCT, SYSTEM or SERVICES supplied and installed by SUPPLIER as a part of a New Market or System Expansion, ACCEPTANCE will occur in accordance with Section 13.2 hereof or as mutually agreed by the Parties or upon expiration of ninety (90) days from the date of COMMERCIAL SERVICE or one-hundred and twenty (120) days from the date of Installation Complete whichever is earlier.

     The Parties will use reasonable efforts to agree upon acceptance test procedures that may be performed simultaneously with SUPPLIER's standard installation completion testing. SUPPLIER's SERVICES shall include the Test Equipment the Parties necessary to perform all applicable Acceptance Tests for each New Market System. The Test Equipment shall remain the property of SUPPLIER and under SUPPLIER's control during such Acceptance Tests, such Test Equipment may be proprietary SUPPLIER information which will not be shared with PURCHASER.

     13.3.2 FIRST VERIZON WIRELESS APPLICATION ("FVA") ACCEPTANCE

     In the event that a FIRST VERIZON WIRELESS APPLICATION ACCEPTANCE procedure is required and is agreed to by the parties, such an ACCEPTANCE procedure shall occur in at most two phases, denoted as Phase I and Phase
     II. PURCHASER shall have a sixty (60) day period or as mutually agreed following installation completion ("FVA PHASE I ACCEPTANCE PERIOD") to determine whether or not the PRODUCT, SYSTEM, or SERVICES initially meets the parameters and performance objectives set forth in the SPECIFICATIONS and other mutually agreed ACCEPTANCE criteria by the parties, utilizing SUPPLIER's standard ACCEPTANCE test procedures and PURCHASER's own independent measurement standards and testing procedures. Upon successful completion of such testing, PURCHASER will issue a Notice of Initial ACCEPTANCE to SUPPLIER; or if the PRODUCT, SYSTEM, OR SERVICE fails ACCEPTANCE, a Notice of Defect, in accordance with Section 28.6 hereof, entitled NOTICES.

     13.3.3 FVA PHASE II ACCEPTANCE

     If FVA PHASE II ACCEPTANCE procedure is required and will be mutually agreed to by the parties, such FVA PHASE II ACCEPTANCE shall commence when in the judgment of the parties, the PRODUCT, SYSTEM, or SERVICE is fully operational and loaded with sufficient traffic in order to determine whether or not the PRODUCT, SYSTEM, or SERVICES operates and functions in an identified network environment for a continuous thirty (30) day period ("FVA PHASE II ACCEPTANCE PERIOD"), in accordance with the SPECIFICATIONS and mutually agreed ACCEPTANCE criteria. Upon successful completion of FVA PHASE II ACCEPTANCE, PURCHASER will issue a Notice of FVA ACCEPTANCE signifying that full and final ACCEPTANCE of the FVA portion of the PRODUCT, SYSTEM, or SERVICE has occurred; or in the event the PRODUCT, SYSTEM, OR SERVICES fails ACCEPTANCE, a Notice of Rejection in accordance with Section 28.6 hereof, entitled NOTICES.

     13.3.4 FVA CORRECTIVE ACTION PLAN

     Except as otherwise agreed to by the Parties on a case-by-case basis, in the event that the SUPPLIER's PRODUCT, SYSTEM, or SERVICES does not meet the SPECIFICATIONS and mutually agreed ACCEPTANCE criteria for Phase I or Phase II of the FVA, the SUPPLIER shall respond with a documented FVA Corrective Action plan. The plan shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for SUPPLIER's implementation of the plan.

     The FVA Corrective Action plan shall be presented to the PURCHASER Representative for concurrence prior to implementation, which concurrence shall not be unreasonably withheld or delayed. Upon completion of the Corrective Action Plan by SUPPLIER, PURCHASER shall reinitiate its ACCEPTANCE procedures and the applicable Acceptance Period shall start anew. In the event that the PRODUCT, SYSTEM, or SERVICES in the FVA fails Phase I or Phase II ACCEPTANCE, PURCHASER may reject, in whole or in part, the PRODUCT, SYSTEM, or SERVICES and SUPPLIER shall promptly refund any payment which PURCHASER may have made for the rejected PRODUCT, SYSTEM, or SERVICES and PURCHASER may procure through a third party or other sources substitute functionally similar or comparable PRODUCT, SYSTEM, or SERVICES as may be deemed necessary to replace that which has been rejected in such a manner and under such terms as PURCHASER may deem appropriate.

     13.3.5 GENERALLY AVAILABLE PRODUCT ACCEPTANCE

     Except as otherwise agreed to by the Parties on a case-by-case basis, upon successful completion of FVA PHASE I and, if mutually agreed to, PHASE II ACCEPTANCE, SUPPLIER shall furnish, deliver and, if required, install PRODUCT, SYSTEM, or SERVICES ordered by PURCHASER on a generally available basis and PURCHASER shall have the following rights in ACCEPTANCE.

     Upon completion of installation PURCHASER will be granted up to a thirty
     (30) day period ("GA ACCEPTANCE PERIOD") to test and determine readiness for turnover i.e., accept for service. This routine procedure will be normally conducted as part of the ACCEPTANCE procedure to determine whether or not the PRODUCT, SYSTEM, or SERVICES meets the parameters and performance objectives set forth in the SPECIFICATIONS and other ACCEPTANCE criteria mutually agreed to by the parties. Upon PRODUCT, SYSTEM or SERVICES fails ACCEPTANCE, a Notice of Defect in accordance with
     Section 28.6 hereof, entitled NOTICES. In the event PURCHASER does not issue either notice within ten (10) days after the completion of the ACCEPTANCE Tests, then it shall be deemed that PURCHASER had issued a Notice of ACCEPTANCE. In the event a Notice of Defect has been issued by PURCHASER, SUPPLIER shall start to correct defects within twenty-four (24) hours of such Notice. Upon completion of such corrective actions by SUPPLIER, PURCHASER shall retest the PRODUCT, SYSTEM or SERVICES ("RETEST PERIOD") for turnover i.e., accept for service.

     13.3.6 GA CORRECTIVE ACTION PLAN

     Except as otherwise agreed to by the Parties on a case-by-case basis, if during the RETEST PERIOD, the SUPPLIER's PRODUCT, SYSTEM, or SERVICES does not meet the SPECIFICATIONS, or otherwise fails ACCEPTANCE criteria, the SUPPLIER shall respond with a documented GA Corrective Action plan established by PURCHASER and SUPPLIER jointly. The plan which shall be mutually agreed upon shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for SUPPLIER's implementation of the plan.

     The Corrective Action plan shall be presented to the PURCHASER's Representative for concurrence prior to implementation, which concurrence shall not be unreasonably withheld or delayed. Upon completion of the Corrective Action Plan by SUPPLIER, PURCHASER shall re-initiate its ACCEPTANCE procedures and the applicable Acceptance Period shall start anew. In the event that the PRODUCT, SYSTEM, or SERVICES again fails ACCEPTANCE, PURCHASER shall have the right to declare a breach and proceed in accordance with Section 19.2 hereof, entitled SUPPLIER DEFAULT AND TERMINATION BY PURCHASER.

                                   ARTICLE 14

                                   WARRANTIES

14.1 GENERAL WARRANTY

In addition to all other Warranties set forth herein, SUPPLIER warrants to PURCHASER that all DELIVERABLES furnished under this AGREEMENT will be safe for their described use, will be free from defects in material and workmanship, and will conform to and perform in accordance with SPECIFICATIONS. Where SUPPLIER performs Installation Services, the workmanship shall conform with good engineering practices and shall be accomplished in a workmanlike fashion. SUPPLIER shall be responsible for removing debris, packing material, waste, etc., resulting from its work and shall leave the premises in a neat and orderly fashion. SUPPLIER warrants to PURCHASER that all Services provided hereunder shall be performed in a workmanlike manner and in accordance with applicable Specifications. All warranties shall survive inspection, acceptance and payment.

14.2 WARRANTY OF TITLE

SUPPLIER warrants that it shall have, as of the date of each ORDER, and as of the ACCEPTANCE DATE of each PRODUCT thereunder, free and clear title to, or the right to possess, use, sell, transfer, assign, license or sub-license on a perpetual basis or as otherwise specified, any and all PRODUCTS that are sold, licensed or otherwise provided to PURCHASER by SUPPLIER pursuant to such ORDER. SUPPLIER shall not create or permit the creation of any lien, encumbrance, or security interest in any PRODUCT licensed to PURCHASER, or sold to PURCHASER and for which title has not yet passed to PURCHASER, without the prior written consent of PURCHASER. Title to any PRODUCT licensed by PURCHASER hereunder shall not transfer to PURCHASER unless otherwise specified in this AGREEMENT or any amendment hereto. Title to and risk of loss for any PRODUCT purchased by PURCHASER hereunder shall pass to PURCHASER, in accordance with Section 8.1 hereof, entitled TITLE AND RISK OF LOSS. Passing title to any PRODUCT shall not constitute ACCEPTANCE on the part of PURCHASER.

     14.2.1 QUIET ENJOYMENT

     With respect to any DELIVERABLES furnished hereunder, SUPPLIER agrees that PURCHASER shall be entitled to possess and use such DELIVERABLES during the initial term, including any extensions or renewals thereof, without interruption by SUPPLIER or any person claiming by or through SUPPLIER, provided only that PURCHASER shall duly perform its obligations pursuant to this AGREEMENT and any applicable ORDER(S).

14.3 HARDWARE WARRANTY

SUPPLIER represents and warrants that all HARDWARE will be free from defects in material or workmanship and will conform to, comply, function and perform in accordance with the SPECIFICATIONS throughout the warranty period stated in
Section 14.9 hereof, entitled WARRANTY PERIOD, and that SUPPLIER will, at its option, either repair or replace the HARDWARE without charge at its manufacturing or repair facility, or if the HARDWARE is not repairable or replaceable, SUPPLIER will provide a refund or credit equal to the original purchase price and, if installed by SUPPLIER, also a credit of the original price for associated installation SERVICES provided, and remove the HARDWARE and repair the premises as caused by the removal of the HARDWARE, at SUPPLIER's expense.

     14.3.1 COMMENCEMENT OF HARDWARE WARRANTY

     The warranty period for HARDWARE commences:

     1) if installed by SUPPLIER, on the date installation or repair is completed; and

     2)   for all other HARDWARE, on the date of shipment of the HARDWARE.

     However, in the event that installation of such HARDWARE is delayed for reasons solely attributable to PURCHASER, the warranty period shall commence no later than one hundred twenty (120) days after shipment of such HARDWARE.

          14.3.1.1 The warranty period for SERVICES commences on the date the SERVICES are completed.

          14.3.1.2 PRESERVATION OF ACCEPTANCE RIGHTS

          SUPPLIER recognizes that commencement of the warranty period at installation completion and prior to ACCEPTANCE in no way limits PURCHASER's ACCEPTANCE rights and remedies as set forth in Section 13 hereof, entitled ACCEPTANCE. However, upon ACCEPTANCE and thereafter during the warranty period as set forth in Section 14.9, PURCHASER's sole and exclusive remedy for warranty claims under this Article shall be repair, replace or credit.

     14.3.2 HARDWARE WARRANTY PROCEDURES

     The following provisions define the obligations of the Parties in the event, a defect or non-conformity appears in HARDWARE during the applicable warranty period.

     1) PURCHASER must notify SUPPLIER in writing of the claimed defect or non-conformity not later than thirty (30) days after the expiration of the applicable warranty period as set forth in Section 14.9.

     2) SUPPLIER shall provide written instructions covering return of HARDWARE and PURCHASER shall follow such instructions. HARDWARE to be repaired will be shipped to a location designated by SUPPLIER, and, unless otherwise agreed, SUPPLIER shall return ship the HARDWARE within thirty (30) days of receipt of the defective HARDWARE or pursuant to a mutually agreed upon schedule.

     3) SUPPLIER shall (i) at its option either repair or replace the HARDWARE without charge at its manufacturing or repair facility; or
          (ii) if the HARDWARE is not repairable or replaceable, at the option of PURCHASER, provide a credit of the original purchase price and, if installed by SUPPLIER, also a credit of the original price for associated installation SERVICES provided, and remove the HARDWARE and repair the premises as caused by the removal of the HARDWARE at SUPPLIER's expense.

     4) Notwithstanding the provisions of #3 above, if the HARDWARE subject to defect or non- conformity was installed by SUPPLIER and is determined by SUPPLIER to be repairable but not readily returnable for repair, SUPPLIER shall either: (i) repair the HARDWARE at PURCHASER's site without charge; or (ii) remove the HARDWARE from PURCHASER's site and replace and install the replacement HARDWARE at no charge to PURCHASER.

     5) Where defective or non-conforming HARDWARE is readily returnable or has not been installed by SUPPLIER, it shall be removed and sent to SUPPLIER by PURCHASER in accordance with instructions described in #2 above, at PURCHASER's expense. Thereafter the provisions set forth in #3 above shall apply and, if repaired or replaced SUPPLIER shall return the HARDWARE to PURCHASER at a destination within the contiguous forty-eight United States at SUPPLIER's expense.

     6) There shall be no charge to PURCHASER if SUPPLIER determines that returned HARDWARE is not defective or non-conforming [No Trouble Found ("NTF")].

          (a) If the same HARDWARE part is declined for repair by SUPPLIER under Section 6 above more than three times within any sixty
               (60) day period, the Parties shall meet, determine the cause of the problem and remedy it.

     7) In repairing or replacing any HARDWARE under this warranty, SUPPLIER may use reconditioned or refurbished HARDWARE. SUPPLIER shall warrant such repaired or replaced HARDWARE for six (6) months or the remainder of the warranty period, whichever is longer. Replaced HARDWARE shall become SUPPLIER's property.

     14.3.3 WARRANTY EXCLUSIONS

     SUPPLIER makes no warranty and undertakes no warranty obligations (i.e., repair, replace, credit) with respect to:

     1) a defective condition or non-conformity caused solely by the HARDWARE being subjected to misuse, neglect, accident or abuse by anyone other than SUPPLIER or its subcontractors; or

     2) a defective condition or non-conformity caused solely by the HARDWARE being improperly wired, repaired, altered, stored, maintained or installed by anyone other than SUPPLIER or its subcontractors unless resulting from following SUPPLIER's written instructions; or

     3) a defective condition or non-conformity caused solely by the HARDWARE being used in a manner not in accordance with SPECIFICATIONS; or

     4) any HARDWARE which has had, other than by SUPPLIER, its suppliers, or its subcontractors, its serial number or date of manufacture removed or altered; or

     5) expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like; or

     6) any HARDWARE to which PURCHASER has added equipment or modified in any way.

14.4 SOFTWARE WARRANTY

SUPPLIER warrants to PURCHASER that SOFTWARE ordered under this AGREEMENT shall for the applicable warranty period set forth in Section 14.9, entitled WARRANTY
PERIOD:

     1) function properly in the system environment, as may be prescribed in SPECIFICATIONS;

     2) be free from defects which affect performance in accordance with the SPECIFICATIONS; and

     3)   perform in accordance with the applicable SPECIFICATIONS.

     14.4.1 COMMENCEMENT OF SOFTWARE WARRANTY

     The warranty period for SOFTWARE commences:

     1) if installed by SUPPLIER on the date installation or repair is completed; and

     2)   for all other SOFTWARE, on the date of shipment of the SOFTWARE.

          14.4.1.1 PRESERVATION OF ACCEPTANCE RIGHTS

          SUPPLIER recognizes that commencement of the warranty period at installation completion and prior to ACCEPTANCE in no way limits PURCHASER's ACCEPTANCE rights and remedies as set forth in Article 13 hereof, entitled ACCEPTANCE. Upon ACCEPTANCE and thereafter during the warranty period as set forth in Section 14.9, PURCHASER's sole and exclusive remedy for warranty claims under this Article shall be repair, replace or credit.

          14.4.2 SOFTWARE WARRANTY PROCEDURES

          In the event the SOFTWARE fails to perform as described above, SUPPLIER shall promptly correct or replace the SOFTWARE, without charge to PURCHASER. SUPPLIER shall warrant such correction or replacement for six (6) months or the balance of the warranty period, whichever is longer.

          14.4.3 TRANSPORTATION EXPENSES

          The transportation expense associated with returning SOFTWARE to SUPPLIER shall be borne by PURCHASER. The transportation expense associated with returning corrected or replacement SOFTWARE to PURCHASER shall be borne by SUPPLIER.

          14.4.4 SUPPLIER'S OBLIGATIONS

          If SUPPLIER cannot correct the SOFTWARE, then at PURCHASER's option, SUPPLIER shall provide a credit of the license fee, the price of SUPPLIER's engineering charges (if applicable), and the price of HARDWARE ordered in conjunction with such SOFTWARE. If such SOFTWARE and HARDWARE was installed by SUPPLIER, then SUPPLIER shall also provide a credit to PURCHASER for the price of installation of such SOFTWARE and HARDWARE, and remove the SOFTWARE and HARDWARE and repair the premises as caused by the removal of the SOFTWARE and HARDWARE, at SUPPLIER'S expense.

          14.4.5 NO TROUBLE FOUND

          There shall be no charge to PURCHASER if SUPPLIER determines after investigation that the SOFTWARE is performing in accordance with the SPECIFICATIONS.

          14.4.6 DISCLOSURE OF SOFTWARE DEFECTS

          During the warranty period set forth in Section 14.9, SUPPLIER shall notify PURCHASER of defects in SUPPLIER's SOFTWARE of which PURCHASER becomes aware and SUPPLIER shall correct promptly all warranted defects; provided, however, when the PRODUCT is inoperative due to the inability to use the SOFTWARE and such inability to use has a critical impact on PURCHASER's operations, any period during which the PRODUCT is inoperative in excess of forty eight (48) hours shall be added to the remaining warranty period or the six (6) months days, whichever is greater. If PURCHASER does not permit SUPPLIER to make such corrections within a reasonable time period, subsequent corrections under this warranty may, at SUPPLIER 's option, be billed to PURCHASER.

          14.4.7 SOFTWARE WARRANTY EXCLUSIONS

          SUPPLIER makes no warranty and undertakes no warranty obligations

          1) as to defects other than those which affect performance in accordance with SPECIFICATIONS;

          2) as to defects caused solely by PURCHASER's or PURCHASER's agents' or vendors' misuse, neglect, accident or abuse;

          3) as to defects caused solely by PURCHASER's or PURCHASER's agents' or vendors' alteration of the SOFTWARE, other than following SUPPLIER's written instructions;

          4) as to defects caused solely by PURCHASER's or PURCHASER's agents' or vendors' violation of the license granted in this AGREEMENT; or

          5) as to defects caused solely by PURCHASER's or PURCHASER's agents' or vendors' failure to apply previously applicable SUPPLIER's modifications.

14.5 SERVICES WARRANTY

SUPPLIER agrees to perform SERVICES in a workmanlike manner and in accordance with good usage and accepted practices in the community in which the SERVICES are performed using material free from defects, except where such material is provided by PURCHASER. If SERVICES performed by SUPPLIER prove not to have been so performed, or if SUPPLIER fails to provide the SERVICES or a portion thereof, and if PURCHASER notifies

SUPPLIER to that ** SUPPLIER, at its option, either will correct any defects or deficiencies or render a full or prorated credit based on the original charge for such SERVICES.

14.6 SYSTEM COMPATIBILITY WARRANTY

Unless the Parties otherwise agree in writing, SUPPLIER warrants that all DELIVERABLE(S) as provided hereunder shall operate and function in a fully compatible mode as a SYSTEM, which SYSTEM shall function, perform and interoperate in a fully integrated and efficient manner with all other NETWORK ELEMENTS specifically identified in the SPECIFICATIONS contained in this AGREEMENT; provided, however, that such other NETWORK ELEMENTS meet the interface requirements or standards referenced in the SPECIFICATIONS and/or those standards that have been adopted by recognized standards bodies which are agreed to by both parties.

14.7 CONFIGURATION WARRANTY

Where the applicable ORDER for a PRODUCT specifies a particular configuration and SUPPLIER accepts such ORDER, SUPPLIER warrants that the price quoted for such PRODUCT shall be deemed to include the cost of such reasonable and incidental parts, items, and components necessary for the PRODUCT to function as specified in such configuration, regardless of whether such parts, items, or components are specified or listed in the applicable ORDER.

14.8 SURVIVAL

All warranties shall survive inspection, ACCEPTANCE and payment. Any additional terms and conditions to this warranty and this AGREEMENT will be of no effect unless such additional terms and conditions are in the form of an amendment to this AGREEMENT and signed by both parties.

14.9 WARRANTY PERIOD

Product-specific warranty periods for products not listed below will be set forth in the attached Product Addenda. In the event of a conflict between the warranty periods listed below and the warranty periods in the relevant Product Addenda, the terms of the Product Addenda will govern.

     14.9.1 HARDWARE

          14.9.1.1 The standard warranty period for HARDWARE is as follows:

          ITEM                              WARRANTY PERIOD
          Cellular/PCS Products             **
          MSC and Cell Site Products        **

          **

          Repair/Replacement Products       **

          14.9.1.2 With respect to HARDWARE furnished by SUPPLIER, but neither manufactured by nor branded by SUPPLIER ("THIRD PARTY HARDWARE"), to the extent permitted, SUPPLIER does hereby assign to PURCHASER the warranties given to SUPPLIER by the provider of such

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

          THIRD PARTY HARDWARE. Such assignment shall be effective as of the date of shipment. With respect to THIRD PARTY HARDWARE recommended by SUPPLIER in its SPECIFICATIONS for which the vendor's warranty cannot be assigned, or in which there remains less than sixty (60) days of the vendor's warranty, SUPPLIER warrants for sixty (60) days from shipment, or if installed by SUPPLIER, thirty (30) days from the date SUPPLIER submits the completion notice that the THIRD PARTY HARDWARE will be free from defects in material and workmanship. In addition, SUPPLIER may extend such warranty for THIRD PARTY HARDWARE at its sole discretion.

     14.9.2 SOFTWARE

          14.9.2.1 The warranty period for SOFTWARE is as follows:

          ITEM                             WARRANTY PERIOD
          Cellular/PCS Software            **

          **

          Repair/Replacement Software      remainder of the original warranty
                                           or six (6) months, whichever is later

          14.9.2.2 With respect to SOFTWARE furnished by SUPPLIER, but neither manufactured by nor branded by SUPPLIER ("THIRD PARTY SOFTWARE"), to the extent permitted, SUPPLIER does hereby assign to PURCHASER the warranties given to SUPPLIER by the provider of such THIRD PARTY SOFTWARE. Such assignment shall be effective as of the date of shipment. With respect to THIRD PARTY SOFTWARE recommended by SUPPLIER in its SPECIFICATIONS for which the vendor's warranty cannot be assigned, or in which there remains less than sixty (60) days of the vendor's warranty, SUPPLIER warrants for sixty (60) days from shipment, or if installed by SUPPLIER, thirty (30) days from the date SUPPLIER submits the completion notice that the THIRD PARTY SOFTWARE will be free from defects in material and workmanship. In addition, SUPPLIER may extend such warranty for THIRD PARTY SOFTWARE at its sole discretion.

14.10 ILLICIT CODE

SUPPLIER warrants that unless: (i) authorized in writing by PURCHASER; or (ii) necessary to perform functions identified in the SPECIFICATIONS and, with respect to (c) and (d) herein, authorized in writing by PURCHASER, any SOFTWARE purchased or licensed to PURCHASER by SUPPLIER for use by PURCHASER shall: (a) contain no hidden files; (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides;
(c) not alter, damage, or, in a manner not prescribed in the SPECIFICATIONS, erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no encrypted imbedded key unknown to PURCHASER, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data purchased or licensed under this AGREEMENT, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria ("ILLICIT CODE"). Should any program have any of the foregoing attributes, and notwithstanding anything elsewhere in this AGREEMENT to the contrary, SUPPLIER shall be in default of this AGREEMENT, and no cure period shall apply.

---------

     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

14.11 CENTURY COMPLIANCE

The supplied DELIVERABLES provided hereunder (i) shall perform on and after January 1, 2000 in as good a manner as before such date, and (ii) shall at all times manage, manipulate and report data involving dates (including the year 2000, dates before and after the year 2000, and single-century and multi-century formulas) without generating incorrect values or dates or causing an abnormally-ending scenario within an application. SUPPLIER shall indemnify PURCHASER and PURCHASER's customers for any loss, cost, or damages (including, but not limited to, attorney's fees) sustained because of SUPPLIER's Year 2000 noncompliance.

14.12 CALEA COMPLIANCE

SUPPLIER represents and warrants to PURCHASER that either at the time of delivery, or by the FCC capability compliance dates applicable to Verizon Wireless, or by another earlier date , mutually agreeable to the parties, all PRODUCTS delivered hereunder shall be "CALEA Compliant," meaning that the PRODUCTS will comply with the provisions of the Communications Assistance for Law Enforcement Act ("CALEA"), Pub. L. 103-414, Title 1, October 25, 1994, 108 Stat 4279, as it may be amended from time to time, as well as with any regulations implementing the provisions of the law and with applicable industry standards, including the most recent version of both the TIA and the ANSI J-STD-025 Series. SUPPLIER shall defend, indemnify and hold harmless PURCHASER and authorized initiators of CALEA activities for any loss, cost, or damages (including, but not limited to, attorney's fees) to the extent sustained due to the CALEA noncompliance of SUPPLIER's PRODUCTS, as measured against the performance level identified through the verification testing by the Federal Bureau of Investigation (FBI) to the extent it has occurred.

14.13 THIRD-PARTY NETWORK ELEMENTS AND CONNECTIONS

Where PURCHASER has connected third-party equipment to the DELIVERABLES in accordance with this AGREEMENT, SUPPLIER shall not unreasonably refuse to support the associated Software that SUPPLIER supplies for the connected-to Deliverables or to otherwise discriminate between equipment supplied by the SUPPLIER or that supplied by third-parties under this AGREEMENT, where the third-party equipment is properly configured and meets SUPPLIER's defined interface requirements.

14.14 LIMITATION OF WARRANTIES

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER STATUTORY AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER'S SOLE AND EXCLUSIVE PERFORMANCE OBLIGATION UNDER ARTICLE 14 SHALL BE SUPPLIER'S OBLIGATION TO REPAIR, REPLACE OR CREDIT AS SET FORTH ABOVE.

                                   ARTICLE 15

                                    SOFTWARE

15.1 RIGHTS IN SOFTWARE

Unless otherwise specified in an ORDER, SUPPLIER hereby grants to PURCHASER as to any LICENSED MATERIALS, in any form known or unknown, a personal, nontransferable (except as set forth herein), perpetual, irrevocable, royalty-free, non-exclusive right and license, under any intellectual property or license rights now or hereafter acquired by SUPPLIER or its affiliates:

     (i) to use, execute and operate the LICENSED MATERIALS, in whole or in part, on any computer system or processor on which the LICENSED MATERIALS will function, and on any number of computer systems or processors, provided the use, execution or operation is in the normal course of business;

     (ii) to authorize any third party to exercise any of the rights and licenses herein, provided such exercise is in support of or arises out of PURCHASER's normal course of business and that the third party treats such LICENSED MATERIALS in confidence and in accordance with the conditions set forth herein respecting exercise of such rights and licenses;

     (iii) to transfer the LICENSED MATERIALS (hereinafter for this paragraph only, collectively referred to as "TRANSFERABLE LICENSED MATERIAL") in accordance with the following:

          (a) PURCHASER may transfer its right-to-use TRANSFERABLE LICENSED MATERIAL furnished under this AGREEMENT without the payment of an additional right-to-use fee by transferee, except where size sensitive units are a factor and the transferee increases such units beyond those used by PURCHASER. Such transfer can be made to an end user for its own internal use and only under the following conditions:

               (1) Such TRANSFERABLE LICENSED MATERIAL shall be used only within the United States; however, SUPPLIER will not unreasonably withhold its consent to use outside the United States provided that, in the sole opinion of the SUPPLIER, the proprietary information associated with the use can be adequately protected and any other reasonable concerns of SUPPLIER are adequately addressed;

               (2) Except as otherwise provided in this AGREEMENT, the right to use such TRANSFERABLE LICENSED MATERIAL may be transferred only together with a PRODUCT with which PURCHASER has a right to use such TRANSFERABLE LICENSED MATERIAL, and such right to use the TRANSFERABLE LICENSED MATERIAL shall continue to be limited to use with such PRODUCT;

               (3) Before any such TRANSFERABLE LICENSED MATERIAL shall be transferred, PURCHASER shall notify SUPPLIER of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to SUPPLIER at its request) to keep such TRANSFERABLE LICENSED MATERIAL in confidence and to comply with corresponding conditions respecting use of LICENSED MATERIALS as those imposed on PURCHASER;

               (4) Within the United States, the transferee shall have the same right to SOFTWARE warranty or SOFTWARE maintenance for such TRANSFERABLE LICENSED MATERIAL as the transferor, provided the transferee continues to pay the fees, if any, associated with such SOFTWARE or SOFTWARE maintenance; and

               (5) In no event shall such transfer be made to any competitor of SUPPLIER who is in the business of manufacturing comparable systems.

The license term for SOFTWARE shall commence upon delivery of such SOFTWARE and shall continue perpetually, unless terminated by PURCHASER by giving SUPPLIER sixty (60) days prior written notice. Termination of such license term shall also automatically terminate any maintenance services for such SOFTWARE.

PURCHASER shall have the right, at no additional charge, to access and use the SOFTWARE licensed hereunder by means of remote electronic access. If PURCHASER believes it needs to add to, delete from or modify LICENSED MATERIALS, the Parties will discuss PURCHASER's needs and attempt to arrive at a mutually satisfactory solution.

With each license of SOFTWARE ordered hereunder, SUPPLIER shall provide PURCHASER with RELATED DOCUMENTATION and any other applicable DOCUMENTATION identified in Appendix H hereof, together with documentation that either is provided by SUPPLIER to any of its other customers for the SOFTWARE or is reasonably necessary to enable PURCHASER to adequately use such SOFTWARE. All documentation shall be in English and shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility.

PURCHASER acknowledges SUPPLIER's representation that LICENSED MATERIALS are the property of SUPPLIER or its suppliers and that PURCHASER shall not have any ownership interest in LICENSED MATERIALS.

PURCHASER shall hold LICENSED MATERIALS as it treats its own confidential information of similar type and value. PURCHASER's obligations hereunder shall not extend to any information or data relating to LICENSED MATERIALS that are now available to the public or become available by reason of acts or omissions not attributable to PURCHASER. PURCHASER shall not make any copies of LICENSED MATERIALS, except as necessary to exercise the rights granted hereunder. PURCHASER shall not decompile, disassemble, or reverse engineer SOFTWARE to generate SOURCE CODE. PURCHASER shall reproduce and include any SUPPLIER copyright and proprietary notice on all such necessary copies of LICENSED MATERIAL. PURCHASER shall also mark all media containing such copies with a warning that LICENSED MATERIALS are subject to restrictions contained in an agreement between SUPPLIER and PURCHASER and that they are the property of SUPPLIER.

15.2 PURCHASER REQUESTED FEATURES

PURCHASER may request that SUPPLIER develop custom product ("CUSTOM PRODUCT DEVELOPMENT") not generally offered by SUPPLIER by utilizing the RDAF process set forth in Appendix J hereof, entitled PURCHASER REQUESTED FEATURES. The Parties agree to negotiate a separate agreement containing mutually acceptable provisions relating to such CUSTOM PRODUCT DEVELOPMENT.

15.3 RE-COMMISSIONED SOFTWARE

     15.3.1 With respect to re-installation and re-commissioning of used SUPPLIER switches purchased by PURCHASER from third parties, subject to SUPPLIER's consent to the assignment of the software license,

     PURCHASER shall pay SUPPLIER a software re-commissioning fee
     ("Re-Commissioning Fee") in the amount of ** per 5ESS Switch.

     15.3.2 With respect to re-installation and re-commissioning of used SUPPLIER ECP equipment purchased by PURCHASER, subject to SUPPLIER's consent to the assignment of the applicable Software license, PURCHASER shall pay SUPPLIER a software Re-Commissioning Fee in the amount of ** per ECP.

     15.3.3 For such Re-Commissioning Fees in Sections 15.3.1 and 15.3.2, SUPPLIER will validate the integrity of the current Software load ("Re-commissioned Software"). Provided that SUPPLIER is able to validate the integrity of the Re-commissioned Software and that the Re-commissioned Software is within two (2) consecutive releases from the then-current SUPPLIER-numbered release ("Current Consecutive Load"), SUPPLIER shall bring the Re-commissioned Software up to the version currently in use in the relevant section of PURCHASER's network.

     15.3.4 If the Re-commissioned Software is not within the Current Consecutive Load, retrofitting features from a new release onto PURCHASER's System shall be considered and quoted on a case-by-case basis.

     15.3.5 SUPPLIER will make available technical assistance support for Re-commissioned Software that is not a Current Consecutive Load, quoted on a case-by-case basis.

     15.3.6 PURCHASER will pay for any hardware, additional software beyond that described in Section 15.3.3 above, or services (other than electronic software distribution) required to bring the Re- commissioned Software up to the current version.

     15.3.7 SUPPLIER does not warrant Re-commissioned Software. SUPPLIER will quote a maintenance fee for Re-commissioned Software on a case-by-case basis.

     15.3.8 There are no Re-Commissioning Fees associated with analog AMPS cell site equipment.

     15.3.9 Re-Commissioning Fees do not constitute "right to use" or licensing fees associated with PURCHASER's use of the Re-commissioned Software. Such fees will be considered separately, on a case-by-case basis.

     15.3.10 Re-Commissioning Fees for software associated with all other equipment purchased from third parties, including loose circuit packs, will be considered and quoted on a case-by-case basis.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                   ARTICLE 16

                  INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS

16.1 INFRINGEMENT OF PATENTS, COPYRIGHTS & TRADEMARKS

The following terms apply to any infringement, or claim of infringement, of any patent, trademark, copyright, trade secret, or other proprietary interest based on the SUPPLIER's disclosure, development, manufacture, use, reproduction, possession, sale, transfer, resale, misuse or misappropriation or PURCHASER's possession, or use of any DELIVERABLE furnished, or the use of any LICENSED MATERIALS within the scope of the licenses granted to PURCHASER under the terms of this AGREEMENT.

SUPPLIER shall indemnify, hold harmless and defend PURCHASER from and against any loss, cost, damage, expense, including without limitation court costs and reasonable attorney fees, or liability that may arise out of any such infringement or claim. SUPPLIER shall not be responsible for infringement claims which arise (a) solely from SUPPLIER's adherence to PURCHASER's detailed written design instructions outside of the RDAF process, and which instructions could not have been satisfied by SUPPLIER, with the exercise of commercial reasonableness, absent such infringement and which involve the use of merchandise or items other than: (i) commercial merchandise which is available on the open market or is the same as such merchandise; or (ii) items of SUPPLIER's origin, design, or selection; (b) from SUPPLIER's adherence to instructions to apply PURCHASER's trademark, trade name or other company identification; (c) resides in a product or licensed material that is not of SUPPLIER's origin and that is furnished by PURCHASER to SUPPLIER for use under this AGREEMENT; or (d) relates to use of PRODUCTS, LICENSED MATERIALS or other items provided by SUPPLIER or others, in a combination which was not installed, recommended or otherwise approved of by SUPPLIER. PURCHASER shall in the case of (a) through (c) defend and save SUPPLIER harmless, subject to the same terms and conditions and exceptions stated above with respect to SUPPLIER's rights and obligations under this clause, provided that in the case of (a), PURCHASER shall have no obligation unless such infringement claim is 1) necessarily and unavoidably a result of such written instruction, and 2) such written instruction is authorized by a vice president or above of PURCHASER. In cases where PURCHASER has no indemnity obligation under this Section, SUPPLIER reserves the right to refuse the written instruction, and such refusal shall not constitute any breach hereunder.

SUPPLIER shall defend or settle, at its own expense, any action or claim against PURCHASER for which SUPPLIER is responsible hereunder. PURCHASER shall notify SUPPLIER promptly, in accordance with Section 28.6 hereof, entitled NOTICES, of any claim, action, proceeding or suit alleging infringement or violation (collectively "Claim") for which SUPPLIER is responsible, and PURCHASER shall cooperate with SUPPLIER in every reasonable way to facilitate the defense of any such Claim. SUPPLIER shall have ultimate authority to assume and control the defense of such Claim, including appeals, and to settle same, provided PURCHASER shall be afforded the opportunity to participate in any eventual settlement to the extent that its rights or interests may be affected thereby, but such participation shall not void SUPPLIER's ultimate authority to assume, control and settle such Claim.

In addition, PURCHASER may retain its own counsel to participate in the defense and settlement of any Claim tendered under this section, to the extent PURCHASER and SUPPLIER have a conflict of interest with regard to any claim and/or to the extent that its rights or interests may be affected thereby.

SUPPLIER's agreement to allow participation by PURCHASER's own counsel shall not be deemed a waiver by either Party of any rights or obligations afforded hereunder, including the obligation of PURCHASER to cooperate with SUPPLIER in SUPPLIER's defense of the tendered Claims.

Without limitation of the foregoing, if PURCHASER's normal use of the DELIVERABLES shall be impeded, prevented or limited by injunction or court order because of any such infringement for which SUPPLIER is responsible, SUPPLIER shall, in addition to the above indemnity, at no expense, loss, or damage to PURCHASER and, at SUPPLIER's option:

     a. replace such DELIVERABLES with DELIVERABLES, which SUPPLIER can demonstrate to PURCHASER's reasonable satisfaction are equally suitable and free of infringement; or

     b. modify such DELIVERABLES without reduction or loss of functionality so that it or they will be free of infringement; or

     c. by license or other release from claim of infringement procure for PURCHASER's benefit the right to use, install, sell, or resell such DELIVERABLES; or

     d. if either PURCHASER or SUPPLIER is directed by a court of competent jurisdiction, after all permissible appeals have been taken, to cease further use or deployment of, or remove the DELIVERABLES from the premises of PURCHASER or its AFFILIATES, or such other location; or after SUPPLIER has demonstrated its good faith efforts to achieve the foregoing without success;

          SUPPLIER shall, if directed by PURCHASER, remove the PRODUCT from the premises of PURCHASER; provide a credit to PURCHASER for the full PRODUCT purchase price and any non-recurring amount paid for the use of any associated SOFTWARE and the costs associated with removal thereof, at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise directed in writing by PURCHASER; and pay to PURCHASER an amount equal to all reasonable and substantiated charges, costs and expenses to reprocure similar generally available DELIVERABLES from a third party on an expedited basis, it being understood that any such costs associated with such DELIVERABLES will be net of the original purchase price paid to SUPPLIER. Such amount shall not exceed 25% of the original purchase price of the infringing product. In such case, PURCHASER may terminate this AGREEMENT without liability of any type or character to SUPPLIER.

16.2 INTELLECTUAL PROPERTY RIGHTS

SUPPLIER, pursuant to this AGREEMENT and the relationship created herein, may provide DELIVERABLES including without limitation previously developed hardware and software, firmware, internal code, materials and services based upon or utilizing inventions, discoveries, know-how, techniques, data, reports, records, research, information, software and documentation developed, acquired or owned by SUPPLIER, or to which SUPPLIER holds a license, prior to and independent of this AGREEMENT; and furthermore SUPPLIER may develop, acquire or obtain a license for additional material, data, records, research, information, software, firmware and documentation ("INFORMATION") which will be used or useful in the provision of DELIVERABLES pursuant to this AGREEMENT, but which INFORMATION was not initially developed, acquired or licensed in order to perform or satisfy the requirements of this AGREEMENT. SUPPLIER shall retain its right, title and ownership interest in all such INFORMATION; provided, however, that if, and to the extent that, such INFORMATION is provided to PURCHASER or contained within a DELIVERABLE, provided pursuant to this AGREEMENT, SUPPLIER hereby grants to PURCHASER and its AFFILIATE(S) a license and right as set forth in Article 15 hereof, entitled SOFTWARE.

SUPPLIER recognizes that PURCHASER possesses knowledge and experience, incident to the construction, operation and management of a complex wireless telecommunications network, ("PURCHASER's NETWORK") and that PURCHASER has made substantial investments of time, personnel and money in the development of a broad range of technical information and expertise relating to the PURCHASER's NETWORK, and the hardware, equipment, facilities, and software used and useful in the construction, provision, operation and management of telecommunications services, including without limitation inventions, discoveries, know-how, techniques, data, reports, records, research, information, software, including source code and documentation developed, acquired or owned by PURCHASER, or to which PURCHASER holds a license, prior to and independent of this AGREEMENT ("PURCHASER's INFORMATION"); and furthermore PURCHASER may develop, acquire or obtain a license for additional data, records, research, information, software, including source code and documentation which will be used or useful in the provision of telecommunications services. PURCHASER shall retain its right, title and ownership interest in all such PURCHASER's INFORMATION.

16.3 RIGHTS TO INNOVATIONS AND INVENTIONS

SUPPLIER and PURCHASER acknowledge that new or proprietary or trade secret concepts, methods, techniques, processes, know-how, adaptations, ideas, inventions, discoveries, improvements, including without limitation patented or patentable concepts may, in the course of or as a result of performance under this AGREEMENT be conceived, first reduced to practice, made or developed, in the course of, or as a result of performance under this AGREEMENT ("INNOVATIONS").

Each INNOVATION, but not the tangible embodiments of such INNOVATIONS, shall be treated as follows: (a) if made or conceived solely by PURCHASER's personnel, it shall be the property of PURCHASER; (b) if made or conceived solely by SUPPLIER personnel, it shall be the property of SUPPLIER; (c) if made or conceived jointly by personnel of PURCHASER and SUPPLIER, ownership shall be as the Parties mutually agree in writing in advance of undertaking such joint development or, in the absence of such agreement, jointly owned without right of accounting. Except as expressly provided in this Article, nothing herein shall be construed as granting any license or rights under any statutory forms of protection. This AGREEMENT shall not preclude SUPPLIER or PURCHASER from developing materials which are competitive, irrespective of their similarity, to materials which might be delivered to PURCHASER pursuant to this AGREEMENT, provided that such ability shall not be construed as granting the Party developing competitive materials any license rights, permission or waiver of any rights or claims, including but not limited to infringement claims, that the other Party may have against the Party developing the competitive materials.

     16.3.1 PROSECUTION OF PATENTS

     SUPPLIER and PURCHASER further agrees that, each will sign and cause to be signed all papers and do and cause to be done all acts which may be necessary, desirable or convenient to enable the other, at the other's expense, to file and prosecute applications for jointly owned patents on such inventions, discoveries and improvements, and to maintain patents granted thereon. Each party shall have and acquire from its and any subcontractor's employees, agents and contractors who perform services under this AGREEMENT, such assignment and rights as to assure that the other Party shall receive all of the rights provided for in this AGREEMENT. Each Party shall provide a copy of all documents to show that all Innovations and intellectual property developed by its and its subcontractor's employees, agents and contractors shall be owned or transferred in accordance with Section 16.3, above.

16.4 LICENSES

Except as set forth in Section 16.3 hereof, entitled RIGHTS TO INNOVATIONS AND INVENTIONS, no licenses, express or implied, under any patents, copyrights, trade secrets, trademarks or otherwise are granted by PURCHASER to SUPPLIER hereunder.

16.5 IDENTIFICATION

Neither Party or its AFFILIATES shall use or make references to the other Party's identification, trademarks, service marks, codes, drawings, or specifications in any of its advertising or promotional efforts in reference to activities undertaken by the Party under this AGREEMENT without the other Party's prior written permission. SUPPLIER shall remove any identification, trade names, trademarks, insignia, symbols or evidences of PURCHASER inspection prior to any sale, use or disposition of material or equipment rejected or not purchased by PURCHASER or its AFFILIATE. This clause does not modify Section
16.8 hereof, entitled USE OF PURCHASER's INFORMATION.

16.6 INSIGNIA

Upon PURCHASER's written request SUPPLIER shall, at mutually agreed to charges, properly affix to HARDWARE certain of PURCHASER's trademarks, trade names, insignia, symbols, decorative designs, (hereafter "INSIGNIA") provided such INSIGNIA do not adversely affect the operation of the DELIVERABLES. DELIVERABLES rejected or not purchased by PURCHASER which has been identified or marked with PURCHASER's INSIGNIA or evidences of PURCHASER's inspection, shall have all such INSIGNIA and evidences of PURCHASER's inspection removed, mutilated, destroyed or disposed of or as otherwise agreed upon, prior to any sale, use or dispositions thereof. SUPPLIER agrees to indemnify and hold PURCHASER harmless and if requested defend PURCHASER from and against any claim, loss, damage or lawsuit arising out of SUPPLIER's failure to do so. This clause shall in no way modify the provisions of Section 16.8 hereof, entitled USE OF PURCHASER'S INFORMATION.

16.7 PUBLICITY

PURCHASER agrees that in the event it issues a press release or makes a public announcement which specifically references SUPPLIER or SUPPLIER's DELIVERABLES, PURCHASER will give notice to SUPPLIER, provide SUPPLIER with a copy of any such press release or public announcement, grant an opportunity to comment thereon or to correct an error of fact prior to its release, and SUPPLIER agrees that any public announcement or press release must be submitted to PURCHASER for prior review and approval and that no public announcement or press release will be made by SUPPLIER absent such approval.

16.8 USE OF PURCHASER'S INFORMATION

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise (all hereinafter designated as "INFORMATION") which PURCHASER furnished, or shall furnish, to SUPPLIER under this AGREEMENT or in contemplation of this AGREEMENT shall remain PURCHASER's. All copies of such INFORMATION in written, graphic or other tangible form shall be returned to PURCHASER upon request. Unless such INFORMATION was previously known to SUPPLIER free of any obligation to keep it confidential, or has been or is subsequently made public by PURCHASER or a third party, it shall be kept confidential by SUPPLIER, shall be used only in performing under this AGREEMENT, and may not be used for other purposes except upon such terms as may be agreed upon in writing by PURCHASER.

16.9 USE OF SUPPLIER'S INFORMATION

SUPPLIER's information shall be treated in accordance with the Appendix Concerning the Treatment of Lucent Information, a copy of which is attached hereto as Appendix F.

                                   ARTICLE 17

                             EXTRAORDINARY SUPPORT

17.0 Extraordinary Support

In addition to the provisions for repair or replacement of PRODUCT set forth in Appendix E hereof, entitled LUCENT WIRELESS SOFTWARE SUPPORT and Article 14 hereof, entitled WARRANTIES, SUPPLIER agrees, in any event, if any natural or other disaster or emergency causes an out of service condition, SUPPLIER shall use all commercially reasonable efforts to locate or provide (i.e., procure or manufacture) and ship to PURCHASER replacement PRODUCT, and make available necessary manpower within twenty four (24) hours of verbal notification by PURCHASER.

Such emergency support shall be available twenty four (24) hours a day, seven
(7) days a week during the term of this AGREEMENT and for a period of five (5) years from the expiration of this AGREEMENT, provided that PURCHASER has an active maintenance agreement that provides for such support.

For the term of this AGREEMENT and any extension hereof, charges for replacement PRODUCT shall be at the prices contained in Appendix A hereto, entitled PRICES; thereafter, such PRODUCT shall be at then-current prices. This clause shall not be construed to require SUPPLIER to maintain any inventories whatsoever nor maintain any position of readiness to perform in the future nor require breach of SUPPLIER's contractual obligations to third parties.

SUPPLIER agrees to discuss with PURCHASER the particular types of emergency support available.

                                   ARTICLE 18

                                       **

18.1 **

SUPPLIER is committed to resolving SOFTWARE quality issues which contribute to specific network performance problems. **

**

SUPPLIER will make best efforts to achieve a quarterly system performance availability of ninety-nine and nine hundred ninety-nine thousandth percent (99.999%), herein referred to as "System Availability" per MSC. The 99.999% equates to 1.3 minutes of unplanned Service Outage, as defined and limited herein, per MSC, aggregated per calendar quarter. The 1.3-minute Service Outage per MSC, aggregated per quarter will be allowed as an additional grace period in addition to the 20 minute grace period detailed above.

18.2 SERVICE OUTAGE

As used herein, Service Outage shall mean any unplanned incident during which more than thirty percent (30%) of the Utilized Capacity of an MSC is unavailable.

Utilized Capacity for a particular period is the measurement (in CCS or Hundred Call Seconds) of the average load (averaged in 15-minute segments) on the system on the same day of the week, during the same time period, over the preceding three (3) week period. At certain times of day, the capacity of the system, even if it is experiencing a reduction or outage, will still be greater than the Utilized Capacity for such period. In such case, no reliability fault shall have occurred. Utilized Capacity for holidays, will be compared to the same holiday of the previous year.

Events or activities outside of or beyond SUPPLIER's control, including but not limited to reasons of force majeure, power failures, failure of network facilities, or network elements that are not deployed in a fully redundant configuration, where such configuration is offered by SUPPLIER, shall not be eligible for SPF credits.

18.3 NETWORK ELEMENT ACCESS

Once PURCHASER notifies SUPPLIER of a Service Outage , the duration of the outage ** will be calculated from the time that SUPPLIER's Customer Technical Support/Program Management Organization ("CTS/PM") is notified of the Service Outage. Any time longer than two minutes (to provide SUPPLIER access to remedy the outage) will be deducted from the Service Outage , if it is determined that the access delay is the fault of PURCHASER. Access to PURCHASER's system must meet the requirements outlined in the MSC supportability guidelines. The reasonable travel time of SUPPLIER's maintenance forces shall be excluded from any time calculation where travel is necessary to reach a defective network element.

18.4 SERVICE OUTAGE EXCLUSIONS

SUPPLIER shall not be liable ** and such Service Outage shall not be counted in quarterly performance results where the Service Outage is caused by: (i) reasons of force majeure; (ii) power failures, failure of network facilities or network elements that are not deployed in a fully redundant configuration, where such configuration is offered by

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

SUPPLIER; (iii) unauthorized PURCHASER changes, revisions or modifications to the system experiencing the Service Outage, including the specific items causing the failure; (iv) reasons attributable to PURCHASER including, but not limited to, PURCHASER having failed to implement all SUPPLIER-recommended recovery and system stabilization procedures, PURCHASER's failure to implement all broadcast warning messages and software updates promptly upon their official general availability date (within thirty days of notification, provided that such updates have not been delayed because of problems found in the first PURCHASER applications of the broadcast warning messages or software updates or notification from SUPPLIER of problems with the broad cast warning messages or software updates, subsequent to notification of general availability) or failure to perform all standard preventative maintenance; (v) failure to maintain SUPPLIER's recommended list of spares and replace any defective circuit packs with spare circuit packs on hand; (vi) otherwise failing to follow all applicable instructions (i.e., MSC supportability guidelines) of SUPPLIER; (vii) defects in equipment (and related software) not manufactured or supplied by SUPPLIER; (viii) the actions of a third party, where the third party is not under the control of SUPPLIER including, but not limited to, network and communications facilities problems; and (ix) any other reasons beyond the reasonable control of SUPPLIER.

SUPPLIER shall not be liable ** and such Service Outage shall not be counted in quarterly performance results, where such Service Outage occurs during a First Office Application test, Controlled Introduction or special experimental loads or trials.

18.5 **

**

**

**

     18.5.1 **

     **

     **

          18.5.1.1 **

          **

          18.5.1.2 **

          **

     18.5.2 **

     **

     18.5.3 **

          18.5.3.1 **

          **

          18.5.3.2 **

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

          **

          18.5.3.3 **

          **

          **

          **

     18.5.4 **

     **

     18.5.5 **

     **

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                   ARTICLE 19

                            DEFAULT AND TERMINATION

19.1 FULL USE OF REMEDIES

In the event that PURCHASER fails to maintain a level of actual and/or forecasted purchases that will comply with the minimum annual Commitment and/or the total dollar volume Commitment, SUPPLIER shall first, prior to taking any other action (including action under Section 19.3 PURCHASER DEFAULT AND TERMINATION BY SUPPLIER), (1) utilize its remedies under Section 19.1.1 COMMITMENT SHORTFALL and, if PURCHASER fails to submit or follow a recovery plan, (2) engage in the escalation and resolution procedure in Section 19.7 ABILITY TO PERFORM.

In the event that SUPPLIER fails to perform in compliance with the requirements set forth in this AGREEMENT, PURCHASER shall first, prior to taking any other action (including action under Section 19.2 SUPPLIER DEFAULT AND TERMINATION BY PURCHASER), engage the escalation and resolution procedure in Section 19.7 ABILITY TO PERFORM.

     19.1.1 COMMITMENT SHORTFALL

     If PURCHASER fails to meet the one billion dollar ($1,000,000,000) annual Commitment as well as upon the achievement of four billion dollars ($4,000,000,000) in un-cancelled ORDERS against the commitment, representatives of both PURCHASER and SUPPLIER will meet to review PURCHASER's then-current and projected status to satisfy each annual Commitment purchase level and the total dollar volume Commitment. If PURCHASER's then-current level of actual and/or forecasted purchases, based upon reasonable judgment, will fail to satisfy the respective dollar volume Commitment, SUPPLIER shall notify PURCHASER of such determination in accordance the terms of Section 28.6, Notices. No later than twenty
     (20) days following receipt of such notice, executives of both Parties shall meet to discuss a recovery plan that demonstrates that the actual and/or forecasted purchases shall be forthcoming to achieve each annual Commitment purchase level and the total dollar volume Commitment level in the time remaining on the AGREEMENT, or the SUPPLIER may apply the Commitment Shortfall Remedy as described in Section 19.1.2 below.

     19.1.2 COMMITMENT SHORTFALL REMEDY

     Upon mutual agreement of an anticipated Commitment shortfall amount, the Parties shall implement the following remedy. If PURCHASER fails to meet the annual one billion dollar ($1, 000,000,000) commitment, the remedy shall be as set forth in Section 19.1.1. If the Parties anticipate that PURCHASER will fail to meet the total volume commitment, SUPPLIER shall immediately begin to withhold ** that would otherwise accrue to PURCHASER in accordance with Appendix A.2.a. SUPPLIER shall continue to withhold the accrual of ** until such time as the amount of withheld ** is equal to ten percent (10%) of the anticipated Commitment shortfall amount ("Shortfall Remedy Maximum"). Once the Shortfall Remedy Maximum has been reached, PURCHASER shall thereafter resume accruing ** for use in accordance with Appendix A.3. This Commitment Shortfall Remedy shall be SUPPLIER's sole and exclusive remedy for a Commitment shortfall. Any such credit amounts withheld may later be issued to PURCHASER provided that PURCHASER submits within ninety (90) days of receiving notice a recovery plan that demonstrates that actual and/or forecasted purchases are on track to achieve the total dollar volume Commitment levels in the time remaining on the AGREEMENT.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

19.2 SUPPLIER DEFAULT AND TERMINATION BY PURCHASER

SUPPLIER shall be in default as defined in this Article, if SUPPLIER fails to perform any of its material obligations under this AGREEMENT. In the event of any SUPPLIER default under this Section, PURCHASER shall provide SUPPLIER with written notice thereof, in accordance with Section 28.6 hereof, entitled NOTICES, and SUPPLIER shall have thirty (30) days from receipt of said notice by PURCHASER to cure the default ("CURE PERIOD"). Should an occasion(s) of default arise which the Parties agree is of such a nature that it cannot be remedied within the CURE PERIOD through the application of SUPPLIER's commercially reasonable efforts, SUPPLIER shall present within such CURE PERIOD a plan of action to remedy same, which plan shall have, in PURCHASER's judgment, a reasonable opportunity for success. If, at the end of the thirty
(30) day period, the default has not been remedied to the reasonable satisfaction of PURCHASER, or a plan to remedy reasonably acceptable to PURCHASER is not presented, as the case may be, then PURCHASER may cause SUPPLIER to be in default hereunder by giving SUPPLIER at least ten (10) business days prior written notice of the effective date of such default. In the event of default and in addition to all other rights and remedies under this AGREEMENT, at law or in equity, but subject to Section 21.3 hereof, entitled LIMITATION OF LIABILITY, PURCHASER may, at its option, terminate this AGREEMENT or cancel any affected ORDER(S), by giving at least ten (10) business days prior written notice of the effective date of such termination or cancellation.

19.3 PURCHASER DEFAULT AND TERMINATION BY SUPPLIER

SUPPLIER may terminate this AGREEMENT or cancel an ORDER(S) for non-payment of the purchase price if after sixty (60) days of receipt of written notice of non-payment in accordance with Section 28.6 hereof, entitled NOTICES, PURCHASER fails to pay such purchase price and thereupon SUPPLIER issues its written notice of default and PURCHASER fails to pay such purchase price within ten
(10) business days of receipt of such notice of default. Furthermore, in the event that PURCHASER fails to perform any of its material obligations under this AGREEMENT, SUPPLIER shall provide PURCHASER with written notice thereof, in accordance with Section 28.6 hereof, entitled NOTICES, and PURCHASER shall have thirty (30) days from receipt of said notice by SUPPLIER to PURCHASER to cure the default ("CURE PERIOD"). In the event of default and in addition to all other rights and remedies under this AGREEMENT, at law or in equity, but subject to Section 21.3, entitled LIMITATION OF LIABILTY, SUPPLIER may at its option, terminate this AGREEMENT, by giving at least ten (10) business days prior written notice of the effective date of such termination. In no way shall such termination act to impair PURCHASERS right, title and interest to the DELIVERABLES purchased hereunder and its rights under Section 15.1. hereof, entitled RIGHTS IN SOFTWARE and Sections 16.2 hereof, entitled INTELLECTUAL PROPERTY RIGHTS.

The Addenda and Appendices hereto identify that the performance of certain preliminary acts and activities are the responsibility of PURCHASER and not the responsibility of SUPPLIER. These acts and activities are to be performed by PURCHASER, and PURCHASER's failure to perform a specific act or activity shall operate to reduce or eliminate SUPPLIER's performance obligation to the extent that SUPPLIER's performance is directly and materially dependent upon PURCHASER's performance. However, PURCHASER's failure to perform a specific act or activity is not, and shall not be deemed, a breach or default under this AGREEMENT.

19.4 PURCHASER'S RIGHT TO PRODUCT AND PARTIALLY COMPLETED PRODUCT UPON
     TERMINATION

If this AGREEMENT, or any ORDER(S), is terminated by PURCHASER pursuant to this Article, PURCHASER, in addition to any other rights provided in this Article, may require the SUPPLIER to transfer title to HARDWARE or grant a license to LICENSED MATERIAL, and deliver to PURCHASER, in the manner and to the extent directed by PURCHASER, (i) any completed PRODUCTS, and (ii) such partially completed PRODUCTS and components of PRODUCT as specified in this AGREEMENT or any ORDER(S) (hereinafter collectively referred to as "TERMINATION PRODUCT") as the SUPPLIER has specifically produced or acquired for the performance of such part of this AGREEMENT as has been terminated; and SUPPLIER shall, upon direction of PURCHASER,

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protect and preserve such TERMINATION PRODUCT in the possession of the
SUPPLIER. Payment for completed PRODUCT delivered to and accepted by PURCHASER shall be at the AGREEMENT or ORDER price. Payment for partially completed PRODUCT delivered to and accepted by PURCHASER and for the protection and preservation of TERMINATION PRODUCT shall be in the amount agreed upon by the SUPPLIER and PURCHASER; however, SUPPLIER's obligation hereunder to carry out PURCHASER's direction as to such shipment, protection and preservation shall not be contingent upon prior agreement of the Parties as to such amount.

19.5 TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT, EXPROPRIATION AND/OR LIQUIDATION

Either Party may terminate this AGREEMENT immediately by giving written notice in accordance with Section 28.6 hereof, entitled NOTICES, without liability to the other Party, except with respect to payment for and continuing obligations (e.g., warranty) for such DELIVERABLES already delivered, installed and accepted in the event the other Party:

     1. fails to meet and maintain any financial performance criteria identified in this AGREEMENT;

     2. is declared insolvent or bankrupt, or makes an assignment or other arrangement for the benefit of its creditors;

     3. has all or any substantial portion of its capital stock or assets expropriated by government authority; or

     4. is dissolved or liquidated (except as a consequence of a merger, consolidation, or other corporate reorganization not involving the insolvency or expropriation of that Party).

If Party is involved in any of the events described in subsections (1.), (2.), (3.) or (4.) it shall promptly notify the other Party in accordance with
Section 28.6 hereof, entitled NOTICES.

19.6 TRANSFER OF CONTROL

In the event of the direct or indirect sale or transfer of control of SUPPLIER or substantially all of its assets to any third party, SUPPLIER shall notify PURCHASER that such sale or transfer has been completed, and PURCHASER shall have the right to terminate this AGREEMENT, subject to the following conditions, at any time within a six-month period following receipt of notice from SUPPLIER of such direct or indirect sale or transfer of control. PURCHASER may exercise this right only if PURCHASER, in PURCHASER's reasonable judgment but based on objective evidence, is not satisfied that SUPPLIER's successor in interest will be able to fulfill its material obligations under this Agreement. In the alternative, PURCHASER shall have the right to terminate its Commitment in Section 1.2, and in the event that termination of the Commitment in section
1.2 would be a more appropriate remedy than termination of the Agreement, PURCHASER will be expected to forgo its right to terminate the Agreement and to use this less extreme remedy. Upon giving written notice of termination to SUPPLIER or its successor in interest, SUPPLIER's successor in interest will have thirty (30) days to demonstrate, to PURCHASER's satisfaction, that it will be able to fulfill its material obligations under this Agreement. If SUPPLIER's successor in interest is not able to demonstrate its capability within that thirty (30) day period, this AGREEMENT shall terminate at the end of the period, and PURCHASER shall have no liability to SUPPLIER except with respect to payment for PRODUCT and SERVICES already delivered, installed and accepted. Terms and conditions that normally survive the termination of an agreement shall survive termination pursuant to this section.

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19.7                           ABILITY TO PERFORM

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     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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                                   ARTICLE 20

                       SUPPLIER'S CONTINUING OBLIGATIONS

20.1 INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE

Because of the critical importance of the obligations undertaken by SUPPLIER hereunder to the operations of PURCHASER, and the substantial expertise and manufacturing capability and capacity (not otherwise possessed by PURCHASER) which SUPPLIER has represented it will utilize in connection with the fulfillment of its obligations, and the reliance of PURCHASER on such expertise, capability and capacity, during the term of this AGREEMENT, SUPPLIER assumes an independent obligation to continue performance of its obligations hereunder in all respects regardless of any dispute which may arise between PURCHASER and SUPPLIER in connection with any claims by SUPPLIER that PURCHASER has materially breached its obligations hereunder. Such independent obligation shall continue for ninety (90) days from the date upon which PURCHASER receives written notice of such alleged breach from SUPPLIER. SUPPLIER undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between SUPPLIER and PURCHASER.

20.2 POST-TERMINATION/NON-RENEWAL

In the event of any termination or non-renewal of this AGREEMENT, SUPPLIER shall assist and cooperate in all reasonable ways with PURCHASER and any replacement provider in the transition to a replacement provider. Such assistance shall include, but not be limited to, the delivery to PURCHASER of any technical information, DOCUMENTATION, RELATED DOCUMENTATION and PURCHASER's information, and shall be provided in accordance with the provisions of Appendix P, entitled CONTRACT CHANGE CONTROL PROCESS, including provisions for the payment of additional fees for any additional work. PURCHASER shall treat such DOCUMENTATION in accordance with the Appendix Regarding the Treatment of Lucent Information, a copy of which is attached hereto as Exhibit F. SUPPLIER shall not be required to reveal trade secrets or provide SOURCE CODE to PURCHASER under this Section.

20.3 SYSTEM EXPANSION AVAILABILITY

Until ** from the EFFECTIVE DATE, and subject to HARDWARE and SOFTWARE being otherwise discontinued at SUPPLIER's discretion under the terms of Section 20.4, SUPPLIER shall make available to PURCHASER, at mutually agreed prices and terms and conditions contained herein, standard SUPPLIER-manufactured HARDWARE and SUPPLIER-developed SOFTWARE that will permit normal expansion of the SYSTEM or that is compatible and functionally equivalent to HARDWARE and SOFTWARE that will permit normal expansion of the SYSTEM within the parameters defined by the SPECIFICATIONS. If SUPPLIER discontinues the supply of compatible standard HARDWARE or SOFTWARE during such period of time, and such is not reasonably available from any other supplier, then SUPPLIER shall make available a program for migration to SUPPLIER's then-current HARDWARE and SOFTWARE offering equivalent functionality at mutually agreed prices and terms and conditions, which shall be no less favorable than the prices, discounts other financial incentives, terms and conditions contained herein.


---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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20.4 CONTINUATION OF AVAILABILITY OF PARTS

SUPPLIER agrees to offer for sale to PURCHASER, at contract prices during the term of this AGREEMENT or, after the expiration of this AGREEMENT, product support capabilities for a minimum period of ** after notification of Manufacture Discontinuance ("MD") at prices and terms and conditions which shall be no less favorable than the prices, discounts, other financial incentives, terms and PURCHASER may commit to order an additional three (3) years of such support ("Extended Support") at prices mutually agreed which shall be no less favorable than the prices, discounts, other financial incentives, terms and conditions contained herein. In order to purchase this Extended Support, PURCHASER must notify SUPPLIER, within ** after notification of MD, of PURCHASER's commitment to order Extended Support. At the end of the second year following notification of MD, SUPPLIER shall notify PURCHASER of PURCHASER's deadline to notify SUPPLIER of PURCHASER's commitment to order Extended Support. SUPPLIER product support capabilities shall include the following: new feature consideration, HARDWARE and SOFTWARE current engineering, backward compatibility, hardware repair services, Special Customer Operations (SCO) availability, Technical Support Services (TSS), and Base Release Software and Services (BRSS).

If SUPPLIER has given PURCHASER such Manufacture Discontinuance notice, and has further notified PURCHASER that SUPPLIER is unable to provide such PRODUCT, (Further Notice) SUPPLIER shall, if requested by PURCHASER within six (6) months of such Further Notice, endeavor to arrange for a third party to continue to furnish the discontinued maintenance, replacement and repair parts to PURCHASER. If PURCHASER requests and SUPPLIER is unable to find a third party to furnish such maintenance or replacement or repair of PRODUCT to PURCHASER, SUPPLIER shall, upon request by PURCHASER, provide PURCHASER with existing technical information and rights to the extent SUPPLIER has such rights, including SOURCE CODE and DOCUMENTATION, at no additional charge, sufficient for PURCHASER to manufacture or have manufactured the PRODUCT and maintain, modify and upgrade the SOFTWARE. In no event shall the provision of such rights and technical information to a third party or to PURCHASER be delayed beyond six (6) months after the date of PURCHASER's request.

SUPPLIER shall protect against the loss or damage of the existing technical information required for the manufacture of the discontinued parts with the same degree of care that SUPPLIER uses to protect its other valuable technical information. In addition, SUPPLIER shall advise PURCHASER in writing at least six (6) months in advance of its decision to discontinue the updates of any technical information, so that PURCHASER may acquire such technical information in accordance with the provisions of this clause.

The technical information includes, by example and not by way of limitation, available information such as: (a) manufacturing drawings and specifications of raw materials and components comprising such parts; (b) manufacturing drawings and specifications covering special tooling and the operation thereof; and (c) a detailed list of all commercially available parts and components purchased by SUPPLIER on the open market disclosing the part number, name and location of the supplier.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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                                   ARTICLE 21

                         INDEMNIFICATION AND INSURANCE

21.1 INDEMNIFICATION

**

**

**

21.2 INSURANCE

SUPPLIER agrees to maintain during the term hereof all insurance and/or bonds required by law or this AGREEMENT including without limitation:

     a. Worker's Compensation and related insurance as prescribed by the law of the State in which the work is performed;

     b. employer's liability insurance with limits of at least two million, five hundred thousand ($2,500,000) each occurrence;

     c. commercial general liability insurance including contractual liability, products liability and completed operations coverage with limits of at least two million five hundred thousand dollars ($2,500,000) combined single limit for bodily injury and property damage liability for each occurrence: and

     d. if the use of motor vehicles is required, automobile liability insurance with limits equal to two million dollars ($2,000,000) combined single limit for bodily injury and property damage liability for each occurrence.

PURCHASER and the owner of the Leased Premises (where applicable) shall be named as Additional Insureds in the policies referred to in paragraphs "c" and "d" above. In addition to naming PURCHASER as an Additional Insured, the policies listed above in paragraphs "c" and "d" shall contain a provision eliminating and removing any exclusion of liability for i) injury, including bodily injury and death, to an employee of the Additional Insured or ii) any obligation of the insured to indemnify, hold harmless, defend or otherwise make contribution to PURCHASER because the damage arises out of injury, including bodily injury and death, to an employee of PURCHASER.

Certificates furnished by SUPPLIER shall contain a clause stating, "PURCHASER is to be notified in writing at least ten (10) days prior to cancellation of, or any material change in the policy." SUPPLIER shall assume responsibility for such notification being given to Verizon Wireless, Executive Director, Network Purchasing, 180 Washington Valley Road, Bedminster, New Jersey 07921.

SUPPLIER, at its option, may self-insure as to any or all of the foregoing insurance requirements, including those of its subcontractors.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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21.3 **

**

**

**

                                   ARTICLE 22

                                   IMPLEADER

22.0 IMPLEADER

SUPPLIER shall not implead or bring any action against PURCHASER or PURCHASER's customers or employees based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by PURCHASER for which a claim may be filed under the Worker's Compensation Act and that arises out of the business contemplated under this AGREEMENT.


                                   ARTICLE 23

WORK PERFORMED ON PURCHASER PREMISES

23.1 CLEAN UP

Upon completion of any work performed under this AGREEMENT or pursuant to ORDERS placed hereunder, SUPPLIER shall promptly remove all implements, surplus materials and debris.

23.2 HARMONY

SUPPLIER shall be entirely responsible for all persons furnished by it working in harmony with all others working on PURCHASER premises or those of PURCHASER's AFFILIATE.

23.3 PLANT AND WORK RULES

SUPPLIER's employees, agents and contractors shall, while on PURCHASER or its AFFILIATES' premises, comply with all plant rules and regulations, including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other Federal authorities concerned.

23.4 RIGHT OF ACCESS

Each Party shall permit access to the other's respective facilities as reasonably required in connection with work hereunder. No charge shall be made for such access. It is agreed that reasonable advance notice will be given when access is required.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

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

23.5 TOOLS AND EQUIPMENT

Unless otherwise specifically provided in this AGREEMENT, SUPPLIER shall provide labor, tools and equipment necessary for performance pursuant to an ORDER under this AGREEMENT.

23.6 WORK HEREUNDER

It is understood that visits by SUPPLIER's representatives or SUPPLIER's contractor's representatives to perform SUPPLIER's obligations under this AGREEMENT shall for all purposes be deemed "work hereunder" and shall be performed at no charge to PURCHASER unless otherwise specifically provided in this AGREEMENT or in another writing signed or duly acknowledged by authorized representatives of both parties.

SUPPLIER shall be solely responsible for work performed by its employees, agents, and/or contractors. SUPPLIER shall, upon notification from PURCHASER of completion of work performed by others, upon whose completion SUPPLIER's own work depends, promptly inspect and advise PURCHASER of any impediment that prevents the SUPPLIER's proper performance. SUPPLIER's silence shall constitute approval of such other work as fit, proper, and suitable for SUPPLIER's performance of work.

23.7 IDENTIFICATION CREDENTIALS

PURCHASER may, at its discretion, require SUPPLIER's employees to exhibit identification credentials, which PURCHASER may issue, in order to gain access to PURCHASER's premises for the performance of the work. If, for any reason, any of SUPPLIER's employees are no longer performing work, SUPPLIER shall immediately inform PURCHASER's representative in the most expeditious manner possible. Notification shall be followed by the prompt delivery to PURCHASER's representative of the identification credentials involved.

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                                   ARTICLE 24

                             REGULATORY COMPLIANCE

24.1 SUPPLIER ENVIRONMENTAL WARRANTY

SUPPLIER hereby warrants, represents and certifies that SUPPLIER's performance of this AGREEMENT, SUPPLIER's PRODUCTS and the result of SUPPLIER's SERVICES rendered hereunder shall conform to and comply with all applicable Federal, State, County and Municipal laws, statutes, regulations, and codes which relate to environmental protection and employee protection.

     24.1.1 PERFORMANCE

     "Performance" as used in this Section 24.1 refers to SUPPLIER's installation, dismantling, segregation, staging, loading, removal, processing, transportation, disposal, treatment, reclamation or other handling methods used in performing under this AGREEMENT.

     24.1.2 SUPPLIER'S CERTIFICATION AND INDEMNIFICATION

     SUPPLIER further agrees to certify compliance herewith at PURCHASER's request. SUPPLIER will indemnify and save PURCHASER harmless from any violation or breach of this Section 24.1, entitled ENVIRONMENTAL COMPLIANCE.

     24.1.3 LICENSES AND PERMITS

     To the extent that it is permitted to do so under applicable regulations, SUPPLIER shall, at PURCHASER's request and expense, obtain all licenses, permits, and authorizations necessary to perform under this AGREEMENT from the appropriate State, Federal and local governments and agencies prior to commencement of WORK hereunder.

          24.1.3.1 SUPPLIER shall notify PURCHASER immediately if any permit, license, certificate or identification number required for working on the DELIVERABLE shall have been revoked, not been renewed, expired or been suspended.

     24.1.4 SAFETY PRECAUTIONS AND MANAGEMENT PRACTICES

     SUPPLIER shall use its best efforts to exercise every reasonable safety precaution and best management practice, whether or not required by law, in dealing with the material.

24.2 HAZARDOUS CHEMICAL INFORMATION

SUPPLIER shall provide Material Safety Data Sheet(s), or other appropriate documentation, in the event that the PRODUCT (including electronic components) to be provided is or contains any substance designated:

     1. as a toxic/hazardous substance, as defined by the Occupational Safety and Health Administration, Environmental Protection Agency, and/or all State "Right to Know" laws; and/or

     2. as a carcinogen or potential carcinogen by the National Toxicology Program or the International Agency for Research on Cancer; and/or

     3. a hazardous material as defined in the Hazardous Material Transportation Act; and/or

     4. a regulated material under the Federal Insecticide, Fungicide and Rodenticide Act; and/or

     5. as a hazardous waste in the Resource Conservation and Recovery Act or the Superfund Amendment Reauthorization Act; and/or

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     6.   as radioactive; and/or

     7.   under the Clean Air Act or Clean Water Act.

A Material Safety Data Sheet must also be provided if the PRODUCT (including components) could be a hazard to human health and/or the environment in a fire/combustion or spill situation.

          24.2.1 HAZARDOUS MATERIALS COMPLIANCE PROVISION

          SUPPLIER represents and warrants that all PRODUCTS provided hereunder will be packaged, labeled, handled and shipped in accordance with all applicable Federal, State, County and local laws, rules, regulations, orders and other lawfully mandated requirements. This obligation shall include but not be limited to compliance with the following:

               1. all product labeling and other requirements imposed by the New Jersey Worker and Community Right-to-Know Act, N.J.S.A. 34:5A-1, et. seq., and all regulations adopted pursuant thereto;

               2. all product labeling and other requirements imposed by the Occupational Safety and Health Act of 1970 ("OSHA"), as amended, and all regulations adopted pursuant thereto, including the Hazard Communication Standard regulations;

               3. all requirements of the Hazardous Material Transportation Act, the Toxic Substance Control Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") and the New Jersey Pesticide Control Code (N.J.A.C. 7:30).

          24.2.2 OCCUPATIONAL SAFETY AND HEALTH ACT (OSHA)

          SUPPLIER in performing work under this AGREEMENT will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any and all applicable rules and regulations issued pursuant to the Act.

24.3 COMPLIANCE WITH LAWS

The Parties and all persons furnished by the Parties shall comply with the applicable Equal Employment Opportunity Act, Fair Labor Standards Act and all other applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in its or their performance under this AGREEMENT or any ORDER issued pursuant hereto.

This AGREEMENT is subject to applicable laws and executive orders relating to equal opportunity and nondiscrimination in employment. The Parties and all persons furnished by the Parties shall not unlawfully discriminate in its employment practices against any person by reason of race, religion, color, sex, disability or national origin and agrees to comply with the provisions of said laws and orders to the extent applicable in the performance of this AGREEMENT.

24.4 COMPLIANCE WITH FEDERAL RULES

SUPPLIER represents that DELIVERABLES furnished hereunder shall comply, to the extent required, with the applicable requirements of Parts 15, 22 and 24 of the Federal Communication Commission's Rules and Regulations pertaining to Cellular and Personal Communications Services Systems in effect at the time of delivery of such DELIVERABLES, including those sections concerning the labeling of such PRODUCTS and the suppression of radio frequency and electromagnetic radiation of specified levels. SUPPLIER makes no undertaking with respect to harmful interference caused by (i) installation, repair, modification or change of PRODUCTS or SOFTWARE by persons other than SUPPLIER; (ii) PRODUCTS or SOFTWARE which are subjected to misuse, neglect, accident or

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abuse by persons other than SUPPLIER; (iii) PRODUCTS or SOFTWARE which are used in a manner not in accordance with operating instructions or in a suitable installation environment or operations of other equipment in the frequency range reserved for PURCHASER within the franchise area.

SUPPLIER assumes no responsibility under this section for items designated or supplied by PURCHASER, including but not limited to, antennas, power equipment and batteries. Type acceptance or certification of such items shall be the sole responsibility of PURCHASER

     24.4.1 RADIO FREQUENCY ENERGY STANDARDS

     Should the PRODUCTS during use fail to meet relevant parts of the FCC Rules and Regulations for spurious emission and interference to radio communications, SUPPLIER shall provide to PURCHASER information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, then all remedies as provided by Article 14 hereof, entitled WARRANTIES, shall apply.

     24.4.2 REGISTRATION

     When PRODUCT furnished under this AGREEMENT is subject to registration under Part 68 of the FCC's Rules and Regulations as they may be amended from time to time ("Part 68"), SUPPLIER warrants that such PRODUCT furnished under this AGREEMENT is registered under and complies with Part 68 including, but not limited to, all labeling and customer instruction requirements unless such PRODUCT is furnished as part of a technical field trial or unless the PRODUCT is provided for services not covered or exempt under Part 68. SUPPLIER agrees to defend and hold PURCHASER harmless from any liability, claim or demand (including the costs, expenses and reasonable attorney's fees on account thereof) that may arise out of SUPPLIER's non-compliance with Part 68. PURCHASER agrees to promptly notify SUPPLIER of any liability, claim or demand against PURCHASER for which SUPPLIER is responsible under this clause and gives SUPPLIER full opportunity and authority to assume the defense, including appeals, and to settle such liability, claims and demands, provided that if PURCHASER reasonably believes that SUPPLIER is not adequately handling such defense or settlement, PURCHASER reserves the right to assume the defense or settlement.

24.5 EXPORT CONTROL

SUPPLIER hereby certifies to PURCHASER that unless SUPPLIER has received the prior written authorization of the Office of Export Licensing of the US Department of Commerce, Washington, DC, SUPPLIER will not transmit, by any means, either directly or indirectly, any technical data or information in any form whatsoever (whether written, oral or otherwise) acquired from PURCHASER, or any direct product of such data or information, except in compliance with United States laws and regulations, including but not limited to export laws and regulations.

24.6 REGULATORY ASSISTANCE

If requested by PURCHASER or its AFFILIATE(S), SUPPLIER shall, to the best of its ability, provide assistance by supplying an expert witness, if required, with regard to regulatory matters in connection with DELIVERABLES provided hereunder, provided that PURCHASER or its AFFILIATE(S) shall pay SUPPLIER for such assistance at a reasonable rate to be specified and shall reimburse SUPPLIER for all travel and per-diem living expenses reasonably incurred by the expert witness.

24.7 FOREIGN-BASED SERVICES

SUPPLIER represents, warrants, and covenants that no PURCHASER CUSTOMER END-USER DATA possessed or accessible by SUPPLIER relating to any PRODUCT or SERVICE shall be stored or accessed at a SUPPLIER-owned or controlled hard drive, server or RAM located outside of the U.S. without the advance written consent of PURCHASER, which consent shall not be unreasonably withheld. In the event that SUPPLIER determines that a PRODUCT or SERVICE produced or provided by an off-shore division or sub-contractor requires the use of

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information in the form of PURCHASER CUSTOMER END-USER DATA, SUPPLIER shall notify PURCHASER in writing within thirty (30) days of becoming aware of the situation and will work with PURCHASER to eliminate storage and accessibility of PURCHASER CUSTOMER END-USER DATA outside the US. PURCHASER acknowledges that SUPPLIER develops and supports many products and services in whole or in part outside of the US without storing or accessing PURCHASER CUSTOMER END-USER DATA outside of the US. Appendix Q lists some of this development and support activity as an illustration.

                                   ARTICLE 25

                                    TRAINING

25.0 TRAINING

SUPPLIER shall provide to PURCHASER training as set forth in Appendix G hereto, entitled TRAINING. The training to be furnished by SUPPLIER under this AGREEMENT shall be suitable to train PURCHASER's and/or its AFFILIATES' personnel in the area of systems planning, application practices, operation, maintenance and repair of system or product features as required.

If requested by PURCHASER and/or its AFFILIATES, SUPPLIER agrees to make available training in addition to the courses referenced in Appendix G hereto, entitled TRAINING, provided that such additional training is reasonably necessary to operate PURCHASER's or its AFFILIATES' network. Prices for such additional training shall be mutually agreed to by the parties.

PURCHASER may request training for third-party contractors that are employed by or acting as agents for PURCHASER. SUPPLIER will have sole discretion as to the content and extent of documentation and training made available to third-party contractors. PURCHASER will verify to SUPPLIER that any third Parties for which it has requested training have signed an agreement with confidentiality provisions at least as stringent as the those in Appendix F, the Appendix for the Treatment of Lucent Information, and will hold all information as confidential pursuant to the terms and conditions of the Appendix for the Treatment of Lucent Information. Nothing in this Section shall be interpreted to grant PURCHASER's third-party contractors any other rights under this AGREEMENT, including but not limited to the right to use any LICENSED MATERIALS, except for the purpose for which such licensed materials are provided.

                                   ARTICLE 26

                                     TAXES

26.1 TAXES

PURCHASER shall pay all federal excise tax and all state and local sales and use tax or other similar transfer tax in the nature of sales or use tax, however denominated (each, a "TAX"), which is directly and solely attributable to purchases by PURCHASER from SUPPLIER for consideration under this AGREEMENT. SUPPLIER shall bill such TAX to PURCHASER in the amount required by law, separately stating the amount and type of the billed TAX on the applicable invoice; PURCHASER shall pay such billed amount of TAX to SUPPLIER; and SUPPLIER shall remit such billed amount of TAX to the appropriate tax authorities as required by law; provided, however, that SUPPLIER shall not bill to or otherwise attempt to collect from PURCHASER any TAX with respect to which PURCHASER has provided SUPPLIER with (i) an exemption certificate prepared in accordance with applicable law, (ii) a direct pay number, or (iii) a written opinion of counsel (which may be addressed to either SUPPLIER or PURCHASER) to the effect that there is at least a reasonable basis for claiming that such TAX does not apply to the transaction or class of transactions at issue. If SUPPLIER proposes to make a transfer to PURCHASER other than by purchase (i.e., at no charge) and SUPPLIER wishes to raise the issue of payment and reimbursement of any TAX on such transfer, SUPPLIER will raise this issue in writing, either in its proposal or otherwise, prior to PURCHASER's acceptance of the proposal; SUPPLIER shall not be entitled to raise this issue after PURCHASER's acceptance of the proposal, or to collect any such TAX which PURCHASER has not agreed in writing to pay before the delivery of the transferred property to PURCHASER.

     26.1.2 SUPPLIER shall pay all TAX which is directly and solely attributable to any transfer from PURCHASER to SUPPLIER which is made in connection with a transaction under this AGREEMENT (including, without limiting the generality of the foregoing, a return, exchange, trade-in, or repurchase). PURCHASER shall bill such TAX to SUPPLIER in the amount required by law, separately stating the amount and type of the billed TAX on the applicable invoice or other statement; SUPPLIER shall pay such billed amount of TAX to PURCHASER; and PURCHASER shall remit such billed amount of TAX to the appropriate tax authorities as required by law; provided, however, that PURCHASER shall not bill to or otherwise attempt to collect from SUPPLIER any TAX with respect to which SUPPLIER has provided PURCHASER with (i) an exemption certificate prepared in accordance with applicable law, (ii) a direct pay number, or (iii) a written opinion of counsel (which may be addressed to either SUPPLIER or PURCHASER) to the effect that there is at least a reasonable basis for claiming that such TAX does not apply to the transaction or class of transactions at issue.

     26.1.3 At the other Party's request, each of SUPPLIER and PURCHASER shall reasonably cooperate with the other Party so as to minimize the tax liability of such other Party, including such other Party's liability for TAX to be billed and collected under Sections 26.1 and 26.1.2. Such cooperation shall include, without limiting the generality of the foregoing, (a) the delivery of SOFTWARE and DOCUMENTATION from SUPPLIER to PURCHASER via electronic transmission whenever feasible, (b) the separate statement of taxable and nontaxable charges on all invoices (including, without limiting the generality of the foregoing, charges for installation, assembly, configuration, freight, insurance and shipping), and (c) the maintenance and invoicing of separate prices for HARDWARE, SOFTWARE and SERVICES.

     26.1.4 From time to time, SUPPLIER shall provide PURCHASER, within 90 days of PURCHASER's request, a written opinion (which shall not constitute an opinion of counsel) as to (a) the percentage of the value of the FIRMWARE which is included in any HARDWARE supplied under this AGREEMENT, and (b) the percentage breakdown of value between APPLICATION SOFTWARE and OPERATIONAL SOFTWARE which is included in any SOFTWARE (including FIRMWARE) or HARDWARE supplied under this AGREEMENT; provided, however, that SUPPLIER shall not be required to respond to more than 15 such requests per calendar year. At the same time that SUPPLIER provides the written statement, SUPPLIER shall also provide reasonable detail concerning the method and underlying facts SUPPLIER used to arrive at the estimate. If a taxing authority will or does require additional information, PURCHASER may request that SUPPLIER also provide such additional information (which request shall not count toward the annual 15-request limit). SUPPLIER will supply such additional information to PURCHASER unless SUPPLIER informs PURCHASER that it will be unable to provide it. In that event, either Party may invoke Section 19.7 and through that procedure, come to agreement on the additional information that SUPPLIER will provide.

     Such statements and information shall be treated as confidential information under the Appendix F, Appendix Concerning the Treatment of Lucent Information, shall only be disclosed to employees of PURCHASER and PURCHASER's outside counsel with a need to know for the sole purpose of determining PURCHASER's ad valorem taxes and shall not be shared with PURCHASER's employees engaged in procurement (provided, that neither legal department nor tax department employees of PURCHASER shall be treated, for this purpose, as engaged in procurement). PURCHASER may reveal a statement and underlying information to a taxing authority, provided that PURCHASER has first taken whatever action is available in that jurisdiction to protect the confidentiality of the statement and information.

     26.1.5 From time to time, within 90 days of PURCHASER's request, SUPPLIER shall certify to PURCHASER in writing whether any particular APPLICATION SOFTWARE is custom or pre-written, as such terms are routinely and consistently used between SUPPLIER and PURCHASER.

     26.1.6 Each Party to this AGREEMENT shall cooperate with all reasonable requests of the other Party in connection with any contest or refund claim with respect to taxes. If one Party incorrectly bills and collects taxes from the other Party and the taxing authority requires that any refund from the taxing authority be sought by the billing Party, the billing Party shall seek the refund and remit to the other Party the amount of the refund actually obtained, together with interest, if any, actually received, promptly upon receiving such refund and interest, if any, from the taxing authority.

     26.1.7 Subject to Section 26.1.9, if SUPPLIER fails to bill any TAX to PURCHASER as required by Section 26.1.1, then, as between SUPPLIER and PURCHASER, PURCHASER shall remain liable for such unbilled TAX and any interest thereon, and SUPPLIER shall be liable for any interest, penalties and additions to tax which are assessed with respect to such unbilled TAX by the applicable taxing authority. Likewise, subject to Section 26.1.9, if PURCHASER fails to bill any TAX to SUPPLIER as required by Section 26.1.2, then, as between PURCHASER and SUPPLIER, SUPPLIER shall remain liable for such unbilled TAX and any interest thereon, and PURCHASER shall be liable for any penalties and additions to tax which are assessed with respect to such unbilled TAX by the applicable taxing authority.

     26.1.8 If PURCHASER fails to pay any TAX to SUPPLIER as required by
     Section 26.1.1, then, as between PURCHASER and SUPPLIER, PURCHASER shall be liable for such unpaid TAX and for all interest, penalties and additions to tax which are assessed with respect to such unpaid TAX by the applicable taxing authority. Likewise, if SUPPLIER fails to pay any TAX to PURCHASER as required by Section 26.12, then, as between SUPPLIER and PURCHASER, SUPPLIER shall be liable for such unpaid TAX and for all interest, penalties and additions to tax which are assessed with respect to such unpaid TAX by the applicable taxing authority.

     26.1.9 If SUPPLIER does not bill or collect a TAX under Section 26.1 because PURCHASER has provided SUPPLIER with an exemption certificate, direct pay number or opinion of counsel as described in such Section, then, as between SUPPLIER and PURCHASER, PURCHASER shall remain liable for such unbilled TAX, and for any interest, penalties and additions to tax which are assessed with respect to such unbilled TAX by the applicable taxing authority; provided, however, that SUPPLIER shall be liable for all such amounts which are assessed because SUPPLIER failed to maintain or produce any records, including exemption certificates, as required by law. Likewise, if PURCHASER does not bill or collect a TAX under Section 26.1.2 because SUPPLIER has provided PURCHASER with an exemption certificate, direct pay number or opinion of counsel as described in such Section, then, as between PURCHASER and SUPPLIER, SUPPLIER shall remain liable for such unbilled TAX, and for any interest, penalties and additions to tax which are assessed with respect to such unbilled TAX by the applicable taxing authority;

     provided, however, that PURCHASER shall be liable for all such amounts which are assessed because PURCHASER failed to maintain or produce any records, including exemption certificates, as required by law.

     26.1.10 Control of TAX audits shall rest with the Party responsible for filing the TAX return audited; provided, however, that such Party in control may not adjust, compromise or settle any TAX audit, the economic burden of which will be borne by the other Party, without the prior written consent of such other Party. If any taxing authority assesses any TAX against, or seeks to collect any TAX from, a Party (the "ASSESSED PARTY"), and the other Party (the "RESPONSIBLE PARTY") is responsible for such TAX under Section 26.1, Section 26.1.8 or Section 26.1.9, then the RESPONSIBLE PARTY may participate in or, with the consent of the ASSESSED PARTY, conduct the contest of the TAX determination in good faith, at the RESPONSIBLE PARTY's own expense. In any such contest which is conducted by the RESPONSIBLE PARTY, the RESPONSIBLE PARTY shall promptly furnish the ASSESSED PARTY with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the RESPONSIBLE PARTY and the tax authority. In any such contest which is conducted by the ASSESSED PARTY, the ASSESSED PARTY shall provide an opportunity for the RESPONSIBLE PARTY to meaningfully participate in all aspects of such contest, and the ASSESSED PARTY may not adjust, compromise or settle any dispute with regard to, or fail to appeal any adverse judgment or other determination with respect to, TAX, the economic burden of which will be borne by the RESPONSIBLE PARTY, without the prior written consent of the RESPONSIBLE PARTY. The ASSESSED PARTY shall use reasonable efforts to promptly inform the RESPONSIBLE PARTY of any relevant TAX assessment or collection effort, so as to permit the RESPONSIBLE PARTY to effectively exercise its rights under this Section 26.1.10; provided, however, that no failure of the ASSESSED PARTY to inform the RESPONSIBLE PARTY shall diminish the responsibility of the RESPONSIBLE PARTY to pay any TAX or other amount pursuant to this AGREEMENT unless, and then only to the extent that, the RESPONSIBLE PARTY's contest-participation rights are adversely affected by the ASSESSED PARTY'S failure to inform.

                                   ARTICLE 27

                         ALTERNATE DISPUTE RESOLUTION

27.1 REFERRAL

Should any disagreement, dispute, disputed claim of breach, nonperformance, or repudiation arising from, related to or connected with this AGREEMENT or any of the terms or conditions hereof, or any transactions hereunder ("DISPUTE"), arise between PURCHASER and SUPPLIER either during this AGREEMENT or after termination or expiration of this AGREEMENT, either Party may give to the other notice of the DISPUTE, specifically referencing this provision and request resolution of the DISPUTE. At the expiration of ten (10) business days, unless it shall have been settled, either Party may refer such DISPUTE to the Vice President, Network Planning, Verizon Wireless, and the Sales Vice President, New Business Development, Lucent Technologies Inc., for resolution. If within an additional ten (10) business days such DISPUTE shall not have been settled, then either Party may refer it to the Executive Vice President and Chief Technical Officer, Verizon Wireless, and the Customer Team Vice President, Lucent Technologies Inc., for resolution. The Parties agree to exchange relevant information and cooperate in good faith to resolve the DISPUTE under this provision. If within an additional ten (10) business days, such DISPUTE shall not have been settled, the Parties agree to resort to the dispute mediation remedies set forth below, or to use a THIRD PARTY ENGINEER to resolve the DISPUTE, if such DISPUTE involves any of the issues set forth in Section
27.2.1 hereof. The Parties will not be prohibited from seeking injunctive relief to preserve the status quo while the mediation is pending.

27.2 THIRD PARTY ENGINEER

SUPPLIER and PURCHASER will first attempt to resolve the DISPUTE through the process set forth in Section 27.1 hereof, entitled REFERRAL. If such attempt fails, then each Party shall submit its position in writing to the other within ten (10) business days of written notice from the Party requesting that the DISPUTE be resolved by the THIRD PARTY ENGINEER, and the Parties shall then mutually select a THIRD PARTY ENGINEER to render a decision in the DISPUTE. The THIRD PARTY ENGINEER shall be an engineer (who is not employed by either Party) that shall be chosen by the then President of the Institute of Electrical and Electronic Engineers (or the Vice President, if the President is a present or former employee of either Party) to serve as the THIRD PARTY ENGINEER for purposes of resolving the dispute. The costs of using a THIRD PARTY ENGINEER to resolve disputes under this Section 27.2 hereof shall be shared equally by both parties. If within an additional ten (10) business days, such DISPUTE shall not have been settled, the Parties agree to resort to the mediation process set forth in Section 27.3 hereof, entitled MEDIATION.

   27.2.1 The following list of issues may be referred to a THIRD PARTY ENGINEER for resolution, if the process set forth in Section 27.1 hereof, entitled REFERRAL, are unsuccessful.

          o    Capacity Warranty
          o    Acceptance Test Procedures
          o    Software Applicability and Use
          o    Equipment Specifications
          o    Feature Transparency
          o    Critical Fault Responsibility

27.3 Mediation

A formal mediation procedure may be commenced by either Party under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes by notice to CPR to select an experienced neutral mediator and a proposed time and date for mediation. All mediators shall be selected from the CPR Panel of Neutrals unless the Parties mutually agree to a different neutral mediator. All mediator fees shall be shared equally by the parties. Each Party will pay its own costs and other expenses associated with the mediation, except that the reasonable travel expenses, as outlined in the Verizon Wireless Travel Guidelines, incurred by the Party which is more distant from the site of the mediation, shall be shared equally by SUPPLIER and PURCHASER. The Parties shall participate in good faith in the mediation and if the Parties reach a resolution of the DISPUTE, it shall be reduced to writing and shall be enforceable in accordance with its terms.

If the procedures set forth above do not result in a resolution of the dispute satisfactory to both Parties within thirty-one (31) days of the first notice to CPR to select a mediator, either Party may give notice in writing to the other Party that the mediation procedure is terminated. Upon the issuance of such notice, either Party shall have the right to pursue such remedies as may be available at law or in equity or under this AGREEMENT.

ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE, INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

                                  ARTICLE 28

                              GENERAL PROVISIONS

28.1 SEVERABILITY

If any of the provisions of this AGREEMENT shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire AGREEMENT, but rather the entire AGREEMENT shall be construed as if not containing the particular invalid or unenforceable provision or provisions. If the invalid or unenforceable provision or provisions shall be considered an essential element of this AGREEMENT, the Parties shall promptly attempt to negotiate a substitute therefore.

28.2 CHOICE OF LAW

The construction, interpretation and performance of this AGREEMENT shall be governed by and construed in accordance with the domestic laws of the State of New York, and all actions under this AGREEMENT shall be brought in a court of competent subject matter jurisdiction of the State of New York and both Parties agree to accept and submit to the personal jurisdiction of such court. SUPPLIER also agrees to submit to the jurisdiction of any court in the United States wherein an action is commenced against PURCHASER based on a claim for which SUPPLIER has indemnified PURCHASER hereunder.

28.3 MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES

The Parties agree to cooperate to develop appropriate standards to provide equal opportunity to Minority and Women-Owned Business Enterprises ("MWBE") as detailed in Appendix D of this AGREEMENT.

28.4 SURVIVAL

All rights and obligations hereunder granted or incurred prior to and which by their nature would continue beyond the cancellation, termination, or expiration of this AGREEMENT or any ORDER placed hereunder by PURCHASER shall survive such cancellation, termination, or expiration.

28.5 NON-WAIVER

Neither Party's failure at any time to enforce any of the provisions of this AGREEMENT or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this AGREEMENT. The exercise by a Party of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same or any other rights, remedies or options.

28.6 NOTICES

Any Notice or demand which under the terms of this AGREEMENT or under any statute shall be made by SUPPLIER or PURCHASER in writing which may take the form of facsimile, electronic transfer, overnight courier or certified or registered mail, with return receipt requested, addressed to the respective parties. A Notice shall be deemed to have been given when received.

Notices to PURCHASER shall be addressed to the following (unless this AGREEMENT provides otherwise):

          Verizon Wireless
          180 Washington Valley Road
          Bedminster, New Jersey 07921
          Attn: Executive Director, Network Purchasing.

Telecopier No.: (908) 306-7660

with a copy to:

          Verizon Wireless
          180 Washington Valley Road
          Bedminster, New Jersey 07921
          Attn: Legal Department
          Telecopier No.: (908) 306-6836

Notices to SUPPLIER shall be addressed to:

          Lucent Technologies Inc.
          9 Village Circle
          Suite 515
          Westlake, Texas 76262
          Attn: Contract Manager
          Telecopier No.: (817) 491-2315

28.7 FORCE MAJEURE

Neither Party shall be held responsible for any delay or failure in performance of this AGREEMENT caused by fires, strikes, embargoes, requirements imposed by government regulations, civil or military authorities, acts of war or terrorism, or acts of God, beyond the control of SUPPLIER or PURCHASER and which could not have been avoided through the application of reasonable foresight or diligent effort, provided that this clause shall not excuse failure of a PRODUCT due to the occurrence of a Force Majeure condition that the SPECIFICATIONS are designed to protect against. If such contingency occurs, the Party delayed or unable to perform shall provide notice to the other Party and if the delaying causes continue for a period of fifteen (15) days, the Party injured by the other's inability to perform may elect to:

     1. terminate the affected ORDER or part thereof as to PRODUCTS not already shipped or SERVICES not already performed;

     2. suspend such ORDER for the duration of the delaying causes, buy or sell elsewhere PRODUCTS to be bought or sold hereunder and deduct from any Commitment the quantity bought or sold or for which such commitments have been made elsewhere; or

     3. resume performance under such ORDER once the delaying cause ceases with an option in the injured Party to extend the delivery or performance date up to the length of time the contingency endures.

Unless written notice is given no later than fifteen (15) days from when the injured Party is notified, (2) shall be deemed selected.

28.8 RELEASES VOID

Neither Party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to their respective premises and no such releases or waivers shall be pleaded by SUPPLIER or PURCHASER in any action or proceeding.

28.9 SECTION HEADINGS

The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this AGREEMENT.

28.10 ENTIRE AGREEMENT

This instrument, the Appendices and Addenda attached hereto, which are hereby made part of this AGREEMENT, and the ORDERS attached hereto, or hereafter issued under this AGREEMENT, constitute and embody the entire agreement by and between the Parties hereto and supersede all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this AGREEMENT. In the event of a direct conflict between a specific term or condition of this AGREEMENT and a specific term or condition in an ORDER, issued and accepted by the parties, the specific term or condition in the ORDER shall take precedence and control, but only for purposes of that individual ORDER. All ORDERS placed by PURCHASER shall be deemed to incorporate the terms and conditions of this AGREEMENT as well as any supplemental terms and conditions agreed to by the Parties in writing. This AGREEMENT shall not be modified or amended except by a writing signed by authorized representatives of both parties.

This AGREEMENT may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have set their hand to this Second Definitive Agreement between Cellco Wireless d/b/a Verizon Wireless and Lucent Technologies, intending to be legally bound this ___ day of ________ 2004.

Lucent Technologies Inc.               Cellco Partnership d/b/a Verizon Wireless


-----------------------------          -----------------------------
Signature                              Signature

-----------------------------          -----------------------------
Printed Name                           Printed Name

-----------------------------          -----------------------------
Title                                  Title

-----------------------------          -----------------------------
Date                                   Date

-----------------------------          -----------------------------
Signature                              Signature

-----------------------------          -----------------------------
Printed Name                           Printed Name

-----------------------------          -----------------------------
Title                                  Title

-----------------------------          -----------------------------
Date                                   Date


Legal Review                           Legal Review
by                                     by
  ---------------------------            ---------------------------


Witnessed by:                          Witnessed by:

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

                                 APPENDIX A.1.a

Standard Discounts Autoplex

                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
BASE STATIONS                                            DISCOUNT
Series II Hardware                                          **
Series II HMLAC                                             **
CDMA Autoplex Hardware                                      **
ECU-32                                                      **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.b

Standard Discounts Tier 1

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3)          **
N**TMS RTU Fee                                              **
High Speed Signaling Link RTU                               **
Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **
OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **
FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
Modcell 4.0 Price Per Channel Element                       **
     (eg., CMU-IV, 64 channel element card)                 **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount1
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
     (eg., CCU-II, 32 channel element card)                 **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
OTHER                                               DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
New Market2 Discount HW & Associated RTU/IOF Fees           **
New Market2 Discount Services E&I, Int, & Opt               **
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    (1) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

    (2) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

    (3) CDMA per Channel Data RTU Fee is reduced by ** to equal the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.c

Standard Discounts Tier 2

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee3)           **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
C2PAM/P2PAM                                                 **
C2PAM/P2PAM RTU                                             **
Low Loss Filter                                             **
MCR 15 Mhz HW                                               **
MCR PUG RTU                                                 **
Modcell 4.0 Price Per Channel Element                       **
     (eg., CMU-IV, 64 channel element card)                 **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
          (eg., CCU-II, 32 channel element card)            **

OTHER                                               DISCOUNT/NET PRICE
New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **

--------------------------------------------------------------------------------

     (4) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (5) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (6)  CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.d

Standard Discounts Tier 3

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3))         **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **

--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
C2PAM/P2PAM                                                 **
C2PAM/P2PAM RTU                                             **
Low Loss Filter                                             **
MCR 15 Mhz HW                                               **
Modcell 4.0 Price Per Channel Element                       **
          (eg., CMU-IV, 64 channel element card)            **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
          (eg., CCU-II, 32 channel element card)            **

OTHER                                              DISCOUNT/NET PRICE

New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **
--------------------------------------------------------------------------------

     (7) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (8) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (9)  CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.e

Standard Discounts Tier 4

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3))         **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
Modcell 4.0 Price Per Channel Element                       **
          (eg., CMU-IV, 64 channel element card)            **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
          (eg., CCU-II, 32 channel element card)            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
OTHER                                              DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **
--------------------------------------------------------------------------------

     (10) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (11) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (12) CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.f

Standard Discounts Tier 5

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3))         **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
C2PAM/P2PAM                                                 **
C2PAM/P2PAM RTU                                             **
Low Loss Filter                                             **
MCR 15 Mhz HW                                               **
Modcell 4.0 Price Per Channel Element                       **
          (eg., CMU-IV, 64 channel element card)            **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
          (eg., CCU-II, 32 channel element card)            **

OTHER                                              DISCOUNT/NET PRICE

New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **

--------------------------------------------------------------------------------

     (13) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (14) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (15) CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.g

Standard Discounts Tier 6

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3))         **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
C2PAM/P2PAM                                                 **
C2PAM/P2PAM RTU                                             **
Low Loss Filter                                             **
MCR 15 Mhz HW                                               **
Modcell 4.0 Price Per Channel Element                       **
          (eg., CMU-IV, 64 channel element card)            **
Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
                (eg., CCU-II, 32 channel element card)      **

OTHER                                              DISCOUNT/NET PRICE

New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **
--------------------------------------------------------------------------------

     (16) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (17) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (18) CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.1.h

Standard Discounts Tier 7

--------------------------------------------------------------------------------
                 Product                      Standard Discount Off List
--------------------------------------------------------------------------------
                 NETWORK                           DISCOUNT/NET PRICE
--------------------------------------------------------------------------------

5ESS Hardware                                               **
PHV6 HW                                                     **
5ESS RTU/IOF Fees (Including CDMA Voice RTU Fee(3))         **

Amgr(ECP) Hardware                                          **
Amgr(ECP) RTU/IOF Fees                                      **

OMP-FX Hardware                                             **
OMP-FX RTU/IOF Fees                                         **

FMS Hardware                                                **
FMS RTU/IOF Fees                                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
BASE STATIONS                                      DISCOUNT/NET PRICE
--------------------------------------------------------------------------------
Modcell 4.0/HD/Compact Hardware                             **
Modcell 4.0/HD/Compact RTU/IOF Fees                         **
C2PAM/P2PAM                                                 **
C2PAM/P2PAM RTU                                             **
Low Loss Filter                                             **
MCR 15 Mhz HW                                               **
Modcell 4.0 Price Per Channel Element                       **
          (eg., CMU-IV, 64 channel element card)            **

Primary Frame Discount
     HD Frame                                               **
     Modcell 4.0/Compact Primary Frame only                 **
Frame/Services Bundle Discount(1)
     Only when E&I & Integration Included On Order          **

Modcell 1.0/2.0/3.0 Hardware                                **
Modcell 1.0/2.0/3.0 RTU/IOF Fees                            **
--------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
Modcell 1.0/2.0/3.0 Price Per Channel Element               **
          (eg., CCU-II, 32 channel element card)            **

OTHER                                              DISCOUNT/NET PRICE

New Market(2) Discount HW & Associated RTU/IOF Fees         **
New Market(2) Discount Services E&I, Int, & Opt             **
--------------------------------------------------------------------------------

     (19) Frame/Services discount applies to any primary or growth frame orders if frame is ordered with Lucent Engineering, Installation, and Integration Services.

     (20) New Market: NEW MARKET Discount valid for 2 years from receipt of first purchase order.

     (21) CDMA per Channel Data RTU Fee equals the CDMA Voice RTU Fee.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.2.a

                                       **

                                 APPENDIX A.3.a

                                       **

                                       **

**

**

**

**

**

**

**

**

**

**

                                 APPENDIX A.3.b

                                       **

                                       **

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.3.c

                                      **

**

**


---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A 3.d

                                       **

                                       **

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.3.e

                                       **

                                       **

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A 3.f

                                       **

                                       **

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.3.g

                                       **

                                       **

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 APPENDIX A.3.h

**

**

**

**

**

**

**

     **

     **

     **

     **

     **

     **

**

**



**

**

**

**

**

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**

**

**

                                  APPENDIX B-1

                        SUPPLIER PRODUCT SPECIFICATIONS

PURCHASER may obtain information on SUPPLIER's products and services using the link to the external SUPPLIER web site shown below. This web site will provide PURCHASER with product brochures and access to detailed information on SUPPLIER product specifications. The following screen capture offers an example of the types of product information available at the SUPPLIER external web site.

**

                               [Graphic Omitted]

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                  APPENDIX B-2

                           RF ENGINEERING DELIVERABLES

SUPPLIER and PURCHASER Responsibilities for markets where SUPPLIER provides the CDMA Design

     1. PURCHASER will provide SUPPLIER with the following CDMA system engineering requirements:

          a.   Existing RF System Information
          b.   CDMA Coverage Boundary
          c.   CDMA Coverage requirements
          d.   CDMA Traffic Requirements
          e.   CDMA Market Penetration
          f.   Available CDMA Spectrum
          g.   CDMA Mobile Station Types
          h.   Information on suspected/potential interferers
          i.   Neighbor Lists for Analog System
          j.   Drive Test Data in "Archcats" format
          k.   List of Planned Sites for inclusion in design

     2. SUPPLIER will provide sufficient data and information on SUPPLIER's CDMA Design Methodology, CDMA Simulator/Propagation Tool and other CDMA Design Tools and Processes to allow PURCHASER to validate the system design.

     3. SUPPLIER shall provide a draft system design to PURCHASER within 30 calendar days of receiving PURCHASER's CDMA design requirements specified in item 1 above. The draft design shall include the following:

          a.   Design Requirements
          b.   Design Methodology
          c.   System Description
          d.   Propagation Model (Based on Drive Data)
          e.   Normal Pilot Signal Strength Plots
          f.   Pilot Channel Ec/Io (On Street) Plots
          g.   Balanced Reverse Link Traffic Channel Eb/No Plots
          h.   Balanced Reverse Link Coverage Plots
          i.   Handoff (On Street)Plots

          SUPPLIER will present SUPPLIER's system design at a Draft RF System Design Review held at PURCHASER's designated offices.

     4. PURCHASER may request and SUPPLIER shall provide any of the CDMA Analyses available in SUPPLIER's CE4 Cellular Engineering Tools.

     5. SUPPLIER shall provide RF Engineers and the CE4 Cellular Engineering Tools at PURCHASER's designated offices for a minimum of two weeks following the Draft RF design review. During this period PURCHASER's and SUPPLIER's engineers will work together to evaluate the draft RF Design and resolve system design issues. SUPPLIER's and PURCHASER's engineers will mutually agree to a final system design.

     6. Following agreement on a final system design, SUPPLIER shall provide the following within 7 calendar days:

          a.   Design Requirements
          b.   Design Methodology
          c.   System Description
          d.   Propagation Model (Based on Drive Data)
          e.   Normal Pilot Signal Strength Plots
          f.   Pilot Channel Ec/Io (On Street) Plots
          g.   Balanced Reverse Link Traffic Channel Eb/No Plots
          h.   Balanced Reverse Link Coverage Plots
          i.   Handoff (On Street) Plots

     7. SUPPLIER will evaluate any proposed site modifications to those sites selected for CDMA to determine their impact on the final design. PURCHASER will provide SUPPLIER a list of proposed site modifications for this evaluation.

     8. SUPPLIER and PURCHASER will jointly review and mutually agree to a final system design. This attachment shall include the CDMA Coverage Boundary, a detailed list of the sites and sectors at which CDMA will be deployed, and a list of the channel elements required at each of these sites and sectors.

                                   APPENDIX C

RF PERFORMANCE ACCEPTANCE CRITERIA FOR A CDMA NETWORK

1.   Introduction

     1.1  Overview

     This document describes the Acceptance test procedure and RF systems performance warranty for a CDMA wireless voice network using hardware and software provided by SUPPLIER. The nature of the warranty must necessarily vary depending upon the circumstances involved. Several possibilities exist.

     o SUPPLIER designs and optimizes the system. In this situation, an RF system performance warranty is provided.

     o SUPPLIER optimizes but does not design the system. In this situation, an RF system performance warranty is only provided if SUPPLIER validates the design. The warranty applies only to those portions of the network that are validated. Design validation may be done

          --During the design process, OR

--Performed on the as-built system by measuring path loss and pilot strength information as well as verifying frequency and PN planning.

     o SUPPLIER neither designs nor optimizes the system. In this case, no RF system performance warranty is provided.

     o SUPPLIER swaps out (i.e., SUPPLIER provides replacement network in place of an existing network) or overlays a system, and performs the optimization. In this case, an RF system performance warranty is provided that uses the performance of the new or overlaid network relative to the performance of the old or under-laid network as a means of assessing acceptance.

     1.2  Nature and conditions of warranty

     Generic warranty metrics and associated test procedures are described in section 2. The warranty/acceptance criteria specified in this section is valid when SUPPLIER performs the RF design on a "Green field design" basis, i.e., SUPPLIER performs the RF design and SUPPLIER performs RF optimization of the network as per SUPPLIER standard procedures and there has been no other existing network to be swapped-out or overlaid. In addition, this warranty/acceptance criteria is only applicable to clusters that consist of at least 10 contiguous cells. Warranties for a network that consists in total of less than 10 cells must be addressed separately.

     In the event that SUPPLIER performs RF optimization services only and PURCHASER wishes to develop the network design, the design must be validated by SUPPLIER in order for the warranty criteria described in section 2 to apply. Two possible means of validation exist.

     o The process of PURCHASER design and SUPPLIER validation during the design process is described in section 3. Warranty applies to the whole or part of the network that is validated during the design process.

     o Alternatively, if it is the PURCHASER's desire to relinquish such SUPPLIER validation during the design procedure, then the warranty/acceptance criteria described in section 2 would only apply to the design coverage area that is validated by measurements taken on the as-built system. Specifically, the warranty applies to areas that fulfill the following criteria:

               1) The measured path loss is equal to or better than the maximum allowable path loss as per SUPPLIER Link budget; AND

               2) The measured pilot Ec/No is equal to or greater than -13 dB.

               3) SUPPLIER must verify and approve the frequency planning and PN planning. The areas affected by implementing inappropriate frequency plan, PN offset plan that are not approved by SUPPLIER shall be excluded from the RF design coverage area.

The warranty metrics and procedures specified in section 2 are applicable only to the portions of the network that are validated.

For the markets where SUPPLIER is providing a network to swapout or overlay an existing network deployed by SUPPLIER or other SUPPLIER on a 1:1 basis, the acceptance test shall be based on comparison of the old existing network and the new. The performance of SUPPLIER provided network as indicated by the performance metrics shall be at least as good or better than that of the existing network within the measurement accuracy and with statistical significance (e.g., 2 standard deviation). In addition, the morphology and traffic pattern changes shall be calibrated and accounted for in order to provide a fair comparison. The test metrics and procedure may be negotiated on a case by case basis but shall in general follow the guideline as that stated in section 2.

Note that in this case acceptance is assessed by comparing the values obtained in the new or overlaid network to those obtained in the old or under-laid network, as opposed to comparing the values obtained in the new/overlaid network to an absolute target. Further, the comparison is only valid for acceptance purposes if the old and new values are measured under identical test conditions, and SUPPLIER performs optimization of the new/overlaid system.

In the event that there are missing cells due to circumstances outside SUPPLIER's control, SUPPLIER reserves the option to perform market acceptance testing if 90% or more cells are available in the market. The data collected in the areas with compromised coverage due to missing cells shall be excluded from data analysis for acceptance.

In addition, any adverse performance data (e.g., drops, origination failures) attributable to circumstances outside SUPPLIER's control shall not be valid for the purpose of assessing Acceptance criteria compliance. Such circumstances include but are not limited to:

     o    Packet pipe issues
     o    Spectrum interference from external sources

2.0 Metrics and test procedures

The performance metrics defined below are part of the contract and shall be used in Acceptance Testing.

The metrics shall apply in those cases where SUPPLIER performs the RF design and SUPPLIER performs the RF optimization. The values of the metrics obtained in test shall be compared to the warranty targets stated in order to assess acceptance.

The metrics shall also apply when SUPPLIER performs RF optimization only and PURCHASER performs RF design provided that the design is validated by SUPPLIER (see section 1, also section 3). In this situation, the performance metrics described below shall apply only to the portion(s) of the network that are validated. The values of the metrics obtained in test shall be compared to the warranty targets stated in order to assess acceptance.

The metrics described below shall also apply to the situation where SUPPLIER performs a swapout or overlay and performs optimization on the new/overlaid system; however, in this case, acceptance shall be assessed by comparing the values of the metrics obtained from the new/overlaid network to those obtained from the old/under-laid network. The old and new metrics must be measured under identical test conditions in order for the comparison to be valid.

The metrics described below shall not apply in situation where SUPPLIER performs neither design nor optimization. In this case, no RF system warranty shall be offered.

The procedures for measuring the performance metrics shall be executed as described below.

     2.1  Test setup

     All tests shall be performed at street level using test vehicles equipped with a calibrated test mobilestation(s) that meets or exceeds the minimum performance specifications as specified in the IS2000 standard for a CDMA IS-95 or 1xRTT in its(their) respective band class(es). All test mobiles utilized during System Performance Tests shall be configured to disable any slot paging scheme other than the default setting defined in the IS2000 standard. All tests shall be conducted at the selected vocoder rates implemented in the PURCHASER's system. Test mobiles shall have fixed attenuators connected between the transceiver and the antenna to compensate for vehicle penetration loss, additional vehicle height, and performance of the test vehicle antenna as appropriate. Additional attenuation may also be added to simulate system load.

     2.2 Coverage area for test

          All data shall be collected in mutually agreed test areas within the designed service coverage area. The "designed service coverage area" is defined as the area predicted to be covered for service by
          SUPPLIER's tools and measurements based on the final cell site locations. (Alternatively, if PURCHASER performs RF design as described in sections 1 and 3, the "designed service coverage area" shall be defined as the area predicted by PURCHASER's design methods and validated by SUPPLIER). Test routes within the designed service coverage area shall be mutually agreed. For purposes of data collection and analysis the routes shall be divided into spatial subdivisions called geographic bins. The bins shall be of


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          mutually  agreed size and not less than 100 meters by 100 meters.  Bin size need not necessarily be uniform. The bins along the high way shall be no less than 100-meter length linear bins. During data collection the test routes shall be driven at speeds mutually agreed to as being representative of normal subscriber behavior. Data collected from areas not planned to be covered in design shall be excluded from any analysis.

While SUPPLIER will attempt to minimize areas with weak or no coverage by using optimization techniques, RF performance will not be guaranteed in areas that are not predicted to be covered in design.

2.3  In-building

In-building coverage via external CDMA infrastructure will not be tested as part of acceptance; however, any building penetration margins specified in the design by PURCHASER may be verified at the street level.

2.4  Traffic load for test

     System acceptance tests shall be conducted with simulated traffic load. This traffic load shall correspond to the number of Erlangs for which the system has been designed. The method of load simulation shall be as follows:

     2.4.1 Reverse Link. Reverse link load simulation shall be conducted by using an attenuator placed in the reverse link path at the mobile transmitter. The value of the attenuator shall be consistent with the equivalent noise rise at the cell site receiver generated by the traffic load (busy hour Erlangs) used in design.

     2.4.2 Forward Link. Forward link load simulation shall be conducted by using Seller's Orthogonal Channel Noise Simulator (OCNS) to broadcast forward link interference of appropriate level. This interference shall be consistent with the traffic load (busy hour Erlangs) used in design. The number, level, and channel activity of interfering links shall be mutually agreed between SUPPLIER and PURCHASER.

2.5  Performance metrics

The performance metrics are:

     2.5.1 Frame Erasure Rate (FER). Data shall be collected under simulated traffic load (see section 2.4). Forward and reverse links shall be characterized separately.

     Data shall be collected and analyzed as follows: A call with known data sequences (e.g., Markov) shall be made and maintained. (If the call drops, a new call will be set up). During the call both forward and reverse link full rate frames shall be collected in time bins of at least 100 full rate frames. Each time bin average is averaged into a geographic bin in order to obtain a FER score, or average frame error rate (AFER), that characterizes that bin's location.

     Data collected from areas not planned to be covered in design shall not be considered for analysis (see section 2.2). Of the remaining data, a small percentage of the worst AFER values collected shall be discarded, where the percentage is consistent with the fraction (probability) of area design coverage. For example, the worst 5% of AFER values collected shall be discarded, where


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     the system is designed for 95% area coverage. The worst 10% of AFER values collected shall be discarded where the system is designed for 90% area coverage. The remaining bins shall together constitute the non-excluded area. The AFER values within the non-excluded area shall be averaged together. For acceptance, this average shall not exceed 2%.

     2.5.2 Dropped Calls. Data shall be collected under simulated traffic load (see section 2.4).

     Data shall be collected and analyzed as follows: a sequence of test calls shall be placed along the test drive routes. The duration of each call shall not exceed 100 seconds. The dropped call rate shall be the ratio of successfully originated calls that were dropped to the total number of successfully originated calls. A successfully originated call is defined as a successful origination to a non-busy number at the switch resulting from a correctly dialed call. Only data collected within the non-excluded area (see section 2.5.1) shall be included in this analysis. For system acceptance, the dropped call rate shall be less than or equal to 2%.

     2.5.3 Originations and Terminations. Data shall be collected under simulated traffic load (see section 2.4).

     Data shall be collected and analyzed as follows: for originations, a sequence of test calls shall be placed along the test drive routes. The origination success rate shall be the ratio of successfully originated calls to the total number of valid call attempts. A valid call attempt is defined as an origination attempt via a correctly dialed number to a non-busy number at the switch. A successfully originated call is defined as a call that has reached the voice channel state. Only data collected within the non-excluded area (see section 2.5.1) shall be included in this analysis. For system acceptance, the origination success rate shall meet or exceed 95%.

     For terminations, a sequence of test calls shall be placed along the test drive routes. The termination success rate shall be the ratio of successfully terminated calls to the total number of valid call attempts. A valid call attempt is defined as a termination attempt via a correctly dialed number from the switch to the test mobile. A successfully terminated call is defined as a call that has reached the voice channel state. Only data collected within the non-excluded area (see section 2.5.1) shall be included in this analysis. For system acceptance, the termination success rate shall meet or exceed 95%.

3.0 CDMA RF Network Design Process (Validation During Design)

This section describes the CDMA RF network design process flow should PURCHASER intend to develop the network design for any or all market in the CDMA network but contracts with SUPPLIER to perform the optimization. In this situation, the warranty described in section 2 only applies to the portion(s) of the network that SUPPLIER validates. Validation may be done during the design process or upon the as-built network by taking measurements. This section describes the former; i.e., the process that is followed when SUPPLIER validates the design during the design procedure. (Validation upon the as-built network is described in section 1).

If SUPPLIER performs both RF design and RF optimization, the process described below is not applicable, and the warranty metrics described in section 2 shall apply (see section 1).

The design process flow for PURCHASER design and SUPPLIER optimization, with SUPPLIER design validation during the design procedure, shall be as follows:

(a) PURCHASER shall define the required coverage and performance objectives and also shall specify the carried traffic design objectives for a particular market. SUPPLIER provides a link budget


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     customized to achieve the PURCHASER specified design objectives. PURCHASER shall specify applicable penetration margins (e.g., building), probability of cell edge coverage, antenna height, cable loss, head (body) loss, and voice quality target.

(b) Based on the SUPPLIER provided link budget, PURCHASER produces a Preliminary Initial Cluster Design for a particular Cluster and submits complete, comprehensive CDMA Design data to SUPPLIER for review. All simulations performed by PURCHASER and/or SUPPLIER shall assume a design Carried Traffic load based on Dominant Morphology for each sector for building a Traffic Distribution Map. The Land Use Data for the respective coverage area of each sector shall be evaluated and a Dominant Morphology class will be selected for each sector. PURCHASER shall provide sufficient clutter (Land Use) classifications to enable the morphology classifications for specified design coverage area. PURCHASER shall provide engineering and technical support to assist SUPPLIER's evaluation of PURCHASER's design.

(c)  PURCHASER and SUPPLIER jointly review the Preliminary Initial Cluster
     Design.

(d) SUPPLIER provides in written form, a list of suggested changes for the Preliminary Initial Cluster Design. If SUPPLIER demonstrates to PURCHASER that the Land Use database used to produce any Definitive Final Cluster Design has errors that would affect the Performance Guarantees, then SUPPLIER shall have the right to provide corrections for all such errors and PURCHASER shall re- run the Definitive Final Cluster Design.

(e) PURCHASER shall review and implement the suggested changes and PURCHASER shall be obligated to accept SUPPLIER's suggested changes.

(f) SUPPLIER approves the Preliminary Initial Cluster Design by issuing a Design Acceptance Certificate for either the modified Cluster Design from
     Section 3.0 (d), or PURCHASER's original design from Section 3.0 (b) if such Cluster Design is consistent with Section 3.0 (d) above.

(g) The approved Preliminary Initial Cluster Design then becomes the Definitive Initial Cluster Design that is utilized to generate the initial Order for Articles of said design.

(h) PURCHASER shall produce a Preliminary Final Cluster Design for the "as-built" configuration of the Cluster.

(i) PURCHASER and SUPPLIER jointly review and as necessary refine the Preliminary Final Cluster Design. This design is then delivered to SUPPLIER for approval.

(j) SUPPLIER shall have the same rights to suggest changes to the Preliminary Final Cluster Design as specified in Section 3.0 (c) and (d) above.

(k) PURCHASER shall have the same obligations to accept SUPPLIER suggested changes as are specified in Section 3.0 (d) above.

(l) SUPPLIER shall then approve the Preliminary Final Cluster Design by issuing a Design Acceptance Certificate for either the modified Cluster Design from
     Section 3.0 (j), or PURCHASER's original design from Section 3.0 (g) if such modified Cluster Design is consistent with Section 3.0 (j) above. The approved Preliminary Final Cluster Design shall become the Definitive Final Cluster Design.

The Definitive Final Cluster Design is utilized to generate the predicted coverage area and the mutually agreed Drive Test Routes for assessing Performance Guarantee compliance during the System Performance Acceptance Test (see section 2).


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                                   APPENDIX D

                        PRIMARY SUPPLIER COMPLIANCE WITH
  MINORITY-, WOMEN-, DISABLED VETERAN- AND VIETNAM-ERA VETERAN-OWNED BUSINESS
                      ENTERPRISES (M/W/DV BE) UTILIZATION

SUPPLIER agrees to provide opportunities for Certified Suppliers identified as Minority-, Woman-, Service Disabled and Vietnam-Era Veteran- Owned Business Enterprises (hereinafter "M/W/DV BE") in accordance, at a minimum, with the terms and conditions of this Appendix.

In the event that change in ownership results in a change of Supplier's status as a certified Minority-, Women-, Disabled Veteran- and Vietnam-Era Veteran-Owned Business Enterprise ("M/W/DV BE"), SUPPLIER shall notify PURCHASER'S Supplier Diversity Director by e-mail at ** within thirty (30) days of such change.

Definitions

"Certified" means currently certified as MWDVBE by an authorized certifying body, such as the Small Business Administration (SBA), the California Public Utility Commission Clearinghouse, National Minority Supplier Development Council or its affiliated regional councils, Women Business Enterprises National Councils (WBENC), or other similar local, state, or federal certifying body, among others.

"Minority-owned business enterprises" are defined as business concerns which are at least 51 percent owned and control is held by individuals who are members of a minority group, and of which at least 51 percent of the net profits accrue to members of a minority group. Such persons include those of African American, Hispanic, Asian-Pacific Islander, Asian-Indian or Native American origins. "Women-owned business enterprises" are defined as business concerns which are at least 51 percent owned by one or more women or, in the case of any publicly-owned business, at least 51 percent of the stock of which is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

"Service-disabled veteran-owned business enterprises" means a business concern
(1) not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly-owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and (2) the management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran. Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

"Vietnam-Era Veteran" is defined as a veteran of the U.S. military, ground, naval, or air service, any part of whose service was during the period August 5, 1964 through May 7, 1975, who (1) served on active duty for a period of more than 180 days and was discharged or released with other than a dishonorable discharge, or (2) was discharged or released from active duty because of a service-connected disability.

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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"Vietnam-Era Veteran" also includes any veteran of the U.S. military, ground, naval, or air service who served in the Republic of Vietnam between February 28, 1961 and May 7, 1975.

"Owned" is defined as at least 51 percent of the business or, in the case of a publicly owned business, at least 51 percent of the stock owned either by a minority or women. Transfer of ownership or purchase of an existing business by a minority (or non-minority women) from a non-minority (or non-minority male) who remains actively involved in the operation of the business, does not qualify as a minority-owned or women-owned business.

Diversified Supplier Utilization Plan

SUPPLIER must submit an approved Diversified Supplier Utilization Plan ("Plan") to PURCHASER'S Supplier Diversity Director at ** within 60 days after execution of this Appendix . The Plan will include a statement that SUPPLIER will work to achieve M/W/DV BE vendor usage as specified in this Appendix and will contain a commitment to report results in accordance with the terms set forth herein.

The list of M/W/DV BE(s) by the SUPPLIER in its Plan shall constitute:

          o A representation by SUPPLIER to PURCHASER in regard to the M/W/DV BE(s) that: (a) it intends to use the firm for the work specified in the Plan; (b) on the basis of information known to it and after reasonable inquiry, it believes such M/W/DV BE(s) to be technically and financially qualified to perform the work specified, and that the firm is available to perform the work; and (c) the M/W/DV BE(s) identified is currently certified as M/W/DV BE by an authorized certifying body.

          o A commitment that SUPPLIER will enter into a contract with each such M/W/DV BE (or approved substitutes) in accordance with its Plan.

          o A commitment by SUPPLIER that it will not substitute a M/W/DV BE listed in its Plan without notifying Verizon Wireless.

     Unless SUPPLIER has a reasonable belief that use of a designated M/W/DV BE will potentially cause personal injury or damage to property, or that such M/W/DV BE has engaged in illegal or unethical behavior, no substitution(s) of M/W/DV BE (s) designated on SUPPLIER'S Plan Form may be made without notifying PURCHASER in writing, citing the specific reason(s) for substitution.

Contract Specific Reporting

SUPPLIER shall report quarterly M/W/DV BE expenditures specific to PURCHASER contracts by using the "Supplier Diversity Tier 2/Subcontracting Summary Expenditures Report" found on PURCHASER'S website at **. Supplier shall submit such reports via e-mail to PURCHASER at ** on a quarterly basis,

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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within thirty (30) business days following the end of each quarter. This document is intended to provide a reporting mechanism to monitor SUPPLIER'S progress in achieving its M/W/DV BE usage and to detail improvements as set forth in this Appendix.

SUPPLIER will also provide:

     (1) A list of the name(s) and address(s) of any M/W/DV BE(s) the SUPPLIER has identified to use in support of this Appendix,

     (2) A description of the products/services or scope of work to be performed by M/W/DV BE(s), and

     (3) The percentage or volume of contract work to be performed by each such firm.

SUPPLIER M/W/DV BE Involvement

SUPPLIER proposes to work toward improving M/W/DV BE utilization over the term of the AGREEMENT and will continue to work with PURCHASER to develop a plan of action to bring SUPPLIER'S usage of diversity vendors to a proposed target of two percent (2%) of the total dollars spent under the AGREEMENT by the end of the term of the AGREEMENT.

Supplier Compliance; Standards and Remedies

Compliance Standards. PURCHASER has the right to review compliance by SUPPLIER with the Plan established in this Appendix. PURCHASER may determine that SUPPLIER is achieving M/W/DV BE usage as set forth in this Appendix by examining reports received from SUPPLIER, performing on-site inspections, conducting progress meetings regarding work required by the Plan, contacting involved M/W/DV BE(s), or through other actions taken in the ordinary course of administering this Appendix

Updates. An annual update of SUPPLIER's Plan will review the progress in maintaining and improving the use of M/W/DV BEs.

Supplier Report Card. SUPPLIER's ability to achieve its M/W/DV BE Commitments shall reflect upon and shall contribute to SUPPLIER's overall grade on the SUPPLIER Report Card or other performance measurement(s).


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                                  APPENDIX E-1

                         LUCENT WIRELESS SYSTEM SUPPORT
                       BASE RELEASE SOFTWARE AND SERVICE

                               SUPPLEMENTAL TERMS

1.0  INTRODUCTION

This Appendix contains additional terms and conditions, which together with the terms and conditions of the AGREEMENT, are applicable with respect to orders for the BRSS program identified herein ("BRSS"). BRSS is comprised of two components: Base Release Software and Base Release Service, as more fully described below.

2.0  ADDITIONAL DEFINITIONS

For purposes of this Appendix and the Agreement, the following additional definitions shall apply:

     "1xEV-DO" means 1x Evolution (Data Only), a high speed data solution supporting data rates up to 2.4 mbits/second.

     "7X24X365" means seven days a week, 24 hours a day and 365 days a year.

     "Assistance Request" and "AR" means a request for TSS support, as described in the TSS Appendix.

     "BRSS Program" and "BRSS" means the optional program under which SUPPLIER offers to PURCHASER, Major Releases, Point Releases, Software Updates and Crafts for Software for which PURCHASER has paid the applicable Fee, as more particularly described in this Appendix.

     "Cell" is cell site equipment as defined in Schedule 1 to this Appendix.

     "Covered Systems" means those AMPS and PCS systems operated by PURCHASER in the Franchised Area which, at the time of determination for purposes of this Appendix, are served by ECPs as defined below.

     "Craft" means a small Software release containing a collection of minor Software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates.

     "ECD" means Equipment Configuration Database.

     "ECP" means a SUPPLIER-manufactured Executive Cellular Processor installed in any of PURCHASER'S PCS or AMPS systems in the Covered Systems, whether or not such ECP was installed by or sold to PURCHASER by SUPPLIER, and regardless of the technology supported by such ECP (e.g., analog, CDMA, and TDMA).


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     "Franchised Area" means the area(s) for which the Federal Communications
Commission in the United States or a comparable government agency has granted a permit to construct and operate one or more AMPS or PCS systems, including any non-designated areas contiguous to the Franchise Area, and in which, under such agency's applicable rules, PURCHASER will be able to provide a wireless telecommunications service in such area(s) utilizing such system(s).

"Initial Operating Fee" (IOF) means those fees paid upon initial provision of Software for the right to use such Software. Such fee includes for the remainder of the first calendar year of use, BRSS and TSS.

"LWSS" means the Lucent Wireless System Support program as comprised of BRSS, described in this Appendix, and TSS, as defined in the TSS Appendix.

"Major Release" means an issue of Software which significantly adds to, improves or enhances existing base or standard Software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term "Generic Release" is synonymous with Major Release. A Major Release may also provide new optional Software features which PURCHASER may acquire for additional license fees.

"ODD" means Office Dependent Data.

"Optional Software Feature" means a feature or functionality of Software resident in a Major Release but which is not licensed to PURCHASER as part of BRSS and is available for use by PURCHASER only if PURCHASER pays the applicable separate license fee therefor.

"Pick-A-Pack Program" means the optional program under which SUPPLIER allows PURCHASER to license optional software features in a Pack for a single price. Refer to the Pick-A-Pack Program materials for more details.

"Point Release" means a superseding issue of Software which adds to, improves or enhances existing features and capabilities of the Major Release of the Software with which it is associated. A Point Release may also correct defects in earlier releases.

"Pricing Units" mean the pricing elements that are used to compute annual fees for the BRSS Program, as described in Schedule 1 of this Appendix.

"Retrofit" means a replacement of an existing Major Release (including any subsequently issued Point Releases) with a Software Upgrade that constitutes a new Major Release. Retrofits require modifications of the ODD and/or the ECD.

"Severity 1", "Severity 2", "Severity 3" and "Severity 4" mean the severity levels described in the TSS Appendix.

"Software" means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium.

"Software Update" means a partial update of existing Software provided to PURCHASER in consideration of PURCHASER'S payment of BRSS Program fees, and


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containing one or more of the following, in any combination: (i) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (ii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release), (iii) a platform for optional Software features, and (iv) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Craft, if it meets any of those definitions. SUPPLIER does not commit that any Software Updates will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers.

"Software Upgrade" refers to a Major Release provided to PURCHASER in consideration of PURCHASER'S payment of BRSS Program fees. In addition to the four Software Update criteria mentioned above, a Software Upgrade may also provide infrastructure changes. A Software Upgrade differs from a Software Update in that only a Software Upgrade can provide infrastructure changes. SUPPLIER does not commit that any Software Upgrades will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Upgrades that may be provided under the BRSS Program prior to the time that a Software Upgrade is released and made generally available to all BRSS subscribers.

"Standard Base Software Release" means the two most recent Major Releases that have been declared generally available. For example, if Major Release X is the latest GA release, it and Major Release X-1 are considered Standard Base Software Releases.

"T&M basis" means time and material, at SUPPLIER'S then prevailing rates.

"Technical System Support" and "TSS" mean the optional support offered by a defined Program or T&M basis, as more particularly described and defined in the TSS Appendix.

"TSS Appendix" means the attachment, exhibit, schedule or other document appended to or incorporated in this Agreement that describes Technical System Support.

"WTSC" means SUPPLIER'S Wireless Technical Support Center or equivalent designated center. SUPPLIER reserves the right to provide the services described herein from one or more such centers.

3.0 COVERED SOFTWARE

The BRSS Program is available for the following AMPS/PCS Software to be provided by SUPPLIER under this Agreement:

     o    Operating Software for each 5ESS(R) Switch Manager (Administrative
          Module)

     o    Operating Software for each ECP (Executive Cellular Processor)


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     o    Operating Software for each OMP (Operations and Maintenance
          Processor)

     o    Operating Software for each AP (Applications Processor)

     o    Operating Software for Cells

     o    Flexent(R) Remote Maintenance Tool (RMT) Software

     o Autopace(R) and WatchMark(TM) Prospect Software - Lucent AMPS/CDMA/TDMA R.xx (WatchMark(TM) Prospect) Software

          Feature Software over and above the base feature Software included in the respective operating Software packages set forth above.

          Software Updates and Software Upgrades to the Software packages set forth above.

          Such other Software as Supplier may agree in writing.

The BRSS program is also available for the following 1xEV-DO software. SUPPLIER'S 1xEV-DO system is available either as an addition to PURCHASER'S system or as an overlay to another vendor's system. The BRSS Program covers the following 1xEV-DO Software to be provided by SUPPLIER under this agreement:

     o    Operating Software for each 1xEV-DO Cell

     o    Operating Software for each 1xEV-DO RNC (Radio Network Controller)

     o    Operating Software for each OMP managing a 1xEV-DO System

     o 1xEV-DO Feature Software over and above the base feature Software included in the respective operating Software packages set forth above.

     o    Software Updates to the 1xEV-DO Software packages set forth above.

     o    Such other 1xEV-DO Software as Supplier may agree in writing.

Nothing herein shall be deemed to deny SUPPLIER the right to discontinue products or Software in accordance with its standard policies and/or the terms of this Agreement as applicable.

4.0  ELIGIBILITY REQUIREMENTS FOR BRSS

     4.1 Installation Performed by SUPPLIER or by PURCHASER and Observation by SUPPLIER

     Standard Base Software Releases furnished by SUPPLIER are eligible for updating and related services under BRSS without initial evaluation by SUPPLIER , provided BRSS commences not later than the end of the applicable warranty period for the respective Software. If PURCHASER installs the Software, SUPPLIER is given the opportunity, at its option, to observe and comment on the installation and ultimately accept that the installation was properly performed. Billing to PURCHASER for such observations will be on a time and material basis.

     4.2  Other Situations


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In all other situations, Software shall not be eligible for BRSS until
SUPPLIER, at its option, has made an initial evaluation, to determine whether modifications are required to make the Software eligible. Billing to PURCHASER for such observations will be on a time and material basis. If, in SUPPLIER'S judgment, modifications are required for this purpose, SUPPLIER will provide an estimate to PURCHASER of the costs of making such modifications, including the price for updating the Software to a current, supported, Standard Base Software Release. Upon PURCHASER'S acceptance of the estimate, PURCHASER will be billed based on SUPPLIER'S estimate for such evaluation, and any such modifications furnished by SUPPLIER. Software will not be eligible for BRSS unless SUPPLIER determines that the Software is in good working order in accordance with its Specifications and can be maintained in such condition.

4.3  PURCHASER'S Warranties of Authority

PURCHASER warrants, as a condition of eligibility, that PURCHASER is the owner or lessor of any equipment that runs the Software for which BRSS will be provided under this Appendix, or that PURCHASER has the equipment owner's written authorization to operate such equipment and obtain such support services under this Appendix. PURCHASER further warrants that PURCHASER is the licensee of the Software for which BRSS will be provided under this Appendix and is complying with the terms of the license.

4.4  Additional Requirements

Base Release Software and Service is offered only for equipment manufactured by SUPPLIER and equipment manufactured for SUPPLIER pursuant to specifications controlled by SUPPLIER. Base Release Software and Service is available only on a system basis. As used herein, a "system" is a FLEXENT(R)/AUTOPLEX(R) ECP and its attendant cells and related equipment. To be eligible for BRSS, a system must:

o Have been installed by SUPPLIER or, if not installed by SUPPLIER, at SUPPLIER'S option, it must pass an acceptance test to the satisfaction of SUPPLIER. This acceptance test will be available only at a separate fee and will be billed on a time and material basis.

o    Be operating on a Standard Base Software Release as defined in Section 2.0.

PURCHASER must have the same support level on all of its PCS, AMPS, and 1xEV-DO systems and equipment. For example, if PURCHASER operates CDMA PCS systems, analog/TDMA AMPS systems, and 1xEV-DO systems, PURCHASER is required to maintain the same support levels for all of its PCS, AMPS, and 1xEV-DO systems.

PURCHASER must subscribe to the Base Release Software and Service Program for all of its systems in order to purchase any TSS Program.

SUPPLIER must, as provided in the TSS Appendix, be given the right to electronically access system configuration and operational data and to use automated tools to diagnose such information, and to have access to all relevant PURCHASER personnel to enable SUPPLIER to understand and diagnose a reported problem. Beginning with ECP Release 21.0, this electronic access capability must include VPN access to a dedicated VPN server in PURCHASER'S network to enable remote execution of the EMS GUI. Without such access, SUPPLIER will not be held to any applicable support performance objectives set forth in this Appendix.

5.0  BASE RELEASE SOFTWARE - UPDATES AND UPGRADES


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During any period for which PURCHASER has paid the applicable BRSS Program fees, or for which the BRSS Program is provided at no additional charge under the terms of this Appendix, SUPPLIER will provide to PURCHASER all Software Updates and Software Upgrades that are made generally available by SUPPLIER during such period. SUPPLIER will notify PURCHASER of the availability of each Software Update and Software Upgrade. Such notifications shall include a description of the content of the Software Update or Software Upgrade to be provided by SUPPLIER including a list of all new Optional Software Features. SUPPLIER shall also notify PURCHASER of preconditions (e.g., additional hardware) for installing such Software Update or Software Upgrade and/or use of any such new Optional Software Features. The fulfillment of all such preconditions shall be the responsibility of the PURCHASER.

Subject to the provisions of Section 12 of this Appendix, SUPPLIER shall also update Documentation to incorporate new or revised operating procedures resulting from issuance of Software Updates and Software Upgrades.

Software Updates and Software Upgrades shall be individually warranted, as provided in Software warranty provisions of this Agreement, and PURCHASER shall have a right to possess and use Software Updates and Software Upgrades, as provided in the Software licensing provisions of this Agreement. Failure to pay any applicable BRSS fees for Software Updates and Software Upgrades shall not void the license granted under this Agreement for Licensed Software, including prior Software Updates and Software Upgrades properly in PURCHASER'S possession, for which PURCHASER has fully paid all applicable BRSS fees. PURCHASER acknowledges that if PURCHASER fails to continue to pay BRSS fees, PURCHASER shall not receive any permanent warranty fixes embodied in subsequent Software Updates and Software Upgrades, but nothing herein shall be deemed to deprive PURCHASER of any program corrections, work around procedures or other temporary or permanent fixes to which PURCHASER may be entitled in respect of Software warranty defects noticed to SUPPLIER during the applicable Warranty Period or under any TSS Program. SUPPLIER shall not be deemed to be in breach of its Software warranty obligations under this Agreement with respect to an identified defect, if SUPPLIER has furnished or intends to furnish, in a timely manner, a permanent warranty fix in a Software Update or Software Upgrade available to PURCHASER, and PURCHASER shall have no claim for refund or credit under such warranty provisions in such circumstances. Nothing herein shall excuse SUPPLIER of any obligation SUPPLIER may have under applicable warranty provisions or TSS Program to use all reasonable efforts to effect such a temporary fix during the pendency of a permanent fix.

BRSS entitles PURCHASER to use the features and functionality delivered with Software Updates and Software Upgrades, including, but not necessarily limited to:

     o Software to support system improvements, including performance and operations
     o    Compatibility of existing features with the new release
     o    New base/standard Software features and functionalities
     o Platform for Optional Software Features and optional hardware features
     o    Release compatibility with Translations Entry Assistant
     o Permanent and/or temporary fixes of problems in prior Software releases

BRSS does not entitle PURCHASER to use Optional Software Features resident in a Software Update or Software Upgrade, except to the extent that PURCHASER has separately paid the applicable license fees for the use thereof. Nothing in this Appendix shall be deemed to require SUPPLIER to make any new specific Software features and/or enhancements of Software available as part of SUPPLIER'S Software Updates or Software Upgrades. Any Software Updates or Software Upgrades that may be provided by SUPPLIER under the BRSS program are provided


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

as available. SUPPLIER shall have the sole right to determine whether a new functionality shall be a new base Software feature or functionality or an Optional Software Feature.

SUPPLIER reserves the right to determine the number of Software Updates and Software Upgrades that will be issued each calendar year for each type of Software covered by BRSS. SUPPLIER does not commit that any Software Updates or Software Upgrades will ultimately be released, made generally available and, therefore, provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Updates or Software Upgrades that may be provided under the BRSS Program prior to the time that a Software Update or Software Upgrade is released and made generally available to all BRSS subscribers. SUPPLIER'S current program for Software Upgrades is described in further detail in Section 12 of this Appendix.

6.0  BASE RELEASE SERVICE

     6.1  Software Delivery

     Upon receipt of notice of availability of a Software Update or Software Upgrade, PURCHASER may indicate its desire to obtain the update as follows:

          6.1.1 Retrofits

               Retrofits must be scheduled. PURCHASER may request Retrofits through its Customer Team Sales representative.

          6.1.2 Software Updates

               PURCHASER may request Software Updates that are not Retrofits by calling the WTSC at (866)LUCENT8 (866-582-3688), or such other location as SUPPLIER may designate. Calls must be made Monday through Friday, SUPPLIER'S holidays excluded, during the hours of 8:00AM to 5:00PM, Central Time.

          6.1.3 Medium of Delivery

               Software Updates and Software Upgrades shall be delivered by SUPPLIER in such medium (e.g., electronic distribution, CD-ROMs, or tapes) as SUPPLIER shall determine in its discretion.

     6.2  Pre-Installation Support

     SUPPLIER shall furnish to PURCHASER, Documentation relating to Software Updates and Software Upgrades that contains information regarding the preconditions to installation that must be fulfilled by PURCHASER and instructions to be followed during installation. It is PURCHASER'S obligation to become familiar with this material prior to commencing any self-installation of a Software Update or Software Upgrade. As part of BRSS, SUPPLIER will, at no additional charge, provide answers to a reasonable number of questions and otherwise provide a reasonable level of pre-installation support to PURCHASER concerning this information and these instructions. Such support is available Monday through Friday, SUPPLIER'S holidays excepted, during the hours 8:00AM and 5:00PM, Central Time. A request for support outside these hours will be treated as non-emergency Assistance Requests (as described in the TSS Appendix) and will be charged on a T&M basis, except to the extent that such AR is not subject to charge under an applicable TSS Program.

     6.3  Installation Support


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

          During PURCHASER'S execution of a Software Update or Software Upgrade installation procedure, SUPPLIER shall be available to provide a reasonable level of remote telephonic support to resolve encountered problems. Such support shall be available on a 7X24X365 basis by calling the WTSC at (866)LUCENT8 (866-582-3688), or such other location as SUPPLIER may designate.

     6.4  Retrofit Support

          In addition to standard pre-installation and installation support, SUPPLIER will provide to PURCHASER additional tools and services when a Retrofit is involved if PURCHASER is obtaining BRSS. Retrofits are involved when an ECP Major Release or a 5ESS Major Release is replaced by a newer Major Release. A Retrofit requires the use of specialized software and procedures to evolve existing database translations in order to make a product ready to receive and operate a new Major Release. Retrofit procedures will vary from Major Release to Major Release.

          6.4.1 ECP Retrofits

               SUPPLIER will provide, as part of BRSS, an On-Site Retrofit ("OSR") software tool that may be run by PURCHASER on PURCHASER'S OMP to perform selected activities relating to evolving database translations. If PURCHASER elects to utilize the On-Site Retrofit
          (OSR) software tool, SUPPLIER, through its ODD Retrofit Group, will provide remote telephonic support for requirements issues and error resolution. This support is available Monday-Friday, SUPPLIER'S holidays excluded, during the hours 8:00AM. - 5:00PM, Central Time, by calling the WTSC at (866)LUCENT8 (866-582-3688), or such other number as SUPPLIER may designate. Requests for such support outside of these hours will be treated as non-emergency Assistance Requests and are subject to billing on a T&M basis. Such out-of-hours support is not included in any TSS Program PURCHASER may have obtained under the TSS Attachment.

          6.4.2 5ESS Switch Retrofits

               SUPPLIER, will provide, as part of BRSS, 5ESS Switch Retrofits, including Software Update Management Services ("SUMS") center support. Procedures will be announced to PURCHASER as appropriate.

          6.4.3 1xEV-DO Retrofits

               1xEV-DO Major Releases are bundled with the ECP Major Releases.

     6.5  Restrictions on Access to WTSC

     Only employees, authorized agents, and contractors of PURCHASER may access the WTSC. All such personnel must be registered to have telephonic or Internet access into the WTSC or to the AR Database. The number of PURCHASER personnel that may be registered depends on the level of service which PURCHASER has elected, as described in the TSS Appendix. PURCHASER shall not request registration of any agent or contractor unless such agent or contractor is bound to use access to the WTSC or the AR Database and information learned by such access only in connection with work for PURCHASER , and is otherwise not authorized to use or disclose such information. PURCHASER has the responsibility to inform SUPPLIER upon termination of any registered personnel so that WTSC access privileges for said


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

     person may be revoked. Under no circumstances will SUPPLIER support, or PURCHASER allow, individuals who are not employees, authorized agents, and contractors of PURCHASER to access the WTSC or the AR Database.

     6.6  On-Site Technical Assistance

     Base Release Service is provided from the WTSC or other SUPPLIER location that is remote from the site where PURCHASER'S systems are located. At PURCHASER'S request and SUPPLIER'S discretion, SUPPLIER may dispatch personnel and or equipment to PURCHASR'S site to assist PURCHASER in preparing to install and/or installing a Software Update or Software Upgrade. At PURCHASER'S request, and as agreed to by SUPPLIER, SUPPLIER may provide on-site technical assistance beyond such remote support. On-site assistance is not included in BRSS, and will be billed to PURCHASER at a minimum of eight (8) hours a day on a T&M basis. Reasonable travel and living expenses incurred by SUPPLIER will also billed to PURCHASER for on-site service.

7.0  COMMENCEMENT OF BRSS PROGRAM

     7.1  General

     BRSS may be ordered only for an annual period effective on January 1 of the succeeding calendar year. The BRSS fee for that annual period will be determined by using the number of Pricing Units existing on December 31st of the preceding year. For example, if PURCHASER places an order for BRSS for calendar year 2004, based on per Cell pricing, the fee shall be determined by the number of Cells existing in all of PURCHASER'S systems on December 31, 2003. This general provision is subject to certain special rules set forth in the remainder of this Section 7 and in Section 4 above.

     7.2  Additional Systems

     If PURCHASER has existing systems covered by BRSS, any new SUPPLIER-manufactured or furnished system deployed by PURCHASER, whether or not purchased from SUPPLIER under this Agreement, shall receive BRSS coverage, at no additional charge, for the remainder of the calendar year in which the deployment occurs. This support starts on the day that installation and integration of the system is complete, when SUPPLIER performs the installation of the system. If SUPPLIER does not install all of the system, such support will be provided only upon written request of PURCHASER made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 4 above.

     7.4  Addition of Existing Systems

     Notwithstanding Section 7.3 above, if PURCHASER obtains from any third party additional existing systems then providing service to the public, by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of PURCHASER'S systems covered by BRSS. However, upon request of PURCHASER, which SUPPLIER shall not unreasonably withhold or delay, and subject to mutual agreement as to fees and other appropriate terms and conditions, such existing systems may be so included. This support starts only after the existing system has been deemed eligible for such support, as provided in Section 4 above.

8.0  RENEWALS


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For so long as SUPPLIER continues to offer BRSS as described in this Appendix,
PURCHASER'S BRSS, if any, may be renewed on January 1st of the next calendar year. Unless PURCHASER notifies SUPPLIER in writing to the contrary no later than the November 15th prior to that January 1st, PURCHASER'S existing BRSS Program shall automatically be renewed on the same pricing option basis in effect in the current year.

9.0  BRSS CHARGES AND INVOICING

     9.1  Standard Charges for BRSS

     BRSS is based on an annual fee payable in advance. Annual fees are based on the number of Pricing Units existing at the end of the preceding year, as described in Schedule 1. PURCHASER shall have an option to select for each calendar year among pricing programs based on counts of Cells, as further described in Schedule 1 to this Appendix. For example, the annual fee due for BRSS for the calendar year 2004, based on the Cell pricing option, shall be determined by multiplying the total number of all of the Cells in all of PURCHASER'S systems on December 31, 2003, by the appropriate per Cell charge.

     9.2  Determination of Pricing Units

     Promptly following December 31st of each calendar year, if PURCHASER has elected to obtain a BRSS for the following year, PURCHASER shall provide to SUPPLIER in writing a count of the applicable Pricing Units existing as of said date. Such count is subject to verification by SUPPLIER. PURCHASER grants SUPPLIER the right to use any information learned by SUPPLIER in performing services under this Appendix in connection with any verification activities. The provisions hereof are subject to the provisions of Schedule 1 to this Appendix.

     9.3  Invoicing

     All such invoices rendered for BRSS shall be due and payable within thirty
(30) days of the date of invoice. Invoices shall be rendered as provided below:

Annual fees for BRSS are billable in January. For example, the fees for BRSS purchased for calendar year 2004 are billable in January 2004, based on a Pricing Unit count as of December 31, 2003.

     Time and material charges are separately billable and will be invoiced by SUPPLIER.

10.0 SUPPORT FOR RELOCATED SOFTWARE

Software to be supported by SUPPLIER under this Appendix, which is moved to another Designated Processor of PURCHASER within the Franchised Area, and Software which is moved together with its Designated Processor to another location of PURCHASER'S within the Franchised Area, shall continue to be covered by PURCHASER'S BRSS, provided that SUPPLIER has received thirty (30) days prior written notice of such relocation and PURCHASER agrees to pay additional charges if the move increases SUPPLIER'S costs or expenses of providing BRSS. SUPPLIER reserves the right to inspect (one time) the Software as installed at the new location to determine its eligibility for support as provided in Section 4 above. SUPPLIER further reserves the right to supervise the unloading (if any) of the Software from the processor and the reinstallation of the Software at the new installation location. If SUPPLIER chooses to perform the above stated inspection and/or supervisions, SUPPLIER shall be entitled to be compensated for such services on a T&M basis.

11.0 TERMINATION OF BRSS


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Either party may terminate any effective BRSS, and SUPPLIER may terminate any of the services provided in this Appendix and may modify BRSS and the provisions of the Software Support Policy set forth in Section 12 below, but no such termination and no substantial modification shall be effective except upon ninety (90) days prior written notice, and no such termination by SUPPLIER shall take effect until the end of the calendar year in which such ninety (90) day notice is effective. In the event of any such termination by either SUPPLIER or PURCHASER or modification by SUPPLIER, no refund or forgiveness of any or all of the applicable fees previously paid or due for such calendar year shall be payable to PURCHASER. Nothing herein shall be deemed to excuse SUPPLIER from any general support obligation set forth elsewhere in this Agreement.

12.0 SOFTWARE SUPPORT POLICY

     12.1 Normal Progression/Skipping

     SUPPLIER'S Software is typically designed for sequential Retrofit/upgrade progression (for example, ECP Major Release X to ECP Major Release X+1). In some cases, skip Retrofits may be available (for example, ECP Major Release X to ECP Major Release X+2, skipping ECP Major Release X+1). SUPPLIER makes no commitment that any Major Release can be skipped. Moreover, where skipping is available, additional charges may apply. PURCHASER should evaluate each new release, consider its application, consider the availability of skipping or the lack thereof, and select the Software migration plan that best suits its needs.

     12.2 Major Release Life Cycle Ratings

     Software ratings apply to Major Releases. Once a Major Release becomes generally available to SUPPLIER'S customers, it begins to migrate through four product ratings during its life cycle; Standard Availability ("SA"), Additions and Maintenance ("A&M"), Limited Availability ("LA"), and Discontinued Availability ("DA"). Differently rated Major Releases are subject to different levels of support and use. The length of time that a Major Release remains at each product rating varies depending upon SUPPLIER'S schedule for issuing new Major Releases.

     When a software release has been declared generally available, it moves into the SA stage and remains in that classification until the next sequential Major Release has been declared generally available at which time the original release moves down in rating. For example, once made generally available, Major Release X will remain SA until Major Release X+1 is issued. At that time, Major Release X will move down one rating to A&M. With the issuance of Major Release X+2, Major Release X moves down one rating to LA. With issuance of Major Release X+3, Major Release X will move down to the final DA rating.

     Any Software Update that is issued during a rating period will not change or otherwise affect the rating of the Major Release. For example, if while ECP Major Release X is rated SA, SUPPLIER issues a Point Release (X.1) for that release, Major Release X will retain its SA rating. Such Software Update shall be considered part of the Major Release and will have the same rating as that Major Release.

     12.3 Support Available for Differently Rated Major Releases

     Support for differently rated Major Releases is described in Schedule 2 to this Attachment.


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     12.4 Charges for Support

     PURCHASER will be provided the support summarized herein under the terms of BRSS and/or the Technical System Support provisions of the TSS Appendix to this Agreement.



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                                  BRSS PROGRAM
                            PRICING UNITS AND FEES

1.   PRICING UNITS

Annual fees for BRSS Programs are based on Pricing Units existing on a certain date. For purposes of determining such fees, there are three Pricing Units, defined as follows:

     Cell: A "Cell" is a PCS or AMPS base station installed in any of PURCHASER'S AMPS/PCS systems in the Covered Systems that has a unique identifier to a PURCHASER Mobile Switching Center (MSC) or 1xEV-DO RNC, such as a Cell ID (identification) number, whether or not such base station was manufactured, installed or sold by SUPPLIER. For example, two AMPS cells in one physical location (co-located) constitute two cells if they are uniquely identified to the MSC(s) serving them. Similarly, if AMPS or PCS cell is split for capacity or other reasons, the cell count will be increased based on the Cell IDs generated by the split. And, for example, if a PCS cell is added at a location where an existing AMPS cell exists and generates another Cell ID, the PCS cell constitutes a cell for purposes hereof. Notwithstanding the foregoing, a SUPPLIER-manufactured Microcell will be counted as a "cell" in determining fees for TSS Programs. The term "Cell" as used herein includes comparable equipment manufactured by a third party manufacturer.

     ** Upon availability of IS-634 (Interim Standard - 634) compliant logic in SUPPLIER'S switching infrastructure (switch and other infrastructure both hardware and software) non-SUPPLIER manufactured base stations that are also IS-634 compliant will be able to access and utilize Pick - A - Pack program packages. Therefore, upon availability of such compliant logic non-SUPPLIER manufactured base stations will be counted as Cells in the same manner as SUPPLIER manufactured cells.

2.   COUNT OF PRICING UNITS

     2.1  General

     Except as provided in Section 2.2 below, the scope of Covered Systems and Pricing Units will be counted as of December 31st of the year preceding the year for which BRSS will be provided.



3.   BRSS PROGRAM PRICES

     3.1  **

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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     **

SUPPORT AVAILABILITY FOR DIFFERENT SOFTWARE RATINGS+

--------------------------------------------------------------------------------
                             SA             A&M            LA             DA
--------------------------------------------------------------------------------
SUPPORT
Outage                       Yes            Yes(1)         Yes(2)         Yes(3)
Non-Outage                   Yes            Yes(1)         No             No
--------------------------------------------------------------------------------
SOFTWARE ISSUED
Software Updates             Yes            Yes(1)         No             No
--------------------------------------------------------------------------------
SOFTWARE MODIFICATIONS
MADE+
Outage                       Yes            Yes(1)         Yes(2)         No
Billing/Call Processing      Yes            Yes(1)         Yes(2)         No
Non-Service Affecting        Yes            No             No             No
Software Enhancements        Yes            N/A            N/A            No
Special Features             Yes            No             No             No
--------------------------------------------------------------------------------
PROCEDURES
Retrofit From                Yes            Yes            Yes            No
Retrofit To                  Yes            Yes            No             No
Procedures Archived          No             No             No             Yes(4)
Support Tools Archived       No             No             No             Yes(4)
New Start Cutover            Yes            No             No             No
--------------------------------------------------------------------------------
RELEASE SPECIFIC
Software Maintained          Yes            Yes            Yes            No
Documentation Maintained     Yes            Yes            Yes            No
Software Archived            No             No             No             Yes(4)
Documentation Archived       No             No             No             Yes(4)
--------------------------------------------------------------------------------

     + SUPPLIER reserves the right to implement fixes in Software to problems in succeeding Major Releases of that Software.

     (1)  Available only if considered a Severity 1 or 2 problem.

     (2)  Available only if considered a Severity 1 problem.

     (3) Available for attempted recovery only of the most recently DA'd release, using PURCHASER'S copy of the Software. SUPPLIER makes no commitment that it can or will provide any fix or work- around by overwrite or any other method. When a Software release reaches DA, Assistance Requests are no longer addressed.

     (4)  These are limited to the first year of DA rating.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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                                  APPENDIX E-2

                         LUCENT WIRELESS SYSTEM SUPPORT
                           TECHNICAL SUPPORT SERVICES

                                Program Level 3

                               SUPPLEMENTAL TERMS

1.0  INTRODUCTION

This Appendix contains additional terms and conditions, which together with the terms and conditions of the AGREEMENT, and sets forth the terms and conditions applicable to SUPPLIER'S furnishing of Technical System Support (TSS) service for covered software as defined in section 4.2 for PURCHASER's wireless 3G 1x voice, data and 3G 1xEV-DO network. TSS is a remote service that supports specified software after its deployment in PURCHASER's commercial network. TSS is available only in the United States.

2.0  ADDITIONAL DEFINITIONS

For purposes of this Appendix, the following additional definitions shall apply:

"7 X 24 X 365" means seven days a week, 24 hours a day and 365 days a year.

"Assistance Request" and "AR" means a request for TSS support, as described in
Section 4.6 of this Appendix.

"BRSS Appendix" means the Appendix, exhibit, schedule or other document appended to or incorporated in this Agreement that describes PURCHASER'S BRSS Program.

"BRSS Program" and "BRSS" means the optional program under which SUPPLIER offers to PURCHASER Major Releases, Point Releases and Software Updates and Crafts for Software for which PURCHASER has paid the applicable Fee, as more particularly described in the BRSS Appendix.

"Covered Systems" means those AMPS and PCS systems operated by PURCHASER in the TERRITORY, which, at the time of determination for purposes of this Appendix, are served by ECPs and is limited to the covered software under section 4.2.


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"Covered Software" means Software of the types enumerated in Section 4.2 for which a BRSS Program is in place.

"Craft" means a small Software release containing a collection of minor Software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates and is often issued in connection with a modification request (MR) received from customers under TSS Programs.

"Customer Technical Advocate" and "CTA" means a person assigned by SUPPLIER pursuant to Section 4.4.3.1

"Data Cell" is a One BTS base station installed in any of Customer's Data Networks in the Covered Systems that has a unique identifier to a 1xEV-DO Controller, such as a Cell ID (identification) number, installed or sold by Supplier. For example, two PCS and Data cells in one physical location (co-located) constitute two cells if they are uniquely identified to the 1xEV-DO Controller serving them. Similarly, if PCS network or Data cell is split for capacity or other reasons, the cell count will be increased based on the Cell IDs generated by the split. And, for example, if a data cell is added at a location where an existing PCS cell exists and generates another Cell ID, the Data cell constitutes a cell for purposes hereof.

1xEV-DO means 1x Evolution (Data Only), a high-speed data solution supporting data rates up to 2.4 mbits/second.

"ECP" means a SUPPLIER-manufactured Executive Cellular Processor installed in any of PURCHASER'S PCS or AMPS systems in the Covered Systems, regardless of the technology supported by such ECP (e.g., Analog, CDMA, and TDMA).

"LWSS" means the Flexent System Support program as comprised of BRSS, as described in BRSS Appendix and TSS as defined in this Appendix.

"FMS-RNC" is a Flexent Mobility Server and Radio Network Controller installed in any of the Customer's 1xEV-DO Data Networks in Covered System.

"Initial Operating Fees" (IOF) means those fees paid upon initial provision of Software for the right to use such Software. Such a fee includes BRSS and TSS for the remainder of the first calendar year of use.

"Major Release" means an issue of Software, which significantly adds to, improves or enhances existing base or standard Software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term "Generic Release" is synonymous with Major Release. A Major Release may also provide optional new Software features, which PURCHASER may acquire for additional license fees.

"Optional Software Feature" means a feature or functionality of Software resident in a Major Release but which is not licensed to PURCHASER only if PURCHASER pays the applicable separate license fee therefore.

"OMP-FX" is the Operation and Maintenance Platform for Flexent installed in any of the Customer's 1xEV-DO Data Networks in Covered System.


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"Point Release" means a superseding issue of Software, which adds to, improves or enhances existing features and capabilities of the Major Release of the Software with which it is associated. A Point Release may also correct defects in earlier releases.

"Severity 1", "Severity 2", "Severity 3" and "Severity 4" mean the severity levels described in Schedule 1 to this Appendix.

"Software" means a computer program developed by SUPPLIER or developed for SUPPLIER pursuant to specifications controlled by SUPPLIER and consisting of a set of logical instructions and tables of information, which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium.

"Software Update" means a partial update of existing Software provided to PURCHASER in consideration of PURCHASER's payment of BRSS Program fees, and containing one or more of the following, in any combination: (i) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (ii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release), (iii) a platform for Optional Software Features, and (iv) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Craft, if it meets any of those definitions. SUPPLIER does not commit that any Software Updates will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers.

"Software Upgrade" refers to a Major Release provided to PURCHASER in consideration of PURCHASER's payment of BRSS Program fees. In addition to the four Software Update criteria mentioned above, a Software Upgrade may also provide infrastructure changes. A Software Upgrade differs from a Software Update in that only a Software Upgrade can provide infrastructure changes. SUPPLIER does not commit that any Software Upgrades will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers.

"Standard Base Software Release" means the two most recent Major Releases that have been declared generally available. For example, if Major Release X is the latest GA release, it and Major Release X-1 are considered Standard Base Software Releases.

"Technical System Support" "TSS" and "TSS Program" mean the collection of post-deployment support services provided under this Appendix as defined in this Appendix.

"WTSC" means SUPPLIER's Wireless Technical Support Center or equivalent designated center. SUPPLIER reserves the right to provide the services described herein from one or more such centers.


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3.0  SOFTWARE WARRANTY SUPPORT


TSS is not a warranty service; however, certain Software technical support is available during the warranty period for Covered Software. This is in consideration of PURCHASER having paid the Initial Operating Fees or the BRSS Program fees applicable to such Software, in connection with which certain of the procedures in this Appendix are applicable.

This support and procedural terms include the following:

     o Defect Reporting: Reporting procedures are set forth in Section 4.6 below.

     o Remedies for Defects: Remedies include furnishing a Software modification or "fix" for Software that is not substantially compliant with applicable specifications. If a software modification is not appropriate or feasible, a workaround may be developed to remedy the defect. SUPPLIER reserves the right to include permanent fixes in Software Updates to such Software under the BRSS Program.

     o Information Dissemination: So long as PURCHASER's system Software remains under warranty PURCHASER shall be entitled to receive dissemination of information to substantiate compliance with specifications and to notify customers of problems (for example, bulletins, alerts, informational updates, etc.).

     o Problem Solving Status: Support during the warranty period includes the right for registered users to access the WTSC for defect related problem solving status via SUPPLIER'S Extranet as described in 4.6.2 below.

4.0  TECHNICAL SYSTEM SUPPORT

     4.1 General. Technical System Support encompasses support exceeding the level of support provided to PURCHASER under Section 3 above. When the TSS Program described in this Appendix is purchased, SUPPLIER shall provide support as outlined in this Appendix, but nothing herein shall require SUPPLIER to correct any software defects that SUPPLIER would not be required to correct under any warranty applicable to the Software as delivered to PURCHASER. Permanent software corrections may or may not be provided under TSS, depending upon the complexity and/or criticality of each case, as in all events SUPPLIER reserves the right to implement permanent corrections in a Software Update of the affected Software.

          4.2 Covered Software. The TSS Program under this Appendix covers the following Software used in PURCHASER'S Covered Systems:

          1. Operating software for each ECP (Executive Cellular Processor). ECP includes the CNI/IMS (Interprocessor Message Switch) ring and associated Wireless Call processing OA&M (Operation, administration and Maintenance). Functions include:

               a.   Recent Change/Database changes
               b.   Status Display changes
               c.   Technician input/output assistance
               d.   Automatic Message Accounting (AMA) generation


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               e.   HLR (Home Location Register) /VLR (Visitor Location
                    Register) issues
               f.   Call processing issues

          2.   Operating software for Operations and Maintenance Processor
               (OMP). OMP functions include:

               a.   EMS/GUI issues

               b.   Service Measurements collection
               c.   Recent Change/Database changes
               d.   Technician input/output assistance
               e.   AMA collection
               f.   Connectivity to host collector for AMA
               g.   EESD/LED Software delivery

          3. The following operating software for each 5ESS(R) switching system:

               a.   Administrative Module (3B21D)
               b.   Communications Module
               c.   Switch Modules & Peripherals including:

                    i.   Vocoders
                    ii.  Protocol handlers
                    iii. Packet pipe handlers (PHV, PH4, PH22, PHA)
                    iv.  DNUS (Digital Network Unit Sonet)
                    v.   CNI ring- Message router between ECP and 5E

          4. Operating software for VCDX (Very Compact Digital Exchange Switch) switching system

          5. Operating software for Wireless Data Interworking Function (IWF) IWF for CDMA (Code Division Multiple Access) and TDMA (Time Division Multiple Access) circuit switch data applications

          6.   Operating software for Applications Processor (AP)

          7.   Operating software for Base stations

          8.   Mobility Manager functions. Trouble Shooting assistance with:

               a.   Call Processing and Database
               b.   HLR/VLR
               c.   Voice Channel administration
               d.   Status display
               e.   ROP (Read Only Printer)
               f.   Database Evolution
               g.   FAF (Feature Activation File) Migration
               h.   System integrity
               i.   RCS (Radio Cluster Server Set)

          9.   AutoPace, FlexPM and WatchMark Prospect software

          10.  1xEV-DO Base Station Software

          11.  1xEV-DO RNC (Radio Network Controller) Software

          12.  1xEV-DO OMP-FX Software

          13.  MDIS-CDPD base software Release 6.2.3 or higher


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          14.  Optional Software Features that are covered under the BRSS
               Appendix

          15.  OMC -RAN

          16.  CDMA 1xRNC

          Nothing herein shall be deemed to deny SUPPLIER the right to discontinue Products or Software in accordance with its standard policies and/or the terms of this Agreement as applicable.

          SUPPLIER will support the Software in accordance with SUPPLIER'S Software Support Policy, as explained in the BRSS Appendix.

          With respect to additional Software features not identified in this
          Section 4.2, terms and conditions and pricing for support of such Software features shall be as mutually agreed between the parties.

     4.3  Eligibility Requirements for TSS.

          4.3.1 Installation Performed by SUPPLIER or by PURCHASER and Observation by SUPPLIER

          Standard Base Software Releases under the BRSS Program, furnished by SUPPLIER are eligible for TSS Program support without initial evaluation by SUPPLIER provided the PURCHASER purchases the TSS Program not later than the end of the applicable warranty period; and, provided further, that if PURCHASER installs the Software, SUPPLIER is given the opportunity, at its option, to observe and comment on the installation and ultimately accepts that the installation was properly performed. Billing for such observations will be at SUPPLIER'S then standard rate.

          4.3.2 Other Situations


          In all other situations, Software shall not be eligible for this TSS Program support until SUPPLIER, at its option, has made an initial evaluation to determine whether modifications are required to make the Software eligible. Billing to PURCHASER for such observations will be at SUPPLIER's then standard rate. If, in SUPPLIER'S judgment, modifications are required for eligibility, SUPPLIER will provide an estimate to PURCHASER of the costs of making such modifications, including the price for updating the Software to a current, supported Standard Base Software Release. Upon PURCHASER's acceptance of the estimate, PURCHASER will be billed based on SUPPLIER'S estimate for such evaluation, and any such modifications furnished by SUPPLIER. Software will not be eligible for TSS unless SUPPLIER determines that the Software is in good working order in accordance with its Specifications and can be maintained in such condition.

          4.3.3 Equipment Manufactured, and Installed by or Purchased from SUPPLIER

          Technical System Support is offered only for SUPPLIER's Software residing on equipment manufactured by or for SUPPLIER pursuant to specifications controlled by SUPPLIER. The Covered System must have been installed and integrated by SUPPLIER


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          or, if not installed and integrated by SUPPLIER, at SUPPLIER's option, it must pass an eligibility test to the satisfaction of SUPPLIER. This eligibility test will be available only at a separate fee and will be billed at SUPPLIER's then standard rate. Equipment in the Covered System must be purchased directly from SUPPLIER or a SUPPLIER authorized supplier. Equipment acquired through a non-authorized supplier is subject to SUPPLIER's observation and or eligibility tests. Such observation and eligibility test will be available only at a separate fee and will be billed at SUPPLIER's then standard rate.

          4.3.4 PURCHASER'S Warranties of Authority

          PURCHASER warrants, as a condition of eligibility, that PURCHASER is the owner or lessor of any equipment that runs the Software for which TSS will be provided under this Appendix, or that PURCHASER has the equipment owner's authorization to operate such equipment and obtain such support services under this Appendix. PURCHASER further so warrants that PURCHASER is the licensee of the Software for which TSS will be provided under this Appendix.

          4.3.5 System Level Support

          TSS is available only on a "Covered System" basis. Owner must maintain coverage under this Amendment for all of its AMPS, PCS, 1xEV-DO systems and equipment, in all of its markets.

          4.3.6 Software Requirements

          PURCHASER'S Covered System, including Covered Software, must be operating on or at the latest Standard Base Software Release and any other required software programs, in order for PURCHASER to purchase and receive service support under any TSS program.

          PURCHASER is not allowed to skip releases and must sequentially upgrade their system and therefore pay for each release. If PURCHASER skips releases they will be liable for the payment of RTU fees as defined in the BRSS Appendix for those skipped releases. For example if PURCHASER is on R(Y.0) and wishes to upgrade to R(Y.0 plus 3), PURCHASER will be liable for the RTU fees for R(Y.0 plus 1), R(Y.0 plus 2) and R(Y.0 plus 3) and any optional Software they purchase in those releases.

          CDPD-MDIS clusters must operate on software Release 6.2.3 or higher.

     4.4  Scope of Services Provided for TSS Program

     TSS provides remote diagnostic support, troubleshooting assistance, on-line monitoring of service-affecting conditions and emergency recovery expertise related to overall system operation, base software, and optional software for Covered Software. Troubleshooting activities may also identify hardware faults. TSS also makes available software fixes provided under PURCHASER'S BRSS program. The specific elements of the TSS Program are as defined in the Sections 4.4.1 through 4.5.2 of this Appendix, and are subject to the conditions and exclusions identified in this Appendix, particularly Sections 5 and 10.


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          4.4.1 TSS Outage and Impairment Support

          TSS Outage and Impairment Support is available for Severity 1 outages only. SUPPLIER'S support engineers from the WTSC will be available to receive requests for and provide remote recovery assistance to PURCHASER on a 7 X 24 X 365 basis. Requests for this support shall be made by Assistance Request as described in Section 4.6.1 below. SUPPLIER's response time objectives for such requests are discussed in Section 4.7 below. For outages exceeding four (4) minutes in length, SUPPLIER will furnish PURCHASER with a written outage report.

          4.4.2 TSS Assistance Request Support

               4.4.2.1 Covered Functionality

               TSS Assistance Request Support is available for Severity 2, 3 and 4 Assistance Requests subject to and in accordance with
               Schedule 4 to this Appendix. SUPPLIER's support engineers will be available to receive requests for such service on a 7 X 24 X 365 basis. Requests for this support shall be made by Assistance Request (AR) as described in Section 4.6 below. SUPPLIER's response time objectives for such requests are discussed in
               Section 4.7 below.

               4.4.2.2 Types of Assistance Offered

               Given below are (a) examples of services of the types offered under the TSS Program, and (b) limitations applicable to certain types of assistance.

-------------------------------------------------------------------------------
Types of Assistance    Examples
offered:
-------------------------------------------------------------------------------
Problem Resolution     Assistance, troubleshooting and recommendation for
                       problems that affect daily operations.

                       o SUPPLIER generally available and deployed equipment out of service and need help to restore.
                       o Sub-system (hardware) has failed and PURCHASER needs assistance with recovery.
                       o PURCHASER sees error message from system and does not know what to do.
                       o    Active feature or capabilities become
                            non-operational.
                       o    Service affecting conditions on installed equipment

-------------------------------------------------------------------------------
Defect Reporting       o    Software faults detected and PURCHASER needs
                            assistance to diagnose and resolve

-------------------------------------------------------------------------------
Operational            Answering questions on how to accomplish and plan for
Assistance             day-to-day network operations activities.
(This does not         o    Need to know how to remove or restore a node, cell
include the                 or other Flexent network element
implementation         o    Answer questions with regard to service
of a change.)               measurements or peg counts as they relate to day to
                            day operations
                       o    Answering questions on system performance
                            pertaining to capacity issues or if the system has become slow. Helping to determine the point at which the capacity of the SS7 link is exceeded;
                            determining the paging channel capacity of a specific base station, or understanding the capacity of trunk group facilities.

-------------------------------------------------------------------------------
Documentation          o    PURCHASER has a specific question about a specific
Clarification               field on the provisioning screen.
-------------------------------------------------------------------------------


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-------------------------------------------------------------------------------
(This does not         o    PURCHASER is unclear on procedure to do a specific
include the                 task in SUPPLIER's documentation.
implementation
of a change.)          o    Need assistance to understand system metrics (not
                            training but simple questions)

-------------------------------------------------------------------------------

               4.4.2.3 CTA Facilitation and Reviews

               CTAs will monitor and oversee all ARs, and will seek to expedite the closure of a limited reasonable number of those ARs that PURCHASER identifies as top priority or that PURCHASER escalates in a user group (e.g., CEMUG/TEMUG) reporting in monthly conference calls. The CTA will manage and present summary performance metrics to document overall respond, and resolve performance on a quarterly basis.

          4.4.3 TSS Technical Consulting and Knowledge Transfer Support

          The elements of TSS Technical Consulting and Knowledge Transfer Support are summarized in Schedule 5 to this Appendix. Requests for this support shall be made to PURCHASER's CTA, if any, otherwise to SUPPLIER'S Sales Organization serving PURCHASER. If PURCHASER requests support outside of normal business hours (8:00 AM to 5:00 PM local time where CTA is located), or in excess of the applicable limit, then, except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which SUPPLIER is responsible, SUPPLIER reserves the right to bill PURCHASER for such services as provided in Schedule 5.

               4.4.3.1 Customer Advocacy

               While the TSS Program under this Appendix is in effect, there will be one or more Customer Technical Advocates (CTA) designated who will:

               o Serve as a single point-of-contact to co-ordinate resolution of multi- product issues and significant PURCHASER issues across organizations

               o Manage executive escalations and set up executive meetings, if needed.

               o Conduct conference call(s) with PURCHASER at agreed-upon times to review their ARs and address PURCHASER support issues.

               A CTA will identify and escalate PURCHASER issues, track key PURCHASER commitments and represent SUPPLIER at joint PURCHASER and SUPPLIER conference calls and report card/metric reviews as necessary. SUPPLIER makes no guarantee to dedicate any CTA to any specific customer.

               4.4.3.2 On-Line PURCHASER Support (OLCS)

               SUPPLIER maintains an Extranet Technical Support Database. It is accessible from the Internet on a 7 X 24 X 365 basis, except when SUPPLIER's server is being maintained. On-Line PURCHASER Support contains support information for users of SUPPLIER'S FLEXENT/AUTOPLEX systems.


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

               o Address: The website address is ** or such other updated address of which SUPPLIER advises PURCHASER from time to time.
               o Registration: Users must register in order to access the system. SUPPLIER reserves the right to limit the number of PURCHASER registrants. PURCHASER will only register its employees; under no circumstances will Owner allow individuals who are not employees of PURCHASER to access OLCS. PURCHASER has the responsibility to inform SUPPLIER upon termination of any registered personnel so that access privileges for said personnel may be terminated.
               o Terms of Use: Use of OLCS is subject to all terms of use specified at the OLCS website. SUPPLIER shall have no liability for failures of access to the OLCS due to PURCHASER or Internet equipment or facilities problems beyond SUPPLIER'S control

               4.4.3.3 Consulting Services

               PURCHASER will be entitled to a set number of included hours per year of consulting services of the types listed/defined in this Appendix. The consulting services will be performed by CTAs and/or other SUPPLIER consultants to whom a CTA refers the matter. The included hours are for remote assistance during the consultant's normal working hours at the consultant's normal place of business. Without the agreement of SUPPLIER, no more than 35% of the included hours for all of PURCHASER's covered systems may be in the same calendar quarter. Unused services in a calendar year will not be carried over to a subsequent year. Additional hours and on-site consultation may be available at SUPPLIER's then standard rate. SUPPLIER makes no commitment that CTAs or other consultants will be available for on-site activities. Such included hours are available for consultation with respect to covered SUPPLIER equipment only (e.g., they may not be used for 3rd Party IS-634 efforts, which if performed will be charged at SUPPLIER's then standard rate or other agreed basis).

               4.4.3.4 User Groups

               PURCHASER user group forums have been established by SUPPLIER to create and maintain an active collaboration between AMPS/PCS users and SUPPLIER. The sessions of these groups offer SUPPLIER's PURCHASER's product information and educational PURCHASER technical information. They also provide an opportunity to escalate ARs and to seek to impact SUPPLIER'S future direction for system maintenance and development. While these groups currently meet separately, SUPPLIER reserves the right to alter, merge, or further split them. The travel and living expenses of attendees, including attendees who are admitted as part of this offer, are the responsibility of PURCHASER.

     4.5  Network Support Services

---------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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The Network Support Services comprise of a Next Generation Performance Analysis
Service and the Remote Event Coverage Analysis as defined in sections 4.5.1 and 4.5.2.

          4.5.1 Next Generation Network Performance Analysis Service

          From January 1, 2005 thru December 31, 2008, PURCHASER will be entitled to receive one Next Generation Annual Network Performance Analysis (NPA) service a month per ECP as defined in accordance with
          Schedule 6 of this Appendix up to the number allotted ECPs per year as provided in Schedule 6 to this Appendix for a total of 12 iterations reports per year per ECP. The Next Generation Performance Analysis Service provides comprehensive remote analysis of the ECPs capacity and associated RF environment to identify problem areas and propose solutions. Such analysis may include system configuration, switch capacity utilization, and RF performance metrics

          4.5.2 Remote Event Coverage Analysis

          Remote Event Coverage Analysis is a prescheduled, remote assistance service, available in the amounts specified in Schedule 5 on a 7X24X365 basis to support smooth operation during the performance of scheduled maintenance.

          Covers: 5ESS and ECP Software Upgrade (SU) application, ECP night-of-retrofit. Retrofit means a replacement of an existing Major Release (including any subsequently issued Point Releases) with a Software Upgrade that constitutes a new Major Release. Retrofits require modifications of the Office Dependent Data and/or the Equipment Configuration Database. SU application includes any new Software provided for any Flexent Network Element. SU application support would include instructions on how to install the Software, support of problems with applying the Software, and verification of proper functionality using remote diagnostic means. This would include removing the Software should the necessity occur. Remote Event Coverage applies only to Software, which is supported in accordance with the LWSS Policy that is part of the BRSS Program.

          Does Not Cover: Performance of or support for provisioning, growth, population and integration of new features, PURCHASER self-installation of equipment, cell upgrades, performance optimization, capacity study/analysis, network reconfiguration or 1x EV-DO.

     4.6  Assistance Request Procedure

     The provisions of this section apply to requests for correction of Software warranty defects, TSS Outage and Impairment Support and TSS Assistance Request Support.

          4.6.1 Availability of WTSC/Requesting Assistance by Phone

          PURCHASER may request assistance, and must request Outage and Impairment Support for Severity 1 outages, by calling the WTSC on 1-866-LUCENT8, or such other number as SUPPLIER may designate. Telephone requests for assistance may be made on a 7 X 24 X 365 basis.

          4.6.2 Availability of WTSC via OLCS


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          PURCHASER may submit Severity Level 2, 3 and 4 Assistance Requests, including claims regarding potential warranty defects, to the WTSC via the OLCS. Except when SUPPLIER's server is being maintained, the web site will be accessible during hours to be published by SUPPLIER. SUPPLIER shall have no liability for failures of web access due to PURCHASER or Internet equipment or facilities problems. Assistance Requests submitted via the web may be processed by the WTSC only during Monday through Friday 8:00 a.m. to 5:00 p.m., Central Time, and consequently are not covered by response time objectives for telephone calls set forth in Section 4.7.

          4.6.3 AR Database Access

          SUPPLIER maintains an AR Database that contains the description and status of PURCHASER ARs. Upon submission of an AR by PURCHASER, SUPPLIER will furnish PURCHASER a confirmation, giving PURCHASER a corresponding AR tracking number, which PURCHASER can use to access the database via OLCS at the following address:

          **

          This access will provide PURCHASER the ability to check AR status and to email the WTSC engineer(s) assigned to PURCHASER'S AR(s).

          4.6.4 Restrictions on Access

          Only employees of PURCHASER may access the WTSC. All such personnel must be registered to have telephone or Internet access into the WTSC or to the AR Database. PURCHASER has the responsibility to inform SUPPLIER upon termination of any registered personnel so that WTSC access privileges for said person may be revoked. Under no circumstances will SUPPLIER support, or PURCHASER allow, individuals who are not employees of PURCHASER to access the WTSC or the AR Database.

          4.6.5 On-Site Technical Assistance

          TSS is typically provided from the WTSC or other SUPPLIER location that is remote from the site where PURCHASER's systems are located. At SUPPLIER'S discretion, SUPPLIER may dispatch personnel and or equipment to PURCHASER's site for diagnostic purposes. At PURCHASER's request, and as agreed to by SUPPLIER,

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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

          SUPPLIER may provide on-site technical assistance in problem resolution beyond such remote support. On-site assistance is not included in any TSS Program, and will be billed to the PURCHASER at SUPPLIER'S then standard rate plus Travel and Living expenses (T&L), subject to a billing minimum of eight (8) hours per day.

     4.7  TSS Performance Objectives

     SUPPLIER will use its reasonable efforts to meet the applicable targets set forth in Schedule 2 to this Appendix within the stated time or less in 95% of the cases, determined annually. SUPPLIER's performance objectives with respect to a specific problem is subject to the problem being reproducible at either SUPPLIER's designated facility or on PURCHASER's system, verifiable remotely by SUPPLIER. PURCHASER will initially determine the severity level of any problem. However, if during analysis SUPPLIER determines that the severity level of the problem claimed by PURCHASER is inaccurate, SUPPLIER reserves the right to change the severity level and notify PURCHASER accordingly. In addition, SUPPLIER's performance objectives apply only to problems that have been reported through SUPPLIER's AR reporting process by telephone, as described in
     Section 4.6.1. ARs reported in any manner other than telephonically are not subject to the performance objectives set forth in Schedule 2 and shall not be counted in determining SUPPLIER's performance against such objectives. For purposes of determining SUPPLIER's performance against such objectives, a measurement shall be taken once annually after the end of a calendar year for which PURCHASER has paid for the TSS Program, based on ARs resolved during the measured year. The foregoing measurements shall only be taken with respect to a complete calendar year for which PURCHASER has paid the applicable annual fee.

5.0  PURCHASER RESPONSIBILITIES

It is required that a complete listing of all products to be covered under this Service, be compliant with such other service start up requirements reasonably established by SUPPLIER. This is for the purpose of SUPPLIER establishing proper service entitlement. SUPPLIER will assist the customer in preparing this list for customer concurrence.

     5.1  Notifications

     The PURCHASER will notify SUPPLIER within 30 days of the event, if:

          1. PURCHASER or any 3rd Party installs any additional SUPPLIER products.

          2.   PURCHASER sub-leases part of its network to any third party.

          3.   PURCHASER leases any part of its network from any third party.

          4. PURCHASER sells or transfers any of the SUPPLIER products in a Covered System to another party.

          5. If and when the PURCHASER adds any additional equipment to or interfacing with the PURCHASER's Covered Systems.

          6. PURCHASER operates or uses SUPPLIER equipment/software against recommended procedures, maintenance guidelines or approved configurations.

     Coverage in such cases is subject to the provisions of the remainder of this Section and to Section 4.3 above.


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

          5.1.1 Support for Relocated Software

          Software to be supported by SUPPLIER under this Appendix, which is moved to another Designated Processor of PURCHASER within the Territory, and Software which is moved together with its Designated Processor to another location of PURCHASER'S within the TERRITORY, shall continue to be covered, provided that:

               a. SUPPLIER has received thirty (30) days prior written notice of such relocation.

               b. PURCHASER agrees to pay additional charges if the move increases SUPPLIER'S costs or expenses of providing such support.

               c. If requested by SUPPLIER, the parties have renegotiated the performance objectives set out in Section 4.7 of this Appendix.

          SUPPLIER reserves the right to inspect (one time) the Software as installed at the new location to determine its eligibility for support as provided in Section 4.3. SUPPLIER further reserves the right to supervise the unloading (if any) of the Software from the processor and the reinstallation of the Software at the new installation location. If SUPPLIER chooses to perform the above stated inspection and/or supervisions, SUPPLIER shall be entitled to be compensated for such services at SUPPLIER'S then standard rate.

     5.2  Other Responsibilities

In addition, PURCHASER is responsible for the following:

     o Providing the proper environment and electrical and telecommunications connections as specified by SUPPLIER.

     o Ensuring that a trained and authorized staff for operation and maintenance are available during the entire support period to provide SUPPLIER with information (e.g., model, serial number, current failure symptoms, etc.) upon request so that SUPPLIER can provide PURCHASER with proper support.

     o Maintaining a procedure external to the software programs for reconstruction of lost or altered files, data, and/or programs. SUPPLIER will make reasonable efforts to permit data to be saved/retrievable when feasible; however, SUPPLIER will not be responsible for the loss of any data nor for the cost of reconstructing data stored on disk files, tapes, memories, etc. lost during the performance of TSS service or on account of the functioning of any of the Covered Systems or Covered Software.

     o PURCHASER will maintain capacity and throughput in accordance with the specified guidelines of the SUPPLIER products. Exceeding specified capacity and throughput guidelines will void the obligation of SUPPLIER to support the product for which either the capacity or throughput has been exceeded. SUPPLIER may inform PURCHASER that support for the product that is in an exceeded capacity or throughput situation will commence once PURCHASER has corrected the capacity or throughput situation and the product is again operating in a manner consistent with the specifications or documentation of the product.

     o PURCHASER agrees to give SUPPLIER a listing of output and all such other data, which SUPPLIER reasonably needs in order to reproduce the conditions under which the error occurred. If SUPPLIER is unable to verify an error with an unmodified version of the Covered Software, SUPPLIER shall have no further obligation to perform TSS for that reported error, however, PURCHASER may purchase professional services to assist them in resolving the error. If feasible, as determined by SUPPLIER, SUPPLIER shall attempt to further identify the error via electronic access to PURCHASER'S system and review of output (printed logs, etc.).


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

     o    Maintaining the product:

          o Install all Software Updates within a reasonable time, not to exceed 60 days.

          o Follow all SUPPLIER's applicable installation, operation, administration, and maintenance instructions.

          o    Install all notified Class A changes.

          o    Maintain products to current supported software release.

          o TSS service does not include assistance, correction, resolution, or restoration required in connection with any modifications made other than those approved by SUPPLIER. PURCHASER is responsible for any such matters. This includes updates from manufacturers of third-party software that have not been validated by SUPPLIER.

          o Maintain the appropriate support agreement for third party software and platforms that interact with covered software, including timely implementation of patches, updates, upgrades and required hardware maintenance.

     5.3  Telecommunications Link and other Access Requirements

     PURCHASER shall give access directly to PURCHASER's system(s) and Software for which PURCHASER desires support pursuant to this Appendix, via telecommunications link, to isolate errors in the Software, resolve problems and, where practicable, apply corrections or workarounds. PURCHASER shall furnish SUPPLIER, free of charge, local access to its systems, computers and other facilities for the time required by SUPPLIER to furnish the support to be provided hereunder. However, any data communications links or transport facilities expenses associated with long distance circuits between PURCHASER'S site and SUPPLIER's WTSC or other diagnostic center(s) shall be borne by SUPPLIER.

Beginning with ECP Release 21.0, this remote access capability must include VPN access to a dedicated VPN server in the PURCHASER'S network to enable remote execution of the EMS GUI. Without such access, SUPPLIER will not be held to any applicable support performance objectives set forth in this Appendix.

SUPPLIER must be given the right to electronically access system configuration and operational data and to use automated tools to diagnose such information, and to have access to all relevant PURCHASER personnel to enable SUPPLIER to understand and diagnose a reported problem. Without such access, SUPPLIER will not be held to any applicable support performance objectives set forth in this Appendix.

6.0  TSS CHARGES AND INVOICING

     6.1  Standard Charges for TSS

          TSS Programs are based on an annual fee payable in advance. Annual fees are based on the number of ECPs existing at the end of the preceding year, as described in Schedule 8.

     6.2  Determination of Pricing Units


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

     Promptly following December 31st of each calendar year, (assuming renewal of the term in accordance with Section 8.5), PURCHASER shall provide to SUPPLIER in writing a count of the applicable Pricing Units as defined in
     Schedule 8 existing as of said date. Such count is subject to verification by SUPPLIER. PURCHASER grants SUPPLIER the right to use any information learned by SUPPLIER in performing services under this Appendix in connection with any verification activities. The provisions hereof are subject to the provisions of Schedule 8 to this Appendix.

     6.3 Invoicing And Payment

     All invoices rendered shall be due and payable within thirty (30) days of the date of invoice. Except as otherwise provided in the Amendment, invoices shall be rendered as provided below:

          o Annual fees for TSS Program are billable in January. For example, the fees for a TSS Program purchased for calendar year 2004 are billable in January 2004, based on a Pricing Unit count as of December 31, 2003.

          o Additional charges incurred at SUPPLIER's then standard rate as provided in this Appendix are separately billable and may be invoiced monthly by SUPPLIER.

7.0  OTHER CONDITIONS APPLICABLE TO TSS SERVICE

     1) SUPPLIER reserves the right to select the personnel to be used for developing and providing the services, and to at any time re-assign and substitute initially assigned personnel with other qualified personnel.

     2) SUPPLIER may use proprietary tools and software for providing this service. Proprietary tools will not be available to PURCHASER. Pricing does not include the sale, licensing or transfer of tools to PURCHASER.

     3)   No services will be performed except pursuant to an accepted Order.

8.0  COMMENCEMENT OF TSS PROGRAMS

     8.1  General

TSS Program may be ordered only for an annual period effective on January 1 of the succeeding calendar year. This general provision is subject to certain special rules set forth in the remainder of this section and in Section 4.3.


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

8.2  Additional Systems

If PURCHASER has existing systems covered by a TSS Program, any additional SUPPLIER-manufactured or furnished system, of the same type, deployed by PURCHASER, for which Initial Operating Fees have been paid, shall receive the TSS Program coverage at the same level, at no additional charge, for the remainder of the calendar year in which the deployment occurs. This support starts on the day that installation and integration of the system is complete, when SUPPLIER performs the installation of the system. If SUPPLIER does not install all of the system, such free support will be provided only upon written request of PURCHASER made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 4.3. Certain of the TSS Program benefits are subject to allocation as provided in Schedule 5 to this Appendix.

8.3  Addition of Existing Systems

Notwithstanding Section 8.3 above, if PURCHASER obtains from any third party additional existing systems then providing service to the public, by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of PURCHASER's systems, if any, then covered by this TSS Program. However, upon request of PURCHASER, which SUPPLIER shall not unreasonably withhold or delayed, and subject to mutual agreement as to fees and other appropriate terms and conditions, such existing systems may be so included. This support starts only after the existing system has been deemed eligible for such support, as provided in Section 4.3. Certain of the TSS Program benefits are subject to allocation as provided in Schedule 5 to this Appendix.

8.4  Renewals

After the expiration of the initial term of the TSS Program under this Appendix, the TSS Program shall be renewed for successive additional annual terms unless either party notifies the other of a decision not to renew by no later than November 15th of the year in which the then current term expires. If SUPPLIER wishes modified prices and/or other terms of service to apply during a renewal term, SUPPLIER will notify PURCHASER of the modifications no later than October 15th of the year in which the then current term expires, and such modified prices and/or terms will apply commencing with the next renewal term. When the TSS Program term renews pursuant to this section, the PURCHASER will be billed accordingly. PURCHASER agrees to place a purchase order confirming such renewal if this is necessary under PURCHASER'S practices in order for SUPPLIER's invoices to be paid.


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

9.0  TERMINATION AND SUSPENSION OF TSS

SUPPLIER may upon notice to PURCHASER suspend performance of TSS services under this Appendix during any period when an invoice rendered hereunder remains unpaid more than thirty (30) days past its due date.

SUPPLIER may terminate this TSS Program if the PURCHASER fails to perform a material obligation under this Appendix and such failure continues for 30 days (10 days in the case of non-payment of an invoice) after receipt of written notice of the failure. Such termination shall in any event not relieve PURCHASER of its obligation to pay for TSS services provided through the date of termination. In the event of termination by SUPPLIER due to PURCHASER's non-payment, SUPPLIER may issue a final invoice for services rendered through the termination date, charged at SUPPLIER'S then standard rate.

10.0 EXCLUSIONS

The TSS Program includes only those services specifically described in this Amendment. Services specifically excluded from this Amendment include SUPPLIER's performance of standard operator operations, administration and maintenance functions, such as maintenance and repair of faulty hardware, replacement of faulty circuit packs, etc.

     In addition, the TSS Program services under this Appendix do not include:

     o    On-Site technical support (except as provided in Section 4.6.5).

     o    Hardware maintenance.

     o    Labs and trial support.

     o Work external to the Covered Software, including work to fix any hardware associated with the system in which the Covered Software operates.

     o Specification changes or services in connection with relocation of Covered Software, except as provided in Section 5.1.1

     o Service which is necessitated because of changes not authorized by SUPPLIER in the designated processor, hardware configuration, Covered Software, or environment in which Covered Software operates.

     o    Training of PURCHASER'S personnel.

     o Modification or replacement of Covered Software, repairs, or increase in service time caused by:

          o Causes external to Covered Software such as failure to provide suitable operating environment.

          o    Acts of God, such as lightning, fire, flood, etc.


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

          o Actions of third parties or other events outside of SUPPLIER'S control.

          o PURCHASER'S use of Covered Software or the system on which it operates not in accordance with specifications, operating instructions, or license.

          o    PURCHASER'S failure to adequately train its personnel.

          o PURCHASER'S failure to properly maintain or backup Covered Software or the system, to observe operating guidelines or to maintain third party platforms, software or equipment in accordance with PURCHASER'S responsibilities described in this Appendix.

          o    Abuse or neglect of Covered Software or system.

          o    Modification, relocation, or repair by other than SUPPLIER.

          o Failure of PURCHASER to apply previously available modifications or corrections offered by SUPPLIER.

          o Use of Covered Software in combination with other software which is not in SUPPLIER'S specifications or approved in writing by SUPPLIER.

     o    Support of third party platforms, software or equipment not included

     o Other deployment, implementation, professional, or Enhanced and Optional Services identified in Section 10.1 below.



Requests for performance of excluded services (or for additional work activities that are not included in this Appendix, including PURCHASER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any services or deliverables) are subject to acceptance by SUPPLIER and will entail additional charges to PURCHASER. Certain matters may require new quotation under a separate Statement of Work. If SUPPLIER agrees to perform additional work activities under this Appendix, PURCHASER shall execute a Change Order in accordance with SUPPLIER'S Change Control Process. Unless the Change Order reflects another specifically agreed price, additional work activities will be performed at SUPPLIER's then standard rate.

     10.1 Optional Additional Services

     In addition to the services and support provided under of this Appendix, SUPPLIER offers certain optional additional services. These services can be provided under a separate Statement of Work (SOW) and will be billed at current prices or at SUPPLIER's then standard rate. The optional additional services include:

          10.1.1 Professional Services

          Professional Services including network planning services and the following consultative, design, planning and analytical services.

               10.1.1.1 RF Design

               Includes design recommendations for new mobile networks, overlay designs, in building or campus applications or wireless local loop networks.

               10.1.1.2 Wireless Consultation

               Provides consultative services to recommend solutions to complex business problems

               10.1.1.3 Network Integration

               This service integrates products across access, transport, and core network components for wireline and mobile voice and data networks


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

               10.1.1.4 Applications Integration

               This service performs the integration of applications and services for 3G wireless networks and data center hosted services.

               10.1.1.5 Wireless Performance

               This service helps carriers maintain a high performing network by identifying and recommending corrections for network performance issues.

               10.1.1.6 RF Optimization

               This service identifies RF opportunities for improved coverage, hand-off, and quality of service.

               10.1.1.7 Wireless Expansion

               Suite of services to enable a PURCHASER to maintain network performance as new equipment and features are added. These services help to balance the traffic load on the network to support subscriber growth, network additions and swapouts.

          10.1.2 Deployment and Implementation Services

          These services are defined as any activity performed to place any new or growth hardware, software, or feature into commercial service. This includes, but is not limited to:

          o Network, RF or facilities planning, design, engineering, optimization

          o Configuration, provisioning, installation, testing, integration or acceptance

          o Creation of custom documentation such as creation of a MOP to adapt an application to the carrier's specific network configuration or creation of non- standard, customized procedures or aids

          o Design, adaptation or troubleshooting of any interface to non-SUPPLIER network elements, systems or software.

          o Activity performed to operationalize recommendations made as a result of troubleshooting, diagnostics, documentation or guidance provided by SUPPLIER

          o    Performance monitoring and/or analysis

          o    Capacity studies

          o    Network audits

          o    Administrative support to edit/delete system files

          o Re-set/re-engineer of system parameters, translations and/or reconfigurations related to network growth, performance improvement, and capacity changes.

          o Support for previously operating equipment and applications that fail to operate correctly after reconfiguration work activity

               10.1.2.1 Engineering

               This service analyzes, identifies, and documents detailed hardware and software specifications and assesses on-site structural and equipment conditions for new data, optical, power, switching, and wireless equipment, based on equipment functionality and capacity, in preparation for deployment.

               10.1.2.2 Installation

               This service provides installation of products being deployed in wireline and wireless networks.


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

               10.1.3 Operation & Maintenance

                    10.1.3.1 On-Site technical Support

                    This service provides technical specialists to perform on-site tasks.

                    10.1.3.2 Repair and Exchange

                    This service provides repair and replacement of critical network hardware.


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Schedule 1: Severity Levels

SUPPLIER categorizes Assistance Requests by Severity Level. These Severity Levels impact development priorities and may have other impacts on which and when Assistance Requests will be resolved.

     Severity 1: A problem is considered a Severity 1 (Critical) when the application is inoperative and the service provider's inability to use the licensed product or service has a critical effect on system operations. Severity 1 includes:

          o    Total System Failures
          o Service Interruptions affecting greater than 50 per cent of capacity
          o    Total loss of AMA collection
          o    Loss of 911 capability
          o    Loss of communications to a stand-alone HLR

     Severity 2: A problem is considered a Severity 2 (Major) when the application is partially inoperative but still usable. The inoperative portion of the licensed product/service severely restricts operations but it has a less than critical impact than a severity one condition. Severity 2 includes:

          o    Loss of system redundancy
          o Significant degradation of system alarm relating to call processing.
          o    Inability to add required service
          o Recent change problems that significantly impact capability to add new users.
          o Functional failure of a specific wireless call type or wireless feature affecting greater than 20% of subscriber base
          o    Total failure of the OMP
          o    Loss of communication between the OMP and the ECP complex

     Severity 3: A problem is considered to be Severity 3 (Minor) when administration functions, routine maintenance, and diagnostics are affected but they do not significantly affect service to subscribers. Severity 3 problems are conditions under which the application is usable with limited functionality. Severity 3 includes:

          o Intermittent system faults due to circuit pack failure or power pack failure
          o    Degradation of transmission
          o    Invalid measurement data
          o Significant degradation of traffic measurement function o Reduction in traffic measurement function
          o Functional failure of a specific wireless call type or wireless feature affecting less than 20% of subscriber base
          o    Inability to perform system backups
          o    Loss of diagnostic functionality
          o    Database corruption not resulting in loss of service

     Severity 4: A problem is considered Severity 4 when the application is usable and the condition does not affect PURCHASER operations. Severity 4 problems result in a minor failure which involves individual components of the system. Severity 4 includes:

          o Diagnostic or technical assistance requirements in connection with minor failures with no material affect on PURCHASER operations
          o    Post deployment troubles on a frame not carrying service
          o General documentation clarification problems/questions should be submitted via the internet.


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Schedule 2: TSS Program Performance Objectives

------------------------------------------------------
                                        TSS Program 3
                                        Target
------------------------------------------------------
  Respond - In Minutes - In-Hours(1)
------------------------------------------------------
SL(2) 1                                 10 Minutes
SL 2                                    10 Minutes
SL 3                                    20 Minutes
SL 4                                    30 Minutes
------------------------------------------------------
  Respond  - In  Minutes  -  Out  of
  Hours(1)
------------------------------------------------------
SL 1                                    10 Minutes
SL 2                                    10 Minutes
SL 3                                    20 Minutes
SL 4                                    30 Minutes
------------------------------------------------------
  Resolve - Non Design
------------------------------------------------------
SL 1(3)                                  5 Days
SL 2(3)                                 30 Days
SL 3(3)                                 45 Days
SL 4                                    60 Days
------------------------------------------------------
  Resolve - Design Change(4)
------------------------------------------------------
SL 1(3)                                 45 Days
SL 2(3)                                 90 Days
------------------------------------------------------


     (1) "In-Hours" is 8:00am to 5:00pm, Monday through Friday, PURCHASER local time "Out-of- Hours" is all other times.

     (2)  SL = Severity Level

     (3) Business Day is 8:00am to 5:00pm, (CT) Monday through Friday, excluding national holidays.

     (4) For all DA'd products, there will be no design changes. Potential updates or engineering change orders may be provided at SUPPLIER's discretion via a patch. The time to provide such an update or engineering change order, if any, will be determined on a case-by-case basis.

     The above targets do not apply to ARs associated with software upgrades and updates support.

The following are definitions of Respond and Resolve:

RESPOND: Means SUPPLIER has assigned a Subject Matter Expert who then contacts PURCHASER regarding a particular AR. The objective is to make such contact within the stated time or less in 95% of the cases, determined annually.

RESOLVE: Means SUPPLIER has provided a solution to a problem identified by PURCHASER or otherwise closed the AR as provided herein. If resolving a problem requires a software design change, SUPPLIER either makes the final correction generally available to PURCHASER or notifies PURCHASER that the software will not be corrected. It is SUPPLIER's objective to complete the resolution within the stated time or less in 90% of the cases, determined annually. Resolution may follow "restoration" which is providing a fix or workaround to temporarily restore an outage or correct a problem.


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Schedule 3: TSS Outage and Impairment Support

                       Service Elements      TSS
                                             Program 3
               ----------------------------------------
               Telephone Response Time       10 Minutes

               Outage Recovery - Included    7x24x365
               Hours:

               Outage Reports                Yes
               ----------------------------------------



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Schedule 4: TSS Assistance Request Support



                            Service Elements                TSS
                                                            Program 3
               ------------------------------------------------------------
                    Covered Functionality
                       System Operation                     Yes
                       Base Software                        Yes
                       Optional Software                    Yes
                       Hardware Diagnosis                   Yes
                       Faulty Hardware Replacement          No
               ------------------------------------------------------------
                    Types of Assistance offered:
                       Problem Resolution                   Yes
                       Defect Reporting                     Yes
                       Operational Assistance               Yes

                       Documentation Clarification          Yes
                       Generally  Available Software        Yes
                       Modifications & Work-arounds -       Yes
                       Nondefect Related -
               ------------------------------------------------------------
                    Non-Emergency Assistance
                            Number of Tickets Allowed       Unlimited

                            Phone Access to WTSC for ARs    Any Registered
                                                            Employee

                    Telephone Support Times                 7x24x365
                    Included Hours: (local time zone of
                    the ECP)

                    Support Rate for calls out of           Not Applicable
                    included period
               ------------------------------------------------------------
                    Internet Access for AR Status           Yes
               ------------------------------------------------------------
                    CTA Facilitation
                    All individual ARs                      Monitor Expedite
                    User Group ARs                          Expedite Manage
                    PURCHASER Top Priority
                    AR Metrics (I.e. overdue)
               ------------------------------------------------------------
                    CTA Reviews:
                    Frequency                               Monthly
                    Method                                  Conf. Call
               ------------------------------------------------------------


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Schedule 5: TSS Technical Consulting and Knowledge Transfer Support

--------------------------------------------------------------------------------
           Service          TSS
Elements                    Program 3
--------------------------------------------------------------------------------
PURCHASER Advocacy          Yes
--------------------------------------------------------------------------------
Electronic Access to        Yes
Support Information -
Extranet
--------------------------------------------------------------------------------
Consulting Services                             **
Hours per ECP per
calendar Year
--------------------------------------------------------------------------------
Users Groups
(TEMUG /CEMUG / Other       Unlimited Free
User Groups)                Attendance
--------------------------------------------------------------------------------
Network Support Services                       Contract Year 2005 through 2008
Included                                       Next Generation Annual Network
                                               Performance Analysis Service per
                                               ECP as defined in Schedule 6
--------------------------------------------------------------------------------
Remote Event Coverage       1 event of up to 4 hours per quarter free per
                            ECP for each calendar year.

                            **
--------------------------------------------------------------------------------

     NOTES:

1. The hourly rates set forth above are subject to change at any time upon notice to PURCHASER.

2. Unused services in a calendar year will not be carried over to a subsequent year.

3. When a TSS Program is provided for less than a full year, the following adjustments apply:

     o PURCHASER will be entitled to 1/12th of the annual Consulting services hours for each full month during which PURCHASER will be receiving TSS Program service.

     o PURCHASER shall be entitled to remote Event Coverage, at no additional charge, only if the period for which PURCHASER is receiving service at a Program Level 3 is a full calendar year.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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Schedule 6: Next Generation Annual Network Performance Analysis Service for a
CDMA Wireless Network

1.0  INTRODUCTION

This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of Next Generation Annual Network Performance Analysis Service by SUPPLIER for PURCHASER starting January 1, 2005. Performance of the services described in this SOW shall be governed by the terms of this AGREEMENT. In the event of a conflict between the terms of the AGREEMENT and this SOW, the terms of this SOW shall prevail. No obligation to provide the service described herein arises unless an order for the service, incorporating the term of an agreed SOW, has been placed by PURCHASER under a signed governing agreement in place between PURCHASER and SUPPLIER and accepted by SUPPLIER. SUPPLIER'S performance of the services described will begin on a mutually agreed date after acceptance of PURCHASER's purchase order and PURCHASER'S completion of any pre-conditions for which PURCHASER will be responsible, as described in this document.

SUPPLIER's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this document.

2.0  DESCRIPTION OF SERVICES

2.1  Elements of Work and SUPPLIER Responsibilities

SUPPLIER'S CDMA Next Generation Performance Analysis Service is designed to provide ongoing analysis and health check of PURCHASER'S Wireless network focused on the following perspective:

Type of Service:

Annual

Service Coverage:

     o    Voice (includes 2G and 3G)

     o    3G-1X Data

     o    1xEV-DO Data

Service Components:

     o    Mobile Switching Center (MSC) (includes Packet Data Network)

     o    RF / Radio Access Network / Base Station (RF / RAN / BS)

     2.1.1 Description

     SUPPLIER shall be responsible under accepted Purchase Order(s) to perform the following tasks:


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     o    Implement automatic data collection process, which will automatically gather the data required on a daily basis to perform the analysis.
     o Identify the approval representatives from SUPPLIER who will have sign-off responsibilities.
     o Prior to the commencement of the service, SUPPLIER and PURCHASER must mutually agree upon the priority of the performance areas that will be analyzed during this service. Approval representative from PURCHASER and SUPPLIER will sign off on the order of the priority. If no agreement is reached prior to the start of the service or within 2 months from SUPPLIER'S acceptance of the PURCHASER'S Purchase Order, whichever comes first, then the priority list recommended by SUPPLIER will be used in performing the service. A list of performance areas will be provided in the checklist.
     o Identify issues and perform analysis for up to twelve (12) iterations per year, each iteration consisting of a contiguous 4-week data collection period, per MSC according to the mutually agreed upon project start date.
     o For the Annual Service, SUPPLIER will analyze issues found during each iteration for each MSC starting with the highest priority issues as mutually agreed upon in the priority list of performance areas.
          For each iteration, only the highest prioritized issues are analyzed within the allotted analysis time-period for each MSC. The highest prioritized issues are defined as those issues that degrade network performance and cause possible revenue lost. If no response is received from PURCHASER regarding priority, SUPPLIER will prioritize the performance areas.
     o For the annual service, SUPPLIER will review the performance area affected by the PURCHASER-accepted recommendations during the following iterations after the PURCHASER has taken corrective action to implement the suggested and accepted recommendation. If the PURCHASER has not responded within the 10 working days as to whether they accept or reject the recommendation, then SUPPLIER will conclude that no additional review of the identified issues will be performed. This follow up review does not apply to the issues identified in the twelfth iteration.
     o For the annual service, SUPPLIER may initiate market or region level quarterly PURCHASER project review meetings, depending on the number of problems, to discuss the latest issues.

2.1.2 Tasks

Focus for problem identification and analysis of the CDMA MSC/Core Network includes:

a)   Critical Trigger Analysis

     1)   Analyze critical triggers based on the SCME guidelines, including:

          o    Executive Cellular Processor (ECP) Complex Triggers
          o    North American Region (NAR) 5ESS-DCS Triggers
          o    Cell Site Triggers


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          o    Flexent Triggers

     2) Identify critical resources approaching or exceeding SUPPLIER'S documented limits, and provide recommendations accordingly

b)   ECP and 5ESS-DCS ROP Analysis

     1) Analyze ECP ROP and 5ESS-DCS output message files as available on the OMP to determine hardware and software health, and excessive messaging activity.

     2)   ECP ROP analysis includes but not limited to:

          o    Critical Alarms
          o    Executive Cellular Processor Complex (ECPC) Asserts
          o    Invalid Database Records (i.e. Digit Analysis & Routing)
          o    ECP Diagnostic Failures
          o    Cell Initializations
          o    Cell Diagnostics
          o    Cell Hardware Error Handler (HEH) errors
          o    Overloads
          o    Cell Asserts
          o    Cell Audits
          o    Major Alarms
          o    Executive Cellular Processor Complex (ECPC) Audits

c)   5ESS-DCS ROP analysis includes but not limited to:

          o    Defensive Check Failures (e.g., Asserts & Manual Asserts)
          o    Control Unit (CU) and Switching Module (SM) Interrupts
          o    Initializations
          o    Diagnostic Failures
          o    Overloads
          o    Audits
          o    Machine-Detected Interoffice Irregularities (MDII)
          o    Carrier Group Alarms (CGA)
          o    Facility Alerts
          o Trunk Group Automatic Maintenance Limit (AML) Common Channel Signaling (CCS) Network Critical Event (CNCE) errors
          o    Asynchronous Transfer Mode (ATM) Alarms
          o    Office Dependent Data (ODD) Backup
          o    Hashsum Failures

Focus for problem identification and analysis of the CDMA Radio Access Network includes:


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a)   Service Measurement Analysis

     1) Analyze key performance indicators for different technologies 2G Voice, 3G Voice at system, cell, sector and carrier level if available. Analyze pegcount(s) affecting KPIs.

     2) Analysis on daily and system busy hour key performance indicators, including:

          o    Established Call Rate
          o    Origination Seizure to Assignment Deficit Rate
          o    Termination Seizure to Assignment Deficit Rate
          o    Origination Radio Frequency (RF) Failure Rate
          o    Termination Radio Frequency (RF) Failure Rate

               Additional Pegcount Analysis:

          o    No Packet Pipe Connection
          o    RF Access Failures (Traffic Channel Confirmation Failures -
               TCCFs)
          o    Call Setup Failures
          o    Traffic Channel Activation Failures (TCAFs)
          o    Alert Confirmation Failures
          o    No Speech Handler Assignments
          o    Intercept Messages
          o    Vocoder Failures

     3)   Dropped Call Rate

          o    Lost Call Rate
          o    Call Processing (CP) Fail Drops

     4)   Blocking

          o    Origination and Termination Blocking (CS7)
          o    Handoff (CS8)
          o    3G to 2G Overflows (3G Voice)
          o    Origination/Termination Assigned Overflow Rate
          o Origination/Termination Assigned due to Channel Element (CE) Overflow Rate
          o    Origination/Termination Assigned due to Packet Pipe (PP)
               Overflow Rate
          o Origination/Termination Assigned due to Radio Frequency (RF) Balancing Rate

               Additional Pegcount Analysis:

          o    Incoming Network Blocking


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          o    Originations Network Blocking
          o    Outgoing Trunk Group Blocking

     5)   Handoff Failure Rate

          o    Undeclared Handoff (HO) Failure Rate
          o    Hard Handoffs
          o    Inter Mobile Switching Center (MSC) Hard Handoffs

     6)   Paging Channel Occupancy

     7)   Access Channel Occupancy

     8)   Frame Error Rate

          o    Forward Link
          o    Reverse Link

b)   RF Translation Parameter Analysis

     1) Review apxrcv translation databases once during each iteration for the last Friday of the data collection period and identify performance-impacting parameters that are not within SUPPLIER'S recommended settings. The databases include:

          o    ECP apxrcv form
          o    CELL2 apxrcv form
          o    CEQFACE apxrcv form
          o    ECP3G apxrcv form
          o    CELL3G apxrcv form
          o    CEQFACE3G apxrcv form

c)   Neighbor List Analysis

     1) Review Handoff Matrix once during each iteration for the last 14 days of the data collection period and recommend:

          o    List of suggested neighbors to add based on handoff activity
          o    List of suggested neighbors to delete based on handoff activity

     2) Review the FCI Neighbor List form once during each iteration for the last Friday of the data collection period. Neighbor List Review with possible Alerts, include:

          o    Sponsor Cross-Face
          o    Multiple Pilot Number (PN)
          o    Invalid PN


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          o    Indivisible by PN Increment
          o    ONE-WAY PN Ambiguity

The problem identification and analysis of the CDMA Packet Data Network includes:

a)   Air Interface Performance

     1)   Air Interface analysis includes:

          o    CDMA Packet Data (PD) Total Traffic Channel Utilization
          o    3G1X Packet Data Total Seizures to Assignment Deficit Rates
          o    3G1X Packet Data 3G to 2G Overflow Rates

b)       Resource Utilization

          o Analyze Packet Control Function (PCF) measurements, summed over all Frame Relay Bearer Channels (FRBCs) over all PCFs that the MSC is communicating with.
          o Analyze resource utilization for packet pipes with a detailed break down by forward and reverse burst attempts and bursts blocked at the available rates.
          o    Analyze resource utilization for Frame Relay Bearer Channel
               (FRBC) broken down by the number of incoming and outgoing calls per FRBC.

c) Data Throughput

          o    Analyze data throughput on per cell and per MSC basis.
          o Analyze the performance of bursting with fine granularity based on the service provider's desired quality of service (QoS) for secondary channels.

d) Data Service Measurements

     1)   Packet Data network elements covered include:

          o    Packet Control Function (PCF)

e)   Packet Data Translation Parameter Analysis

          o Review apxrcv translation forms, specific to the high-speed packet data, and identify the fields with values outside of SUPPLIER'S recommended values as documented in the CDMA RF Application Notes.

          o Review the messages/measurements currently activated in the ECP/5E- DCS/OMP and inform the PURCHASER if additional messages/measurements need to be turned on.


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SUPPLIER will analyze 1xEV-DO air interface performance metrics, air interface packet data resource usage metrics, packet data metrics, Packet Control Function (PCF) metrics and conduct neighbor list review to ensure quality of data transmission and optimal system performance.

The following metrics are examples of service measurements that are currently available. The list of service measurements are subject to change with availability of new service measurements in future network releases.

a)   Air Interface Performance

          o    Connection Attempt Success and Failure Rates
          o    Dropped Call Rate - Connection Release Rate
          o    Forward and Reverse Link Re-transmission Rate
          o    Handoff Failure Rate

b)   Air Interface Packet Data Resource Usage Metrics

          o    Total subscribers in system.
          o    Average Sector Use
          o    Average forward and reverse physical layer throughput per sector

c)   Packet Data Metrics

          o    Successful reactivation rate for originations and terminations.
          o    Packet Discard Rate

d)   Packet Control Function (PCF) Metrics

          o    Traffic Processor (TP) Usage.
          o    PCF/PDSN Failure Rate.
          o    Reverse Frame Error Rate
          o    Total Packets Discarded

e)   Packet Data Translation Parameter Analysis

          o Review 1xEV-DO translations once during each iteration and identify deviation of performance impacting parameters between the current PURCHASER translation settings and SUPPLIER recommended values as specified in the CDMA 1xEV Translation Application Notes, No. 0: Introduction version 3.11 for Release 20.1.

f)   Neighbor List Analysis


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     1)   Review the FCI Neighbor List form once during each iteration for the last Friday of the data collection period. Neighbor List Review with possible Alerts, include:

          o    Sponsor Cross-Face
          o    Multiple Pilot Number (PN)
          o    Invalid PN
          o    Indivisible by PN Increment
          o    ONE-WAY PN Ambiguity
          o    TWO-WAY PN Ambiguity
          o    Reciprocity

SUPPLIER performance hereunder is subject to the assumptions, exclusions, and other conditions identified in this SOW.

2.1.3 Deliverables

An executive summary report will be delivered electronically two weeks following the 4-week data collection period for which analysis was performed. Specific schedule to be determined and mutually agreed upon.

For the highest priority issues identified during each contiguous 4-week data collection period for each MSC, an analysis is performed according to the items identified in the SUPPLIER Responsibilities section of this document. Observations are provided to PURCHASER along with possible recommendations and resolutions in an executive summary report. For each iteration, only the highest prioritized issues are analyzed within the allotted analysis time-period for each MSC. The highest prioritized issues are defined as those issues that degrade network performance and cause possible revenue lost.

2.2  PURCHASER Responsibilities

a) Complete Network Performance Analysis (NPA) Checklist, which includes PURCHASER contact information and switch information, prior to the commencement of the project. Checklist must be reviewed and updated on a quarterly basis

b) Prior to the commencement of the project, authorize the implementation of automated electronic data collection and transfer of the necessary data/information (including ECP, 5E ROP log files, traffic, service measurement files, and other recommended files) from the network

c) Establish connectivity for automated electronic data transfer and administer and maintain the data network infrastructure (configure routers, gateways, firewalls, etc.) within PURCHASER'S network/LAN/intranet.

d) Set up a dedicated login and directory structure on the management systems and network elements to install the custom data collection and transfer scripts and on the intermediate data servers, if any, for temporary storage of data.


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e) Provide access to the necessary files, components, forms, databases, etc., including but not limited to:

     o Access to forms on the OMP ECP and 5ESS/DCS to gather current configuration and/or performance parameters.
     o Adding the user account for data collection in the "omprcv" and "filexfer" groups on the OMP.
     o Ensuring that the user account for data collection has access to the files such as: ECP ROP, DCS ROP, Service Measurement files, 5E Traffic files, and TRX file.

f) Activate any additional messages/measurements on the 5E-DCS, ECP, OMP and other network elements and management systems that may be necessary to perform the analysis as part of this service offering.

g) Provide a contact person to resolve any problems within the PURCHASER corporate network relating to automatic data collection in a timely fashion in order for SUPPLIER to deliver reports with the shortest delay possible.

h) Provide system access for SUPPLIER personnel to troubleshoot and resolve problems with automated data collection as needed.

i) Prior to the commencement of the project, authorize the implementation of automated electronic data collection and transfer of the AP log files from the
APs:

     o Establish connectivity between the OMP and the APs for automated electronic data transfer and administer and maintain the data network infrastructure (configure routers, gateways, firewalls, etc.) within PUCHASHER'S network/LAN/intranet.
     o Set up a dedicated login and directory structure on the APs without administrative and root privileges to collect the AP log files. Ensure that passwords on the APs for the dedicated logins do not expire.
     o Provide SUPPLIER with the IP address, login, and password information for each of the APs.
     o Ensure that the dedicated login on the AP has the right permissions to access and retrieve the AP log files.

j) Provide the name and contact information of the approval representative(s) from PURCHASER who will have project sign-off responsibilities.

k) For the Annual service, prior to the commencement of the service, PURCHASER and SUPPLIER must mutually agree upon the priority of the performance areas to be analyzed during this service.

l) An approval representative from PURCHASER and SUPPLIER will sign off on the order of the priority. If no agreement is reached prior to the start of the service or within 2 months from SUPPLIER'S acceptance of the PURCHASER'S Purchase Order, whichever comes first, then the priority list recommended by SUPPLIER will be used in performing the service.


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m) For the annual service, PURCHASER to initiate questions when the executive summary report is delivered at the end of the analysis for each iteration. SUPPLIER may initiate market or region level quarterly PURCHASER project review meetings, depending on the number of problems, to discuss the latest issues.

n) For the annual service, accept or decline each recommendation provided by SUPPLIER within 10 working days after the executive summary report is provided to the PURCHASER. This does not apply to the twelfth iteration.

o) For recommendations accepted, PURCHASER will provide target dates for corrective action. All corrective actions identified and accepted must be completed by the end of the eleventh iteration.

p) For recommendations declined, PURCHASER must provide SUPPLIER with an explanation as to why the recommendations were declined. SUPPLIER will use this feedback and react accordingly during the upcoming iterations, if applicable.

q) Once the specific schedule of data collection period is determined and mutually agreed, PURCHASER makes changes to the system within 48 hours (2 days) to allow SUPPLIER to perform the NPA data collection. These changes include but are not limited to as the enabling of TRCF30 sections based on the Check List provided by SUPPLIER for this service.

r) Identify the PURCHASER personnel to whom the executive summary reports needs to be electronically delivered along with their contact information, such as: phone numbers, e-mail address, title and area of responsibility if possible.

2.3  Exclusions

The Next Generation Network Performance Audit service does not include the following items:

     o Work Relating to design defects: Any modification or other work by SUPPLIER to the hardware, software, or documentation in order to re-establish the performance of the systems in accordance with the specifications due to a design defect of any kind is excluded.
     o Equipment Maintenance: Routine and scheduled maintenance of the equipment. SUPPLIER can provide equipment maintenance under a separate agreement.
     o Hardware Repair: Provided under Warranty or as part of a separately purchased service package.
     o Third-party Equipment: Issues found with any third-party equipment are not supported.

2.4  Assumptions

     o Each MSC consists of, at most, one 5ESS-DCS and, at most, one ECP associated


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          with it. For example, a remote 5ESS-DCS is considered an additional entity to be charged accordingly.
     o For the purpose of data collection for this service, a week is considered to be 7 days from Monday to Sunday.
     o The proposed timelines are based on automated data collection being established to collect the necessary data from PURCHASER networks. It also assumes that PURCHASER provides SUPPLIER'S personnel with the required network data that is not automatically collected from the network prior to the analysis.
     o The data collection will be scheduled on the OMP between midnight (12:00 AM) and 6:00 AM Local Time for the analysis to be conducted in a timely manner.
     o SUPPLIER will not be responsible for delays or gaps in the delivery of service due to conditions outside its control, such as, but not limited to, planned or unplanned outages of: PURCHASER corporate network/LAN/Intranet, public Internet, World Wide Web, wireless network elements, and network management systems.
     o SUPPLIER reserves the right to select the personnel to be used for developing and providing the services, and to at any time re-assign and substitute initially assigned personnel with other qualified personnel.
     o Training of PURCHASER'S staff above and beyond routine knowledge transfer required to understand the reports provided is not included in this SOW. If PURCHASER training is required, it will be offered pursuant to the Definitive Agreement.
     o    Work is done remotely with dial-up permissions.
     o Workday is defined as eight (8) hours per day. Notwithstanding the definition of "week" above, a Workweek is defined as five (5) days specifically Monday through Friday, unless otherwise agreed upon.



3.0  ADDITIONAL TERMS

Unless otherwise stated in previous sections of this Appendix, the following applies to all services:

     o SUPPLIER reserves the right to determine which personnel to assign to perform Services. SUPPLIER personnel shall at all times be subject to the employment conditions of SUPPLIER and not those of PURCHASER.
     o SUPPLIER may use proprietary tools and software for providing this service. The stated price does not include the sale, licensing or transfer of such tools to PURCHASER.
     o All work will be performed during normal business hours - 8 AM to 5 PM, local time, Monday through Friday - unless different working hours/schedule have been noted in the appropriate Service Description section.


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Schedule 7: Consulting Services

The Consulting Service that may be provided to PURCHASER as part of the allotment defined in Schedule 5 are any of those listed below when requested in relation to a fully deployed, commercial SUPPLIER wireless system.

Technical Initiatives and Projects
----------------------------------

The SUPPLIER consultant may, at SUPPLIER'S discretion, assist the PURCHASER in a special initiatives or projects with a duration of no more than eight hours. Under no circumstance can that project or initiative be an existing SUPPLIER service. If SUPPLIER agrees to assist the PURCHASER in that project / initiative, the consultant will act as the primary point of contact and interface will all other SUPPLIER teams, as appropriate.

Some of the activities are:

     o The CTA will work with the PURCHASER to address technical issues associated with major, multi-PURCHASER SUPPLIER offers (PURCHASER Technical Initiatives). The CTA will interface to Program Management and development. The CTA will represent the PURCHASER on appropriate teams internal to SUPPLIER. Some PURCHASER technical initiatives might be an add on service available at an additional price
     o    Support PURCHASER specific projects such as network reviews.

Capacity and SW Planning
------------------------

The SUPPLIER consultant may assist the PURCHASER with their Capacity Planning as follows:

     o Understand control mechanisms and critical action/recovery paths for system components
     o Understand capacity issues and how to measure and manage current capacity
     o Provide explanation of related technical matters (i.e., critical triggers, smrg, TFC30 for the 5E and the SCME guidelines)

The SUPPLIER CTA will help PURCHASER identify the impact of new software releases on system configuration and system capacity.

     o The CTA will keep PURCHASER abreast of the new Software Releases and Software features. The SUPPLIER consultant may also advise the PURCHASER on each features' capabilities.

PURCHASER Education

The CTA will facilitate training/tele-training and co-ordinate specialized training to the PURCHASER. This does not include teaching classes.


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Schedule 8: TSS Programs Pricing Units And Fees

1.   Pricing Units

Except as noted in Section 2.1 of this Appendix, annual fees for TSS Programs are based on ECPs and the 1xEV-DO network configuration existing on 31st of December of the year preceding the year for which TSS will be provided.

2.   TSS Program Prices

     2.1 2004 Pricing

     **

     For calendar year 2004 only, the Network Performance Analysis (NPA) Service provided by SUPPLIER will be governed by the terms and conditions of the Definitive Agreement between Cellco Partnership d/b/a Verizon Wireless and Lucent Technologies, dated March 16, 2001 (Contract No.:
     ###-##-####). Starting January 1, 2005, the NPA Service will be provided in accordance with Schedule 6 of this Appendix.

     2.2  **

     **

-------------------------------------------------------------------------------
            **                  **                   **               **
-------------------------------------------------------------------------------
            **                  **                   **               **
-------------------------------------------------------------------------------

Notes/Assumptions:

(1) ECP supports up to 600 Cells. More than 600 Cells per ECP is subject to an additional charge. Pricing includes support of CDPD network.

          2.2.1 1xEV-DO Pricing

          **

          **

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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          **

          1xEV-DO pricing is valid through December 31, 2008.

     2.3  No Further Discounts

     The rates set forth in this Appendix include any applicable discounts and, notwithstanding any other general pricing provision in this Agreement or in SUPPLIER'S Price Guides or other pricing notifications, including any discount stated to be generally applicable to software or technical support, such rates are not subject to any further discount.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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                                  APPENDIX E-3

                                  PICK-A-PACK
                       OPTIONAL SOFTWARE PRICING PROGRAM

                               SUPPLEMENTAL TERMS

1.0  INTRODUCTION

This Appendix contains additional terms and conditions, which together with the terms and conditions of the AGREEMENT, sets forth the terms and conditions applicable to SUPPLIER's furnishing of the Pick-A-Pack Optional Software Pricing Program for a subscription fee for Optional Software Features (the "Pick-A-Pack Program").

2.0  ADDITIONAL DEFINITIONS

For purposes of this Appendix , the following additional definitions shall apply:

     "AMPS" means Advanced Mobile Phone Service, as defined by the Federal Communications Commission.

     "All Features" refers to the Optional Software Features available under the Pick-A-Pack Program.

     "BRSS Program" means the program under which SUPPLIER offers to PURCHASER Major Releases, Point Releases, Software Updates and Crafts for which PURCHASER has paid the applicable Fee, as more particularly described in the BRSS Appendix.

     "BRSS Appendix" means Appendix E-1, that describes the BRSS Program.

     "Cell" is cell site equipment as defined in Schedule 1 to this Appendix.

     "Craft" means a small Software release containing a collection of minor Software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates.

     "Covered Systems" means those AMPS and PCS systems operated by PURCHASER in the Franchise Area which, at the time of determination for purposes of this Appendix, are served by ECPs as defined below.

     "ECP" means a SUPPLIER-manufactured Executive Cellular Processor installed in any of PURCHASER'S PCS or AMPS systems in the Covered Systems, whether or not such ECP was installed by or sold to PURCHASER by SUPPLIER, and regardless of the technology supported by such ECP (e.g., analog, CDMA, and TDMA).

     "Franchise Area" means the area(s) for which the Federal Communications Commission in the United States or a comparable government agency has granted a permit to construct and operate one or more AMPS or PCS systems, including any non-designated areas contiguous to the Franchise Area, and in which, under such agency's applicable rules, PURCHASER will be able to provide a wireless telecommunications service in such area(s) utilizing such system(s).


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     "Major Release" means an issue of Software which significantly adds to, improves or enhances existing base or standard Software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term "Generic Release" is synonymous with Major Release. A Major Release may also provide new Optional Software features which PURCHASER may acquire for additional license fees.

     "Market" means a PCS Basic Trading Area ("BTA"), a PCS Major Trading Area ("MTA"), an AMPS Metropolitan Service Area ("MSA"), or an AMPS Rural Service Area ("RSA"), as defined by the Federal Communications Commission, as applicable.

     "Optional Software Feature" means a feature or functionality of Software resident in a Major Release but which is not licensed to PURCHASER as part of BRSS and is available for use by PURCHASER only if PURCHASER pays the applicable separate license fee therefor.

     "PCS" means Personal Communications Service, as defined by the Federal Communications Commission.

     "Pick-A-Pack Program" means the optional program under which SUPPLIER allows PURCHASER to license optional software features in a Pack for a single price, as more particularly described in this Appendix.

     "Point Release" means a superseding issue of Software which adds to, improves or enhances existing features and capabilities of the Major Release of the Software with which it is associated. A Point Release may also correct defects in earlier releases.

     "Software" means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium.

     "Software Initial Operating Fees" means those fees, as identified in SUPPLIER's price guides, that are payable in connection with the initial delivery and deployment of Software.

     "Software Update" means a partial update of existing Software provided to PURCHASER in consideration of PURCHASER's payment of BRSS Program fees, and containing one or more of the following, in any combination: (i) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (ii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release),
     (iii) a platform for optional Software features, and (iv) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Craft, if it meets any of those definitions. SUPPLIER does not commit that any Software Updates will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers.

     "Software Upgrade" refers to a Major Release provided to PURCHASER in consideration of PURCHASER's payment of BRSS Program fees. In addition to the four Software Update criteria mentioned above, a Software Upgrade may also provide infrastructure changes. A Software Upgrade


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

     differs from a Software Update in that only a Software Upgrade can provide infrastructure changes. SUPPLIER does not commit that any Software Upgrades will ultimately be released, made generally available and therefore provided during the term that PURCHASER subscribes to the BRSS Program. Furthermore, SUPPLIER does not warrant that any specific features or functionality will be included in any Software Upgrades that may be provided under the BRSS Program prior to the time that a Software Upgrade is released and made generally available to all BRSS subscribers.

     "Technical System Support" and "TSS" mean the optional support offered by a defined Program or Time and Material basis, as more particularly described in the TSS Appendix.

     "TSS Appendix" means the Appendix E -2, that describes Technical System Support.


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

3.0  GENERAL DESCRIPTION OF PICK-A-PACK PROGRAM

Under the Pick-A-Pack Program, PURCHASER is granted rights to use Optional Software Features that are made available in a calendar year. Nothing in this program bars PURCHASER from obtaining any Optional Software Feature on an individual basis under SUPPLIER's standard licensing policies or as authorized by the AGREEMENT of which this Appendix is a part.

The Optional Software Features eligible for the All Features package are all of the features resident in Major Releases made generally available to SUPPLIER's customers during the calendar year for which PURCHASER obtains the package and which have been deployed by PURCHASER in one or more of the Covered Systems. Software features exempt from eligibility in the Pick-A-Pack Program are features that consist of operating software for hardware or a set of features that are bundled together which are not sold individually (commonly referred to as an offer).

Except as expressly provided herein with regard to certain combination packages, the program does not apply to PURCHASER's use of such Major Releases (other than the Optional Software Features resident therein), and it is PURCHASER's responsibility to assure that it has the rights to possess and use such Major Releases under the BRSS Program, this Agreement or other applicable agreement(s) between SUPPLIER and PURCHASER, and to assure that its Covered Systems have loaded the appropriate Major Release(s) that include the features that PURCHASER desires to activate under this program. This program does not include any other Software, hardware or other materials that PURCHASER may need to make effective use of PURCHASER's selected features. Nothing in this program requires that PURCHASER activate features as to which it has obtained activation rights hereunder, but such activation rights, once obtained, succeed to subsequent Major Releases.

4.0  ALL FEATURES PACK ELIGIBLE FEATURES

For the All Features package, PURCHASER shall not be required to list those Optional Software features it desires or intends to license and activate. The All Features package is a subscription for whichever Optional Software Features that SUPPLIER in fact releases in the calendar year for which PURCHASER has subscribed to the package or in prior years, for so long as such features remain in Major Releases deployed by PURCHASER. All Features does not guarantee access to a specific set of features, even though SUPPLIER may have published a list of features intended to be delivered in that year. No adjustments, including adjustments in fees, will be given with respect to features that were originally scheduled to be released during that calendar year but are not released, nor for features that PURCHASER gains access to that were not anticipated to be released in that same calendar year but are in fact released.


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

5.0  ORDERING REQUIREMENTS

PURCHASER'S participation in the Pick-A-Pack Program in any of the eligible calendar years must be evidenced by PURCHASER's purchase order received by SUPPLIER no later than March 31 of each calendar year.

6.0  DETERMINATION OF APPLICABLE FEES

     6.1  Pricing for All Features Package

     The pricing for All Features package includes BRSS for the Covered Systems at no additional charge.

     6.2  No Discounts

     The fees set forth in Schedule 1 of this Appendix include any applicable discounts and, notwithstanding any other general pricing provision in this AGREEMENT or in SUPPLIER's Price Guides or other pricing notifications, including any discount stated to be generally applicable to Software or technical support, such rates are not subject to any further discount.

7.0  INVOICING

All such invoices rendered for fees due under the All Features Program shall be due and payable within thirty (30) days of the date of invoice. Invoices shall be rendered as provided below:

8.0  LICENSES

Optional Software Features provided under the All Features Program are not sold to PURCHASER, but are subject to the same Software licensing terms and conditions of this AGREEMENT.


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

                              PICK-A-PACK PROGRAM
                                 PRICING UNITS

1.0  PICK-A-PACK PROGRAM PRICES

     1.1  Pricing

 **

----------------------------------
         **              **
----------------------------------
         **              **
----------------------------------

     The All Features Pack includes Base Release Software and Service (BRSS) at no additional charge.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                   APPENDIX F


            APPENDIX CONCERNING THE TREATMENT OF LUCENT INFORMATION

This Appendix shall apply to information heretofore or hereafter provided by SUPPLIER to PURCHASER in connection with or in contemplation of the purchase of goods or services or the license of software under a contract or agreement between PURCHASER and SUPPLIER.

1)   DEFINITIONS

     a) "AFFILIATES" shall mean, at any time, and with respect to any U.S. domestic corporation, partnership, person or other entity that is primarily engaged in the provision of wireless services and that at such time both (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, partnership, person or other entity; and (ii) either beneficially owns or holds, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of the first corporation, partnership, person or other entity, or is a corporation, partnership, person or other entity of which the first corporation, partnership, person or other entity beneficially owns or holds, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests in it. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, operations or policies of a corporation, partnership, person or other entity whether through the ownership of voting securities, or by contract or otherwise.

     b) "INFORMATION" as used herein includes all business, technical or other information whether oral or written. INFORMATION includes, without limitation, Proprietary Technical Information, Non-Proprietary Technical Information, Price Catalogues, Specific Price Information, Circuit Pack Schematics, Installation Handbooks, Source Code and Source and Disassembly Code Documentation.

     c) "CONFIDENTIAL INFORMATION" as used herein means INFORMATION which SUPPLIER considers proprietary or confidential and identified as set forth in Paragraph 4.

     d) "NON-PROPRIETARY TECHNICAL INFORMATION " as used herein means technical information which has been or is provided by SUPPLIER relating to SUPPLIER'S products, which is normally furnished by SUPPLIER to its customers for such products. This includes, but is not limited to Schematic Diagrams ("SDs") and their associated Circuit Descriptions ("CDs"); J and T drawings; Engineering Letters ("ELs"); Information Letters ("ILs"); SUPPLIER and Bell System Practices ("BSPs"); compatibility information, maintenance manuals and operation manuals. If any of the above-type documents bear a proprietary legend or distribution limitation thereon, it may be removed or obliterated by PURCHASER. Also, Circuit Pack Schematics ("CPs") and their associated CDs and Installation Handbooks which do not bear a legend identifying them as SUPPLIER proprietary or confidential or otherwise limiting dissemination are considered to be NON-PROPRIETARY TECHNICAL INFORMATION.

     e) "PROPRIETARY TECHNICAL INFORMATION " as used herein means technical information relating to SUPPLIER's products which is not normally furnished to SUPPLIER'S customers or such products. PROPRIETARY TECHNICAL INFORMATION includes, without limitation, Installation Handbooks, manufacturing information and drawings, (e.g., assembly drawings and art master drawings), and CIRCUIT PACK SCHEMATICS and their Circuit Descriptions, all of which bear a legend identifying them as SUPPLIER proprietary or confidential information or otherwise limiting dissemination.

     f) "PRICE CATALOGUES" as used herein means SUPPLIER's published price lists including the Product Ordering and Price Guide, the Systems and Services Ordering and Price Guide and other price lists which are made generally available to the public. However, this does not include the Discount and Transportation Factors Schedule.

     g) "SPECIFIC PRICE INFORMATION" as used herein means all discount schedules, including the Discount and Transportation Factors Schedule, specific prices and/or discount levels offered in responses to requests for quotes or request for information, specific price agreements other than the price and discount information contained in SUPPLIER's price Catalogues.

     h) "CIRCUIT PACK SCHEMATICS" as used herein include all Apparatus Pack Schematics ("APS"), CIRCUIT PACK SCHEMATICS ("CPS"), Circuit Pack Assembly ("CPA"), Equipment Pack Schematic ("EPS") and Circuit Module Schematic ("CMS") type drawings.

     i) "SOURCE AND DISASSEMBLY CODE DOCUMENTATION" as used herein means all electronic switching systems and their associated processor's software listings and documentation including the following documents for all generic software programs for the 5ESS Switch.

     j) "SOURCE CODE" as used herein means statements in a high level computer programming language, which is not directly executable by a processor.

2)   TREATMENT OF SPECIFIC INFORMATION
     SUPPLIER states that it owns the copyright to its INFORMATION.

     a) PRICE CATALOGUES have been and will continue to be provided by SUPPLIER to PURCHASER on a non-confidential basis. PRICE CATALOGUES may be used by PURCHASER for any lawful purpose not in violation of SUPPLIER's copyright. SUPPLIER hereby grants to PURCHASER the right to make incidental copies of PRICE CATALOGUES for its own use in evaluating or procuring products or licenses from SUPPLIER.

     b) SPECIFIC PRICE INFORMATION shall be considered Confidential Information and shall be treated in accordance with the provisions of 3b of this Appendix for a period of five (5) years from receipt of the SPECIFIC PRICE INFORMATION by PURCHASER.

     c) NON-PROPRIETARY TECHNICAL INFORMATION has been and will continue to be provided by SUPPLIER to PURCHASER on a non-confidential basis. NON-PROPRIETARY TECHNICAL INFORMATION may be used by PURCHASER for any lawful purpose not in violation of SUPPLIER's copyright. SUPPLIER hereby grants PURCHASER the right to make incidental copies of such NON-PROPRIETARY TECHNICAL INFORMATION for its own use in connection with the installation, operation or maintenance of the products for which it is furnished and to acquire products compatible with such products.

     d) All PROPRIETARY TECHNICAL INFORMATION which has been or is provided to PURCHASER shall be considered CONFIDENTIAL INFORMATION and shall be treated n accordance with the provision of Paragraph 3b of this Appendix, except that Installation handbooks shall be treated in accordance with Paragraph 3c.

     e) PURCHASER agrees to treat all SOURCE CODE which PURCHASER is licensed to obtain in accordance with Paragraph 3a of this Appendix.

     f) SOURCE AND DISASSEMBLY CODE DOCUMENTATION shall be held in confidence and treated pursuant to Paragraph 3b of this Appendix and used only for purposes of operation and maintenance of the equipment for which it was provided.

     g) All CONFIDENTIAL INFORMATION not covered by Paragraph 2, subparagraphs (a) through (f) above, which has been or will be provided to PURCHASER and which PURCHASER agrees to accept, shall be treated as CONFIDENTIAL INFORMATION in accordance with the provision of Paragraph 3d of this Appendix unless otherwise agreed to.

3)   TREATMENT OF CONFIDENTIAL INFORMATION

     a)   This paragraph sets forth levels of treatment for CONFIDENTIAL
          INFORMATION

          PURCHASER agrees to treat SOURCE CODE to which this sub-paragraph applies as follows:

          i)   receive and hold such SOURCE CODE in confidence;

          ii) use the SOURCE CODE only in the United states and solely in connection with the maintenance of the related software which is resident on 5ESS switches in PURCHASER'S wireless telecommunications network;

          iii) not to copy, reproduce, translate or reformat in any form whatsoever any of the SOURCE CODE;

          iv) restrict the dissemination of the SOURCE CODE to organizations name in Attachment "A" or their functional equivalents which are responsible for maintenance of the software to which the SOURCE CODE relates; place those organizations on the appropriate standing order list of SUPPLIER's Customer Information Center or other SUPPLIER organization providing the applicable SOURCE CODE; restrict disclosure of the SOURCE CODE to employees within those organizations in Attachment "A" or their functional equivalents to whom disclosure is necessary; and notify each such employee that the disclosure to him or her is made in confidence and that the SOURCE CODE shall be kept in confidence an used only for the purposes set forth in this Appendix;

          v) make no further disclosure of the SOURCE CODE within PURCHASER or to any third party without the prior written agreement of SUPPLIER; and

          vi) return all SOURCE CODE to SUPPLIER when no longer needed by PURCHASER. In any such instance, PURCHASER may certify to SUPPLIER that it has destroyed the SOURCE CODE in lieu of retuning it.

     b) PURCHASER agrees to treat CONFIDENTIAL INFORMATION to which this sub-paragraph applies as follows:

          i)   hold all CONFIDENTIAL INFORMATION in confidence;

          ii) use CONFIDENTIAL INFORMATION only for the purpose for which it is provided;

          iii) disclose CONFIDENTIAL INFORMATION only to employees having a need-to-know and advise such employees of the obligations contained herein;

          iv) reproduce CONFIDENTIAL INFORMATION only to the extent necessary to use the CONFIDENTIAL INFORMATION pursuant to this Appendix ; and

          v) not disclose CONFIDENTIAL INFORMATION to any third party outside PURCHASER without the prior written approval of SUPPLIER.

     c) PURCHASER agrees to treat CONFIDENTIAL INFORMATION to which this sub-paragraph applies as follows:

          i)   hold all CONFIDENTIAL INFORMATION in confidence;

          ii) use CONFIDENTIAL INFORMATION only for the purpose for which it is provided;

          iii) treat such CONFIDENTIAL INFORMATION as it treats it own CONFIDENTIAL INFORMATION of similar character;

          iv) not reproduce CONFIDENTIAL INFORMATION without the prior written approval of SUPPLIER; and

          v) not disclose CONFIDENTIAL INFORMATION to which this sub-paragraph applies as follows:

     d) PURCHASER agrees to treat CONFIDENTIAL INFORMATION to which this sub-paragraph applies as follows:

          i)   hold all CONFIDENTIAL INFORMATION in confidence;

          ii) use CONFIDENTIAL INFORMATION only for the purpose for which it is provided;

          iii) reproduce CONFIDENTIAL INFORMATION only to the extent necessary to use the CONFIDENTIAL INFORMATION pursuant to this Appendix;

          iv) treat such CONFIDENTIAL INFORMATION as it treats its own CONFIDENTIAL INFORMATION of similar character; and

          v) disclose CONDFIDENTIAL INFORMATION to any third party outside PURCHASER solely for the purpose of operation or maintenance of equipment procured from SUPPLIER, only if the third party signs an agreement with confidentiality provisions at least as stringent as the


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

               those in this Appendix to protect the CONFIDENTIAL INFORMATION in a manner consistent with paragraph 3b.

4) CONFIDENTIAL INFORMATION shall be subject to the restrictions of Paragraph 3 if it is in writing or other tangible form and bears a legend identifying it as SUPPLIER proprietary or CONFIDENTIAL INFORMATION or otherwise limiting disclosure; or if not in tangible form, if PURCHASER is advised in advance of its confidential nature and agrees to accept it and it is summarized in writing, bearing a legend identifying it as confidential, and this document is delivered to PURCHASER within thirty (30) days of the CONFIDENTIAL INFORMATION'S disclosure.

5) For CONFIDENTIAL INFORMATION which is of a type intended to be covered by this Appendix but which is not of a type clearly contained in any described protected category and/or for which a designated level of protection {Paragraph 3 (a) through 3 (d)} is not specified, such CONFIDENTIAL INFORMATION shall only become subject to the provisions of this Appendix upon execution by appropriate representatives of SUPPLIER and PURCHASER of an Addendum to this Appendix substantially in the form set forth in Attachment "B," identifying such CONFIDENTIAL INFORMATION, making it expressly subject to this Appendix, and assigning it to a category of protection.

6) The restrictions on use and disclosure of CONFIDENTIAL INFORMATION set forth in this Appendix shall not apply to any CONFIDENTIAL INFORMATION:

     a) which is independently developed by PURCHASER or lawfully received from another source free of restriction and without breach by PURCHASER of any obligation to maintain the INFORMATION in confidence; or

     b) which is at the time of its disclosure to PURCHASER or subsequently becomes generally available to the public without breach by PURCHASER of this Appendix; or

     c) which at the time of disclosure to PURCHASER was known to PURCHASER free of any obligation to maintain the INFORMATION in confidence; or

     d)   which SUPPLIER agrees in writing is free of such restrictions.

7) No license under any trademark, patent, copyright, mask protection right or any other intellectual property right is either granted or implied by the conveying of INFORMATION to PURCHASER. None of the INFORMATION which may be disclosed by SUPPLIER shall constitute any representation, warranty, assurance, guarantee or inducement by SUPPLIER of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights or any other intellectual property rights, or other rights of third persons.

8) Neither this Appendix nor the disclosure or receipt of INFORMATION shall constitute or imply any promise or intention to make any purchase of products or services by either party or any commitment by either party with respect to the present or future marketing of any product or service.

9) All CONFIDENTIAL INFORMATION shall remain the property of SUPPLIER and shall be returned upon PURCHASER's determination that it no longer has a need for such INFORMATION. PURCHASER may, however, retain in the files of its legal counsel, solely for record purposes, one copy of all written material returned.

10) PURCHASER herby assures SUPPLIER that it does not intend to and will not knowingly, export INFORMATION or products directly or indirectly based thereon, outside of the United States in violation of U.S. laws and regulations.

11) In the event PURCHASER receives a request to disclose all or a part of SUPPLIER's CONFIDENTIAL INFORMATION under the terms of a subpoena or court order or is otherwise required by law to disclose such information, PURCHASER shall provide SUPPLIER with immediate written notice of the request or requirement, prior to any disclosure, and cooperate with SUPPLIER and give SUPPLIER an opportunity to oppose the request or requirement if SUPPLIER deems it appropriate. If SUPPLIER does not oppose the disclosure or if legal opposition is unsuccessful, or if SUPPLIER agrees to production subject to a suitable protective order, PURCHASER shall be free to disclose such CONFIDENTIAL INFORMATION to the extent required by such subpoena, court order, law or regulation without violating this Appendix.

12) PURCHASER agrees that all of its obligations undertaken herein, which by their nature would continue beyond termination of this Appendix, shall survive and continue after any termination of this Appendix unless otherwise agreed in writing.

13) The obligations and rights of the parties under the Modification of Final Judgment, Plan of Reorganization and Divestiture Agreements are not modified by this Appendix .

14) No amendment or modification of this Appendix shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or representatives.

15) This Appendix constitutes the entire understanding between the parties hereto and supersedes all previous communications, representations, oral or written, between the parties with respect to the subject matter of this Appendix.




                                 ATTACHMENT "A"

Organizations authorized to receive SOURCE CODE shall be mutually agreed between SUPPLIER and PURCHASER.

                                 ATTACHMENT "B"

ADDENDUM TO JOINT LUCENT AND VERIZON WIRELESS APPENDIX CONCERNING THE TREATMENT
                             OF LUCENT INFORMATION

In consideration of SUPPLIER's willingness to disclose to PURCHASER, and PURCHASER's desire to accept, certain information specified below which SUPPLIER considers to be CONFIDENTIAL INFORMATION within the meaning of the APPENDIX F, APPENDIX CONCERNING THE TREATMENT OF LUCENT INFORMATION of the Second Definitive

Agreement dated (insert date of new DA.), SUPPLIER and PURCHASER hereby agree as follows:

1) The CONFIDENTIAL INFORMATION to be disclosed by SUPPLIER to PURCHASER consists of:
_______________________________________________________________________________

2) The CONFIDENTIAL INFORMATION furnished to PURCHASER pursuant hereto shall be treated in accordance with the following indicated paragraph of the Appendix (check which one applies):

_____Paragraph 3 (a)
_____Paragraph 3 (b)
_____Paragraph 3 (c)
_____Paragraph 3 (d)

3) The CONFIDENTIAL INFORMATION furnished to PURCHASER pursuant hereto shall be held in confidence for a period of _________(years) and ___________(months) from the date of this Attachment B.

                                   APPENDIX G

                                    TRAINING

GENERAL

SUPPLIER maintains a Training web site, **. The training center can also be reached by calling Lucent Product Training at 1-(888) Lucent8 (582-3688) prompt 2, prompt 2. Included at this web site is a comprehensive list of all training currently available for Lucent Products purchased under this AGREEMENT or its applicable PRODUCT ADDENDA. Information on training, courses and schedules is subject to change without notice. Prices for training courses are listed at ** per student per day for Instructor-led courses. Prices for alternate media courses vary. Prices for Instructor-led courses are valid for three years from the effective date of the AGREEMENT. The above pricing may not apply for training on some wireline data and/or switching products, or third party products.

TRAINING CONDUCTED AT SUPPLIER'S SITE

Prices stated cover tuition and materials for each course listed. PURCHASER shall bear any attendees' travel and living expenses associated with such training.

SUPPLIER's primary training site is located at:

 Lucent Technologies Customer Training and Information Products Training Center
                           240 East Central Parkway
                         Altamonte Springs, Fla. 32701

TRAINING CONDUCTED AT PURCHASER'S SITE

For the convenience of PURCHASER and to avoid travel and living expenses for PURCHASER, SUPPLIER can arrange to have certain courses suitcased to PURCHASER's location. SUPPLIER's pricing for "suitcased" training is for a minimum of 8 students. To provide a full robust experience class sizes are usually restricted to a maximum of 12 students. The maximum class size is under the discretion of the instructor. PURCHASER shall bear all mutually agreed to instructor expenses associated with on-site training, including, but not limited to, transportation, lodging, shipping of course materials and equipment (where applicable).

Some suitcased courses require SUPPLIER equipment to be provided by PURCHASER. The equipment must be fully installed and running, but not revenue generating. Test equipment to be provided by the PURCHASER. Typical hands-on training will require that faults be introduced to the equipment being trained on. This may cause delays in making the equipment revenue generating. PURCHASER may elect to purchase "toy" equipment, which is intended for training use.

TRAINING USING PRELIMINARY TRAINING MATERIALS

If SUPPLIER provides PURCHASER in-class training, using preliminary course materials and documentation, SUPPLIER will replace the preliminary course materials with final course materials when they become available. Final documentation will be used in the classroom when it becomes available.

**

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

 **

                                   APPENDIX H

                                 DOCUMENTATION

** Any additional Library Copies requested by the PURCHASER will be charged to the PURCHASER at the SUPPLIER's then current rate. Changes and updates to standard documentation shall be provided within a reasonable time of their respective effective dates..

     **
where PURCHASER may view and download all documentation that is electronically available for SUPPLIER's Products listed in Appendix A and the applicable PRODUCT ADDENDA at no charge. Any additional User IDs requested by the PURCHASER will be provided to the PURCHASER at the SUPPLIER's then current rate. Upon request PURCHASER shall verify the identity and need of access of the employees who have been issued User IDs.

Documentation for some wireline data and/or switching products, or third party products may be available at additional cost.

All documentation shall be in English and shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility.

PURCHASER shall treat such DOCUMENTATION in accordance with Appendix F, the Agreement Regarding the Treatment of Lucent Information.

LOCAL MARKET LEVEL:
Site (cell or MSC)
Manager Network Planning /Engineering

AREA:
Director, Area Network Planning
Northeast -           400 Friberg Parkway                  Westborough, MA 01581
South -               8921 Research Drive                  Charlotte, NC 28262
West -                4811 E. Thistle Landing Dr           Phoenix, AZ 85044
West -                15505 Sand Canyon                    Irvine, CA 92618
West -                2640 Main Street                     Irvine, CA 92614

Corporate:
NOC - West Director NOC West        500 West Dove Road      Southlake, TX 76092

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

NOC - East Director NOC East         180 Washington Valley Road      Bedminster, NJ 07921
Director Network Planning            2785 Mitchell Drive             Walnut Creek, CA 94598
Director Maintenance Engineering     180 Washington Valley Road,     Bedminster, NJ 07921

                                     **

**

                                   APPENDIX I

SECONDARY MARKET PURCHASES

1.0  DEFINITIONS

"Secondary Market Products" shall mean any new or used SUPPLIER-branded
     PRODUCTS purchased from a third party or from SCO for use in PURCHASER'S network.

"Special Customer Operations (SCO)" shall mean SUPPLIER'S internal organization that is responsible for the sale of re-manufactured equipment, purchase and sale of SUPPLIER'S equipment on the secondary market and management of SUPPLIER'S equipment through the end of product life cycle.

2.0 NOTIFICATION

     PURCHASER shall notify SUPPLIER of all of its purchases of Secondary
          Market Products, which are to be used in PURCHASER'S network. The serial numbers of the Secondary Market Products shall be included in the notification so that SUPPLIER'S support records may be updated. SUPPLIER may submit an invoice for any initial operating fees or right to use fees that would apply to such Secondary Market Products as if such Secondary Market Products were purchased as new from SUPPLIER. Any services required to engineer, configure, install or optimize such Secondary Market Products shall be invoiced to PURCHASER at the pricing for such services under this Agreement.

3.0  WARRANTY

     SUPPLIER shall not provide any warranty to PURCHASER for Secondary Market
          Products, except when such Secondary Market Products are purchased from SCO as provided below. Furthermore, no network outages which are caused solely by the failure of Secondary Market Products which are not purchased from SCO, shall qualify ** under Article 18 of this Agreement.

     SUPPLIER shall provide the following warranty for Secondary Market
          Products purchased

     Generally Available
     -------------------

     HARDWARE                       **

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

     SOFTWARE                       **

     Discontinued Availability
     -------------------------
     HARDWARE                       **
     SOFTWARE                       **

     The warranty period for Secondary Market Products purchased from SCO shall commence on the date of shipment. With respect to HARDWARE or SOFTWARE purchased from SCO that is incorporated into new PRODUCTS, the warranty for such HARDWARE or SOFTWARE shall be the same as the new PRODUCT.

4.0  PURCHASE COMMITMENT

     Except as provided below with respect to purchases from SCO, purchases of Secondary Market Products shall not be included in the purchase commitment made by PURCHASER pursuant to Section 1.2 of this Agreement, **

          ** In addition, such purchases shall be included in the purchase commitment made by PURCHASER pursuant to Section 1.2 of this Agreement.

5.0  PURCHASER'S RESALE OF SUPPLIER'S HARDWARE

          PURCHASER may resell to third parties SUPPLIER'S HARDWARE, which was removed or decommissioned from PURCHASER'S network, provided that PURCHASER de-installs any SOFTWARE installed on such removed or decommissioned HARDWARE prior to its transfer to a third party other than SUPPLIER or an authorized reseller of SUPPLIER. PURCHASER shall provide SUPPLIER with the opportunity to participate in the request-for-bid process that PURCHASER conducts for any removed or decommissioned HARDWARE. If a third party submits a higher bid for such removed or decommissioned HARDWARE than SUPPLIER, SUPPLIER shall have the right of first refusal to purchase such removed or decommissioned HARDWARE for an amount equal to such higher bid, provided that SUPPLIER must exercise such right of first refusal within ten (10) business days of receipt of notice from PURCHASER of such higher bid, after which PURCHASER shall be free to sell such removed or decommissioned HARDWARE to a third party. Such notice from PURCHASER of such higher bid shall include a representation certifying that such higher bid is in fact a legitimate bid PURCHASER received from a third party as a result of the request-for-bid process.

     6.0  PURCHASER'S PURCHASE OF SECONDARY MARKET PRODUCTS

          PURCHASER shall provide SUPPLIER with the opportunity to participate in the request-for-quote process that PURCHASER conducts for any purchase of Secondary Market Products. If a third party submits a lower quote for such Secondary Market Products than SUPPLIER, SUPPLIER shall have the right of first refusal to offer remanufactured equipment for an amount equal to such lower quote, provided that SUPPLIER must exercise such right of first refusal within ten (10) business days of receipt of notice from PURCHASER of lower quote, after which PURCHASER shall be free to purchase such Secondary Market Products from a third party. Such notice from PURCHASER of such lower quote shall include a

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

representation certifying that such lower quote is in fact a legitimate bid PURCHASER received from a third party as a result of the request-for-quote process.

                                  APPENDIX J-2

         AMPS/PCS/CDMA - AMPS/PCS/CDMA REQUEST DEFINITION & ASSESSMENT

                              FORM (RDAF) PROCESS

     Request Definition and Assessment Form

  In case of problems, please contact Tracy Hodges at (630) 979-7812 or Ashok
                           Kabadi at (973) 581-6617.

       Please fill out complete form. Incomplete forms will be rejected.

1.   REQUEST

RDAF Number (will be generated by CORS):

1.1  Name of Request:

1.2  High Level Description Line:

1.3  Date of Request:

1.4  Lucent Originator:

Name:                       Organization:
Title:                      Email:
Phone:                      Fax:

1.5  Requesting Customer:

NOTE: Filling in this information implies that the customer has filled out RDAF with originator and is expecting a response. Others in Lucent may contact the Customer for further information.

Company:                    Name:
Title:                      Email:
Phone:                      Fax:

1.6  Applications Engineering:

Name:                       Phone:
Title:                      Email:

1.7  Is this requesting feature development or only an estimate?

1.8  When is this feature required?

Desired Date or Release:             Absolute Final Date or Release (if known):

Comments (other circumstances affecting desired availability, impact if date cannot be met):

1.9  When is estimate required?

Comments:



1.10 Product Type(Select one):

ANSI-41 Apps     Packet IN Apps     Platform Evolution      Mobile Internet Apps    Surepay Apps
UMTS Apps        CDMA Software      CDMA Hardware           TDMA                    IOSNetwork
GAF Intl         GAF NAR            MASD                    MASD FF Trial           MASD FF RFP
MASD FF Commercial                  OA&M                    OA&M Watch Mark         Packet Core
5ESS             VPN ETSI Apps      Wireline IN

1.11 Why is this request important? Is this feature intended to (circle one):

     a)   Generate revenue (i.e., introduce a new capability to end users)

     b) Protect current revenue (i.e., improve performance of an existing feature)

     c)   Reduce operating expense

     d)   Regulatory or standards requirement? Specify:

Comments (if revenue related, what is the strength of VW business case? Why is request important?):

1.12 Priority: What is the value and priority of this feature to the customer relative to other features being requested?

Comments (do competitors offer this?):



1.13 Is the customer willing to pay for this feature/enhancement as an optional feature? If so, is the customer willing to pay for this feature as an exempt optional feature?

Comments:

1.14 What percentage of the customers' equipment will be configured with this feature? (for example, deploy in all MSCs, one region, end-user trial)

Comments:

1.15 Is the customer willing to be the FOA for this request? If so, what sites are under consideration?

Comments:





2.   NEED/DEFINITION IMPACT

2.1  Description of Problem/Need:

Please explain what the request should do. Be sure to include a summary of the critical needs being addressed. Please give as much detail as possible. In order to expedite the Estimation Process, please include/attach any supplementary information, such as a Network Configuration Drawing, if available.


2.1.1. Explain expected benefits:


2.1.2. If request is being submitted because of a problem, what is the root cause of the problem?


2.1.3. What is the context of the problem or request (give an example of a typical scenario if possible):


2.1.4 Summary of Solution Requirements:


2.1.5. Potential or partially resolved issues:


2.1.6. Potential solutions, ideas for solution, design suggestions: 2.2 Air Interface Impact: (As seen by Customer)


2.3 Are there any interfaces with non-Lucent equipment or non-Lucent software that need to be considered?

If YES, please explain (if needed, will Lucent have access to the equipment, software, lab and/or subject matter experts? Identify items as commercial, 3rd party custom, or competitor's products):


2.4 Are there any applicable standards and/or specifications (e.g., BELLCORE, Lucent, TIA, etc.) that need to be considered?


If YES, please include Specification and Reference Number:


2.5 If all the needs described above cannot be fulfilled, will customer still accept the product? What are the minimum requirements? Will customer accept a partial, then a phased delivery?


If YES, please explain:



3.   SYSTEM CONSIDERATIONS

3.1  Existing Products:

What features or applications (existing or in development) will this feature impact?


Indicate any other compatibility/transparency issues associated with this request (i.e., compatibility with existing feature(s)/platforms):


3.2  Related CARES/AR Number                 Other: (i.e., CEMUG, MR, etc.)

     Click here to view the                  Click here to view the CEMUG
     CARES/AR Database                       Database
                                             Click here to view the MR Database

If an AR or MR has already been opened, please explain the need for this RDAF:

3.3 Will the current request be expanded in the future to address a broader application (i.e., is the current request a milestone towards a broader application)?

If YES, what is the overall/broader application (please provide related RDAF #s and/or FID #s, if applicable)? Is RDAF tied to an approved or pending Offer (e.g. HSDe, HSDmm, LCV)? Is this a new feature or an enhancement to existing feature (list RDAFs/FIDs)?

4.   OTHER

4.1 Please provide any other detail that would help Lucent Technologies in evaluating this request.



Reminder: Please fill out complete form. Incomplete forms will be rejected.

This marks the end of the Customer Section

                                  APPENDIX J

RDAF Process Flow Diagram

[Graphic Omitted]

                                  APPENDIX J-4
                     PURPOSE AND SCOPE OF THE RDAF PROCESS

1.0  PURPOSE AND SCOPE

PURPOSE OF PROCESS

The Request Definition and Assessment Form (RDAF) Process describes the tasks, procedures and timing necessary to evaluate and respond to requests for new or improved functionality in the AMPS/PCS product line. The RDAF Process is used to review and assess requests originating from internal organizations (System Engineering, Development, Field Support etc.) in addition to those originating from AMPS/PCS customers.

The RDAF Process provides a single, uniform means of capturing essential data from requests, combining duplicates, gathering business and technical assessment information and tracking progress of the evaluation. RDAFs provide Product Management with a comprehensive business view of work requested in a particular market, so realistic priorities can be quickly determined and more efficient use of finite resources will result. Lucent's accuracy in forecasting use of development resources improves because Systems Engineering receives a documented early description from the source of the request. Customers benefit by getting quicker responses to their requests. Customers are expected to provide required data in order for Product Management to make an accurate business decision about the request being made.

SCOPE OF PROCESS

The RDAF Process is used to review and track requests originating from internal organizations and AMPS/PCS customers. All customer requests for new features or capabilities must be made via an RDAF. The process begins when a Lucent employee (for example, an Application Engineer) or a customer through a Lucent employee (for example, an Application Engineer), requests a new feature/enhancement by way of the RDAF. The RDAF process includes gathering the necessary technical and business information in an organized fashion so that Product Management can evaluate the request and decide whether to include it in the release plan or not.

3.0  PROCESS DESCRIPTION

STEP 1: COMPLETING THE RDAF

The RDAF is to be filled out by the Lucent Account Representative and the customer. Each field represents information that is needed to evaluate the customers' requirements and to assist Product Management in making an accurate assessment of the viability of the feature.

The current version of the RDAF is available on the Lucent Technologies Intranet at: **

Providing Accurate & Complete Information

The Lucent originator is responsible for providing accurate and complete information; i.e., customer, Description, CEMUG, AR numbers (if applicable) and market. Inaccurate or missing data will cause delays and may result in the RDAF being earmarked for resubmission or rejection. The RDAF should be completely reviewed before submission, and checked for missing fields and accuracy.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

RDAF Attachments

Supplemental Marketing or Technical information may accompany the RDAF. Also any additional information that would be useful can be is submitted as an "Attachment" to the RDAF below the Description field.

STEP 2: RDAF SUBMISSION

The completed RDAF is to be submitted via the CORS home page. **



STEP 3: LOG-IN RDAF

The date the RDAF is received and the formal request date are recorded and the CORS Database assigns the RDAF a sequential number. An automated email notification is sent to Originator with the RDAF number.

STEP 4: PROPOSED STATE

Once the RDAF is submitted (by default) it moves to proposed state. This state involves two steps: RDAF Assignment and RDAF Pre-screening. The RDAF is reviewed to make sure that necessary business and technical information has been provided, and then assigned to the appropriate Product Manager. The Product Manager makes a preliminary evaluation and decides whether to conduct a thorough evaluation or to refuse the request. When the Product Manager has decided to conduct a thorough evaluation, technical resources review the request and provide an assessment of the request. If there are alternative methods available in the product or in established product plans that will meet the customer's request, these methods are discussed with the customer. If there are no alternative methods or the methods are unacceptable, the Product Manager may request a preliminary estimate of the technical work needed to fulfill the request.

STEP 5: PRODUCT MANAGER'S FINAL REVIEW

When the Product Manager has a final view of the work effort, priority of the feature to the customer, and other business information, the Product Manager performs a business analysis. The Product Manager assesses the market requirements, business opportunities, strategic positioning, competitive position, cost, and revenue opportunities and will make a decision to either include the RDAF in a specific release, refuse the RDAF, or defer the RDAF to a later release.

The Product Manager responds to appropriate stakeholders (i.e. Lucent originator, BD&M, customer team) the results of the RDAF evaluation. The response form indicates, if applicable, preliminary feature price, delivery and terms.

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

STEP 6: DESIGN STATE

Once the Product Manager has decided to accept the RDAF and include it in a release or software update (SU) the RDAF is moved to the design state.

STEP 7: COMPLETED STATE

When the RDAF has been delivered in a release or software update (SU) the RDAF is moved to the completed state by the RDAF administrator and notification is provided to the originator.

                                  APPENDIX K

Release Timetable - (Planning dates current as of 3/25/2004)

                Release                   Release 22.0    Release 22.0     Release     Release 24.0
              21.0 EV-DO     Release 21.1                    EV-DO          23.0 *
--------------------------------------------------------------------------------------------------------
   5E                        5E17.1_FR3                      5E18.1       5E18.1_FR1   5E19.1

                             GA - 2/20/04                 FOA- 3/12/04
                                                            GA- 5/7/04    GA - 9/10/04  GA - 4/8/05

--------------------------------------------------------------------------------------------------------
   ECP                       GA -11/10/03                 FOA - 3/5/04
                                                           GA - 5/7/04    GA - 9/10/04  GA - 4/8/05

                                                          (EV-DO RNC)

--------------------------------------------------------------------------------------------------------
   Cell     FOA- 1/19/04     GA - 3/18/04  FOA - 3/8/04   FOA- 3/26/04
             GA - 3/5/04                    GA - 7/2/04   GA - 6/18/04    GA - 9/17/04  GA - 4/8/05

--------------------------------------------------------------------------------------------------------
    1X                                                    FOA - 5/14/04
  Packet          NA              NA            NA          GA- 7/14/04   GA - 10/7/04  GA - 4/8/05
   Core
                                                            (1X-RNC)
--------------------------------------------------------------------------------------------------------

                                   APPENDIX K

                                Release Timeline

                               [GRAPHIC OMITTED]

                                   APPENDIX L

LUCENT COMPLIANCE TO STANDARD INTERFACES - Per Figure U-1 TR 45 Reference Model

-----------------------------------------------------------------------------------------------------------
INTERFACE                        STANDARD COMPLIANCE
-----------------------------------------------------------------------------------------------------------
     Um      MS to BS            Compliant to air interface standards
-----------------------------------------------------------------------------------------------------------
                                 Lucent supports the following A interfaces:
                                 --------------------------------------------------------------------------
                                              Participating
                                 Interface    Network        Release
                                              Elements
                                 --------------------------------------------------------------------------
                                      A1      MSC-           IOS V2.2 in R21; IOS
             BS to MSC,                       BS             V4.1 in R21
     A       BS to BS,
             PCF to PDSN

                                 --------------------------------------------------------------------------
                                      A2      MSC-BS         IOS V2.2 in R21; IOS V4.1 in R21
                                 --------------------------------------------------------------------------
                                      A5      MSC-BS         IOS V2.2 in R21; IOS V4.1 in R21
                                 --------------------------------------------------------------------------
                                      A3      BS-BS          IOS V4.1 in R21
                                 --------------------------------------------------------------------------
                                      A7      BS-BS          IOS V4.1 in R21
                                 --------------------------------------------------------------------------
                                      A10     PCF-PDSN       IOS V4 in R17
                                 --------------------------------------------------------------------------
                                      A11     PCF-PDSN       IOS V4 in R17
-----------------------------------------------------------------------------------------------------------
                                 Proprietary - not open. The Lucent MSC has the VLR integrated.
     B      MSC to VLR           Therefore Lucent cannot connect to another vendor's VLR. Generally, this interface is not supported within the industry. Service providers are not requesting support of this interface.
-----------------------------------------------------------------------------------------------------------
                                 The C interface is an open interface with protocol extensions. Lucent
     C      MSC to HLR           is in the process of negotiating an agreement with Compaq for interfaces C and D. Agreement will cover planning of features as well as detailed interface specifications, with testing on an as needed basis.
-----------------------------------------------------------------------------------------------------------
                                 The D interface is an open interface with protocol extensions. Lucent is in the process of negotiating an agreement with Compaq for
     D      HLR to VLR           interfaces C and D. Agreement will cover planning of features as well as detailed interface specifications, with testing on an as needed basis.
-----------------------------------------------------------------------------------------------------------
                                 Open interface with Lucent protocol extensions. Some protocol
     E      MSC to MSC           extensions are shared.
-----------------------------------------------------------------------------------------------------------
                                 No standard for this interface exists, therefore no implementation
     F      EIR to MSC           exists.
-----------------------------------------------------------------------------------------------------------
                                 No standard for this interface exists, therefore no implementation
     G      VLR to VLR           exists.
-----------------------------------------------------------------------------------------------------------
                                 For Compaq Standalone HLR, the interface is not controlled by
                                 Lucent. For the Lucent Standalone HLR, the Lucent integrated AC
     H      AC to HLR            must be used. The Lucent SHLR cannot connect to another vendor's
                                 AC.
-----------------------------------------------------------------------------------------------------------
            SME to SME           Open interface
     M      SME to MC            Open interface
            MC to MC             Open interface
-----------------------------------------------------------------------------------------------------------
     N      HLR to MC           Open interface for SMS.
-----------------------------------------------------------------------------------------------------------
     Q      MC to MSC           Open interface
-----------------------------------------------------------------------------------------------------------

                                  APPENDIX L-1

Figure U-1  TR45 Reference Model

                               [GRAPHIC OMITTED]

                                   APPENDIX M
SPARES AND EXCHANGE


The Parties agree to meet and complete this Appendix M, entitled Spares and Exchange within one hundred and twenty days from the execution of this AGREEMENT.

                                   APPENDIX N

                                TRIAL AGREEMENT

PART A - General Description
                                            No.

PURCHASER("Verizon Wireless") Information:
----------------------------------------------------------------------------------------------
Region:  Network Headquarters
Address: 180 Washington Valley Road
         Bedminster, NJ 07921
Technical Contact Name:
Technical Contact Title:                    Business Contact Name:
Telephone Number:                           Business Contact Title:
Facsimile Number:                           Telephone Number:
                                            Facsimile Number:
----------------------------------------------------------------------------------------------
SUPPLIER Name: Lucent
Technologies
                                            Business Contact Name:
Address:                                    Business Contact Title:
                                            Telephone Number:
Technical Contact Name:                     Facsimile Number:
Technical Contact Title:
Telephone Number:
Facsimile Number:
----------------------------------------------------------------------------------------------
Check All That Apply:      Equipment          Software            Other (describe)

Name Of Product To Be Tested: ("Trial Item")

Product Model Number:

Number Of Samples Or Copies Supplied:

General Description of Function Of Trial Item(s):

Beginning Trial Date:                         End Trial Date:
Trial Item Delivery Date:

----------------------------------------------------------------------------------------------
Delivery               Date
Location(s)
----------------------------------------------------------------------------------------------
Check One:                 First Test         Repeat Test

Check One (Type Of Test):  Destructive Trial  Non-Destructive Trial

Prototype/Alpha                       Beta Version

Currently Available On The Market     Update To Product    In Use by Verizon Wireless

Check One (Trial Item Available For):         Licensing             Sale       Rental

First Availability Date:

Check One:           To Be Modified/Adapted             As Is

The parties will mutually develop a testing plan and schedule, substantially in the form of Attachment A, for initial and subsequent testing of item(s) submitted by SUPPLIER.

This Agreement consists of Part A, General Description, Part B, Terms and Conditions and Attachment A and B. SUPPLIER has read and understands the attached Terms and Conditions of the Agreement.

Agreed and Accepted:
CELLCO PARTNERSHIP                            LUCENT TECHNOLOGIES INC.


dba Verizon Wireless


By:                                           By:
   --------------------------------              -------------------------------
Name:                                         Name:
     ------------------------------                -----------------------------
Title:                                        Title:
      -----------------------------                 ----------------------------
Date:                                         Date:
     ------------------------------                -----------------------------

PART B - Terms and Conditions

PURCHASER RESPONSIBILITIES AND OBLIGATIONS

1. PURCHASER will test and evaluate the Trial Item described on Part A of this Agreement according to the plan set forth in Attachment A. At the end of the Trial Period, the parties may agree in writing to extend the Trial Periods for the same amount of time as the Initial Trial Period or some other time period.

2. If the parties do not elect to extend the Trial Period, PURCHASER will (a) if the Trial is nondestructive, return the Trial Item and all copies thereof to SUPPLIER; or (b) if the trial is "destructive" (i.e., renders the Trial Item incapable of being used for its intended purpose), certify to SUPPLIER in writing that the trial has been completed and that PURCHASER does not retain any samples or copies of the Trial Item. At the end of the Trial Period (including any extensions) PURCHASER will provide SUPPLIER's Business Contact (listed on Part A) with a notice that the trial has been completed and PURCHASER (a) has no further interest in the Trial Item; (b) finds the Trial Product satisfies the Trial criteria and may be considered for PURCHASER's ' use at some time in the future; or (c) is interested in negotiating terms for the purchase or use of the Trial Item. If PURCHASER elects to purchase the Trial Item, PURCHASER shall place a Purchase Order for the Trial Item and the appropriate related SERVICES within a commercially reasonable time following the successful completion of the Trial.

3. PURCHASER will supply the Trial facilities, equipment, tools and personnel necessary to carry out the Trial Plan described on Attachment A.

4. PURCHASER agrees that it has no ownership interest in any portion of the Trial Item provided by SUPPLIER, nor does it have any right to use or retain the Trial Item after the Trial Period (including any extensions to the Initial Trial Period).

SUPPLIER AND PURCHASER RESPONSIBILITIES AND OBLIGATIONS

5. SUPPLIER will provide PURCHASER with the specified number (listed on Part A) of samples or copies of the Trial Item, including any documentation to the Trial Item, by the agreed upon method listed in Attachment A, on the delivery date shown on Part A. The Trial Item will conform in all material respects with the general description set forth on Part A of this Agreement, and the specifications set forth in Attachment A. In addition, SUPPLIER will provide PURCHASER with only the technical data or other information deemed by PURCHASER to be necessary to conduct the Test(s) set forth in Attachment A.

6. SUPPLIER will make available to PURCHASER during normal business hours (8 AM to 6 PM Eastern Standard Time, Mon-Fri) a technical advisor (either the Technical Contact Person listed on Part A or a designated substitute in the event that the Contact Person is not available) who can provide telephone support and answer questions about the Trial Item during the Trial Period. The Technical Contact Person or substitute will be knowledgeable about the Trial Item and the Trial process. SUPPLIER will provide a professional level of advice and service and respond to questions related to the Trial process in a complete and timely manner.

7. SUPPLIER represents that it owns, controls or has appropriate rights to use all copyrights, trademarks, patents, and service marks associated with the Trial
Item in the form in which it will be trialed, for the uses described on Attachment A. SUPPLIER represents that it has the right to transfer these rights to PURCHASER for the purpose and uses described on Attachment A, during the Trial period.

8. SUPPLIER agrees to compensate PURCHASER for loss directly caused by the negligent acts or omissions or willful misconduct of SUPPLIER or its agents, contractors, officers or employees, or any person responsible to SUPPLIER hereunder while performing under this Agreement.

9. SUPPLIER agrees that PURCHASER will own all observations made by PURCHASER in the course of the Trial process. All results information relating to including without limitation Trial items operation on and in relation to Purchaser's network generated by the Trial process including any reports shall be owned retained by PURCHASER. Neither Party will disclose any such observations and results to any third parties without the other's prior written consent. Upon request PURCHASER shall provide suggestions, comments or other feedback on the data resulting from this trial. Such feedback may be used by SUPPLIER to develop internal information designed to improve or refine the Trial item. Such feedback may be aggregated by SUPPLIER for presentations to third parties providing that the PURCHASER's identity is not revealed.

10. PURCHASER shall not disassemble, reverse engineer or modify the Trial Item, unless agreed in advance by Vendor. SUPPLIER shall retain sole ownership of all rights and title in the Trial Item, including all intellectual property rights in the Trial Item. The parties agree that Sections 16.2 and 16.3 of the AGREEMENT will apply to and govern all improvements, updates, modifications, or enhancements made to the Trial Item ("Improvements"). In furtherance of the intent of Sections 16.2 and 16.3, at either party's reasonable request, the other party shall execute all documents and take all necessary further action to vest in the requesting party such right, title, and interest in the Improvements as are provided for or apportioned under the referenced Section. SUPPLIER agrees that PURCHASER shall have no financial or other responsibility for the destruction of any Trial Item submitted for destructive testing under this Agreement.

11. UPPLIER agrees that under no circumstances shall PURCHASER in undertaking this Trial incur any future obligation to buy, lease, license or acquire any rights to this Trial Item. or to disclose to Vendor or any other party any PURCHASER's observations or results of the Test undertaken in this Agreement unless specifically agreed to in a particular trial.

NON-DISCLOSURE AND CONFIDENTIALITY

12. Neither party shall disclose to any third party the existence or terms and conditions of this Agreement, or any elements of the relationship created herein, without the prior written consent of the other, except as such disclosure may be required by law or by the order of a court.

13. PURCHASER agrees that any technical information, design information, or other information about the Trial Item, and any supporting documentation, data or other information provided by SUPPLIER about the Trial Item which has not previously been disclosed and is not communicated to PURCHASER by a third party, shall be deemed confidential (collectively, the "SUPPLIER Confidential Information") and shall be treated in accordance with the Appendix F, entitled the Appendix Concerning the Treatment of Lucent Information.

14. SUPPLIER acknowledges that PURCHASER's interest in the Trial Product and confidential business information gained by SUPPLIER arising out of the specific Trial covered by the Agreement about PURCHASER's business plans or needs, business practices, products, services, and customers is PURCHASER Confidential Information and cannot be used by SUPPLIER without PURCHASER's written agreement.

15. SUPPLIER shall treat PURCHASER Confidential Information in accordance with
Section 16.8 of the AGREEMENT.

CHANGES IN TRIAL PROCEDURE

16. PURCHASER reserves the right to make changes in the Trial procedure set forth in Attachment A upon thirty (30) days written notice to SUPPLIER, provided however that SUPPLIER may review such proposed changes and indicate whether it objects to the safety or feasibility of any proposed changes. SUPPLIER shall notify PURCHASER in writing of such objections no later than five (5) days after receipt of notice of such changes.

INDEMNIFICATION AND LIMITATION OF LIABILITY

17 SUPPLIER will indemnify PURCHASER in accordance with the terms detailed in
Section 16.1 and Section 21.1 of the AGREEMENT.

18. PURCHASER shall compensate and/or reimburse SUPPLIER for any damage to the Trial Item caused by failure to follow the Testing Plan in a non-destructive test. PURCHASER's total liability to SUPPLIER for damage to the Trial Item shall be limited to the cost of the Trial Item.

The parties agree that the limitation of liability provisions of Section 21.3 of the AGREEMENT are incorporated herein by reference.

INSURANCE

19. Insurance Requirements for this Trial are pursuant to Section 21.2 INSURANCE of the AGREEMENT.

WARRANTY

20. EXCEPT AS PROVIDED FOR ELSEWHERE IN THIS AGREEMENT AND UNTIL COMPLETION OF THE TRIAL AND PURCHASER PURCHASES A COMMERCIAL VERSION OF THE TRIAL ITEM, THE TRIAL ITEM IS SUPPLIED "AS IS," AND LUCENT MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE, REGARDING THE USE, OPERATION, OR PERFORMANCE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

INDEPENDENT CONTRACTOR

21. SUPPLIER's relation to PURCHASER in the performance of this Agreement is that of an independent contractor. This Agreement does not create any agency, employment, joint venture or other relationship between PURCHASER and

SUPPLIER. SUPPLIER understands that by entering into this Testing Agreement, PURCHASER incurs no financial obligations, reporting obligation or other obligation to SUPPLIER.

TERM

22. This Agreement shall be effective when executed by both parties and shall terminate at the end of the Trial Period (including any extensions).

DISPUTE RESOLUTION TERM

23. Any dispute between the parties shall be resolved by negotiation between duly authorized, designated representatives of each party. If, within fifteen
(15) calendar days following written notice of any dispute by one party to the other, the parties have not resolved it, the parties may escalate the dispute to an officer or equivalent of each party for resolution.


MEDIATION

24. Alternate Dispute Resolution procedures shall be implemented in accordance with Article 27 of the AGREEMENT .


WAIVER AND MODIFICATION

25. The failure of either party at any time to insist on the strict observance of any provision of this Agreement, or to exercise any right or option under this Agreement, shall not be deemed as a waiver of such provision, right or option or in any way affect the validity of this Agreement. No waiver under this Agreement or modification of this Agreement shall be valid unless made in a writing signed by both parties.

NOTICES

26. All notices that either party may give to the other pursuant to this Agreement shall be in writing and sent by registered mail or overnight courier service to the parties at the address provided on Part A and shall be effective as of the day of receipt. These names and addresses may be changed by giving written notice to the other party.

ASSIGNMENT

27. This Agreement shall be binding on the parties and their successors and assigns. Neither party may assign this Agreement, by operation of law or otherwise, without the prior written consent of the other party.

SURVIVAL

28. The Indemnification, Limitation of Liability, Nondisclosure,
Confidentiality, and General provisions of this Agreement shall survive termination of this Agreement.

INTEGRATION

29. This Agreement and its attachments incorporated by reference set forth the entire understanding between the parties with regard to the subject matter hereof and supersede any prior discussions or representations between the parties with respect thereto. All amendments to this Agreement shall be agreed to in writing and signed by both parties.


COMPLIANCE WITH LAWS

30. Both parties shall comply with all applicable laws in the performance of this Agreement. The construction, interpretation and performance of this Agreement shall be in accordance with Article 28, Section 28.2 entitled Choice of Law of the AGREEMENT

                                  ATTACHMENT A

Evaluation:

                         Deployment Strategy & Timeline

Responsibilities:

A detailed Implementation Timeline and Statement of Work will be developed by SUPPLIER which will outline responsibilities. High level responsibilities are as follows:

SUPPLIER:


PURCHASER




Hardware provided by SUPPLIER:


Software provided by SUPPLIER:


Hardware provided by PURCHASER:


Software provided by PURCHASER:

                                  ATTACHMENT B

                               STATEMENT OF WORK


                                   APPENDIX O


SUPPLIER CO-MARKETING PROGRAM

                             CO-OPERATIVE MARKETING

                                Program Overview

1. Scope: This Appendix O sets forth the terms and conditions applicable to SUPPLIER's Co-Marketing Program ("Program") to assist PURCHASER in the promotion of its services in conjunction with SUPPLIER and SUPPLIER's products as described below and .in accordance with the Program Documentation. ("Program Documentation" is defined as the "Co-Marketing Program Guidelines," "Co-Marketing Program Brand & Logo Usage Guidelines," and other documentation regarding the Program as that documentation may exist now or in the future.)

2. **

   **

3. **

   **


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                         SUPPLIER Co-Marketing Program
                             Co-Operative Marketing

                               Program Guidelines

Purpose

SUPPLIER created this Program to assist PURCHASER in the promotion of its services to its customers in conjunction with SUPPLIER and SUPPLIER's products. This Program consists of ** marketing expertise, assistance and/or consultation. SUPPLIER's goal is to help PURCHASER increase sales to its customers of products and services derived from its SUPPLIER network, through creative and timely use of SUPPLIER-sponsored marketing resources.

To facilitate program efficiency and eliminate all potential for conflicts of interest, SUPPLIER has contracted with CoAMS Inc., a third-party vendor, to maintain the Program financial database, audit PURCHASER requests for ** and provide PURCHASER service support on program administration.

How the Program Works

Record Activation

Step 1                      Step 2                      Step 3                 Step 4
PURCHASER is contacted by   Program record established  PURCHASER is notified  PURCHASER requests
SUPPLIER for contact        by CoAMS and                of record activation   ** quarterly
information                 SUPPLIER Program Office                            which are reflected
                                                                               within records

PURCHASER will be contacted by the SUPPLIER Program Office to discuss and provide contact information for both SUPPLIER and PURCHASER. The Program record will then be established and PURCHASER will be notified of record activation based on the contact information provided to the SUPPLIER Program Office. The Program record is a password-protected extranet site and available for PURCHASER to view at any time. The site contains Program financial data, and guidelines (this guide or as amended and updated from time to time).

** PURCHASER must abide by terms and conditions set forth in the Appendix O and the Program Documentation.

**

** achieved by PURCHASER quarterly based on the percentage, indicated within Appendix O, of paid invoices of purchases of qualified SUPPLIER products and software, as defined within Appendix O, up to an achieved and available allowance. Approximately three (3) weeks after the end of each quarter, SUPPLIER will provide CoAMS with updated PURCHASER Program record information. With the shorter expiration exceptions noted below, ** are available for use for twelve
(12) months after being credited into CoAMS records and shall expire if not used by the end of that period. PURCHASER must submit documentation and proof of performance for each


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

pre-approved activity ** are usable only in connection with the PURCHASER's future purchase of SUPPLIER products after PURCHASER has submitted the appropriate documentation to SUPPLIER and SUPPLIER has and verified each qualified Program activity as detailed within the Program Documentation. **

**



**



**



Required Forms

The Program Guidelines include samples of each of the forms the PURCHASER must complete as required by SUPPLIER to remain an active participant in the Program. Forms are posted on the CoAMS website. PURCHASER may complete the forms on-line or may download them for manual completion and delivery to SUPPLIER.

** Reimbursement Steps


1. Plan the Marketing Activity: The PURCHASER and a Lucent Customer Team representative will participate in regular planning sessions to develop a plan for the utilization of **. Jointly, they will determine appropriate programs and campaigns supporting the objectives of the Program and complete a "Planning Form" to document each session. SUPPLIER reserves the right to limit the level of Co-Op support for any promotion. To receive pre-approval for these promotions, PURCHASER must access the SUPPLIER Program website and click on the "Pre-Approval" entry button. Next, PURCHASER must complete the online form detailing the activity's objective, estimated costs and the SUPPLIER product or solutions to promote. PURCHASER's SUPPLIER representative will review and approve, modify or deny the activity. PURCHASER can verify the status of the pre-approval within three business days directly on the web.

     Please note that pre-approvals of marketing activities do not guarantee ** Reimbursement, as final ** Reimbursement approval will be based on submission of Required Supporting Documentation (see Step 3 below), and on PURCHASER's Program record balance and payment history on the date of submission of Request **. For activities that require usage of the Program Logo, PURCHASER should refer to the section of this document entitled "Co-Marketing Logo Usage" for further details. Appropriate uses of ** are included within this document.


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

2. PURCHASER must execute the Pre-approved Marketing Activity and remember to document it according to the requirements. PURCHASER must pay its promotional/advertising vendors directly, as SUPPLIER will not make payments to PURCHASER's vendors.

3.   Submit the Request for ** Form and the Required Supporting Documentation:
     After the promotion takes place, PURCHASER must complete a Co-Marketing Request for ** Form within sixty (60) days after the activity has taken place or the "Pre-Approval" will automatically expire. For convenience, PURCHASER may include multiple promotions on a single Request for ** Form, provided they have already been approved through the pre-approval process outlined above. PURCHASER should attach copies of vendor or in-house invoices and other required supporting documentation as required and as specified below, attach proof of performance, including samples of the promotional piece, send completed request form with all supporting documentation to the address listed on the Request for ** Form for further processing.

     Note: If production is done in-house, PURCHASER must include a letter on company letterhead stating the cost breakdown, description and signature from PURCHASER's SUPPLIER representative. For future in-house productions of the same nature, please include a copy of the signed letter.

4. ** Reimbursement from SUPPLIER: SUPPLIER will make the ** Reimbursement available to PURCHASER within 30-45 days based on the audit performed by CoAMS, Inc. and the total amount ** available to PURCHASER at the time of processing. If a Request ** Form submitted has a valid pre-approval number and the required supporting documentation, but the PURCHASER does not have sufficient ** at the time to cover the full amount requested, SUPPLIER will adjust records up to the available balance and automatically issue a second ** Reimbursement once the remaining ** are achieved. There is no need for the PURCHASER to submit a second request for the remaining balance due.

5. Marketing Results: SUPPLIER will send the Program Results Form to PURCHASER's contact via email within sixty (60) days after the Pre-Approval activity end date to notify PURCHASER that program results are due. Completion of this form provides both PURCHASER and SUPPLIER with ongoing access to marketing effectiveness, cost effectiveness, and on-going planning efforts. The results will be entered on-line and will be available to PURCHASER on the Pre-Approval form adjacent to the "Program Objectives" entry on the CoAMS website.


Co-Marketing Logo Usage

Guidelines for Program brand and logo usage are set forth within this document and in the document entitled "Co-Marketing Program Brand and Logo Usage Guidelines" ("Program Brand and Logo Guidelines").

PURCHASER must abide by Program Brand and Logo Guidelines. In addition, SUPPLIER has the right-of-review/right-of-refusal for all promotional materials identified under the Program. SUPPLIER also has the right in its sole discretion to modify or replace the Program Brand and Logo Guidelines at any time.

All marketing communications (including, but not limited to print and broadcast advertising and direct mail) that incorporate the SUPPLIER Program logo and/or SUPPLIER brand and trademarks and the placement and programming context in which they appear must be in good taste and represent the policies and philosophies of SUPPLIER, as determined by SUPPLIER in its sole discretion. Any misuse of the SUPPLIER Program logo and/or SUPPLIER brand and trademarks will result in immediate suspension from the Program.


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Before PURCHASER wishes to utilize the Program Logo, SUPPLIER brand, and/or product trademarks, PURCHASER must submit to SUPPLIER a Creative Approval Form with a copy of the final creative pieces for approval prior to production. PURCHASER expressly agrees not to use such Indicia unless and until SUPPLIER grants such approval. PURCHASER acknowledges it has no ownership or other interest in the Indicia and shall make no claim to such Indicia.

In the event PURCHASER's use of Indicia is withdrawn as provided above or its potential to achieve ** is otherwise terminated as provided under the Program Documentation, PURCHASER shall immediately cease use of Indicia and return to SUPPLIER or, at SUPPLIER's request, destroy all promotional materials that may contain SUPPLIER Indicia. PURCHASER acknowledges that the Indicia constitute a valuable property right of SUPPLIER and that use of such without SUPPLIER permission or in violation of Appendix O or the Program Documentation may cause irreparable harm to SUPPLIER and that SUPPLIER shall be entitled to injunctive relief to cease use of such Indicia in such circumstances.


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                             ACTIVITIES ELIGIBLE FOR ** MEMOS
                                           AND REQUIRED SUPPORTING DOCUMENTATION

--------------------------------------------------------------------------------------------------------------------------------
                     Expenses Covered                   Required Documentation and Proof of               Expenses
Qualified Activity                                      Performance                                       NOT covered
--------------------------------------------------------------------------------------------------------------------------------
Market Research      o  Outside market research firm    o  All supporting paid invoices                   o  Applicable taxes
                     o  Focus groups                    o  Copy of final report
                     o  Quantitative study materials    o  Analysis of final results
                     o  Rights to use fees
--------------------------------------------------------------------------------------------------------------------------------
Lead Generation      o  Prospect Database/List          o  All supporting paid invoices                   o  Phone usage bill
Programs                Purchase                        o  Copy of scripts                                o  Applicable taxes
                     o  Market Opportunity Mapping      o  Copy of report/results from the lead
                     o  Script development                 generation
                     o  Telemarketers
--------------------------------------------------------------------------------------------------------------------------------
Sales Tools & End-   o  Layout/Design                   o  All supporting paid invoices                   o  Applicable taxes
User Models          o  Development/Production costs    o  Original sample of piece
                     o  Printing                        o  Analysis of sales results
--------------------------------------------------------------------------------------------------------------------------------
Direct Mail          o  Mail list /Postage              o  Sample of piece                                o  Applicable taxes
                     o  Layout/Design                   o  Copy of paid invoices
                     o  Printing                        o  Copy of postage receipt
                                                        o  Copy of results report of direct mail piece
--------------------------------------------------------------------------------------------------------------------------------
Print Advertising    o  Layout/Design                   o  Original, actual-sized tear sheet or photocopy o  Applicable taxes
(including           o  Photography/Illustration           showing publication name, date and location
newspaper)           o  Space cost                      o  Copy of publisher invoice
                                                        o  Copy of paid layout/design, photography
                                                           invoices
                                                        o  Analysis of marketing results
--------------------------------------------------------------------------------------------------------------------------------
Indoor, Outdoor      o  Layout/Design                   o  Copy of paid invoice indicating where          o  Applicable taxes
and Vehicle          o  Space                              advertising was posted
Signage                                                 o  Photo of ad
                                                        o  Copy of paid invoice for layout/design
                                                        o  Analysis of promotional results
--------------------------------------------------------------------------------------------------------------------------------
Radio and TV         o  Air time                        o  Copy of paid invoice showing length of         o  Applicable taxes
                     o  Production costs                   commercial, dates and times of spots, where
                                                           aired, cost per spot, and total cost
                                                        o  Station affidavit and a copy of the video/audio
                                                           tape
                                                        o  Copy of paid invoice for production work
                                                        o  Analysis of promotional results
--------------------------------------------------------------------------------------------------------------------------------
Service Provider     o  Printing                        o  Original sample of piece                       o  Applicable taxes
Created Sales        o  Production costs                o  Copy of paid invoices
Literature                                              o  Sales/usage results
                                                        o  Success criteria and analysis of results
--------------------------------------------------------------------------------------------------------------------------------
Trade Shows and      o  Rental of facilities/booth      o  Photo of display                               o  Travel/ Lodging
--------------------------------------------------------------------------------------------------------------------------------

-----------------------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------------------------------------------------------
Seminars             o  Collateral materials            o  All supporting paid invoices                   o  Applicable taxes
                     o  Equipment rental                o  Dates of participation
                     o  Banners/Display materials       o  Analysis of promotional results
                     o  Speaker Costs
--------------------------------------------------------------------------------------------------------------------------------
In-House Incentive   o  All costs associated with       o  All supporting paid invoices                   o  Applicable taxes
Programs                program support                 o  Copy of promotional piece
                     o  Travel/Lodging                  o  Copy of incentive plan
                                                        o  Sales results
--------------------------------------------------------------------------------------------------------------------------------
Point of Purchase    o  Cost of materials               o  All supporting paid invoices                   o  Applicable taxes
Materials            o  Layout/Design                   o  Copy of supporting materials
                                                        o  Analysis of promotional results
--------------------------------------------------------------------------------------------------------------------------------
Information about    o  Writer                          o  All supporting paid invoices                   o  Development of
Your Services on     o  Graphic design                  o  Hard copy of how it appears on your site          web site
your Web Site                                           o  Must appear on web site for consecutive        o  Postings for less
                                                           months Sales/usage results                        than six months
                                                                                                          o  Applicable taxes
--------------------------------------------------------------------------------------------------------------------------------
Other Approved       o  All costs associated with       o  All supporting paid invoices                   o  Travel/ Lodging
Promotional             approved promotion              o  Copy of all materials                          o  Applicable taxes
Activity                                                o  Promotional results
--------------------------------------------------------------------------------------------------------------------------------

                                                   [LOGO OF LUCENT TECHNOLOGIES]

                                                             Lucent Technologies
                                                           Bell Labs Innovations

                                                            Co-Marketing Program
                                                          Co-Operative Marketing

Request ** Form
-------------------
Company Information
-------------------

Company Name                                Date of Request
             -----------------------------                  --------------------
Business Address                            Program Quarter:
                 -------------------------                   -------------------

City             State      Zip
     -----------       ----     ----------
                                            Primary Contact
                                                            --------------------
CoAMS Record Number                         Title
                    ----------------------        ------------------------------
Lucent Contract Number                      Phone               Fax
                       -------------------        --------------    ------------
Lucent Demand Creation Contact              E-mail
                               -----------         -----------------------------
------------------
Type of Promotions
------------------


-----------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

  o Market Research Lead Generation         o Indoor, Outdoor, and Vehicle
    Programs                                  Signage
  o Print Advertising Point of Purchase     o Radio and TV
    Materials                               o Trade Shows and Seminars Service
  o Info. about Your Services on your Web     Provider Created Sales Literature
    Site                                      In-House Incentive Program
  o Co-branding
  o Direct Mail



---------------
Request Details
---------------
--------------------------------------------------------------------------------
  Please identify and itemize expenses associated with this project below. (Attach additional expenses as required).

  Pre-Approval     Vendor       Date of    Expense            Invoiced       Amount
  Activity Number  Invoice No.  Promotion  Description        Amount         Requested

1
 ----------------  -----------  ---------  -----------------  -------------  -------------
2
 ----------------  -----------  ---------  -----------------  -------------  -------------
3
 ----------------  -----------  ---------  -----------------  -------------  -------------
4
 ----------------  -----------  ---------  -----------------  -------------  -------------
5
 ----------------  -----------  ---------  -----------------  -------------  -------------

                                                                               -----------
                                                       Total Requested Amount $
                                                                               -----------

================================================================================
DON'T FORGET                                   SUBMIT FORMS TO:
================================================================================
o Attach required documentation with your      Lucent Co-Marketing- CoAMS, Inc.
  request (see Program Guidelines).
o Please include copies of all relevant        770 N. Halsted Street # 508
  Creative Approval and Planning Forms with    Chicago, Illinois, USA 60622-5972
  your request. Keep a copy for your records.  Tel.: 312 243 2667
o Pre-approvals of marketing activities do not Fax: 1 312 243 2531
  guarantee ** memos, as final approval will   Email: lucent@coams.com
  be based on submission of required
  supporting documentation, and on Customer's
  Program records balance on the date of
  submission of Request for **.
o Requests must be received within 90 days of the activity date.


-----------------------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                                   [LOGO OF LUCENT TECHNOLOGIES]

                                                             Lucent Technologies
                                                           Bell Labs Innovations

                                                            Co-Marketing Program
                                                          Co-Operative Marketing

Planning and Creative Approval Form
-------------------
Company Information
-------------------

Company Name                                Date of Request
             -----------------------------                  --------------------
Business Address                            Program Quarter:
                 -------------------------                   -------------------

City             State      Zip
     -----------       ----     ----------
                                            Primary Contact
                                                            --------------------
CoAMS Record Number                         Title
                    ----------------------        ------------------------------
Lucent Contract Number                      Phone               Fax
                       -------------------        --------------    ------------
Lucent Demand Creation Contact              E-mail
                               -----------         -----------------------------
--------------------
Activity Description
--------------------

Advertising Media Type (check all that apply)

o Market Research Lead Generation Programs  o Indoor, Outdoor, and Vehicle
  Print Advertising                           Signage
o Point of Purchase Materials Info. about   o Radio and TV
  Your Services on your Web Site            o Trade Shows and Seminars Service
o Co-branding                                 Provider Created Sales Literature
o Direct Mail                                 In-House Incentive Program

                                Activity Description                       Lucent         Amount
 Start Date        End Date     (include media name)    Objective          Contribution   Requested

1
 ----------------  -----------  ----------------------  -----------------  -------------  -------------
2
 ----------------  -----------  ----------------------  -----------------  -------------  -------------
3
 ----------------  -----------  ----------------------  -----------------  -------------  -------------
4
 ----------------  -----------  ----------------------  -----------------  -------------  -------------
5
 ----------------  -----------  ----------------------  -----------------  -------------  -------------

                                                                                            -----------
                                                                    Total Requested Amount $
                                                                                            -----------


================================================================================
DON'T FORGET                                   SUBMIT FORMS TO:
================================================================================
o Include creative with the completed form     Lucent Co-Marketing- CoAMS, Inc.
  for approval.
o All creative bearing the Lucent Program      770 N. Halsted Street # 508
  logo, name and/or Lucent product trademarks  Chicago, Illinois, USA 60622-5972
  must be approved prior to placing the        Tel.: 312 243 2667
  creative in any media.                       Fax: 1 312 243 2531
o When Lucent requires modifications to meet   Email: lucent@coams.com
  the approved guidelines, all required
  revisions must be made and resubmitted to Lucent for final approval.
o Complete performance (e.g. tearsheet) must be submitted to CoAMS, Inc. upon completion of promotional activity.


Lucent Technologies Inc.                   Customer

By:                                        By:
   -----------------------------------        ----------------------------------
Name:                                      Name:
     ---------------------------------          --------------------------------
Title:                                     Title:
      --------------------------------           -------------------------------

                                                   [LOGO OF LUCENT TECHNOLOGIES]

                                                             Lucent Technologies
                                                           Bell Labs Innovations

                                                            Co-Marketing Program
                                                          Co-Operative Marketing

                              Program Results Form
-------------------
Company Information
-------------------

Company Name                                Date of Request
             -----------------------------                  --------------------
Business Address                            Program Quarter:
                 -------------------------                   -------------------

City             State      Zip
     -----------       ----     ----------
                                            Primary Contact
                                                            --------------------
CoAMS Record Number                         Title
                    ----------------------        ------------------------------
Lucent Contract Number                      Phone               Fax
                       -------------------        --------------    ------------
Lucent Demand Creation Contact              E-mail
                               -----------         -----------------------------

---------------------
Program Effectiveness
---------------------

Describe the Marketing Program

Target Audience:

What problem was the goal of the Marketing Program??

Project Objectives

Did this marketing program meet the objectives?  [_] Yes  [_] No

Please detail the results of the project in relation to the objectives.

Please detail the key success factors of the marketing program; , why was this program successful or not successful?

If you ran the same program again in the future, what would do differently?

     On a scale of 1-10, please rate the effectiveness of this marketing project. (1=poor, 5=fair, 10=excellent)
     Customer Rating (1-10)  --------------------------------

                             --------------------------------
     Lucent Rating (1-10)
                             --------------------------------

--------------------------------------------------------------------------------
DON'T FORGET                              SUBMIT RESULTS TO:
--------------------------------------------------------------------------------
o Submit Marketing Results Form within    Your Lucent Representative as
  60 days of Program end.                 indicated in the Pre-Approval Form

                         SUPPLIER Co-Marketing Program

                             Co-Operative Marketing

                         Brand & Logo Usage Guidelines

SUPPLIER's Co-Marketing Program objective is to combine the SUPPLIER brand with the PURCHASER's in a way that builds on the strengths of each. Contribution Branding creates a third, bigger brand that benefits both parties. The Program is intended to support SUPPLIER and PURCHASER images, strengthen SUPPLIER and PURCHASER relationship, and convey SUPPLIER and PURCHASER mutual brand messages to customers.

Leveraging the SUPPLIER brand and Program logos provides a significant advantage for service providers who have built their networks with SUPPLIER. While SUPPLIER intends for PURCHASER to use SUPPLIER brand as a point of competitive differentiation, SUPPLIER will not allow PURCHASER to use the SUPPLIER brand to directly position themselves against other SUPPLIER customers. As part of SUPPLIER's divestiture agreement with AT&T and to avoid confusing PURCHASER customers, it is important that SUPPLIER not be perceived through the Program as a partner in providing service.

Requirements and Standards


PURCHASER must have a sales contract with SUPPLIER. PURCHASER must complete the Creative Approval form and have it approved by SUPPLIER for each logo usage.

Marketing communications that incorporate the Program logo and/or other SUPPLIER trademarks and the context in which they appear must be in good taste and represent the policies and philosophies of SUPPLIER. SUPPLIER will not reimburse PURCHASER for communications that do not meet these standards: any misuse of the logos/trademarks will result in suspension from the Program.

General Guidelines

SUPPLIER has the right to refuse approval of materials. The logos must never be altered and must be reproduced from the SUPPLIER provided logo sheets or diskettes. Participation in the Program shall not be presented as approval by SUPPLIER of any brand, product or company name. Material must not misrepresent features and/or benefits of SUPPLIER. PURCHASER must acknowledge all SUPPLIER trademarks. All material must comply with the law.



Composed Program logos are available on diskette and logo sheets and can be ordered through the SUPPLIER Co-Marketing Program Office. PURCHASER must use the following acknowledgement to identify the logo as a trademark of SUPPLIER: The Lucent Co-Marketing Logo is a registered trademark of Lucent Technologies.


SUPPLIER Program Logo Elements


Linking Phrase: Agreed upon by both the PURCHASER and SUPPLIER that accurately describes the relationship. Examples include "Network built by...", "Wireless Technology provided by...", "Network by...", and "Enabled by...". There must be at least one mention of SUPPLIER that describes its part of the relationship.


Innovation Ring: Key component of the Lucent Technologies corporate signature


Lucent Technologies logotype. The Lucent Technologies brand must always accompany the Bell Labs name. The logo can be placed on a screened background as long as the logo is clearly visible and the background is of high contrast


--------------------------------
Network                                                   Linking Phrase
Built             ---------------------------------------
By

[LOGO OF LUCENT TECHNOLOGIES]


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


                                                         Innovation Ring
                     -----------------------------------


                                                                Logotype
                              ---------------------------------


Print Usage Guidelines


Logo Size: To determine the Program logo size, apply the formula (L x W)/2 to PURCHASER logo. Program logo must be at least one (1) inch in width. Vertical height must be less than 50% of the PURCHASER's logo measured diagonally or vertically, whichever is greater. Do not enlarge or reduce the logo from existing art. Use the correct size provided on the logo sheet


Logo Position: Must appear in the lower left or right corners of the advertisement, or embedded in the copy block. May not be part of the visual element of the promotional material. There should be a space of at least 1/4 of the height of the Innovation Ring between the entire signature and any edge of the printed surface.. The area surrounding the logo should be even, un-patterned, and free from typography, illustration or other graphic elements.


Logo Color: The Innovation Ring must always be printed in Pantone 186**; process mix CO, M100, Y70. The logo may be reproduced in black or reversed in white of a high-contrast background color.


Usage Guidelines


Television, Inflight, and Infomercials: Program logo must be incorporated into the broadcast in appropriate context. Program logo must appear for at least three (3) seconds in a :30 second commercial.


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


Minimum of a five (5) word voice-over copy mention must be included and may not appear in legal disclaimer tag.


Radio Advertising: Must be at least one mention of Lucent Technologies and/or products per 60-second spot and may not appear in legal disclaimer tag.


Screen Placement: Must be completely within the title-safe area and must not be less than 50% of the PURCHASER's logo measure vertically or diagonally, whichever is greater.


Outdoor Advertising: Program logo must not be less than 50% of the PURCHASER's logo measured vertically or diagonally, whichever is greater.


Final Review and Approval


SUPPLIER reserves the right-of-review and right-of refusal for approval and reimbursement for all marketing communications under this program prior to printing and or publication.

                                   APPENDIX P

                        CONTRACT CHANGE CONTROL PROCESS

The Change Control Process is an element of the Contract, agreed to by both SUPPLIER and the PURCHASER and it will be the only authorized mechanism to request and approve changes. The authorized persons to request and/or approve changes will be identified in writing by both parties and included in the Agreement as part of the Process. All work identified and performed through the Contract Change Control Process will be governed by the terms and conditions of the subject Agreement between the PURCHASER and SUPPLIER.

               The Program Manager will hold a meeting with the PURCHASER and SUPPLIER, prior to the start of the work, with all the involved parties in the Project/Agreement to review and explain the Change Control Process. At the meeting, each party will identify the person(s) who will have the authority to request and/or approve changes.

               Prior to the start of work, the Program Manager and the PURCHASER will determine whether the Change Request will be utilized as the sole instrument for payment of authorized changes or in conjunction with the PURCHASER's Purchase Order process. SUPPLIER's Change Order Request and Authorization Form, Attachment 1, will be utilized as the sole instrument for authorization for work and payment as it relates to changes.

For PURCHASER or SUPPLIER Initiated Change Requests, the following process will be followed:

PURCHASER INITIATED REQUESTS

a) To request a change, the PURCHASER's authorized person will prepare and submit the Change Order Request and Authorization Form to SUPPLIER's designated individual, normally the Program Manager (PM). In the event that a requested change has been directed to someone other than the PM, the recipient will facilitate linkage to the PM in a timely manner. Each Change Order Request will have a unique numbering system that will be tracked via the SUPPLIER Change Order Status Log, Attachment 3. The alpha characters "CR" for PURCHASER Initiated Request, will precede the numbering sequence, (i.e. CR-1 XXXXX for the first PURCHASER Request). The SUPPLIER Change Order Status Log may be shared between the PURCHASER and SUPPLIER to ensure timely and effective status verification.

b) Upon receipt of the Change Request the PM will provide the SUPPLIER Program Control Manager (PCM) a copy of the Change Request form. The PM will determine the impact of the change (pricing, scheduling, etc.) utilizing the appropriate Program Team members (i.e. SUPPLIER's Technical Consultant, Engineering, Installation, etc.). The Program Team member(s) will provide the appropriate feedback to the PM or return the filled out form for review and signature. The PM will forward the Change Request to the PURCHASER and a copy to the PCM. SUPPLIER's response to the Change Request will be provided to the PURCHASER in a timely manner, normally between one (1) to three (3) business days unless otherwise mutually agreed to by both parties. If necessary, the PURCHASER and the Program

Manager will negotiate any open issues relative to the Change Request. Upon the PURCHASER's acceptance of the Change Request, PURCHASER will execute the Change Order Request and Authorization form and return it to the PM. Electronic acceptance of a Change Request will be binding on PURCHASER not withstanding the absence of a signature.

c) The executed Change Order Request and Authorization Form is the authorization to start the work and authorization for SUPPLIER to invoice for such work. The PURCHASER's signature on the form certifies that the individual signing has the authority to authorize the work requested and the additional cost and payment. Payment of such invoices will be pursuant to the Agreement between PURCHASER and SUPPLIER.

d) Upon receipt of the Change Request, the PM will notify the appropriate Program Team members to proceed with the requirements set forth in the Change Request. Upon completion of its requirements, SUPPLIER shall invoice the PURCHASER. The contract number and the applicable Purchase Order and the Change Request Tracking Number will be referenced on the invoice.

e) If the parties cannot agree on the requested change, the procedures outlined in section 3 below will be followed.

SUPPLIER INITIATED REQUESTS

a) A Change Order Request and Authorization form will be completed by SUPPLIER, signed and submitted to the PURCHASER for approval/execution when a SUPPLIER identified condition requires a change to the Agreement or when an action by the PURCHASER or PURCHASER's representative is identified as a potential change to the Agreement. The alpha characters "LR" for SUPPLIER Initiated Request, will precede the numbering sequence, (i.e. LR-1 XXXXX for the first SUPPLIER Request).

b) Upon receipt of the Change Request and acceptance thereof, the PURCHASER will execute the Change Request. The signature on the form certifies that the individual signing has the authority to authorize the work requested and the additional cost and payment. The PURCHASER will return the Change Request to the PM as soon as practical, no later than three (3) business days from receipt of the Change Request unless otherwise mutually agreed to by both parties. Upon receipt of the approved Change Request, the PM will notify the appropriate SUPPLIER Team members to proceed with the requirements set forth in the Change Order Request and Authorization form and upon completion, invoice the PURCHASER. The contract number and the applicable Purchase Order and the Change Request Tracking Number should be referenced on the invoice. Payment of such invoices will be pursuant to the Agreement between PURCHASER and SUPPLIER.

c) If the PURCHASER rejects the Change Request, a written explanation detailing the reasons for the rejection will be provided to SUPPLIER within three (3) business days after receipt of the Change Request. The PM may meet with the PURCHASER to resolve such rejection. If the parties still cannot agree on the requested change, the procedures outlined in Section 3 below may be followed.

SETTLEMENT OF DISPUTES

If a Change Request is rejected by either party, the Senior Management of either Party may elect to utilize a non-binding resolution procedure whereby each presents its case before a panel consisting of two senior executives of each of the Parties. If such executives cannot agree upon the requested change, a mutually acceptable neutral advisor will be selected. A hearing will be held no more than ten (10) business days after a Party serves notice to use the procedure set forth in this clause. The neutral advisor will be asked to assist each party's senior executives in evaluating the strengths and weaknesses of each Party's position. The Parties will each bear their respective costs incurred in connection with the procedure set forth in this clause, except that they will share equally the fees and expenses of the neutral advisor, if any, and the cost of the facility for the hearing.

CHANGE ORDER TRACKING

The SUPPLIER Contract Administrator will have the responsibility of tracking the Change Request throughout the entire process from the point of origination through the invoicing and payment cycle.

COST OF CHANGES

The costs associated with PURCHASER requested Change Orders shall be borne entirely by PURCHASER and PURCHASER shall compensate SUPPLIER per this Agreement. Such remedy shall be SUPPLIER's sole remedy associated with such PURCHASER requested Change Order. If PURCHASER fails to perform per the conditions of this agreement, and a Change Order is required as a result, such Change Order will be considered a "PURCHASER requested Change Order." SUPPLIER will invoice PURCHASER for each Change Order and PURCHASER will pay such invoice separately.

The costs associated with SUPPLIER requested Change Orders shall be borne entirely by SUPPLIER and SUPPLIER shall compensate PURCHASER per this Agreement. Such remedy shall be PURCHASER's sole remedy associated with such SUPPLIER requested Change Order. If SUPPLIER fails to perform per the conditions of this agreement, and a Change Order is required as a result, such Change Order will be considered a "SUPPLIER requested Change Order". SUPPLIER will issue PURCHASER a credit for the amount due as a result of the Change Order.


                                  ATTACHMENTS


Attachment - 1 ---CHANGE ORDER REQUEST AND AUTHORIZATION FORM
Attachment - 2 ---SUPPLIER CHANGE ORDER STATUS LOG

Attachment 2

PROGRAM MANAGER:                                                 CUSTOMER NAME:
                ---------------------------                                     ------------------------------------
FROM:                To:                                         CONTRACT ADMINISTRATOR:
     ---------------    -------------------                                             ----------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  Change
 Request            Lucent
Tracking   Request  Order     Original                                                        Invoice  Payment
 No. CR-    Date      No.     PO No.                                                             No.   Due Date
Customer   -------- --------- --------                           Type:                        -------- ---------
 Request   Approval                                              E=Engr.  Upscope
Lr-Lucent  (A) or                                                I=Instl. (U) or    Proposed
 Request   Reject    Lucent   Revised/           Description/    O=Other  Cost       Change            Payment     Total
             (R)     Quote     New PO            Reason for      Svcs.*   Recovery   Order    Invoice   Rec'd     Revenue
            Date       No.       No.   Location  Services        M=Matl.    (C)      Value     Date      Date      Paid    Comments
-----------------------------------------------------------------------------------------------------------------------------------
                                                                E,I,O,M   U or C
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   E
                                                                   I
                                                                   O
                                                                   M
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   E
                                                                   I
                                                                   O
                                                                   M
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   E
                                                                   I
                                                                   O
                                                                   M
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   E
                                                                   I
                                                                   O
                                                                   M
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Engineering    $  0       C        $  0
                                                 --------------
                                                  Installation   $  0
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Other Services  $  0       U        $  0
                                                 --------------
                                                    Material     $  0
-----------------------------------------------------------------------------------------------------------------------------------
Total Change
Requests                                                         $  0                $  0                          $ 0
-----------------------------------------------------------------------------------------------------------------------------------

Issue 1.2, 12/22/99                     Lucent Technologies - Proprietary

     Fields to be tracked by PM/CA

*Other Services (such as Netcare, Professional or Technical Services)

     SUPPLIER CHANGE ORDER STATUS LOG

                                  APPENDIX P-1

                                                            [Lucent Technologies
                                                                           Logo]

                                                                  11/6/2004
THIS CHANGE REQUEST IS:   PROCESSING TIMELINE (mm/dd/yy):

[ ] Customer Initiated    Original Issue Date:      Job Quoted:

[ ] Lucent Initiated      STARs Quote # Assigned:   Lucent Order # Assigned:

                    CHANGE ORDER REQUEST & AUTHORIZATION FORM
                                   Site ID # :

Customer (Company Name): _______________     Lucent Originator Name:          _______________
Program Manager Name:    _______________     Lucent Originator Phone/Fax:     _______________
PM Tracking #:           _______________     Lucent Originator Email:         _______________
Account Executive Name:  _______________     Original Customer PO No:         _______________
Site Address:            _______________     New / Revised PO No:             _______________
Installation Tracker/                        STARs Quote # (Estimating):      _______________
  Tracking #:            _______________     Original Lucent Order #:         _______________
Customer Request Date:   _______________     New Lucent Order # (if needed):  _______________

Type of Change (Check all that apply):
[ ] Engineering   [ ]  Material   [ ] Installation   [ ] Other: Please Select
Please Select

Description of Work / Change (be as specific as possible):
Include if possible: Job Supervisor Name
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Customer Required Materials / Services Interval:
[ ] Standard Interval         [ ] Expedited Interval          [ ] Not Applicable

Customer Required Transportation Level:
[ ] Standard Shipment         [ ] Premium Shipment            [ ] Not Applicable

Can the Original Order complete independent of the Change Request? Major Change?
[ ] YES      [ ] NO                                                [ ]YES [ ] NO

--------------------------------------------------------------------------------

                                 Change Impacts CRCD?             [ ] Yes [ ] No
Price:
-----                            If yes, Revised Completion Date:
      Engineering        $0.00
                         -----   Split Off Order Required?        [ ] Yes [ ] No
      Material           $0.00
                         -----   If yes, Split Off Order Number:
      Installation       $0.00
                         -----   New LU Order Required?           [ ] Yes [ ] No
      Hauling / Hoisting $0.00
                         -----   If yes, New LU Order Number:
      Warehousing        $0.00
                         =====
        * Price:
--------------------------------------------------------------------------------
Customer hereby acknowledges that this change request is either a change to the original Order / Agreement or an addition to the work to which the Parties have already agreed. The terms and conditions of the Agreement identified above will cover the Products, Software and/or Services provided herein. Customer understands and acknowledges that the price of this work is not previously covered under any purchase order or included in the Agreement identified above. If Customer's PO process requires a new / revised PO, Customer agrees to have a purchase order issued within five (5) business days from the signing of this Change Request & Authorization. Customer further agrees that, if a properly executed purchase order is not received by Lucent, this executed Change Request & Authorization will serve as the authorization for the changes and payment stated herein. Customer certifies that s/he has the authority to authorize this change and the associated price.
--------------------------------------------------------------------------------
        THE SIGNATURE BELOW INDICATES THAT LUCENT IS HEREBY AUTHORIZED TO
                            PROCEED WITH THE CHANGE

         No signature required if using e-form process, forwarding email acts as authorization

Authorization & Approval

Customer Name:  _______________              Lucent Technologies, Inc.
                                       -----------------------------------------
Signed:         _______________        Signed:       ___________________________

Name (Print):   _______________        Name (Print): ___________________________

Title:          _______________        Title:        ___________________________

Date:           _______________        Date:          __________________________

Phone/Fax:      _______________        Phone/Fax:     __________________________

                                   APPENDIX Q

         FOREIGN BASED SERVICES DEVELOPMENT AND SUPPORT ACTIVITIES FOR
                         MESSAGING AND SUREPAY PRODUCTS

For the Messaging PRODUCTS listed below, all custom applications are currently developed outside the U.S. SUPPLIER will make commercially reasonable efforts to utilize SUPPLIER-developed, simulated end-user data (i.e., "dummy data") instead of actual PURCHASER CUSTOMER END-USER DATA when this data is needed for the development of custom applications. In addition, the Messaging PRODUCTS listed below may require some technical support based at a site outside the U.S. SUPPLIER will work with PURCHASER to implement arrangements to control non-U.S. access to PURCHASER CUSTOMER END-USER DATA through the use of individual access IDs issued by PURCHASER and other controls.

Messaging PRODUCTS:

Sierra


IMA-CA
AnyPath
ML
Any custom Messaging application

In addition, for Surepay, certain development work may occur outside of the U.S. SUPPLIER will make commercially reasonable efforts to utilize SUPPLIER-developed, simulated end-user data (i.e., "dummy data") instead of actual PURCHASER CUSTOMER END-USER DATA when this data is needed for development purposes. Tier 3 and Tier 4 support for SurePay may include resources located outside the U.S. that interface with SUPPLIER'S U.S.-based technical support services. SUPPLIER has implemented controls intended to prevent non-U.S. access to PURCHASER CUSTOMER END-USER DATA.

                                   APPENDIX R

Remote Maintenance Tool

                               SELF-INSTALLATION

SUPPLIER will support its self-installing customers in accordance with the support procedures outlined in this Appendix.

These procedures apply only to those Wireless network base station (cell) products specifically identified for self-installation support.

SUPPLIER Products Currently Authorized for Self-Installation

The following products are authorized for self-installation by PURCHASER:

     o    Autoplex(R) Series II, IIe, IIm, and IImm Analog Cells
     o    850/CDMA Growth Frame and Double-Density Growth Frame for Series II
          Cells
     o    850/CDMA Compact Minicell
     o    PCS/CDMA Minicell
     o    450 Legacy CDMA Modcell
     o    Flexent(R) CDMA Microcell (850 & PCS)
     o    Flexent(R) CDMA Modcell 1.0/2.0 (850 & PCS)
     o    Flexent(R) CDMA Distributed Base Station (CDBS)
     o    Flexent(R) CDMA 850 3.0 Outdoor Modcell
     o    Flexent(R) CDMA PCS 3.0 Outdoor Modcell
     o    Flexent(R) CDMA 850/PCS 3.0 Indoor Modcell
     o    Flexent(R) CDMA High Density 4.0 Cell
     o    Flexent(R) CDMA 850 4.0 Indoor Modcell
     o    Flexent(R) CDMA PCS 4.0 Indoor Modcell
     o    Flexent(R) CDMA 850 4.0 Outdoor Modcell
     o    Flexent(R) CDMA Compact Modcell 3.0
     o    Flexent(R) CDMA Compact Modcell 4.0

Self-installation of elements of the Mobile Switching Center (MSC) will not be supported.

The installation support items offered herein are the same as used by SUPPLIER'S own installation technicians, and are not considered as SUPPLIER "products". As such, they may not have the same level of documentation and support as standard products offered for sale to customers.

Note: SUPPLIER assumes no liability for the use of its installation handbooks, tools and test equipment, and test software by self-installing customers.

Product Warranty


SUPPLIER'S standard product hardware warranty set forth in Article 14 of this AGREEMENT applies to cells installed by PURCHASER'S technicians with the following changes and limitations:

     o Cells shipped to PURCHASER for self-installation will be shipped either "Furnish Only" or "Engineer and Furnish". The warranty period for equipment shipped in this manner starts at the equipment Ship Date rather than the Installation Turnover date as with SUPPLIER-installed cells. The total length of the warranty period is the same.
     o Damage to the new equipment or to existing equipment or loss of service to subscribers from improper installation activities is not covered under SUPPLIER'S product warranty. This includes, but is not limited to, physical damage as well as electrical damage from improper wiring or failure to follow proper electro- static discharge procedures. All repairs or replacements due to improper installation will be billable.
     o The product warranty does not cover technical support for installation procedures or problems. The Wireless Customer Technical Support "hot line" that provides "in-service" customer support does not provide assistance or support for installation procedures or problems. Customers who have licensed the right to use SUPPLIER'S installation handbooks and test software will have the ability to obtain telephone support on installation procedures or problems from SUPPLIER'S cell support "hot line".

Product Changes


SUPPLIER'S obligation for non-billable "Class A" changes to cells which have been self-installed is to furnish the changed material in bulk and instructions only. Installation of the changed material, or removal of the old material, is not included. If the self-installing customer wants the changed material installed, it can be arranged as an additional billable service.

Customer Technician Profile and Training


Customer technicians installing SUPPLIER'S Wireless base stations are expected to be experienced in the operations and maintenance of wireless base stations. A recommended technical/resource profile for customer technicians is contained in Appendix 1. It describes the type of skills a customer technician is expected to have, and lists the customer technical training that is available from SUPPLIER. PURCHASER'S technicians may enroll in these courses by call 1-866-LUCENT8. Fees for these courses will be charged at the prevailing rate at the time of enrollment.

Multi-media training on the installation of certain specific base station products is available and is described in Appendix 1. These courses are required and are available to customers who have licensed SUPPLIER'S installation manuals and handbooks. Such courses can be ordered on the same purchase order as the manuals and handbooks or can be ordered on a separate purchase order. Installation training courses are not orderable through the above "Lucent8" number and do not count towards any "free" product training days if offered. Please note that the installation training courses listed establishes no precedent for similar training for other SUPPLIER products.

Installation Documentation


SUPPLIER will license to self-installing customers the right to use its proprietary physical installation manuals and test handbooks for a fee, and subject to formal licensing as described below. Manuals and handbooks may not be copied or otherwise duplicated, are not available to third-party companies, and cannot be assigned to a subcontractor by the customer.

Cabinet Installation Manuals cover the assembly, cabling, and wiring operations of physically installing the cabinets associated with the specific product. Test Handbooks cover standalone testing and integration of that product or product family. One copy each of the cabinet installation manual and test handbook is required for each technician team in each market area performing installation activities. In addition, one additional copy of the test handbook is required per market for the technician at the MSC performing cell integration activities.

The initial fees for the installation manuals and handbooks provide for a one-time shipment of the current release. An annual subscription to updates is available to customers who have a current version of the document. This ensures that the installation documentation includes all of the current procedures and practices. It is strongly urged that all self-installing customers purchase annual update licenses. Customers with copies that have not been maintained with a subscription for updates must purchase a new basic license if they want an updated copy.

Appendix 2 of this Appendix lists the installation manuals and handbooks that are currently available and license fee structure. Only those manuals and handbooks corresponding to the specific products the customer will be installing need to be licensed.

Installation Test Software


Self-installing customers may purchase a license for the right to use SUPPLIER'S proprietary installation testing software, following the licensing procedures described below. Test software licenses are only available to SUPPLIER'S customers, are not available to third-party companies, and cannot be assigned to a sub-contractor by PURCHASER. Installation test software may not be copied or otherwise duplicated, and each copy licensed is intended to be loaded on one PC only.

Installation test software is issued on CD-ROM media. Refer to Appendix 3 for details on the installation test software available, including a description of the software and license fee structure. RMT Installation test software is different from the RMT Maintenance test software that is licensed to customers for cell maintenance, and the licensing procedures and fees are different. Procedures for licensing the RMT Maintenance test software for customer maintenance of Flexent(R) cells are not covered in this Appendix.

The initial fees for the installation test software provides for a one-time shipment of the current release. Annual subscriptions for updates to the test software are available to customers who have the current version. This ensures that the test software is kept current with the latest releases. It is strongly urged that all self-installing customers purchase annual update licenses. Customers with copies that have not been maintained with a subscription for updates must purchase a new basic license if they desire to upgrade.

The Installation Test Handbooks list the notebook computers SUPPLIER'S installation organization currently utilizes with its test software. SUPPLIER makes no guarantee that any of the test software programs will work on other computer models not specifically listed in the handbooks, and has no test program in place to certify that other computers will work. Appendix 6 provides a procedure for authorized self-installing customers to obtain a pre-configured computer or obtain computer-related technical assistance. In order to connect the notebook computer to the cell, a PCMCIA Interface Card will be required, these cards are available from commercial sources (see also Appendices 3 and 6).


Tools and Test Equipment



The installation manuals and handbooks list the tools and test equipment that are required to perform the work operations described therein. It is expected that self-installing customers will purchase the required commercially-available tools and test equipment from commercial sources.

Appendix 4 lists specialty items that may be required to test certain cell products and are only available to customers who have licensed SUPPLIER'S installation test handbooks.

Technical Support


SUPPLIER'S standard product warranty covers product defects in accordance with published practices, but does not cover technical assistance on the installation process, including the use of installation test equipment or software, or problems resulting from PURCHASER'S self-installation activities.

A standard "package" of "hot line" remote telephone support is embedded in the license fees for SUPPLIER'S installation intellectual property (Test and Integration Handbooks), which entitles the customer technician to a reasonable amount of telephone support.

Customers who have not licensed the right to use SUPPLIER'S installation intellectual property (Test and Integration Handbooks), and third-party companies, are not entitled to technical support on installation procedures or problems.


USA Customers Hotline Number

"Hot line" remote telephone technical support related to self-installation will be provided on a 24 hour, 7 days/week basis. It is expected that routine technical or installing issues/problems be brought up during business hours, and that "off-hours" support be reserved for issues/problems affecting service to existing customers (i.e. service interruption). Not being able to bring a new cell into service is considered "routine" and does not qualify for emergency "off-hours" support.

Customer technicians with valid current self-install licenses that purchased installation intellectual property should contact Wireless Cell Technical Support on ** if technical support is required to complete the installation. Please note that SUPPLIER'S CTS group reserves the right to refuse support if PURCHASER does not have the current documented installation, testing, and integration procedures. PURCHASER will also have to provide the CLLI code of the MSC that the cell equipment is connected to as well as the commonly referred to name of said MSC. Also, because of variations between different models of test equipment or test equipment from different vendors, support cannot be provided on the use of test equipment not specified in SUPPLIER'S installation test handbooks.

"On-site" support may be provided upon request, subject to the availability of personnel, on a billable basis for both time and travel and living. The availability of personnel in any specific time frame for on-site support is not guaranteed. Fees for this support are at SUPPLIER'S prevailing rates in effect at the time of service, and a purchase order will be required.

Please note that SUPPLIER'S CTS organization does not have the capability to certify test software performance on computer models not explicitly listed in the installation test handbook, and is not in the position to provide technical assistance with test software loading, operation, and troubleshooting on non-specified computers. Refer to Appendix 6 for specific computer support procedures.

License Agreement


A formal Licensing Agreement must be executed and signed by PURCHASER before any purchase orders for installation documentation, installation test software, installation training courses, or specialty test equipment can be processed and shipped to PURCHASER. The specific items to be licensed, quantity of each, cell products and market area (as defined by specifically listed MSC(s)) they will be used on, and the appropriate licensing fee, shall be listed in the Schedule attached to the License Agreement. Thus, the same license agreement may be used for documentation, test software, training courses, and specialty test equipment.

Once the license agreement is approved by both PURCHASER and SUPPLIER, PURCHASER must issue a formal purchase order for the licensed and purchased items.

Existing self-installing customers with valid License Agreements may license additional installation manuals, installation handbooks, installation test software, or installation training courses by issuing a new purchase order, and paying the required license fee and adding the specific MSC information. Please note that the basic license agreement is valid for a three (3) year period. At the end of that period, PURCHASER will be required to sign a new agreement if they wish to continue to use SUPPLIER'S installation intellectual property. SUPPLIER may


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continue to use their current quantities of licensed materials by continuing to pay the annual update fees (i.e., they are not required to pay the initial fee again).

Please note that, since customer technicians will require both installation methodology and test software to properly perform the work, Installation Test Handbooks and Test Software must be licensed in a 1-to-1 ratio. In addition, the technician at the MSC performing the MSC functions of cell integration also requires a test handbook. Thus, for each market area, the total number of handbooks licensed shall be one greater than the number of test software copies licensed. For customers who will be self-installing more that one type of Flexent(R) base station, note that the RMT installation test software is used for testing all Flexent(R) cell products. Therefore, the actual number of handbooks and test software copies required to be licensed for Flexent(R) applications depends on the specific work to be assigned to each customer technician crew. Note that the one additional test handbook for the MSC technician performing the MSC functions of cell integration applies to Flexent(R) cells also.

Ordering Procedure


Once the license agreement is approved by both PURCHASER and SUPPLIER, PURCHASER must issue a formal purchase order(s) for the licensed and purchased items in accordance with Article 3 of this AGREEMENT.

Installation manuals, test handbooks, installation test software, and installation training courses may all be ordered on one purchase order. Please note, however, that PURCHASER must issue a separate purchase order for any tools and test equipment ordered (i.e., items listed in Appendix 4).

Existing self-installing customers with valid License Agreements may license additional manuals, handbooks, test software, or installation training courses by issuing a new purchase order and paying the required license fees. In the case of update subscriptions to documentation and test software, notification will be given approximately 60-days prior to expiration, so that PURCHASER may issue a new purchase order to continue. This notification will be automatically sent to the "ship to" address for the material listed on the previous purchase order.

SUPPLIER'S normal lead times shall apply to delivery for self-installation tools, documentation and test equipment.

Attachments

Attachment 1 - Customer Technician Skill Set and Training Plan
Attachment 2 - Installation Procedural Documentation
Attachment 3 - Installation Test Software
Attachment 4 - Specialty Tools and Test Equipment
Attachment 5 - Support Items by Technology
Attachment 6 - Computer Support Procedure
Attachment 7 - Self-Installation License Agreement


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               Attachment 1 - Self-Installation Support Procedure


SKILL SET AND TRAINING PLAN

                     FOR SELF-INSTALLING CUSTOMER PERSONNEL

Skill Set for Installation Technicians

PURCHASER'S Technicians installing SUPPLIER'S Wireless Base Stations are expected to be experienced in the operations and maintenance of cellular base stations and shall be familiar with:

     o    SUPPLIER documentation
     o Basic safety and service protection practices, such as prevention of electrostatic discharge and AC power safety
     o    Basic personal computer skills, including Windows
     o    Cell maintenance procedures
     o Cell integration technician at MSC - Operations and administration of the Executive Cellular Processor (ECP) and Operations and Maintenance Platform (OMP), including
          o    Translations
          o    Recent Change Views
          o    Basic UNIX commands

Customer Product Training

The following wireless product training courses are available to PURCHASER and are highly recommended:

     o    CL1000C - Flexent(R)/Autoplex (R) Wireless Networks Overview
     o    CL2501 - Autoplex (R) System 1000 Cell Site Maintenance Introduction
     o    CL3502 - Autoplex (R) System 1000 Series II Cell Site Maintenance
     o CL3530 - OMP Operations and Maintenance Platform System Administration (Brazil)
     o    CL3580 - Flexent (R) OMP-FX Operations, Administration, and
          Maintenance
     o    CL3702 - 850 MHz CDMA Series II Cell Site Growth Frame Maintenance
     o    CL3704BR - 850 MHz CDMA Minicell Maintenance (Brazil)
     o CL3800 - Overview of PCS Minicell System (includes PCS Switching Center) (CD-ROM)
     o    CL3805 - PCS/CDMA Minicell Operations, Administration, and Maintenance
     o    CL5000BR - Flexent(R) Wireless Products Overview
     o CL5120 - Flexent(R) CDMA Microcell Operations, Administration, and Maintenance (CD-ROM)
     o CL5230 - Flexent (R) MultiRange Cell Operations, Administration, and Maintenance (CD-ROM)
     o CL5233 - Flexent (R) OneBTS t850 Cell Operations, Administration, and Maintenance (CD-ROM)
     o CL5610 - Flexent(R) CDMA Modcell Operations, Administration, and Maintenance
     o    401-703-371 RMT Job Aid (PURCHASER may access RMT Job aid at **
     o    UC1070BR - Introduction to Unix for OMP Administration
     o    EG2504WV - Grounding for Wireless Sites (video)
     o    EG2551 - Galaxy Controller for Maintenance
     o    PWR3002M - Maintenance and Operations for +24Volt CPS

Installation Training


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the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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                    LUCENT WORLDWIDE SERVICES (LWS) ADDENDUM

1. Supplemental Terms


1.1 Scope This Addendum contains additional terms and conditions, which together with the terms and conditions of the Second Definitive Agreement, are applicable with respect to orders for the services identified herein ("Services"). The Services to be provided shall be as described in, and may be ordered only after SUPPLIER has provided, a Statement of Work ("SOW"). The SOW will either be signed by the parties or accepted in a purchase order, which is subsequently accepted by SUPPLIER. Each SOW will be governed by this Addendum. The specific descriptions of the Services contained in a SOW will replace the general services descriptions in this Addendum, for the purpose of that SOW. In addition, to the extent of any inconsistency between a specific term of this Addendum and a specific term in an SOW, the specific term of the SOW shall govern.

1.2 Responsibilities of the Parties Responsibilities of SUPPLIER, PURCHASER and any third parties for Engineering, Site Preparation, Installation and Optimization Services and for all other Services shall be set forth in the applicable SOW. SUPPLIER shall not be responsible for any delay directly caused by the failure of PURCHASER or any third party to satisfy its obligations on time. Furthermore, SUPPLIER shall have no responsibility or liability with respect to Services performed by third parties. PURCHASER shall provide SUPPLIER with such information and reasonable assistance as is timely requested by SUPPLIER in order to satisfy its obligations.

1.3 Term of Services The term for completion of Services performed pursuant to the Second Definitive Agreement shall be set forth in the applicable SOW. In the event that there is a purchase order for which the parties have obligations that extend beyond the expiration date of the Second Definitive Agreement, the terms of the Second Definitive Agreement and this Addendum shall continue to apply to the purchase order until all obligations have been satisfied.

1.4 Warranty The Warranty for Services shall be the warranty set forth in
Article 14.4 of the Second Definitive Agreement, entitled SERVICES WARRANTY.

1.5 Prices and Fees The prices and fees for Services performed by SUPPLIER are as set forth in the Attachments to this Addendum or in the applicable SOW. PURCHASER will reimburse SUPPLIER for actual expenses in accordance with this Addendum and with SUPPLIER'S travel and expense policy. Expense invoices will include a summary of expenses by major category and expenses will be invoiced on a monthly basis. All prices and fees in the Attachments to this Addendum shall be in effect for three (3) years from the Effective Date of the Second Definitive Agreement.


1.6 Other Terms and Conditions


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     1.6.1 Non-Solicitation

     During the term of this Addendum and for 12 months thereafter, neither party will solicit for employment any employee or contractor of the other if such party was introduced to the employee directly or indirectly as a result the provision of Services pursuant to this Addendum. A general advertisement or a request for employment that is initiated exclusively by an employee or contractor of the other shall not be considered a solicitation pursuant to this section.

     1.6.2 Cancellation/Termination of Services

     In the event that PURCHASER decides to cancel an order after SUPPLIER has received it, PURCHASER shall be responsible for reimbursing SUPPLIER in accordance with Article 3.3 of the Second Definitive Agreement, entitled CANCELLATION OF ORDER.



               2. Engineering and Installation ("E&I") Services


2.1 Purchaser's Responsibilities PURCHASER shall be responsible for the following with respect to E&I Services:

     2.1.1 Environmental Conditions

     Prior to the start date for Engineering and Installation Services, PURCHASER shall ensure that the premises are dry and free from hazardous materials and excessive dust, including but not limited to asbestos, and that the premises are in such condition as not to be hazardous to SUPPLIER'S or its subcontractors' employees or to the PRODUCTS and LICENSED MATERIALS to be installed. Furthermore, prior to the start date and during the performance of Engineering and Installation Services, PURCHASER shall, if requested by SUPPLIER, provide SUPPLIER with sufficient data to assist SUPPLIER and its subcontractors in evaluating the environmental conditions at the work site, including without limitation the presence of hazardous materials. The prices in the Attachments to this Addendum do not include the cost of removal or disposal of any hazardous materials from the work site. PURCHASER is responsible for such removal and disposal in accordance with applicable laws, rules and regulations relating to hazardous materials prior to commencement of Engineering and Installation Services. In addition, PURCHASER shall provide SUPPLIER with access (e.g., permissions, keys, access codes) to secured or guarded facilities.


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2.1.2 Site Requirements

     PURCHASER is solely responsible for ensuring that the installation site complies with any site requirements identified by SUPPLIER for the installation and/or operation of any PRODUCTS, LICENSED MATERIALS or SERVICES furnished by SUPPLIER under this Second Definitive Agreement. SUPPLIER agrees to cooperate with PURCHASER to ensure compliance with all site requirements, provided that such cooperation shall not require SUPPLIER to incur any out-of-pocket costs unless the parties expressly agree otherwise in writing.

     PURCHASER is responsible for ensuring that the installation site complies with all applicable laws, codes, orders, rules and regulations of any governmental entity, including but not limited to applicable wage and hour, safety and environmental laws and all standards and regulations of appropriate regulatory commissions and similar agencies. PURCHASER agrees to reimburse SUPPLIER for any expenses associated with PURCHASER'S compliance with state and local regulations and ordinances, including but not limited to electrical permits, building permits and licensing fees, and PURCHASER shall upon request execute any change order that may be required to enable SUPPLIER to receive such reimbursement.

     2.1.3 Sensitive Equipment

     Prior to the start date for Engineering and Installation Services, PURCHASER shall inform SUPPLIER of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

     2.1.4 Repairs to Buildings

     Prior to the start date for Engineering and Installation Services, PURCHASER shall make such alterations and repairs to the work site as are necessary for proper installation of PRODUCTS and LICENSED MATERIALS.

     2.1.5 Building Readiness

     Prior to the start date for Engineering and Installation Services, PURCHASER shall provide extraordinary hauling and hoisting services, such as helicopter(s), rigging or crane services, if applicable, and shall arrange for traffic control, if necessary for the delivery of PRODUCTS.

     2.1.6 Openings in Buildings

     PURCHASER shall furnish suitable openings in buildings, including without limitation elevators and windows, as needed to allow PRODUCTS to be placed in position and shall provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by SUPPLIER, if applicable.


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     2.1.7 Products Furnished by PURCHASER

     Unless expressly stated to the contrary, SUPPLIER'S prices do not include costs for any products furnished by PURCHASER, nor do they include any charges by SUPPLIER for engineering, installation, modification or repair services to products furnished by PURCHASER. Products furnished by PURCHASER shall be in such condition that they require no repair or adjustment or test effort in excess of that normal for new equipment. PURCHASER assumes all responsibility for the proper functioning of such products. SUPPLIER can install PURCHASER'S equipment if contracted by PURCHASER. PURCHASER shall also provide the necessary technical assistance and information for SUPPLIER to properly install such products.

     2.1.8 Floor Space and Storage Facilities

     PURCHASER shall provide suitable and easily accessible floor space and storage facilities for the duration of the Engineering and Installation Services.

     2.1.9 Security Service

     PURCHASER shall provide such levels of security as are necessary to prevent admission of unauthorized persons to building and other areas where Engineering and Installation Services are performed and to prevent unauthorized removal of the PRODUCTS and other materials.

     2.1.10 Access to Existing Equipment

     PURCHASER shall permit SUPPLIER reasonable use of equipment necessary for the proper completion of tests that require coordination with existing equipment. Such use shall not interfere with the normal maintenance of PURCHASER'S equipment.

     2.1.11 Modifications to Premises

     Any modifications to PURCHASER'S premises required for the delivery of equipment is the responsibility of PURCHASER.

     2.1.12 T-1 Span

     PURCHASER shall provide the T-1 Span and ensure that the T-1 is tested and functional.

     2.1.13 Power Upgrades

     All AC/DC upgrades shall be the responsibility of PURCHASER.

     2.1.14 GPS Antenna


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     The cable run length for the GPS Antenna shall be a maximum of fifty (50)
     feet and the height of the GPS Antenna shall be a maximum of ten (10) feet from the ground (not applicable in New York City or rooftop buildings).

     2.1.15 Power and Grounding

     If appropriate, sufficient DC power shall be available to power the new equipment. If power distribution equipment is not included in the order, PURCHASER shall have equipment of sufficient capacity and operational requirements in place prior to the start of equipment installation. PURCHASER shall also provide for an equipment grounding system prior to the start of installation.



2.2 Engineering

     2.2.1 Cell Site Survey

     SUPPLIER'S Cell Site Survey supports cell equipment engineering and cell site engineering services. It is recommended for the deployment of new equipment into existing cell sites when detailed records are not available. The Site Survey consists of the Site Verification and the Site Solution.

     2.2.2 Site Verification

     SUPPLIER will visit PURCHASER'S physical locations to gather data for purposes including, but not limited to, verifying existing site conditions as needed for proper equipment configuration, updating records, growth consultation and site audits. The following information is gathered:

     o    DC Power Equipment (survey and record)

          o    Manufacturer and model number
          o    All breaker sizes and assignments
          o    Shunt size
          o    Breaker position availability
          o    Number and types of rectifiers
          o    Battery types
          o    Load (drain in amps)

     o    AC Power Equipment (survey and record)

          o    Service in amps


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          o    AC breaker sizes and assignments
          o    Breaker position availability

     o    Floor Plan/Cable Rack Plan

          o Present equipment location sketch properly dimensioned which reflects actual office conditions in accordance with Lucent standards
          o    Show all equipment and obstructions
          o    Note access problems

     o    Site Grounding

          o Document existing grounding configuration (equipment, building, and hatch)

     o    Photographic Material

          o    Hatch (inside of the building)
          o    Power plant
          o    Batteries
          o    Miscellaneous frames

     2.2.3 Site Solution

     SUPPLIER'S engineer may review information received from the Site Verification, including the quantity and location of the equipment and peripherals specific to the site installation configuration, depending upon PURCHASER'S needs. SUPPLIER'S engineer shall develop a plan for implementation of equipment for PURCHASER'S review and approval. The Site Solution includes:

     o    Space Planning

          o    Support hot slide
          o    Assist in equipment relocation
          o    Assist in shuffle requirements
          o    Identify the ability of the inhibitors to remove, relocate and/or consolidate existing equipment before, during or after the cut
          o    Identify obstacles to the relocations of equipment such as vents, receptacles, ducts, etc.

     o    Cable Racking

          o Determine the need, location and materials required to add new cable paths
          o    Determine existing support structure
          o    Determine the need for temporary configurations
          o    Determine current cable paths to facilitate hot slides


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     o    Grounding (as part of Site Solution)

          o    Identify grounding violations
          o    Determine corrective and restoration solutions

     o    Power (as part of Site Solution)

          o Identify existing battery backup to evaluate the need for increased capacity
          o    Determine the need for increased rectification
          o    Determine distribution availability
          o    Determine distribution capability
          o    Determine plant capacity
          o    Be able to make new plant recommendation

     2.2.4 Site Engineering (Mobile Switching Center and Cell)

     SUPPLIER'S Site Engineering Service identifies the site material to be ordered and provides recommendations for optimal equipment layout for the installation of the ordered equipment.

     After the Site Survey has been completed, Site Engineering Service includes performance of equipment engineering for the products and licensed materials to be installed pursuant to the engineering questionnaire. Site Engineering identifies the miscellaneous equipment required to modify the site to support the new equipment. This service is based upon PURCHASER'S approved recommendation from the Site Survey. This requires a separate quote and order due to COIL ("Certified Orderable Item List") restrictions of the associated equipment. This includes equipment such as additional breaker panels, rectifiers, batteries, etc. Site Engineering also includes advice on AC power requirements, new cable paths and supports, equipment relocations and consolidations, grounding restoration and new systems, temporary/ultimate equipment locations and instructions for installation to perform hot slides and shuffles with minimum service interruptions.

     2.2.5 Equipment Engineering (Mobile Switching Center and Cell)

     SUPPLIER shall engineer all projects in accordance with applicable standards for the particular project. Specifically, SUPPLIER may: (i) determine floor location, equipment configurations, cable requirements (size and connectivity); and (ii) extend grounding and generate detailed specifications to order and price the material. With respect to other equipment, the power plant equipment is considered part of the equipment engineering. With respect to indoor ModCells, the bundled power plant additions are provided on a separate order as part of the Site Engineering.

     2.2.6 Site Records


     SUPPLIER'S Office Records Service provides detailed record keeping information, which accurately documents physical placement and configuration of specified PURCHASER equipment. Office records may include the following: wiring lists, front


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     equipment drawings, assignment drawings, interface schematics (where applicable), floor plan and office drawings that specify cabling, lighting, grounding and power. One copy of job drawings shall be provided to PURCHASER'S designated representative and one copy provided to SUPPLIER'S installer as specified in the price list. Cell Site Office Records will be at an additional charge. MSC Office Records are included in the engineering price. Office drawings shall be provided in an AUTOCAD format. Assignment drawings and wiring lists shall be provided in tabular and spreadsheet formats, respectively.

     2.2.7 Mobile Switching Center ("MSC") Survey

     SUPPLIER'S Site Records Audit and Update Service (MSC Survey) provides a physical site audit to reconcile current records to current site equipment build-out; specifically, detailed record keeping which accurately documents the most current physical placement and/or configuration of specified PURCHASER equipment located in the MSC. At the direction of the customer, office records to be updated may include the following: wiring lists, equipment drawings, assignment drawings, floor plan, cable rack plan, lighting plan, grounding plan and power.

2.3 Installation Services

     2.3.1 Staging

     SUPPLIER shall perform a complete inventory, inspection, assembly, configuration, and testing of PURCHASER'S equipment, prior to deployment, at SUPPLIER'S staging facility. Upon completion, SUPPLIER shall deliver a fully configured, tested and ready-for-installation system directly to PURCHASER'S site.

     2.3.2 Site Preparation

     If requested and ordered, SUPPLIER shall prepare PURCHASER'S site to enable physical installation of the main footprint equipment. Work may include installation of equipment mounting structures, overhead framework, cable racking, power, etc.

     2.3.3 Equipment Installation

          2.3.3.1 Basic Equipment Installation

          SUPPLIER shall install equipment according to the equipment manufacturer's prescribed procedures associated with the products furnished on the order (except PURCHASER spares). When installing equipment, SUPPLIER shall assemble, cable and wire, and test the hardware components to deliver equipment that is functioning as engineered and specified and that is ready for PURCHASER'S acceptance. 1XEV Cell/Data/Optical integration is not included in the Basic Equipment Installation.


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               2.3.3.1.1 Method of Procedure

               SUPPLIER shall prepare a written Method of Procedure ("MOP") prior to the start of all installation work. PURCHASER shall review the MOP and shall provide SUPPLIER with written acceptance of the MOP by signing a copy thereof prior to the start date for such installation services.

               PURCHASER and SUPPLIER shall jointly agree on any changes to the MOP requested by PURCHASER.

               2.3.3.1.2 Receipt of Products

               SUPPLIER shall provide reasonable inspection of PRODUCTS received at the work site. In addition, SUPPLIER shall unpack and inventory such PRODUCTS. SUPPLIER assumes no liability for damages or loss in transit with respect to materials shipped by PURCHASER or PURCHASER'S agents; and in the event that such materials are so damaged, PURCHASER will assume sole responsibility for shipping the materials back to PURCHASER'S location.

               2.3.3.1.3 Hardware Assembly

               PURCHASER shall make available sufficient floor and workspace for installation of the equipment and SUPPLIER shall perform such installation in accordance with the appropriate work documents. Units, frames and cabinets shall be positioned, leveled and secured in their proper place. SUPPLIER shall erect overhead and supporting hardware compatible with the equipment being installed (e.g., cable racks, bars, disaster protection, rods, etc.), if ordered as part of the total job. Any equipment shipped loose (e.g., units, circuit packs, etc.) shall be installed, if provided with the order.

               2.3.3.1.4 Cabling and Wiring

               SUPPLIER shall run and secure cables, run ground wires and connect equipment to the designated ground point. Unless otherwise specified, work above false ceilings and below raised floors is not included and shall be provided at an additional cost to PURCHASER. SUPPLIER shall attach, connect and affix all cable and wire, verify integrity and continuity of wiring and cabling added and dress and otherwise protect cabling and wiring. The opening and closing of cable holes is not included in SUPPLIER'S price for such services. All cabling, except power cabling, is assumed to be within one hundred (100) feet and run on the same floor as the installed equipment. In addition, the power cable will be within twenty (20) feet.

               2.3.3.1.5 Standalone Equipment Testing


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


               SUPPLIER shall power up equipment under normal conditions and verify proper power-up. Basic, standalone tests on the individual equipment unit shall be Zperformed, per the equipment manufacturer's standard installation and test procedures. SUPPLIER shall resolve all troubles encountered with SUPPLIER-provided equipment and refer to PURCHASER any troubles with PURCHASER-provided equipment. All tests shall be "All Tests Passed" (ATP). Testing by SUPPLIER specifically excludes unequipped slots and spares, which can be performed by SUPPLIER for an additional charge. SUPPLIER shall maintain test logs and trouble reports.

               2.3.3.1.6 Turnover/Job Completion

               SUPPLIER shall remove from PURCHASER'S job site all tools and scrap material generated from the installation effort. Office drawings shall be marked and returned by SUPPLIER to Engineering. SUPPLIER shall provide PURCHASER with all job documentation (e.g., job drawings, specifications), test records, inventoried equipment spares, and excess materials (e.g., cables, fuses), which will be left at PURCHASER'S site.

               2.3.3.1.7 Cell Integration

               When applicable, SUPPLIER also shall perform cell integration tests in accordance with the equipment manufacturer's procedures. Cell Integration verifies that the Cell can communicate with, and be maintained by, the MSC and that mobile calls can be placed to and from the cell. EV-DO Cell/Data/Optical integration is not included in the Basic Equipment Installation service (for switch integration, see Integration Testing after Switch Turnover).

               2.3.3.1.8 Equipment Rearrangement

               The rearrangement of any equipment is the sole responsibility of PURCHASER. SUPPLIER may provide such rearrangement services pursuant to a change order at an additional charge.

          2.3.3.2 Site Supplemental Installation

          Provides for installation of materials, other than footprint product unique to a specific PURCHASER site, and any additional work or charges that may be required because of PURCHASER'S specific site and/or requirements.

          2.3.3.3 Equipment Removal


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


          As mutually agreed to by the parties, SUPPLIER shall disconnect and remove PURCHASER'S obsolete or unused equipment for either reuse or scrap.

2.4 Generic Retrofits

     2.4.1 5ESS(R)

     System Retrofit Services enables PURCHASER to update its 5ESS(R) switches to the new software-generic release (i.e., 5E13 to 5E14) without interrupting subscriber service.

2.5 System Capacity Planning Reports & Asset Verification Services (RAVS)

     2.5.1 Wireless Reality Service

     SUPPLIER'S WirelessReality(R) service is a network records management service that provides a centralized place to access inventory and configuration data about each of PURCHASER'S network elements. This offer currently includes SUPPLIER'S 5E Wireless Switch ECP and Cells. It is part of SUPPLIER'S Records and Asset Verification Service (RAVS) family that enables PURCHASER to monitor their network inventory via a web based application. This web-based application is accessible through the public Internet where PURCHASER'S customer has access:

     o    Network Element inventory and configuration reports
     o    "3D" graphical view of Network Elements
     o    Automated data collection with refresh capabilities

2.6 Translations Services Software Management Services

     2.6.1 Initial 5ESS(R) Switch Translations Build

     Builds routing, charging and trunking translations in an initial 5ESS(R) switch. Software translations engineers build translations into an off-switch database and then load them into a new fully installed 5ESS(R) switch.

     2.6.2 CALEA Implementation

     The Communications Assistance for Law Enforcement Act (CALEA) Implementation Assistance Service helps PURCHASER deploy the CALEA feature in its networks in an efficient and timely manner via analysis of Class 5 switches to determine needs and provisioning of trunk groups and protocol handlers. The three-feature set provides Access, Delivery and Administration functionality. The Access and Delivery functions are internal to the 5ESS(R) switch. The Administration function is a Surveillance Administration terminal and read-only printer (ROP) connected directly to the administrative module (AM).


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     2.6.3 Local Number Portability (LNP) Switch Database Provisioning

     Performs the routing translations necessary to support local number portability, which entails expanding and defining codes to recognize any numbers that are ported into the switch, accommodating 7 - 10 digit dialing changes, etc. Supports FCC-mandated LNP capabilities by setting up the 5ESS(R) database to implement the LNP feature.

     2.6.4 Telephone Number Recovery Service

     Can enable PURCHASER to avoid establishing new prefixes by enabling PURCHASER to recover telephone numbers that are not in use in the Central Office switch but are shown as "working" in the accounting data base. Verifies Directory Number Arrangement records as part of this process.

     2.6.5 Translations Duplication or Modification Services

     Provide for the duplication or modification of translation tables including, but not limited to, Line Class Codes (LCC), Screen Index (SI), Rate and Route (RAR), Local Digit Interpreter Tables (LDIT), and Remaining Digit Interpreter Tables (RDIT).

     2.6.6 Complex Translations

     The Complex Translations services are changes to the 5ESS(R) complex translations, including opening new NPA-NXX codes, provisioning complex routing, charging and trunking changes, deployment of new features such as Local Area Signaling Service (LASS) and Advanced Intelligent Network (AIN) features, provision additions and changes for Centrex business customers and Inter-exchange Carriers. This service can be packaged with the 5ESS(R) Translation HelpDesk service for software trouble clearing.

     2.6.7 Translations Help Desk Service

     Provides on-demand customer service for translations consultation and/or assistance on translations related tasks. Delivered in blocks of hours or by the project by a team consisting of expert Translations Software Engineers, Customer Technical Support (CTS), Bell Labs and Regional Technical Assistance Center (RTAC) experienced members. Includes consultation, assistance and execution of translations changes necessary to implement major translation related activity.

     2.7 Migration and Network Realignment Services


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


     Provides our customers with "in service" upgrades to help them migrate from older to newer switching, optical and data technologies in their networks and helps them balance and re-deploy switch resources.

--------------------------------------------------------------------------------
     2.7.1 PSU Split (Dual PSU Option)
--------------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     Enables placing a second PSU into the space occupied by shelves 4 and 5 of an existing PSU. All existing service is moved from the impacted shelves to other locations in the office. The office ATM network is analyzed for required PHA connection to the new PSU, and those changes are made after the new unit is grown. Finally, the appropriate assignments from shelves 4 and 5 or moved into the new unit, left where moved, or redeployed to new locations.
     ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
     2.7.2 CNI To PSU2 Conversion
--------------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     This service performs the software changes required to move the SS7 and ring functionality from the CNI frame to a designate PSU2, which can increase the messages capacity of the SS7 network and the ECP-DCS communication links. This service is offered and priced for either remote delivery or on-site delivery.
     ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
     2.7.3 CM2 to CM3 Conversion
--------------------------------------------------------------------------------

     Converts CM2 to CM3 in existing, in-service switches with a minimum of service downtime. These services can be applied to any in-service wireless or wireline 5ESS(R) switch .
     ---------------------------------------------------------------------------

     2.7.4 DLTU To DNU-S Or OIU Conversion

     This service is a swift, accurate, and controlled process to relocate all office service from Digital Line Trunk Units to Digital Network Units - Sonet or to Optical Interface Units. All service is moved from its existing location under control of special scripts to the new unit, including packet pipes, inter-office trunks, packet trunks, and loop-around trunks.

--------------------------------------------------------------------------------
     2.7.5 DNU-S To OIU Conversion

--------------------------------------------------------------------------------
     This service is a swift, accurate, and controlled process to relocate all office service from Digital Network Units -Sonet to Optical Interface Units. All service is moved from its existing location under control of special scripts to the new unit, including packet pipes, inter-office trunks, packet trunks, and loop-around trunks.
     ---------------------------------------------------------------------------

                   3. General Descriptions of Other Services

3.1 Descriptions of Other Services Offered The following Services may be ordered only after SUPPLIER has provided a Statement of Work ("SOW"). The SOW will set forth the specific nature of the Services performed by SUPPLIER as well as the respective obligations of the parties. All pricing for such Services shall be stated in the SOW. To the extent of any inconsistency between other terms of this Addendum and terms in an SOW, the terms of the SOW shall govern.


================================================================================

        Product Family              Product            Service Family

================================================================================


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


================================================================================

                               Core Services RTS

================================================================================
                              Equipment Engineering
                              --------------------------------------------------
          Engineering         Field Engineering
          (20000036)          --------------------------------------------------
                              Design Engineering
================================================================================
                              Equipment Installation
                              --------------------------------------------------
         Installation         Test and Turn-Up
          (20000138)          --------------------------------------------------
                              Staging
================================================================================
      Purchased Products      No Service Family defined. Includes site and
          (20000249)          ancillary material, enabling Core E&I services
================================================================================
             SACS             Site Location & Construction
          (20000242)
================================================================================
                              Remote Technical Support
             RTS              --------------------------------------------------
          (20000873)          Preventive Maintenance
================================================================================
        On-site Support       On-site Technical Support
          (20000869)
================================================================================
       Repair & Exchange      Repair and Exchange
          (20000867)
================================================================================

                             Professional Services

================================================================================
     Operations Consulting    Application Integration
         & Software           --------------------------------------------------
          Integration         OSS/BSS Integration
                              --------------------------------------------------
                              Operations Analysis & Optimization
================================================================================
  RF Design & Optimization
         (20001228)           RF Design & Optimization
--------------------------------------------------------------------------------
    Reliability & Security
          Consulting          Reliability & Security Consulting
================================================================================
                              Network Integration & Migration
 Network Planning, Design,    --------------------------------------------------
Integration & Optimization    Network Planning, Design & Optimization
                              --------------------------------------------------
                              Network Software Conversions & Updates
================================================================================
     Project Management       Project Management
================================================================================

                                Managed Services

================================================================================
                              Network Operations & Management
      Remote Network Mgt      --------------------------------------------------
         (20000883)           Remote Network Management
================================================================================


3.2 Managed Services


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


Managed Services offers service providers a range of outsourced network operations and network transformation services to help them reduce operating expenses while preserving and enhancing network reliability.

     o    Managed Network Outsourcing Services

     Outsourcing services that deliver solutions to help meet our customer's strategic goals from Supply Chain services to Network Operations and Management as well as Managed Services Engagement Management

     o    Remote Network Management Services

     Provides ongoing remote management of our customers' networks from our Global Network Operations Centers

     o    Managed Network Application Services

     SUPPLIER will own, operate, manage and maintain network applications on behalf of service providers and enterprise customers. Examples include Messaging, Wireless IN applications like SurePay and eVPN, iMerge and EBS.


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


-----------------------------------------------------------------------------------------------------------------------------
Service Family / Go-To-Market Services  Description
=============================================================================================================================

                                                Equipment Engineering

=============================================================================================================================
Equipment Engineering                   Analyzes, identifies, and documents detailed hardware and software specifications for multi-vendor data, optical, power, switching and wireless equipment, based on equipment functionality, capacity and the application of associated engineering rules
-----------------------------------------------------------------------------------------------------------------------------
Basic Equipment Engineering             Ensures that the hardware is ordered and that the ordered equipment is configured for use in the network for the customer.  Engineering creates hardware and software configurations, specifications and drawings.
-----------------------------------------------------------------------------------------------------------------------------
Frame Engineering                       Documents distributing frame element requirements and history to provide engineering for initial frame placements, growth on existing frames, replacement options, renumbering, tie pairs and frame compression.
-----------------------------------------------------------------------------------------------------------------------------
Grounding Upgrades                      Analyzes existing grounding configuration and provides recommendations and specifications for electrical protection improvements.
-----------------------------------------------------------------------------------------------------------------------------
Hot Slide                               Provides engineering support and specifications for the re-location of in-service equipment.
-----------------------------------------------------------------------------------------------------------------------------
Site Engineering                        Site material is ordered and that the equipment layout for the installation of the ordered equipment in the customer's site is determined.
-----------------------------------------------------------------------------------------------------------------------------
Rapid Material Deployment               Arranges for expedited Engineering and Supply Chain Network provisioning
=============================================================================================================================

                                                   Field Engineering

=============================================================================================================================
Field Engineering                       Assesses on-site structural and equipment conditions, and provide interface support between the customer, Engineering, and Installation for data, optical, power, switching and wireless equipment deployments.  Site specific data is collected to create the proper equipment configuration, validate office records, identify space constraints, record unique office characteristics, and develop detailed material lists.
-----------------------------------------------------------------------------------------------------------------------------
Consultation                            Provides engineering knowledge and expertise and inter-company interface support to resolve current customer issues or to assist in future growth planning.
-----------------------------------------------------------------------------------------------------------------------------
Frame Reservation                       Establishes distributing frame location assignments and provides data for establishing frame layout software parameters.
-----------------------------------------------------------------------------------------------------------------------------
Frame Survey                            Analyzes distributing frame elements to determine status, availability and interconnection requirements.
-----------------------------------------------------------------------------------------------------------------------------
Grounding Survey                        Inspects voltage protection capability of equipment and environment and provides improvement recommendations.
-----------------------------------------------------------------------------------------------------------------------------
Power Verification                      Analyzes existing power plant and battery status, captures requirements and identifies necessary enhancements.
-----------------------------------------------------------------------------------------------------------------------------
Site Survey                             Performs visit to the customer's physical locations for purposes including, but not limited to, collecting customer site requirements needed for proper equipment configuration, updating records, growth consultation and site audits.
-----------------------------------------------------------------------------------------------------------------------------
On Site Damage Assessment               Damage assessments begin with a chemical analysis of suspected contaminants, as well as an inspection of corroded or damaged equipment and related materials.
                                        Cause of fire is investigated and fire related heat and smoke damage is assessed.
=============================================================================================================================

                                                     Design Engineering

=============================================================================================================================
Design Engineering                      Provides recommendation to determine the appropriate configuration for maximizing traffic capacity, trunking, routing, and charging for data, optical, power, switching, and wireless equipment while designating equipment architecture and functionality connectivity.
-----------------------------------------------------------------------------------------------------------------------------
Floor Space Planning                    Assesses projected equipment and space requirements and designs layout.
-----------------------------------------------------------------------------------------------------------------------------
Colocation Planning                     Plans and manages central office collocations, including designing the collocation space for maximum utilization, filing applications for new space when current space is exhausted, and project managing the augmentation to existing space.
-----------------------------------------------------------------------------------------------------------------------------
MDF Planning                            Configures distributing frame layout and assesses projected demands based on current capacities and expected requirements and growth.
-----------------------------------------------------------------------------------------------------------------------------
Network Design Order                    Analyzes network needs and creates a list of requirements based on thresholds, traffic capacities and routing patterns.
-----------------------------------------------------------------------------------------------------------------------------
Network Protection                      Identifies voltage disturbance vulnerabilities and requirements and specifies a plan of action.
-----------------------------------------------------------------------------------------------------------------------------
Power Design Order                      Analyzes power needs and creates list of AC, DC, battery and fusing requirements based on demand, capacities, distribution, and drains.
-----------------------------------------------------------------------------------------------------------------------------
TEO Prep                                Provides preparation of the Telephone Equipment Order, documenting specific material and services requirements and associated scope of work.
-----------------------------------------------------------------------------------------------------------------------------
Service Recovery Alternatives           Examines and provides alternative resolutions for providing an interim minimal level of service and plans for complete service restoration.
=============================================================================================================================

                                                          Installation

=============================================================================================================================
Equipment Installation                  Network expertise to build or expand wireline and wireless networks.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Site Preparation                        Provides advance preparation of a customer's site to enable physical installation of the main/footprint equipment.  Typical work includes installation of equipment mounting structures, overhead framework, cable racking, power, etc.  (Note: Lucent offers customers a complete portfolio of site and ancillary material to support their site preparation requirements and needs.)
-----------------------------------------------------------------------------------------------------------------------------
Equipment Installation                  Provides the resources, experience, and tools necessary to install main/footprint products into the customer's network.  We assemble, cable and wire, and test hardware components, helping to ensure the equipment is functioning as engineered and specified.
-----------------------------------------------------------------------------------------------------------------------------
Site Supplemental Installation          Enhances the Basic Equipment Installation service by performing supplemental work that is unique to the customer's specific site location, configuration, or working requirements.  Includes installation of material other than the footprint product;
                                        provision of services unique to a customer's site (e.g., hauling and hoisting, multi-floor cabling, rental and local purchases, etc.) or as may be required by the customer's operations (e.g., overtime to meet compressed customer schedules, night work requested by the customer, abnormal travel expenses, abnormal transportation or warehousing, etc.); and any other additional effort or charges associated with the customer's environment.
-----------------------------------------------------------------------------------------------------------------------------
Equipment Removal                       Disconnects and removes a customer's obsolete or unused equipment for either reuse or scrap.
-----------------------------------------------------------------------------------------------------------------------------
Equipment Testing                       Performs testing and turn-up of equipment that was not physically installed by
                                        Lucent.
-----------------------------------------------------------------------------------------------------------------------------
Installation Supervision                Provides a Lucent installation supervisor to oversee a client-provided installation crew.
-----------------------------------------------------------------------------------------------------------------------------
Installation Technical Support          Provides on-site or remote technical support to aid a client-provided installation crew.
-----------------------------------------------------------------------------------------------------------------------------
Disaster Recovery/Service Restoration   Provides a mobile service restoration trailer equipped to help restore
Trailers                                communications in the event of an emergency/disaster.
=============================================================================================================================
                                                       Test and Tune-Up
=============================================================================================================================
Test and Turn-Up                        Provides on-site configuration, testing, and network connectivity of equipment, following physical installation.  Upon completion, we verify that the installed equipment recognizes local network interfaces.
=============================================================================================================================

                                                           Staging

=============================================================================================================================
Staging                                 Performs complete inventory, inspection, assembly, configuration, and testing of network equipment at a Lucent staging facility, prior to deployment.  Upon completion, we deliver a complete, fully configured, tested, and ready-for-installation system to the customer's site.
=============================================================================================================================

                                             Site Location & Construction Services

=============================================================================================================================
Site Location & Construction Services   Services to help research, identify, and construct facility sites to deliver real estate for network deployment.
-----------------------------------------------------------------------------------------------------------------------------
Site Acquisition Service                Research, identification, leasing, zoning and permitting, for facility sites, in order to deliver real estate.
-----------------------------------------------------------------------------------------------------------------------------
Construction Services                   Responsible for all functions of site construction including:  Construction
                                        Management, A&E, Site Construction, supervision, labor, tools, equipment and materials.  Provide architectural and engineering designs and specifications.
                                        Prepare the land, and/or existing facility sites for networks.
-----------------------------------------------------------------------------------------------------------------------------
Microwave Services                      Provides all of the functional support required to plan, design, and construct microwave facilities as part of a wireless network.
-----------------------------------------------------------------------------------------------------------------------------
Site Inspection Service                 Ground based & tower top audit of mature sites or recently acquired/purchased site to determine current conditions of sites for ground issues.  This service positions the Site Inspection Service, major repair recommendations/fulfillment as well as
                                        2-year reinspection.
=============================================================================================================================

                                                  Remote Technical Support

=============================================================================================================================
Remote Technical Support                Remote support via phone or modem for response, diagnosis, and resolution.
-----------------------------------------------------------------------------------------------------------------------------
Remote Technical Support (RTS)          Delivers remote support by phone or modem for response, diagnosis and resolution of system issues and outages by system engineers (8x5 or 7x24 support available) .
-----------------------------------------------------------------------------------------------------------------------------
RTS Advantage NE/EMS                    Maintains network elements with software upgrades and revision levels.
-----------------------------------------------------------------------------------------------------------------------------
RTS Advantage OSS/NMS                   Maintains existing OSS/NMS software with maintenance support.
-----------------------------------------------------------------------------------------------------------------------------
RTS Lite                                Delivers RTS support on a limited per call basis (5 or 10 call packs available)
-----------------------------------------------------------------------------------------------------------------------------
Special Technical Services              Delivers specialized Technical Services based on customer requirements
=============================================================================================================================

                                                    Preventive Maintenance

=============================================================================================================================
Preventive Maintenance
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
DIAGKnowledge Service                   Provides Performance Monitoring and Reporting Service for 5ESS at both the switch and network levels.
-----------------------------------------------------------------------------------------------------------------------------
MSC Performance Audit                   Provides a health check of the customer's MSC.  The analysis reviews statistical performance trend data and other indicators, such as ECP, ROP and 5ESS ROP.
-----------------------------------------------------------------------------------------------------------------------------
Network Performance Analysis Voice only Provides a health check of the customer's network from voice perspective analyzing various components such as MSC (5ESS-DCS, ECP) system, and base stations.  The audit reviews statistical performance trend data and other indicators such as ECP
                                        ROP, 5ESS ROP, service measurements and cell handoff activity.
-----------------------------------------------------------------------------------------------------------------------------
Network Performance Analysis Data only  Provides a health check of the customer's network from wireless data perspective analyzing various components such as MSC (5ESS-DCS, ECP) system, base stations and packet data elements (PCF, IWF, etc.).  The audit reviews statistical performance trend data and other indicators such as Data throughput, ECP ROP, 5ESS ROP, service measurements and cell handoff activity.
-----------------------------------------------------------------------------------------------------------------------------
Network Performance Analysis Voice &    Provides a health check of the customer's network from both wireless data and voice
Data                                    perspective analyzing various components such as MSC (5ESS-DCS, ECP) system, base stations and packet data elements (PCF, IWF, etc.).  The audit reviews statistical performance trend data and other indicators such as Data throughput, ECP ROP, 5ESS
                                        ROP, service measurements and cell handoff activity.
-----------------------------------------------------------------------------------------------------------------------------
Network Performance Monitoring          Provides performance metrics on a periodic basis for the CDMA (850 or 1900 MHz),
                                        TDMA (850 or 1900 MHz) and AMPS technologies, respectively.
-----------------------------------------------------------------------------------------------------------------------------
OA&M Health Index                       Provides a set of reports on high-level indicators that can be used to track and assess Network and OA&M organizational performance.
=============================================================================================================================

                                              On-site Technical Support

=============================================================================================================================
On-site Technical Support               Provides technical specialists to supplement the service provider's staff.
-----------------------------------------------------------------------------------------------------------------------------
OTS Dispatched Technician               Dispatches a technician to the customer location to provide on-site assistance.(8x5 or 7x24 support available)
-----------------------------------------------------------------------------------------------------------------------------
OTS Dedicated Technician                Lucent technician works at the customer location, performing daily maintenance tasks that keeps the system running at peak performance.
-----------------------------------------------------------------------------------------------------------------------------
OTS Resident Engineer                   An expert Lucent engineer provides customized  on-site support and assistance in areas such as maintenance of new equipment, administration of software releases and support with administrative processes.
=============================================================================================================================

                                             Repair and Exchange Services

=============================================================================================================================
Repair and Exchange Services            Helps service providers manage inventory and operating expenses with repair and replacement of critical network hardware
-----------------------------------------------------------------------------------------------------------------------------
RES - Return for Repair                 Allows customer to return field replaceable parts to Lucent for repair and replacement.
-----------------------------------------------------------------------------------------------------------------------------
RES - Advanced Exchange                 Delivers a replacement part to the equipment site  so that service can be restored;
                                        customer can return part to us later (Same Day or Next Day options available) .
=============================================================================================================================

                                               Application Integration

=============================================================================================================================
Application Integration                 The Applications Integration service family consists of a methodology for deploying applications that service providers can utilize to deliver solutions and services to their customers (enterprises and residential subscribers).  The service family supports two types of applications: i) applications that reside in networks (such as HLR, voice messaging, and short messaging) and ii) applications that are hosted in data centers but delivered through the network (such as some location-based services).
-----------------------------------------------------------------------------------------------------------------------------
Security & Business Continuity          The Security (SEC) and Business Continuity (BC) service leverages our experience in
Engineering                             security and contingency planning. Our engineers take a close look at the networks, systems and processes and review the current configurations, plans, organization policies, and all locations along with their associated documentation. Lucent
                                        SEC/BC consultants address issues concerning policies, expectations, team membership, and the publication and distribution of plan information to various support areas of the organization. They interview key process owners and conduct tests to assess the customer's state of readiness. This helps evaluate the overall preparedness of the organization and the effectiveness of the documented recovery plans.
-----------------------------------------------------------------------------------------------------------------------------
Implementation Planning and Analysis    This service considers the collection of technologies required to enable new applications, services, and service networks. The outcome is to identify the infrastructure requirements, new and existing to enable the new service(s). In addition, general configurations with a brief description of product interaction are provided.
-----------------------------------------------------------------------------------------------------------------------------
Management Systems Integration          Management System Integration Services enable our customers to integrate people, tools and processes together to create a management systems architecture that facilitates deployment of new services and applications for their subscribers and enterprise customers.
-----------------------------------------------------------------------------------------------------------------------------


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


-----------------------------------------------------------------------------------------------------------------------------
Mobility Applications Software          Mobility Applications Software Engineering and Integration Services provide
Engineering and Integration             knowledge in integrating service enablers in a wireless/mobility infrastructure.
-----------------------------------------------------------------------------------------------------------------------------
Network & Applications Services         Network and Application Integration Services provide expertise in integrating
Integration                             Network and Application infrastructure.
-----------------------------------------------------------------------------------------------------------------------------
Operations & Management                 Operations and Management Services bring Lucent's experience for operating and managing network and application infrastructures to our customers.
-----------------------------------------------------------------------------------------------------------------------------
Performance Engineering                 Performance Engineering Services are designed to help our service provider customers understand the performance of their networks, the applications that run on the networks and the services enabled by the applications.  In addition to analyzing current and future performance of networks, applications and deployed services, performance engineering also provides a blueprint for how management of the infrastructure should be executed to ensure that service levels for application and service performance are met with high confidence and reliability.
-----------------------------------------------------------------------------------------------------------------------------
Detailed Systems Design                 The Detailed Systems Design (DSD) is intended to be the "blue print" that the
                                        System Integration (SI) team utilizes to implement a solution for the applications and associated hosting infrastructure.  The scope of the DSD is the gathering of the high-level architecture and completing with detailed engineering specifications.
=============================================================================================================================

                                                   OSS/BSS Integration

=============================================================================================================================
OSS/BSS Integration                     The OSS/BSS Integration service family encompasses all services required to define, design, deliver and deploy multi-vendor OSS/BSS solutions to service providers.
                                        OSSs are Operational Support Systems (such as security applications) used to manage service provider networks while BSSs are Business Support Systems (such as subscriber billing applications) used to manage service provider business operations.  An OSS/BSS solution can consist of a single application, such as a fault management package, or an entire OSS/BSS architecture for a greenfield operator or new network.  Consulting services including technical architecture definition, auditing and optimization of standalone OSS/BSS systems or multi-system
                                        OSS/BSS environments is included in this service family.
-----------------------------------------------------------------------------------------------------------------------------
Integrated Solution Planning            Lucent provides technical guidance for achieving mission-critical OSS and BSS solutions with the desired system reliability, availability, supportability, and manageability.
-----------------------------------------------------------------------------------------------------------------------------
Project and Vendor Management           Project and Vendor Management services enable the coordination and management of activities during software project implementations, while utilizing many of
                                        Lucent's existing vendor relationships.
-----------------------------------------------------------------------------------------------------------------------------
Deployment and Configuration            The Deployment and Configuration services include the activities required to implement a client's software.
-----------------------------------------------------------------------------------------------------------------------------
Custom Software Development             The Custom Software services include all specialized software adaptations for software integration, and are used to develop enhancements to software systems outside of their existing functionality.
-----------------------------------------------------------------------------------------------------------------------------
Service Readiness                       Services Readiness Support provides project architecture and functionality testing.
-----------------------------------------------------------------------------------------------------------------------------
Continuing Engineering and Optimization Continuing Engineering and Optimization services may be Product-focused or
                                        Solutions-focused. Although the services are designed according to the needs of the client, there are three primary Continuing Engineering and Optimization services for a software solution: o  Product/Solution Performance Optimization, Process
                                        Optimization and Software & System Upgrades Support
=============================================================================================================================

                                           Operations Analysis & Optimization

=============================================================================================================================
Operations Analysis & Optimization      OA&O provides customers with quantified analysis and implementation support to establish new operations processes and/or to optimize existing processes in support of next generation telecommunications services or current telecommunications services.
-----------------------------------------------------------------------------------------------------------------------------
Network Operations Readiness Testing    Network Operations Readiness Testing is an  audit of all the processes, functions and systems utilized by service providers to manage their network operations
-----------------------------------------------------------------------------------------------------------------------------


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


-----------------------------------------------------------------------------------------------------------------------------
Network Operations Services             Network Operations Services assist clients with the ongoing tasks necessary to help keep their networks operating.  We provide operating staff, second- and third-level support teams, and operations management.
-----------------------------------------------------------------------------------------------------------------------------
Network Operations Optimization         Network Operations Optimization helps ensure that the customer's operations strategy and the associated operations plan are  aligned with their business goals and objectives.
-----------------------------------------------------------------------------------------------------------------------------
Process Engineering, Analysis and       The Process Engineering, Analysis and Optimization service delivers optimization of
Optimization                            an existing operations process within the eTOM business process framework areas:
                                        Customer Relationship Management, Service Management & Optimization, Resource
                                        Management & Operations, Supplier Partner Relationship Management, Infrastructure
                                        Lifecycle Management, Product Lifecycle Management and Enterprise Management. The
                                        deliverables consist of the following: Current process assessment, Targeted gap analysis, Future process planning & design recommendations to address targeted gaps, and Implementation Plan.
-----------------------------------------------------------------------------------------------------------------------------
Operations Architecture Analysis and    The Operations Architecture Analysis and Design service uses the structured process
Design                                  analysis approach of the Process Engineering, Analysis and Optimization service product to develop an operational architecture.  This service analyzes key aspects of the operations architecture associated with operational costs, security, reliability, timelines & quality of service established by the customer's business strategy. The architecture will address the functional requirements and system alignments to support the customer's business goals to deliver new services, rollout new network infrastructure and/or business models (ex. Cable Triple Play,
                                        Wireless 3G-EVDO, etc.). The deliverables consist of the following: Current architecture assessment, Targeted gap analysis, Future architecture planning &
                                        design recommendations to address targeted gaps, and Implementation Plan.
-----------------------------------------------------------------------------------------------------------------------------
Inventory Asset Modeling and            The Inventory Asset Modeling & Optimization service provides a model of inventory
Optimization                            utilization and an analysis of approaches to optimize inventory allocation and utilization to reduce capital investment while maintaining and improving service performance. The deliverables include: Model of current inventory allocation and utilization, Targeted gap analysis, Future model of inventory allocation and utilization, Implementation plan.
=============================================================================================================================

                                                   RF Design & Optimization

=============================================================================================================================
RF Design & Optimization                The RF Design and Optimization solutions are available for new mobile networks, overlay designs, in-building or campus applications as well as wireless local loop networks. RF-Optimization services diagnose network RF problems and  their sources
                                        to improve coverage, hand-offs, and quality of service.   Pre-deployment
                                        optimization tunes the network after new base stations have been installed.
                                        Post-deployment optimization improves performance and capacity.  These RF services can be applied to an entire network, specific markets,  cell clusters or
                                        buildings.    RF Design and Optimization services include related project management.
-----------------------------------------------------------------------------------------------------------------------------
New Network Design                      System is built from the ground up.  System may include greenfield sites or co-located sites.
-----------------------------------------------------------------------------------------------------------------------------
Overlay Design                          System is built over an existing system of a different air interface technology.
                                        In some cases, new sites may be added to the existing network.
-----------------------------------------------------------------------------------------------------------------------------
RF Design Audit                         Provides an analysis of a third party design, with regards to coverage, capacity and interference.
-----------------------------------------------------------------------------------------------------------------------------
Swapouts                                System is being upgraded/replaced with Lucent base station equipment.  The air interface typically does not change.  In some cases, new sites may be added to the existing network.
-----------------------------------------------------------------------------------------------------------------------------
In-Building Design                      The service provides consulting support for RF coverage design in areas that are not covered by the primary mobile network.
-----------------------------------------------------------------------------------------------------------------------------
New Network Optimization                Performed on newly deployed or growth systems.
-----------------------------------------------------------------------------------------------------------------------------
Overlay Optimization                    Builds a sub system over an existing network of a different air interface technology.
-----------------------------------------------------------------------------------------------------------------------------
Swapouts                                Performed to ensure that the new Lucent network equals or exceeds the performance of the previous network.
-----------------------------------------------------------------------------------------------------------------------------
In-Building Design Optimization         The service performs fine-tuning of system parameters, antenna locations and adjusting system parameter settings to meet RF system acceptance criteria.
-----------------------------------------------------------------------------------------------------------------------------
RF Capacity Enhancement                 Improves the capacity, coverage and performance of a wireless network through the adjusts of antenna tilt/azimuth, sector power and other adjustable parameters. The network analysis is performed using Ocelot RF optimization tool and Lucent system audit tools.
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                                            Reliability & Security Consulting

=============================================================================================================================
Reliability & Security Consulting       Reliability & Security Consulting services provide customers with quantified information about how to improve the reliability and security of their networks and services during the course of normal operations, as well as how to prepare for and recover from failures, deliberate attacks or catastrophic events. These services assess the customer's current environment through detailed data collection methods, then deliver recommendations on how to mitigate risks. Additionally, Reliability &
                                        Security Consulting services help customers develop plans for implementing security, reliability, business continuity or risk management programs, or even security- or reliability-specific designs and technologies.  In addition, we perform design, configuration, implementation and documentation activities recommended for security technologies.
-----------------------------------------------------------------------------------------------------------------------------
Business Continuity & Disaster          Performs detailed risk and business impact analysis to quantify potential risk
Preparedness Planning & Design          exposure, economic impact and business survivability in the event of disaster.
                                        Develops BC/DP plan, to include recovery time objectives, data recovery objectives and other guidelines for user procedures and operations processes. The BC/DP plan includes a testing and maintenance program to provide guidelines for ongoing plan maintenance.
-----------------------------------------------------------------------------------------------------------------------------
Network Survivability Assessment        Performs an assessment of the management, control and use of the customer's network infrastructure, services and applications using a combination of Bell Labs tools.
                                        Determines the customer's exposure to security, reliability and performance threats by identifying poor procedures or architecture, as well as public security vulnerability announcements. Recommends prioritized actions to address vulnerabilities, along with estimated implementation costs, and provides individual reports from each tool used during the assessment.
-----------------------------------------------------------------------------------------------------------------------------
Network Risk Management                 Network Risk Management (NRM) is a family of three service options that enable the customer to identify risks facing their network design, deployment and operation programs:  Risk IQ, Risk Map, Risk Guide
-----------------------------------------------------------------------------------------------------------------------------
Software Risk Management                Identifies and quantifies software-induced business risks, measuring each risk's impact on the customer's costs, revenue and schedule. Develops comprehensive risk mitigation and action plan to document recommended mitigation steps. Establishes risk impact reduction targets and track actions.
-----------------------------------------------------------------------------------------------------------------------------
Reliability Analysis Services           Performs analysis of the availability of services proposed or offered with the customer's network, then recommends how to provide a competitive service level agreement.
-----------------------------------------------------------------------------------------------------------------------------
Security Awareness Programs             Security Awareness Programs improve the overall effectiveness of the customer's security program and protects assets, helping to minimize security breaches and calls to the customer's help desk.
-----------------------------------------------------------------------------------------------------------------------------
Security Incident Response              Security Incident Response service improves the customer's ability to handle security incidents, maximizing loss recovery. It develops an action plan to prepare the customer's staff to handle potential security breaches and restrict the scope of incidents.
-----------------------------------------------------------------------------------------------------------------------------
Security Program Development            The Security Program Development service develops a program to establish the customer's security culture and posture, to include policies, procedures, awareness programs and incident response processes. An overall security program provides the mechanism for customers to establish security practices across their network/business, helping ensure their investment in security policies and technology is realized and adaptable.
-----------------------------------------------------------------------------------------------------------------------------
Security Policy Development             The Service Policy Development service defines and documents the customer's position on and expectations of security practices, as well as use of associated technologies.
-----------------------------------------------------------------------------------------------------------------------------
Security Penetration Testing            The Security Penetration Testing service simulates an actual attack with controlled, safe methods to assess the customer's network exposures and vulnerabilities. Performing penetration tests provides the customer with an opportunity to identify the effectiveness of its security practices and programs by measuring intrusion detection and response capabilities when exposed to attacks.
-----------------------------------------------------------------------------------------------------------------------------
Security Design & Implementation        Security Design & Implementation service performs actual design, configuration, implementation and documentation activities recommended for security technologies.
                                        Activities may include the following areas: communication and access technologies, such as virtual private networks (VPNs), authentication, authorization and accounting (AAA), public key infrastructure (PKI); core technologies, such as intrusion detection systems (IDS) and firewalls (FW); and
                                        infrastructure/architecture and e-business needs, such as content assurance (virus protection, content filtering, load and fault management), operating system security, and application and process security.
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                                               Network Integration & Migration

=============================================================================================================================
Network Integration & Migration         Network Integration and Migration Services advance traffic bearing networks by either transforming a current network or implementing a new network.  Integration
                                        Services interconnect disparate elements of hardware and management systems.
                                        Migration Services provide "in service" migration of existing traffic from the original network to the new or enhanced solution.  The service family supports both wireline and wireless technologies.
-----------------------------------------------------------------------------------------------------------------------------
Data Network Integration                Data Network Integration is a service performed by Integration technical planners and engineers which creates and implements customized network element and OSS interconnection and provisioning plans, test plans, cutover procedures, and detailed documentation for new data networking deployments or upgrades of existing data networks.
-----------------------------------------------------------------------------------------------------------------------------
Optical Network Integration             Optical Network Integration is a service performed by Integration technical planners and engineers which creates and implements customized network element and
                                        OSS interconnection and provisioning plans, test plans, cutover procedures, and detailed documentation for new optical networking deployments or upgrades of existing optical networks.
-----------------------------------------------------------------------------------------------------------------------------
Switching Network Integration           Switching Network Integration Services provide the critical functions needed to integrate Lucent Switching Network Elements into a operational solution within a network and the Public Switched Telephone Network (PSTN). By utilizing our Network
                                        Integration resources, we can shorten the interval between installing new elements and management systems and having a network producing revenue.
-----------------------------------------------------------------------------------------------------------------------------
Data Network Integration Lite           Data Network Integration "Lite" is performed in partnership with the customer with integration activities across data network elements and element management systems shared by both Lucent integration engineers and customer internal resources.  The
                                        "Lite" Service provides the customer with a network that is "ready to configure for traffic".
-----------------------------------------------------------------------------------------------------------------------------
Optical Network Integration Lite        Optical Network Integration "Lite" is performed in partnership with the customer with integration activities across optical network elements and element management systems shared by both Lucent integration engineers and customer internal resources.  The "Lite" Service provides the customer with a network that is "ready to configure for traffic".
-----------------------------------------------------------------------------------------------------------------------------
Network Integration Consulting          Integration Consultant Service provides for Lucent personnel to be on site during integration activities which are actually performed by the customer's personnel.
                                        Lucent will act in a Consultant mode in that they will answer questions, provide information and guidance, and demonstrate but not routinely perform activities related to the integration of network elements.
-----------------------------------------------------------------------------------------------------------------------------
Element Management System Integration   Element Management System Integration service installs and configures the EMS on the customer's network, and establishes connectivity between the EMS and the relevant network elements to allow manageability.
-----------------------------------------------------------------------------------------------------------------------------
Integration Lab Testing                 Integration Lab Testing Services provide pre-field deployment testing activities such as interoperability and configuration testing.
-----------------------------------------------------------------------------------------------------------------------------
Fiber Optic Characterization            Fiber Optic Characterization service provides analysis of the dark fiber used to implement an optical network.  The service is composed of four types of field testing measurements: optical loss, optical time-domain, chromatic dispersion, and polarization mode dispersion measurements.
-----------------------------------------------------------------------------------------------------------------------------
Integration Resident Engineer           Integration Resident Engineer service provides on-site customer integration support as part of staff augmentation.
-----------------------------------------------------------------------------------------------------------------------------
Solution Integration                    Integration of network elements and element management systems involved in a specific solution across multiple technologies.
-----------------------------------------------------------------------------------------------------------------------------
Network Integration Knowledge Transfer  Network Integration Knowledge Transfer service provides hands-on training for network elements and element management systems which have been newly integrated.
                                        Following completion of the Network Integration, the integration engineer provides informal, technical training on the new network at the customer site.
-----------------------------------------------------------------------------------------------------------------------------
Circuit Migration                       Circuit Migration service provides the migration of existing circuits (traffic)
                                        from pre-existing networks onto newly integrated networks.
-----------------------------------------------------------------------------------------------------------------------------
DCN Design & Integration                Data Communications Network (DCN) Design service provides integration design work of the Data Communication Network followed by complete integration of the DCN
-----------------------------------------------------------------------------------------------------------------------------
1X-EV-DO Radio Network Controller (RNC) Configuration of the 1X-EV controller related elements, loading of 1X-EV controller
Integration Service                     related software, provisioning of 1X-EV controller and one cell site and testing of the 1X-EV controller to ensure that 1X-EV-DO calls can complete on the cell site.
                                        This service is performed only on site.  It is strongly recommended that this service be purchased along with additional Cell Provisioning beyond the first cell site and along with Cell Optimization in order to receive the advertised data rates of 1X-EV-DO.
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
3Com PDSN Integration Service           Configure the 3Com PDSN with the appropriate information and perform connectivity and network level testing.  Supports one PDSN frame and two cards with up to two
                                        PDSNs configured.  A separate service supports adding additional cards (with different functionalities like HA, FA, etc.) to the PDSN frame.  These services are performed on site, only.
-----------------------------------------------------------------------------------------------------------------------------
ATM/PSAX Soft Handoff (SHO) Integration Integration of PSAX (1250, 2300 4500) in support of soft handoff applications into
Service                                 the 5E switch.  Does not include installation or startup services.  Can be performed on site or remotely.
-----------------------------------------------------------------------------------------------------------------------------
CALEA LTDU  Integration Service         Integration service of LTDU (CDDU & CCDU) equipment for CALEA.  Service also supports the integration of additional CDDUs remotely as well as integration of
                                        CCDUs and backhauling ECPs to CCDUs.
-----------------------------------------------------------------------------------------------------------------------------
CDMA CSD (Circuit Switched Data) IWF    Integrating 1 new CSD IWF on a new order.
Integration Service
-----------------------------------------------------------------------------------------------------------------------------
CDMA Packet Control Function (PCF)      Integration service of CDMA PCF base cabinet with a minimum configuration (NTS,
Integration Service                     Ethernet Switch, and PCF server) as well as a basic configuration (cabinet and PCF server) or a server only.  A separate IP conversion Service is also supported as well as a combined PCF/PDSN integration service.  These services are supported on site
-----------------------------------------------------------------------------------------------------------------------------
CDMA Packet Data System Integration     Integration service of CDMA PSD base cabinet with a minimum configuration (NTS,
Service                                 Ethernet Switch, and IWF) as well as a basic configuration (cabinet and IWF) or a server only.  A separate IP conversion Service is also supported.  These services are offered only on-site.
-----------------------------------------------------------------------------------------------------------------------------
CDMA Packet Data System IP Conversion   One upgrade that supports a maximum of 4 servers and the application software.
Service                                 Will support 2G SIP to 3G SIP or 3G SIP to 3G MIP.  (SIP=Simple Internet Protocol)
                                        (MIP=Mobile Internet Protocol)
-----------------------------------------------------------------------------------------------------------------------------
Flexent Application Processor Frame     AP Frame integration services supports an AP frame with 2 or a maximum of eight
(APF) _ Server Integration Service      servers during the initial deployment.  Service also supports a growth frame.  If an in-service AP Frame requires additional APs this service is performed by installation.  These services are offered only on-site.
-----------------------------------------------------------------------------------------------------------------------------
Mobility Manager Migration of H/VLR,    MM integration service offering H/VLR, SD (Status Display), and VCA (Voice Channel
SD, VCA (no frame integration) Service  Allocation) migration off of the ECP and the integration of 4-400S servers.  This service will be performed on-site.
-----------------------------------------------------------------------------------------------------------------------------
Mobility Manager Base Frame             Integration of FMS base frame with two servers and DBE application.  (Mobility
Integration Service                     Manager and DBE are part of a single service offer).  Additional services include integration of separate servers.  Service is only offered on-site.  If a customer has not migrated DB at time of Frame integration, it will be migrated free of charge remotely.  If an on site visit is required a custom quote will be required.
-----------------------------------------------------------------------------------------------------------------------------
Mobility Manager HSL Conversion         Various MM services offering HSL migration both with and without the integration of
Service                                 the required HSL growth frame and servers.  There are optional services available that will engineer HSL as well as create conversion scripts.  These services can be performed both remotely as well as on-site.
-----------------------------------------------------------------------------------------------------------------------------
Mobility Manager ROPE Feature           Integration of ROP Evolution on to FMS base frame.  This service does not include
Migration Service                       the integration of any frames.  This service can be performed both on-site or remotely
-----------------------------------------------------------------------------------------------------------------------------
OMP FX Integration Service              Various OMP-FX related services:  New Start, Retrofits, NTS conversion to Xyplex,
                                        Dual to Single Cabinet conversions, and Solaris Upgrade.   These services are
                                        offered only on-site.
-----------------------------------------------------------------------------------------------------------------------------
PDE 1.0 and 2.0 Integration Service     Single service in support of Geolocation that integrates the PDE frame and enables
                                        SS7 and SRS for PDE 1.0 and 2.0 only.  PDE 3.0 service is still in development.
-----------------------------------------------------------------------------------------------------------------------------
SpringTide PDSN Integration Service     Configuration of the Springtide PDSN related elements, loading of SpringTide PDSN related software and testing of SpringTide PDSN with the Packet Control Functions
                                        (PCFs).  Supports one PDSN frame and two cards with up to two PDSNs configured.  A separate service (with different functionalities like HA, FA, etc.) supports adding additional cards to the PDSN frame.  These services are performed on site only.
-----------------------------------------------------------------------------------------------------------------------------
Watchmark Prospect Staging and          Remote or On-site staging and On-site integration of one Prospect Server.
Integration Service
-----------------------------------------------------------------------------------------------------------------------------
3G-1X Core Network Integration          Service that includes Customer Requirements Gathering, NDP creation, MSC engineering and Network Features support to bring a 3G core wireless network on-line.  The basic service covers the 5E/ECP complex, the OMP-FX and the Mobility
                                        Manager, MM-RCS.  This service is performed on site and remotely
-----------------------------------------------------------------------------------------------------------------------------
MM RCS Integration                      Service that supports the integration of one MM frame with one pair of MM-RCS-APs on a new deployment.  If additional servers are required installation will perform the integration of the additional six servers.  This service is performed on-site.
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
MM PORT - RCS                           Service that supports the migration of GNP-AP RCS within an ECP to MM-RCS in the same ECP complex.  This service can support multiple RCSs per AP and must be defined before this service is used.  This service is performed on-site.
-----------------------------------------------------------------------------------------------------------------------------
ECP Release 19 Migration Services       A set of services, MM integration, ROP and DB migration, H/VLR Migration, and HSL migration services are performed to offload these functions onto the FMS platform from the ECP.
-----------------------------------------------------------------------------------------------------------------------------
1X-EVDO Cell Integration                Integration of 1xEV-DO cell sites in a new or growth Data Only system.
-----------------------------------------------------------------------------------------------------------------------------
AM & CM Upgrades                        These CM Upgrade Services assist service providers in converting their 5ESS switch
                                        CM from one configuration to another, i.e. CM2 to CM3 Upgrade. The AM Upgrade
                                        Service enables service providers to replace their 5ESS switch 3B20D with a 3B21 AM to provide improved AM performance, new features, a smaller footprint, and reduced power consumption.
-----------------------------------------------------------------------------------------------------------------------------
Data Upgrades                           Data Upgrade Services provide node consolidation and evolution service to our next-generation data products, ie.CBX500 platform.  Central offices that currently
                                        host two or more older vintage switches are candidates for this service.   This
                                        service is designed to reduce the customer's yearly maintenance costs, reduce the central office equipment footprint and associated monthly charges, lower incremental Frame Relay growth costs per port, and provide new revenue generating opportunities (IP, ATM and Frame Relay services over single platform).
-----------------------------------------------------------------------------------------------------------------------------
Peripheral Upgrades                     Peripheral upgrades are integral to processor (SM) upgrades, however these upgrades can also be offered as standalone entities (services).  There are various applications that could impact the need to upgrade the peripherals depending upon office conditions.  Services has processes to upgrade Line and Trunk units.
                                        Examples - Line Unit to AIU; DLTU to DNU-S.
-----------------------------------------------------------------------------------------------------------------------------
Signaling Upgrade                       Signaling upgrades provide our customers the tools and processes to improve the message traffic capacity in their switching network.
-----------------------------------------------------------------------------------------------------------------------------
SM Upgrades                             SM upgrades is a joint Services and Convergent Switching Solutions initiative.
                                        The essence of Project R/Eady is to replace and consolidate older switch module
                                        (SM) processors with SM-2000 processors in both host and remote offices.
                                        Additionally, this project includes the Remote Switching Module (RSM) and the
                                        Optical Remote Switching Module (ORM) upgrades.
-----------------------------------------------------------------------------------------------------------------------------
ONG Upgrades                            ONG Upgrade Services provide technical engineers who can analyze a customer's current transport network architectures and determine required traffic capacities, new route requirements, and new service introduction.  Using this analysis, LWS engineers recommend the most effective and efficient network upgrade solution, develop written procedures for performing the network upgrade, and perform or assist customers in implementing the upgrade.
-----------------------------------------------------------------------------------------------------------------------------
Mobile Upgrades                         Mobile Upgrade Services encompasses several technology upgrade conversions, i.e.
                                        Wireless DLTU to DNU, PHV3 and PHV4 to PHV5, Split PSU Conversion and PH4 to PH22
                                        Conversion.

=============================================================================================================================

                                           Network Planning, Design & Optimization

=============================================================================================================================
Network Planning, Design &              Provides for the planning of new network designs and optimization of current
Optimization                            embedded networks covering multiple technologies including wireless, optical, circuit switching, fixed access, and data (IP, ATM, MPLS, high speed Ethernet) at both the network and node level. These services provide customers with detailed network designs and/or realignment recommendations based on analyses of the customer's network, market, business and service requirements. Web Access delivery options also provide customers with the ability to plan and engineer optimum solutions through records and asset management at node level detail.
-----------------------------------------------------------------------------------------------------------------------------
Access Network Planning & Design        Access Network design is the planning and design of broadband access networks.
-----------------------------------------------------------------------------------------------------------------------------
Data Network Planning & Design          Data Network Design is planning and designs of IP, ATM, MPLS, and high speed
                                        Ethernet networks or a hybrid network of multiple technologies.
-----------------------------------------------------------------------------------------------------------------------------
Optical Network Planning & Design       Optical Network Design is planning and design of optical transport networks in both core (long haul) and metro environments.
-----------------------------------------------------------------------------------------------------------------------------
Wireless Network Planning & Design      Wireless Network Design is planning and design of 3G UMTS and CDMA2000 networks as well as 2G/2.5G networks.  The wireless design encompasses both access (UTRAN in
                                        UMTS networks and RAN in CDMA) and core network designs.
-----------------------------------------------------------------------------------------------------------------------------
Technology Evolution Planning & Design  Technology Evolution Planning is planning and design of networks focused on introducing new technologies into existing networks.  Examples include circuit-to-packet migration, introduction of Voice over IP, DSL to optical access
                                        (Fiber to the Home, Passive Optical Networks), ATM to IP backbones, etc.  This service focuses on an technology assessment and financial analysis.
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
Business Modeling & Analysis            Future Services: Business Modeling & Analysis incorporates Market Entry Planning,
                                        Business & Financial Analysis and Business & Technical Planning services.  These services offer a business approach to analyze the market and develop the business strategy for a new or existing product/service.
-----------------------------------------------------------------------------------------------------------------------------
Network Analysis & Optimization for     Network Analysis & Optimization services analyze problems that affect network
Data                                    performance, then develops an overall optimization plan, implements the network performance optimization solution, and develops a network performance sustenance
                                        plan to ensure that the network continues performing.   In addition, we offer
                                        Network re-design services to evolve the network to new architecture solutions so that new services and features can be offered to end-users.  Network Analysis &
                                        Optimization services also audits existing voice, data, IP, converged and wireless networks for operational deficiencies and will work with clients to mitigate these deficiencies.
-----------------------------------------------------------------------------------------------------------------------------
Network Analysis & Optimization for     In development....aimed at enabling network operators to profit from their network
Optical                                 investments.
-----------------------------------------------------------------------------------------------------------------------------
Backhaul Network Optimization -         Backhaul Network Optimization objective is to minimize overall network cost.
Wireless                                Backhaul network optimization addresses the fixed network components of a wireless network
-----------------------------------------------------------------------------------------------------------------------------
PSTN- Interconnect Optimization -       This service provides new interconnect plans between the WSP network and the PSTN.
Wireless                                The service focuses on the connections from the MSC(s) to the PSTN provider.
                                        Recommendations and plan options are based on actual traffic pattern and PMO interconnect cost model.
-----------------------------------------------------------------------------------------------------------------------------
Network Consolidation & Redesign        In development... aimed to consolidate and redesign network due to mergers and re-structuring
-----------------------------------------------------------------------------------------------------------------------------
AMA Consultation Primer Service         Custom Technical training services
-----------------------------------------------------------------------------------------------------------------------------
Engineering Consulting Service          Provides Lucent MSC, Cell or RF Engineer engineer's to work directly with a
                                        Customer Regional Manager and acts at his/her direction for work assignments;
                                        responsible for evaluating system performance and making network improvement recommendations.
-----------------------------------------------------------------------------------------------------------------------------
Fixed Network Design & Optimization     Provides consultation services for wireless networks operators in order to reduce
Services                                their overall operating costs.
-----------------------------------------------------------------------------------------------------------------------------
Interoperability Testing Consulting     Assist in verifying the operability of non-Lucent network elements with Lucent
Service (Post FOA)                      wireless equipment. Wireless Customer Interoperability Services; and Wireless 3rd
                                        Party Interoperability Service offers
-----------------------------------------------------------------------------------------------------------------------------
Network Design, Architecture, Growth &  Aids customer with up-front planning and field implementation projects as a
Planning                                customer grows their network and/or introduces new applications into their network.  Areas offered:  Information Technology, Operations Support Services;
                                        Enhanced Services, WIN and Switching Networks;  Call Delivery Services; Data
                                        Infrastructure Services
-----------------------------------------------------------------------------------------------------------------------------
1AESS Capacity Mgmt                     Diagnostic services focused on analyzing real time 1AESS traffic data and proposing alternatives to maximize performance, optimize assets, improve service levels and streamline deployments.
-----------------------------------------------------------------------------------------------------------------------------
5ESS Capacity Mgmt                      An integrated suite of  5ESS diagnostic services that include: LinkMiner, Switch
                                        Check-up, HOTSPOT, Traffic Forecasting and Trunk Planning.
-----------------------------------------------------------------------------------------------------------------------------
Equipment Utilization Service           Services that study traffic patterns to determine utilization of Network Control &
                                        Timing links,  trunks and analog line units
-----------------------------------------------------------------------------------------------------------------------------
Network Capacity Mgmt                   Prepares inter-office facilities grooming plan.  Includes audits to determine diversity levels on special/critical applications, e.g. SS7, originating trunks.
                                        Internal and external orders are issued including Access Service Requests.
-----------------------------------------------------------------------------------------------------------------------------
Optical Check-up Service                Analyzes and evaluates the performance of optical equipment.  Tests and determines the suitability of the fiber to avoid limited capacity expansion capabilities, in order to optimize network capacity and equipment utilization.
-----------------------------------------------------------------------------------------------------------------------------
Signaling  System 7 Service             SS7 Monitoring Services collect traffic usage data, analyze the present method of operation and provide recommendations for optimizing SS7 links
-----------------------------------------------------------------------------------------------------------------------------
Switch Check-up Service                 Provides analysis of critical switch and traffic data for determining overall network health of one or all switches in a cluster. Reports analyze processor occupancy, memory allocation, line & trunk occupancy, service circuit and call register usage, and traffic and defect data.

-----------------------------------------------------------------------------------------------------------------------------
Transport Check-up Service              Assesses analog line unit loading and blockage.  Consists of a standard HOTSPOT study, and a report depicting the capacity and load on each analog line unit.
-----------------------------------------------------------------------------------------------------------------------------
ECP Projection Analysis                 This service is designed to provide a one-time capacity analysis and forecast of the Customer's ECP Network Element Resources.
-----------------------------------------------------------------------------------------------------------------------------
5ESS-DCS Projection Analysis            This service is designed to provide a one-time capacity analysis and forecast of the Customer's 5ESS-DCS Network Element Resources.
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
E911 Cell Site Survey & Calibration     Provides services associated with the geographical survey and calibration of cell
and Accuracy Testing                    sites in relation to geolocation services. Also provides accuracy testing services in order to determine how accurately wireless terminals locations are reported to
                                        E911 agencies.
-----------------------------------------------------------------------------------------------------------------------------
Packet Pipe Engineering - Packet Pipe   Ensures that packet pipes are assigned to PHs properly, within an SM, to provide
to PH4 Reassignment                     the maximum capacity, voice quality, reliability, and data throughput available with the given packet pipe widths and PHs.
-----------------------------------------------------------------------------------------------------------------------------
Packet Pipe Engineering - SM            Assigns cell carriers to SMs to achieve SM diversity and minimize inter-SM
Balancing                               handoffs.  After assignment of cell carrier systems to SMs, the packet pipes within the carrier system will be properly assigned to PH4s/PH22s (in a manner similar to the Packet Pipe to PH4 Reassignment service), eliminating (if possible) or reducing inter-SM packet pipes.
-----------------------------------------------------------------------------------------------------------------------------
Rehome                                   ReHome services are a method for migrating in-service remote switches from an existing 5ESS(R) Switch host to a new or different 5ESS(R) Switch host.
-----------------------------------------------------------------------------------------------------------------------------
Rehost                                  ReHost Services consist of intra-switch realignments that include moving and converting 5ESS(R) Switches within the same Central Office, such as moving an RSM from one host switch module to another host switch module within the same host office, or converting an RSM to an ORM. ReHosts are used to rearrange capacity within a Central Office by moving umbilicals off one 5ESS(R) Switch and onto another.
-----------------------------------------------------------------------------------------------------------------------------
Discrepancy Reporting/Correction        Provides discrepancy reports & corrections for  customers' records including
                                        Detailed Continuing Property , trunk inventories,  equipment and associated records
-----------------------------------------------------------------------------------------------------------------------------
DOPS/Topaz                              Engineering tool for 5E11 thru 5E16 supporting new start & growth orders &multiple site types.
-----------------------------------------------------------------------------------------------------------------------------
Office Dependent Data (ODD) Records     Configuration data and reports
-----------------------------------------------------------------------------------------------------------------------------
Office Reality Asset Verification       Automated data collection & web access for 5E and 5E DCS, ECP & Cell Sites including inventory & configuration reports. Site survey data collection for other
                                        Lucent and multi-vendor equipment provided in MicroExcel format.
-----------------------------------------------------------------------------------------------------------------------------
Site Records                            Provides record keeping which documents the physical placement and configuration of specified customer equipment.  Depending on the customer request, this can involve the initial creation of site records, updating of existing records, or ongoing maintenance of the customer's records, including multi-vendor equipment.
=============================================================================================================================

                                             Network Software Conversions & Updates

=============================================================================================================================
Network Software Conversions & Updates  Software (Database Changes) Conversion and Updates provide service solutions that are designed to convert, modify, upgrade, and expand customers' embedded switches and  switch element level data to support new software feature additions and changes. These services are generally delivered on an "in service" basis and support multiple technologies and applications (wireline  & wireless).  They include services such as circuit switching translations, wireless expansion, implementation of regulatory requirements, and software conversions to implement technology changes and/or updates.
-----------------------------------------------------------------------------------------------------------------------------
Generic Software Upgrade                Includes the scheduling, support, delivery and implementation of generic software
Implementation Service                  for the 5ESS, 4ESS and 1AESS product lines
-----------------------------------------------------------------------------------------------------------------------------
   4ESS                                 4ESS at end of life cycle. Limited software support, i.e. software updates to their existing generic.
-----------------------------------------------------------------------------------------------------------------------------
  1AESS                                 1A ESS at end of life cycle. Limited software support.
-----------------------------------------------------------------------------------------------------------------------------
   5ESS                                 Generic Retrofit Services enable customers to update their 5ESS switches to the new software-generic release (i.e., 5E13 to 5E14) without interrupting subscriber service
-----------------------------------------------------------------------------------------------------------------------------
Line & Feature Switch Conversion        Switch Conversion Services provide an automated process for converting translations
Service                                 data from an existing switch to a new or existing 5ESS switching platform while maintaining the integrity of the translations data.
-----------------------------------------------------------------------------------------------------------------------------
   1A-ESS to 5ESS Switch Conversion     Converts the subscriber database associated with the 1A-ESS switch being replaced by the 5ESS switch. This conversion is performed using a complex set of software tools often referred to as TREAD/LDMAP. These tools map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   AGCS GTD-5(R) to 5ESS Conversion     Converts the subscriber database for the GTD-5 switch being replaced by the 5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   Nortel DMS-10 to 5ESS Conversion     Converts the subscriber database for the DMS-10 switch being replaced by the 5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   Nortel DMS-100 to 5ESS Conversion    Converts the subscriber database for the DMS-100 switch being replaced by the 5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   Ericsson AXE-10 to 5ESS Conversion   Converts the subscriber database for the AXE-10 switch being replaced by the 5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   Siemens EWSD(R) to 5ESS Conversion   Converts the subscriber database for the EWSD switch being replaced by the 5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   Stromberg to 5ESS Conversion
-----------------------------------------------------------------------------------------------------------------------------
   5ESS to 5ESS Conversion              Converts the subscriber database from an existing 5ESS switch being replaced a new
                                        5ESS switch. These conversions are performed using a complex set of software tools that map subscriber port and feature data to the new switch.
-----------------------------------------------------------------------------------------------------------------------------
   4ESS to 5ESS Conversion              This migration service objective is to identify the appropriate trunking data to be migrated from the 4ESS to the 5ESS and then identify the appropriate translation criteria, map the 4ESS & 5ESS data structures and merge the data. This service will allow for the bulk migration of 4ESS switch translation data to the 5ESS switch, thereby eliminating manual migration processes.  This conversion is performed using a complex set of software tools that map port and feature data to the new or existing 5ESS switch.
-----------------------------------------------------------------------------------------------------------------------------
Translations Services                   Modify and upgrade the databases in existing 1A-ESS(R) or 5ESS switches.
                                        o  Call Processing and Translations
                                        o  Regulatory Compliance
                                        o  Translations Help Desk
-----------------------------------------------------------------------------------------------------------------------------
   Call Processing & Translation        Builds Routing, Charging, and Trunking translations in an initial 5ESS(R) Switch.
Services                                Software translations engineers build translations into an off-switch database, then load them into a new fully-installed 5ESS(R) Switch. For new starts, this would include FITTS, SLATTS, and FULLS.  Allows the customer to provide additional rate centers in existing Central Offices. Builds Routing, Charging, and Trunking
                                        translations for an initial Lucent SoftSwitch. Grows line, trunk, and routing/charging translations into an existing 5ESS switch using 5ESS-ODA or Recent
                                        Change processes. Some specific translations services listed below:TN Recovery
                                        Service, Translations Duplication or Modification Services, Complex Translations,
                                        Simplified 911 Translation Services, Billing System Compare and Switch Port
                                        Inventory, ISDN Translation Analysis and Reporting, ISDN Translation Provisioning,
                                        IP Addressing Services for I-Merge products
-----------------------------------------------------------------------------------------------------------------------------
   Regulatory Compliance Services       These software management services are designed to support our customers in meeting the demands of regulatory mandates. Services are developed and implemented as these mandates require and include: Number Plan Area (NPA) Split Database Provisioning -
                                        Permissive and Mandatory, 7- to 10-Digit Dialing (Mandatory) for NPA Overlay
                                        Database Provisioning, CALEA Implementation, Unbundled Access for Local Competition
                                        Database Provisioning, Local Number Portability (LNP) Switch Database Provisioning,
                                        1A Number Portability Office Preconditioning
-----------------------------------------------------------------------------------------------------------------------------
   Translations Help Desk Services      Provides on-demand customer service for translations consultation and/or assistance on translations related tasks.  Delivered in blocks of hours, or by the project by a team consisting of expert Translations Software Engineers, Customer Technical
                                        Support (CTS), Bell Labs, and Regional Technical Assistance Center (RTAC)
                                        experienced members.  Includes consultation, assistance and execution of translations changes necessary to implement major translation related activity.
-----------------------------------------------------------------------------------------------------------------------------
   Feature Deployment Services          These services refer  to the process used to deploy or change a 5ESS(R) feature in a customer network that would normally require a large number of Recent Changes.
                                        Normal Recent Change throughput is often slow and can be prone to manual error.
-----------------------------------------------------------------------------------------------------------------------------
Subscriber Database Updates             Perform a specific set of update operations on the subscriber databases for the customer's ECP.  Could include updating set of subscriber records or a specific set of fields in a subset or all of the subscriber's records.
-----------------------------------------------------------------------------------------------------------------------------
Cell Software Upgrade Service           Upgrades cell site software with the most recent generic, hardware initialization to realize the new software, execution of diagnostic and verification for call processing.
-----------------------------------------------------------------------------------------------------------------------------
Cell Engineering Special Procedures     Provides personnel to support the implementation of specific procedures for cell
Services                                site engineering.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Database Translation Support Service    This is a service under which Lucent will help wireless network carriers modify MSC databases to support network additions, translations modifications and maintenance.  These services help the service provider provide new functionality within its network and frees up its switch personnel to perform other time critical activities.
-----------------------------------------------------------------------------------------------------------------------------
Core Network Translation Outsourcing    Helps wireless network carriers reduce operating costs by outsourcing the core network translations to Lucent Worldwide Services (LWS).
-----------------------------------------------------------------------------------------------------------------------------
Wireless Database Maintenance           Wireless Database Maintenance Services help wireless network carriers modify MSC databases to support network additions, new feature provisioning and database maintenance.  This suite of services helps the Service Provider provide new functionality within its network and free up its switch personnel to perform other time critical activities
-----------------------------------------------------------------------------------------------------------------------------
Wireless Number Portability Planning    Provision of a strategy to deploy WNP into service providers' networks through
and Implementation Services             remote dial-up connection.  Lucent Technologies reviews the current network and features, finds the best way to implement the feature, develops an implementation guide/plan to demonstrate WNP functionality, and execute the WNP demonstration plan
-----------------------------------------------------------------------------------------------------------------------------
Inter-MSC Cell Swing                    Execution of the cell swing process to rehome cell sites from one ECP to another
-----------------------------------------------------------------------------------------------------------------------------
Subscriber Database Conversions         Subscriber database conversion that moves subscribers from the non-Lucent system to the Lucent system.
-----------------------------------------------------------------------------------------------------------------------------
Subscriber Rehomes                      Move subscriber records from one ECP to another ECP within the same network.
-----------------------------------------------------------------------------------------------------------------------------
CNI to SS7 PSU Conversions Service      Provides on-site support for the conversion of an existing 5ESS CNI ring to an SS7
                                        PSU configuration.
-----------------------------------------------------------------------------------------------------------------------------
PSU Split
-----------------------------------------------------------------------------------------------------------------------------
Network Data Provisioning/ODD Services  Suite of services that supports the network data provisioning of the wireless network core.  It includes bulk data loading for the cell sites to the ECP, 5ESS
                                        and Flexent Mobility Server.   (This is not a new service - PMA process not
                                        required)
-----------------------------------------------------------------------------------------------------------------------------
CALEA - Growth, Maintenance & System    CALEA LTDU Growth, System Administration, and Maintenance Service is a service
Admin.                                  under which Lucent manipulates Call Data and Content Delivery Units in compliance with law enforcement mandates to support growth, training, system administration, and maintenance.  (This is not a new service - PMA process not required)
=============================================================================================================================

                                                      Project Management

=============================================================================================================================
Project Management                      Ensure that customers' projects are executed by providing a dedicated, trained
                                        Project Manager to be the Single Point of Contact (SPOC) to the customer, who will lead the project team in the overall coordination, scheduling, contract management, change control, communication and deployment activities.
=============================================================================================================================

                                                Network Operations & Management

=============================================================================================================================
Network Operations & Management         Services that provide the people, processes, and tools to complete the Fault,
                                        Configuration, Accounting, Performance and Security management functions within a customer's network management center
=============================================================================================================================

                                                  Remote Network Management

=============================================================================================================================
Remote Network Management Services      Uses tools and technology plus technicians to provide ongoing remote managements of our customers' IP, circuit-switched, optical, and wireless networks from our
                                        Network Knowledge Centers.
-----------------------------------------------------------------------------------------------------------------------------
Fault Management                        Provides network trouble-shooting and problem resolution of IP/Data, Optical and
                                        Service-Switched networks.
-----------------------------------------------------------------------------------------------------------------------------
Configuration Management                Provides remote provisioning service functions, including Trunk and Line provisioning, Data and Optical Element provisioning, and Complex Translations.
-----------------------------------------------------------------------------------------------------------------------------
Performance Management                  Provides monthly, remote analysis of performance , proactively identifying trends and conditions that will cause problems if not addressed and furnish customer with asset of IP(Data) reports.
-----------------------------------------------------------------------------------------------------------------------------
Optical Ring Circuit Migration Service  Facilitates the successful transfer of circuits onto new revenue-ready optical ring(s) with minimum risk of service disruption, lowered migration cost, and shortened timeframes
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
                                                                                                      Total              Total
                                                                                                   Installation       Engineering
Initial ModCell - Indoor                            **                **            Quantity          Price              Price
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
PCS 1900MHz or 850 MHz Modular Cell 4.0
                                                                                 --------------

 1 Carrier w/ Integration                                  **                **                                  -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 2 Carriers  w/ Integration                                **                **
                                                                                             -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 3 Carriers  w/ Integration                                **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------

 4 Carriers w/ Integration                                 **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 5 Carriers w/ Integration                                 **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 6 Carriers w/ Integration                                 **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------

----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 1 Carrier w/o  Integration                                **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 2  Carrier w/o Intergration                               **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 3  Carrier w/o Intergration                               **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 4  Carrier w/o Intergration                               **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 5 Carrier w/o Intergration                                **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 6  Carrier w/o Intergration                               **                **              -                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------

----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
 1 Carrier Standalone Test                                 **                **              -                   -                -
                                          -------------------- ----------------- -------------- ------------------- ----------------
 2 Carrier Standalone Test                                 **                **              -                   -                -
                                          -------------------- ----------------- -------------- ------------------- ----------------
 3 Carrier Standalone Test                                 **                **              -                   -
                                          -------------------- ----------------- -------------- ------------------- ----------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

 4 Carrier Standalone Test                                 **               **               -                   -
                                          -------------------- ----------------- -------------- ------------------- ----------------
 5 Carrier Standalone Test                                 **               **               -                   -
                                          -------------------- ----------------- -------------- ------------------- ----------------
 6 Carrier Standalone Test                                 **               **               -                   -
                                          -------------------- ----------------- -------------- ------------------- ----------------
Engineering Options:  (When ordered
with above equipment)                                      **               **               -                                    -

Engineering / Drafting - Site
Records (Per Drawing)                                      **               **
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
Engineering /Updating Records
(Per Drawing)                                              **               **
                                                                                 -------------- ------------------- ----------------

Other Services                                                                                                   -                -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
Subtotal:
Total Price                                                                                                      -   $            -
----------------------------------------- -------------------- ----------------- -------------- ------------------- ----------------
                                                           **                                        Dollars
                                                                                                                                  -
Total Labor                                                                                       $              -
                                          -------------------- -----------------
A53 Travel Time (Install miles
50 mile increments)                                        **
A55 Local Transprotation,
Hoisting &  Hauling (Trans Miles
50/150/400, number of bays 0 - 6)                          **                                     $              -
A56 Local Warehousing ( Days in
Warehouse 30/60, .1 = L, .2 = H,
number of Bays 0-6)                                        **                                     $              -

                                                                                                ------------------- ----------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                       **
                                       **
                                       **



-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------
                                                                                 Total   Total
                                                                               Installa  Engine
                                                                                 tion    ering
Initial ModCell - Outdoor      **                 **           Quantity         Price    Price
------------------------------------------------------------------------------------------------
PCS 1900MHz or 850 MHz
Modular Cell 4.0
                                                            -------------
1  Carrier w/ Integration                **             **                          -        -
------------------------------------------------------------------------------------------------
2  Carriers w/ Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
3  Carriers w/ Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
4  Carriers w/ Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
5  Carriers w/ Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
6  Carriers w/ Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
1  Carrier w/o Integration               **             **              -           -        -
------------------------------------------------------------------------------------------------
2  Carrier w/o Intergration              **             **              -           -        -
------------------------------------------------------------------------------------------------
3  Carrier w/o Intergration              **             **              -           -        -
------------------------------------------------------------------------------------------------
4  Carrier w/o Intergration              **             **              -           -        -
------------------------------------------------------------------------------------------------
5  Carrier w/o Intergration              **             **              -           -        -
------------------------------------------------------------------------------------------------
6  Carrier w/o Intergration              **             **              -           -        -
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
1  Carrier Standalone Test               **             **              -           -
------------------------------------------------------------------------------------------------
2  Carrier Standalone Test               **             **              -           -
------------------------------------------------------------------------------------------------
3  Carrier Standalone Test               **             **              -           -
------------------------------------------------------------------------------------------------

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

4 Carrier Standalone Test                **                **           -           -
------------------------------------------------------------------------------------------------
5 Carrier Standalone Test                **                **           -           -
------------------------------------------------------------------------------------------------
6 Carrier Standalone Test                **                **           -           -
------------------------------------------------------------------------------------------------

Engineering Options:
(When ordered with above
equipment)                               **                **           -                    -
Engineering / Drafting - Site
Records (Per Drawing)                    **                **
------------------------------------------------------------------------------------------------
Engineering/Updating Records                               **
(Per Drawing)                                                 ----------------------------------

Other Services                                                                      -        -
                                                                                             -
------------------------------------------------------------------------------------------------
Subtotal:                                                                           -        -

Total Price                                                                                  -
------------------------------------------------------------------------------------------------
Total Labor
                               ------------------------------
A53 Travel Time (Install
miles 50 mile increments)                **
A55 Local Transprotation,
Hoisting & Hauling (Trans
Miles 50/150/400, number                                                            $
of bays 0 - 6)                           **                                         -
A56 Local Warehousing (
Days in Warehouse 30/60,
..1 = L,.2=H, number of                                                              $
Bays 0-6)                                **                                         -
                               -------------------------------
                                                                                    $
                                                                                    -
------------------------------------------------------------------------------------------------

**
**
**
**                                                               **           **
**                                                  **           **           **
**                                                  **           **           **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**                                                  **           **           **
                                                                 **           **
**                                                               **           **


                                1XEV-DO ADDENDUM
                               SUPPLEMENTAL TERMS

1.0 Scope This Addendum i) contains additional terms and conditions, which together with the terms and conditions of the AGREEMENT, are applicable with respect to orders for the products identified herein. To the extent of any inconsistency between a specific term of this Addendum and a specific term of the AGREEMENT, the specific term of this Addendum shall govern. Capitalized terms in this Addendum shall have the meanings defined in the AGREEMENT unless specifically defined here. ii) identifies the quantity of purchases of SUPPLIER'S 1xEV-DO product and services (as hereafter defined) which are to be made pursuant to PURCHASER'S commitment (as defined in Section 4.0); and iii) identifies certain incentives, discounts and credits over and above and in addition to those provided under the AGREEMENT that are granted herein by SUPPLIER. Such incentives, discounts and credits may not be applied to any purchases other than those covered in this Addendum. In the event and to the extent of any conflict or inconsistency between a specific term or condition in this Addendum and a specific term or condition in the AGREEMENT, the specific term or condition in this Addendum shall govern and control, but only with respect to the subject matter of this Addendum. Capitalized terms in this Addendum shall have the meanings defined in the AGREEMENT unless specifically defined herein.

Purchases made by PURCHASER pursuant to this Addendum shall be made on an as-ordered basis under the terms and conditions of this Addendum and the AGREEMENT. All products and services ordered, shipped, and invoiced under the terms of this Addendum and the AGREEMENT shall be counted against and used to reduce the $5 billion dollar commitment in the AGREEMENT. Upon satisfaction of the $5 billion commitment, SUPPLIER and PURCHASER agree that purchases beyond the initial $5 billion commitment shall be applied toward the satisfaction of any future purchase commitment that may be agreed to by the Parties.

The following Attachments contain the prices applicable with respect to orders for SUPPLIER's 1xEV-DO products and services identified herein.

     **
     Attachment B - 1xEV-DO Services Pricing
     Attachment C - 1xEV-DO Services Overview


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

2.0 Definitions In addition to the definitions set forth in Article 2 of the AGREEMENT, entitled DEFINITIONS, the following terms in this Addendum shall have the meanings ascribed to them below.

     2.1 "1xEV-DO Products" means CDMA2000 1x evolution-data optimized HARDWARE, LICENSED MATERIALS and DOCUMENTATION to be provided or furnished by SUPPLIER as set forth or otherwise identified in Attachment A, entitled 1xEV-DO PRODUCTS PRICING.

     2.2 "1xEV-DO Services" means the technical support, emergency technical assistance, and other related services, associated with any SUPPLIER's Product which will be ordered hereunder as set forth or otherwise identified in the Attachments to this Addendum.

     2.3 "SUPPLIER's Incumbent Market" means those existing markets within PURCHASER's existing network as of the date of execution of this Addendum, where SUPPLIER is the primary supplier of the core infrastructure wireless Products and Services and is also the primary point of contact for support of such Products and Services.

3    Terms

     3.1 This Addendum shall be effective as of the date of the execution of the AGREEMENT ("Addendum Effective Date") and shall continue until December 31, 2006. In the event that there is a purchase order for which the parties have obligations that extend beyond the expiration date of the AGREEMENT, the terms of this Addendum and the AGREEMENT shall continue to apply to the purchase order until all obligations have been satisfied. This Addendum may be extended by written agreement of the Parties.

     3.2 The AGREEMENT shall not be applied retroactively to cover issues with respect to such SYSTEMS, PRODUCTS, LICENSED MATERIALS and DOCUMENTATION to the extent that such issues arose prior to the AGREEMENT Effective Date. In addition, the pricing in this Addendum, including all incentives, discounts, and credits, shall remain fixed through the term, unless the Parties mutually agree in writing to modify it.

4.0 Purchase Commitment PURCHASER commits to purchase, and SUPPLIER commits to provide, 1xEV-DO Products and Services for the deployment of 3,000 cells or carrier adds in calendar year 2004, or a total deployment within ten percent variance of the 3,000 cells or carrier adds in calendar year 2004, each Party's commitment subject to the other's continued performance in compliance with the requirements of this Addendum and the AGREEMENT.

5.0 Prices and Fees The prices and fees for 1xEV-DO Products and Services provided by SUPPLIER are as set forth in the Attachments to this Addendum. All prices and fees in the

Attachments to this Addendum shall be in effect for the term of this Addendum. The pricing in this Addendum is provided under the following terms and conditions:

     5.1 The price for 1xEV-DO Products and Services in the SUPPLIER'S Incumbent Markets will remain as stated in Attachments A and B-1 for a quantity up to 8,407 cells within the term.

     5.2 The prices for 1xEV-DO Highly Recommended and Optional Services as stated in Attachment B-2 will apply until December 31, 2004. Pricing for Services in Attachment B-2 for years 2005 and 2006 shall be mutually agreed by the parties. 1xEV-DO Services as shown in Attachment C - 1xEV-DO Services Overview to be further defined by Services Statements of Work shall be mutually agreed by the parties.

     **

     5.3 If PURCHASER chooses to deploy a second 1xEV-DO carrier in a cell in SUPPLIER'S Incumbent Markets, the price shown in Attachment A of this Addendum will apply, but the quantity of the second 1xEV-DO carrier will be counted against the 8,407 cell quantity.

     **

     **

     5.4 Transportation fees shall be in accordance with Article 8.2 of the Definitive AGREEMENT, entitled TRANSPORTATION.

6.0 Purchase Orders All Orders placed under this Addendum for 1xEV-DO Products and Services shall be placed in accordance with Article 3 of the Definitive Agreement, entitled ORDERS.

7.0 Acceptance Tests Acceptance Tests shall be in accordance with Section 13.3 of Article 13, entitled ACCEPTANCE and APPENDIX C, entitled RF PERFORMANCE ACCEPTANCE CRITERIA FOR A CDMA NETWORK of the AGREEMENT.

8.0 Specifications The SPECIFICATIONS shall include, for mandatory requirements and mutually agreed upon optional specifications, TIA-856-2 ("air interface standard") and TIA-864-1 ("minimum performance requirements for access networks") and interface with TIA-866-1 ("terminals") compliant devices.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

9.0 Warranty The Warranty for 1xEV-DO SYSTEMS, Products and Services shall be in accordance with Article 14, entitled WARRANTIES of the AGREEMENT.

10.0 Assurance of Source of Supply As a separate inducement for PURCHASER to execute this Addendum and in consideration of PURCHASER'S significant contribution in working with SUPPLIER to validate the readiness of 1xEV-DO Products (as listed in Attachment A) for commercial deployment; and in order to assure PURCHASER of the capacity, integrity, ready availability, dedication and continuity of its source of supply, SUPPLIER represents and warrants that:

     (a) in accordance with the terms of this Addendum and Article 3 of the AGREEMENT, it will accept all Order(s) for 1xEV-DO Products and Services issued by PURCHASER, including engineering, installation and other support services ordered in the future (e.g., maintenance);

     (b) it will, as required by the AGREEMENT, satisfy, fulfill, deliver, and perform fully all PURCHASER Order(s) for 1xEV-DO Products and Services within and in full compliance with the scheduled dates, delivery intervals and Specifications as set forth or referenced in the Order(s) in accordance with the Order provisions of the AGREEMENT, provided such Order(s) is (are) covered by and consistent with the monthly forecasts described in section 11.0, subject to delays for Force Majeure;

**

**

**

**

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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Pricing Assumptions:

     1.   Integration Services:

                    i. Cell Integration price range includes 1xEV-DO Low Level Network Design, RNC integration, OMP-FX integration, Database Bulk Provisioning, Cell Integration and On-Site Technical Data Consultant.
                    ii. The Integration pricing is highly dependent on the size and number of the 1xEV-DO elements on the network. It ranges from small to large markets. A firm price quote can be provided once markets and associated equipment are identified.
                    iii. Each market's Core Equipment (OMP/RNC/APs) is assumed to be integrated in the same location and at the same time.
                    iv. Each market's RNC(s) is assumed to be homed off one OMP-FX.
                    v.   Bulk Data Provisioning is provided as a remote service.

     2. E&I, RF Design, Integration and Optimization include 10% additional New Market Incentive.
     3. Working with Verizon Wireless on the RF design requirements and determining coverage and capacity expectations will facilitate the 1xEV-DO Optimization process and exit criteria.
     4.   Optimization pricing assumes 5% dropped call rate.
     5. The On-Site RNC Engineer was provided in the recent 1xEV-DO Deployment. This service was highly valued by Verizon Wireless Operations Director and Project Leads.
     6.   Prices are based on standard intervals.
     7. Installation pricing for all cell equipment assumes all necessary power and grounding requirements in place.
     8.   Work performed during normal business hours (Mon-Fri, 8am-5pm)
     9.   Equipment will not remain in local warehouse for more than 30 days
     10. Trucking up to 50 miles from warehouse to a site that has a loading dock and, if required, a freight elevator for the equipment being installed.
     11.  Hoisting by crane will incur additional charges.
     12. Additional equipment requirements will incur additional engineering charges i.e. - auxiliary distribution panels, grounding work, cable rack, etc.
     13. Fault and Performance Management pricing is dependent on mutual agreement on scope
     14. Engineering, installation and Integration of 3 rd Party equipment is available. Pricing will dependent on configuration and type of equipment


Pricing Assumptions on SL&C:

     1. Site Acquisition Services included are: Site File Review, Zoning Review, Landlord Notification
     2. Architecture and Engineering Services included are: Field Survey, Modification of Construction Drawings and Building Permit. The antenna addition and antenna swap sites include zoning drawings and structural assessment.
     3. General Construction services include but not limited to: supply of site material, warehousing, and sweep tests.
     4. The above pricing does not include Leasing, Lease Amendments, Structural Analysis or Mapping.
     5. Add-On items such as Lease Amendments and AC wiring can be added for an incremental charge. There is a list of Modular Add On (MAO) items and associated pricing for items that may not occur at every site that will be provided in the detailed Scope Of Work.


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Introduction

The Services proposed include Engineering, Installation, Highly Recommended Supplemental Services and Optional Services. LWS has provided for your review Highly Recommended Services/Optional Services that offer Verizon Wireless a total CDMA2000 1xEV-DO solution. Lucent would very much like to expand our service relationship with you. We are committed to partnering with Verizon Wireless to successfully deploy this initiative. As we move forward together, we stand ready to provide additional services as appropriate to successfully deploy your 1xEV-DO network.

Equipment Engineering

Lucent will engineer all projects in accordance with the standard(s) that applies in a particular project's locality. Lucent Engineering ensures that the correct 1xEV-DO products are ordered and that the optimal equipment layout for the installation of the ordered equipment in Verizon Wireless' site is determined based on inputs from: Verizon Wireless' order, completed questionnaires, and/or site survey data.

Equipment Installation

Lucent Technicians will perform the physical basic installation and stand-alone testing of the CDMA 2000 1xEV-DO products and materials furnished on Verizon Wireless' equipment order. Verizon Wireless' technician is required to power down each cell site as required. Lucent's Integration Team, supported by Lucent Installation Team will perform all cell integration as required in accordance with the manufacturer's procedures and bring all Lucent-furnished equipment into compliance so that all equipment achieve an "ATP" (All Tests Passed) status. Lucent also provides installation of third party equipment. Before Installation begins Lucent Technologies and Verizon Wireless will mutually agree upon the rollout schedule for the markets.


Highly Recommended Services

Provided for your review are highly recommended services that are essential in completing a successful 1xEV-DO network deployment.

Site Survey

Lucent Technologies' Site Survey service supports Equipment Engineering and Site Engineering Services. Cell Site Surveys are recommended for the deployment of the CDMA 2000 1xEV-DO sites. In order to maximize effectiveness and efficiency, a meeting will be held with the local customers to review and agree upon all deliverables of the survey. Three options are offered in the pricing document that range from Basic Survey to Enhanced Survey with Record updates.

CDMA2000 1xEV-DO Integration Network Design, 1xEV-DO RNC Integration, OMP-FX Integration, Cell Integration, 1xEV-DO Technical Consultant Service

Lucent will design a network that meets Verizon Wireless's technical and operational requirements and network performance objectives. The design will identify the physical locations of interconnection between components, in order to achieve proper load balancing and reduce the risk of service impairment within the wireless data network.

Once the new hardware is installed, Lucent will perform the necessary Integration and will work to make the transition to new technology as transparent as possible. Lucent will integrate the 1xEV-DO RNC and one Base Station on-site and test a data call. The rest of the sites homed to that RNC will have Bulk Data created for them and will be integrated remotely via a VPN based Wireless Remote Deployment platform


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(WRDP). In order to facilitate a faster time to integration completion it is recommended that Lucent Technologies design, integrate and test the customer provided PDSN/AR network elements as a part of the Lucent provided 1xEV-DO solution.

Lucent's engineer will be onsite assisting Verizon Wireless personnel during deployment. The Technical Consultant activities include Integration Planning and support, trouble shooting and knowledge transfer on system maintenance, debugging and use of diagnostic tools.

RF CDMA 2000 1xEV-DO Optimization

RF CDMA 2000 1xEV-DO Optimization performs fine-tuning of system parameters, antenna orientations and tilts to attain optimum quality of service from the network. RF CDMA 2000 1xEV-DO Optimization is achieved by doing RF measurements via drive tests, analysing results, and adjusting system parameter settings to meet RF system performance criteria.


Optional Services

The following section describes Optional Services that would facilitate the 1xEV-DO network deployment.


Site Records

Lucent Technologies Office Records Service provides detailed record keeping information, which accurately documents physical placement and configuration of specified equipment.


Site Location & Construction

SL&CS provides an end-to-end network deployment solution that eliminates the need for a network services supplier to hire and manage multiple Vendors. Services provided include the following categories: Site Acquisition, Construction Management, Architecture & Engineering and Site construction services.

We've priced our solution competitively to ensure the most cost-effective solution for Verizon Wireless. In order to determine pricing to perform site location and construction services, we made assumptions regarding the Site Models and Antenna types related to adding 1xEV-DO. If actual needs are different once candidate sites are assessed, pricing will be adjusted accordingly.

Indoor/ Outdoor Cabinet, DC Power, Antenna Addition

     o Furnish and install three (3) Single-Pole antenna per sector. Based on a three (3) sector site configuration
     o    Furnish and install required antenna mounts.

Indoor/Outdoor Cabinet, DC Power, Antenna Share

     o Furnish and install required inter-connection coaxial jumpers (not to exceed 25 feet). Based on a three (3) sector site configuration.

Indoor/Outdoor Cabinet, DC Power, Antenna Swap

     o Replace existing single pole antennas with three (3) Dual-Pole antenna per sector. Based on a three (3) sector site configuration
     o    Re-use existing antenna mounts


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RF Overlay Design

We recommend that Lucent performs New RF Design services, or at a minimum validate the RF Design assumptions for the 1xEV-DO Overlay in order to facilitate achievement of desired coverage and performance objectives and determine what metrics the system should be optimized to.


Network Planning & Design

The objective of this service is to determine a CDMA2000 1xEV-DO network topology and design which minimizes the overall network cost while meeting Verizon Wireless' technical & operational requirements and network performance objectives. This design will identify the technical, financial, and operational aspects and advantages of the proposal compared to Verizon Wireless' current network, in case of an existing network, or as compared to other feasible options for a green field network. Based on the design solution, it also specifies the types and sizes of the systems to be installed at each of the nodes included in the study, as well as the types and sizes of transport facilities required to interconnect them.


Security Design & Implementation

The Security Design & Implementation and Network Survivability Assessment services are part of LWS' comprehensive Network Reliability & Security Consulting services portfolio. The portfolio provides best-in-class security design, implementation, detection, protection, mitigation and response strategies for CDMA2000 1xEV-DO infrastructure and business. The major objectives are to secure the network infrastructure, protect and promote business profitability by mitigating risk, increasing network reliability and performance and fostering wireless operators' mission and objectives. These security services will address Verizon Wireless' security needs not only in planning for and implementing security technologies associated with this CDMA 2000 1xEV-DO program, but also in assessing security policies and how those security policies are implemented through technologies and practices across Verizon Wireless.


Business Modeling & Analysis

The Business Modeling and Analysis Service provides comprehensive analysis of the CapEx, OpEx investments and expenditures made in Verizon Wireless' networks in return for increased revenues and/or lower CapEx and OpEx. This service helps to determine and improve the financial viability of a network expansion project in a service provider's network by producing a business case that includes Cash Flow and NPV analysis, Pay Back Period, Return on Investment (ROI) and Internal Rate of Return (IRR) values as appropriate.


VitalQIP Integration

The VitalQIP installation and integration service facilitates an Operational Support System (OSS) that provides standards-based IP address management. The VitalQIP service delivery allocates DHCP or Static IP addresses to users and network elements in a centralized, scalable, and redundant fashion. Additionally, VitalQIP integration provides automated Domain Name Service (DNS) functionality with the same carrier-grade attributes. VitalQIP integration optimizes the number of IP addresses necessary to run your network and it delivers industry-leading features to multiple domains in a consistent manner.


AAA Navis Radius Integration


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The AAA Navis Radius integration service designed to support the Integration of the EMS AAA Server (Navis Radius) with the Network Element on Verizon Wireless' network. The integration service facilitates industry-leading authentication capabilities to Wireless Network management, providing total controls visibility with its expanded Graphical User Interface.

1xEV-DO Network Element Fault and Performance Remote Management Services

Lucent Worldwide Services (LWS) Network Element Fault Management (FM) Service can provide for the real-time management of Verizon Wireless contracted network elements (NEs) from the Network Knowledge Center (NKC), located in Aurora, Colorado. Network Element Fault Management Services are designed and recommended to benefit Verizon Wireless, by improving each network element performance and reliability; reducing fault management operational costs; shortening time-to-market; and by providing access to expert resources, skilled in managing network elements. LWS aims to augment Verizon Wireless existing Network Operations during the deployment phases of 1xEV-DO network and possibly thereafter with detail value added performance related services as described here. In addition, LWS can also supplement Verizon Wireless' efforts with staff augmentation as and when desired.

LWS Network Element Performance Management Service provides periodic, either local or remote analysis of contracted network element, its application, and related hardware and software performance to help ensure the network is supporting Verizon Wireless business and performance needs. Through this service, the NKC will proactively identify trends and conditions in network elements that (if not addressed) could eventually cause problems or failures. This service includes element performance data collection, data trend analysis, element based application and hardware software utilization and performance metrics, report generation and recommendations for remedial action. The intent of these services is to help Verizon Wireless optimize network elements and its performance, better manage equipment capacity (including servers), and maximize return on investment.

Supplemental Installation/ De-Installation

Supplemental Installation/ De-Installation consists of any additional work requested by Verizon Wireless or dictated by the specific site and/or Verizon Wireless requirements. Price will vary depending on scope of service.

Engineering/ Installation and Integration of Third Party Equipment

With our extensive experience and expertise deploying mobility base station equipment, Lucent Worldwide Services has the necessary skills to deploy third party equipment. Where we may have limited experience, we develop and implement a pre-deployment readiness program to supplement our deployment work force's existing skills.

Please refer to the Statement of Works (SOWs) for more details on specific services.


                  WIRELESS INTELLIGENT NETWORK (WIN) ADDENDUM


1.   Supplemental Terms


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1.1 Scope This Addendum contains additional terms and conditions, which together with the terms and conditions of the Second Definitive Agreement, are applicable with respect to orders for the products identified herein. To the extent of any inconsistency between a specific term of this Addendum and a specific term of the Second Definitive Agreement, the specific term of this Addendum shall govern. Capitalized terms in this Addendum shall have the meanings defined in the Second Definitive Agreement unless specifically defined here.

1.2 Term This Addendum shall continue in effect until the expiration date of the Second Definitive Agreement. In the event that there is a purchase order for which the parties have obligations that extend beyond the expiration date of the Second Definitive Agreement, the terms of the Second Definitive Agreement and this Addendum shall continue to apply to the purchase order until all obligations have been satisfied.

1.3 **

1.4 Prices and Fees The prices and fees included reflect a subset of the available products provided by SUPPLIER are as set forth in the Attachments to this Addendum. Unless specifically noted in this document, pricing reflects base release only. All prices and fees in the Attachments to this Addendum shall be in effect for three (3) years from the Effective Date of the Second Definitive Agreement. Pricing stated in this offer for the specific application versions are valid until newer releases become available due to upgrades in the product or technology or 120 days starting from the date specific quote is provided; whichever comes first. Thereafter, revised pricing will be made available upon PURCHASER'S request.

The provisions of Section 7.3 of the Second Definitive Agreement shall apply to WIN Products.

     1.4.1 Pricing Assumptions: WIN Applications

     o Total maximum number of subscribers supported on a given platform will vary based on application. Engineering evaluation is necessary to determine the appropriate configuration based on customer-specific performance and capacity requirements.
     o Engineering factors supporting a capacity model will be used to determine Hardware sizing (e.g., number of subscribers, busy hour call attempts (transactions) or completions, call holding time, SS7 link utilization percentage, service type and typical transaction mix, etc.).
     o Pricing does not include migration of subscriber data from another vendor's application or from another version of the application.
     o Pricing does not include any associated switch/mobile switching center, handheld devices, or peripheral equipment software.
     o    Pricing does not include Engineering and Installation.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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     o    Pricing does not include any custom work required to interface with
          PURCHASER'S other systems.
     o Systems Integration Testing (SIT) is required when two or more IN applications may be deployed on the same platform. Price for SIT is not included.
     o Pricing does not include any Interoperability Testing with 3 rd party network elements such as but not limited to, MSC, HLR, SMSC, Billing and Network Management systems, back-office provisioning and customer care systems.
     o All applications are the current off-the-shelf releases. Off-the-shelf release provides base release with optional features available at additional pricing.
     o Application prices do not include any hardware, middleware, maintenance, training, CORBA Consultancy, engineering, installation, content or NPI (New Product Introduction). Product price includes product warranty only. Maintenance is available and quoted separately.
     o Pricing is based on subscribers or transactions supported by each individual application and minimum subscriber requirements on each individual application.. The list price changes with increasing subscriber or transaction volume.
     o Discount levels can also vary based on dollar volume or subscriber levels committed.
     o Hardware pricing does not include spares. Maintenance contracts are available which include Spares and Exchange (SES) program. With SES program, PURCHASER is required to buy minimum recommended spares.
     o PURCHASER will provide recommended 3rd party hardware and software if required for Customer Care Center and Recharge Card Management System.
     o SUPPLIER reserves the right to modify the platform and/or application architecture without prior notice.
     o SUPPLIER reserves the right to modify the platform and/or application Roadmap without prior notice.

                  WIRELESS INTELLIGENT NETWORK (WIN) ADDENDUM

                      ATTACHMENT A - MiLife(TM) SurePay(R)

1.   Description

The SurePay Solutions Suite provides a full range of service and protocol support with a highly configurable feature set. Operators have the ability to deploy SurePay Solutions Suite in a multi-vendor switch environment with support for both trigger-based and triggerless configurations. PURCHASER can operate an individual network or deploy services across multiple network types simultaneously allowing the common service logic to interface with each network type.

PrePaid subscribers do not require contracts and generally do not receive monthly bills. It provides a quick and convenient means for people to obtain service. A PrePaid subscriber account operates by the user having to pay up front for the phone service instead of paying a bill some time later as in conventional mobile phone contracts. The subscriber is able to initiate and receive phone calls in the same manner as traditional subscription users, but has to recharge their phone with credit at regular intervals to retain access to the service. A level of credit is associated with each subscriber and is held in an account held in the network. When the


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subscriber uses the phone, the credit level in the account is reduced until there is no more credit left. When there is no credit in the account, PURCHASER may choose to prevent the user from making or receiving calls. PrePaid accounts may however be recharged with credit through various methods ranging from credit card to point of sale recharge voucher (e.g., scratch-card) systems. This allows the end user to retain the same number after the initial credit expires. The SurePay solution can also be deployed in Account Spending Limit (ASL) configurations. With this, budget-conscious subscribers can be treated as postpaid subscribers, but with a spending limit to manage their budget.

2. Required Hardware

The SurePay application runs on eCS hardware. In ANSI-41 networks, it also needs the eMRS for announcements.

3. Pricing

SurePay Application price per subscriber includes base release and does not include any optional features.

                                       **


**

A SurePay SU can be offered as one Pick-a-Pack selection which can be combined with other Mobility Pick-a-Pack selections. The SurePay SU will include all optional features included in the particular SU and can include PURCHASER requested optional features. Optional features can also be purchased individually.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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         ATTACHMENT B - MiLife(TM) SurePay(R) eCommerce Gateway (eCGS)

1. Description

The e-Commerce Gateway provides a single, simple interface for PURCHASER to use to offer additional method of charging prepaid subscribers for telephony/voice services using external client systems. The e-Commerce Gateway allows PURCHASER to charge for non-voice services such as short message service, WAP service, Internet usage, and direct purchases. The eCGS provides a critical link between external systems (such as SMSC, WAP gateway) and the SurePay service.

The key interfaces to eCGS include:

o    The SurePay service interfaces with the eCGS using LDAP over TCP/IP.
o    The eCGS interfaces with external client systems using XML over TCP/IP.
o The eCGS interfaces with the enhanced Services Manager (eSM) using CORBA over TCP/IP.

The eCGS provides a "window" into the subscriber's balance. Using third-party systems, PURCHASER can provide new services to the subscriber ranging from viewing the balance on the Internet (using the balance query operation), to replenishing the subscriber's account (using the credit request), to charging for non-voice service delivery (using the rated debit request).

2. Required Hardware

The eCGS system runs on the Lucents PacketIN AHE platform.

3. **

**

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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     ATTACHMENT C - MiLife(TM) SurePay(R) Recharge Management System (RMS)

1. Description

The Recharge Management System (RMS) offers lifecycle management of Prepaid recharge scratch cards. The RMS system on a SUN NETRA platform provides a HTML based user interface over the Web.

The RMS tracks and manages the scratch card lifecycle states:

o Manufacturing - Allows creation and tracking of scratch card through delivery from manufacturer.
o Inventory - Tracks the scratch card type and inventory location, which are received by PURCHASER from the manufacturer. The cards are available for distribution.
o Distribution - Tracks the scratch to the resellers and sellers. Tracks the disposition of the card. During this state the prepaid customer purchases the scratch card from a distributor. The customer calls the SurePay Service to transfer the scratch card value to customer's prepaid balance. The SurePay interactive voice response unit prompts and collects the scratch card information. The prepaid system requests via a TCP/IP message to the RMS to validate the scratch card. The RMS validates the scratch card and responses to the SurePay Service. If the scratch is valid, the SurePay adds the scratch card amount to the prepaid customers account.

The RMS provides card administration and user management administration with security using login ids and user activity log. Also, the RMS provides errors messages and help function to guide the user.

The Lucent Recharge Management System:

o Allows PURCHASER to manage the entire scratch card lifecycle - Manufacturing, Inventory and Distribution
o    Tracks location of all cards in inventory
o    Tracks cards through multi-level distributor hierarchy
o Maintains detail manufacture information including card type manufacturing capabilities and contact information
o    Maintains detail distributor information including contact information
o Provides intuitive HTML based Graphically User Interface (GUIs) with on-line contextual helps
o    Requires user login ids with password for security
o    Allows search for user transaction for security and trouble-shooting


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2. Required Hardware

The RMS system runs on a SUN V880 platform.

3. **

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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        ATTACHMENT D - MiLife(TM) SurePay(R) Customer Care System (CCS)

1. Description

SurePay Solution uses the SurePay Customer Care System that uses a commercial SUN Enterprise Class machine as the platform to support Customer Care functionality. The main functionality of CCS is PrePaid Subscriber Provisioning via a Web-Based GUI. The CCS assists and manages the PrePaid customer care by providing:

o Subscriber Provisioning - ability to add, modify or delete basic subscriber data. In addition maintain additional subscriber data required by PURCHASER.
o Customer Maintenance - ability to provide subscriber data to resolve call/recharge event issues. Ability to correct the identified problems (i.e., balance-adjustments).
o CDR/EDR Data Warehouse - ability to store call and event detail records for all prepaid subscriber related activities for an extended period.
o System Reports - The database schema for the CCS will be provided to the customer such that any off-the-shelf commercial reporting tools (such as Crystal Reports) can be used to generate custom reports.

The CCS provides user management administration with security using login ids and user activity log. The CCS also provides error messages and help function to guide the user.

2. Required Hardware

The CCS system runs on a SUN V880 platform.

3. **

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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                ATTACHMENT E - MiLife(TM) Stand-Alone HLR (SHLR)

1. Description

The WIN Network Architecture provides the ability to create flexible telecommunication services and deploy them through service control products by using the signaling and message-handling capabilities that already exist in the network and that are independent of any vendor switching system. Lucent Technologies' Intelligent Network Vision for wireless Service Providers includes a single logical Home Location Register (SHLR) with Authentication Center and Flexible Alerting applications, a set of Enhanced Control Servers (eCS) providing enhanced services, all maintained, provisioned, and administered via a single logical Enhanced Services Manager (eSM). Interfaces between network elements are open, published interfaces, relying heavily on industry standards.

The Authentication feature provides a means for the wireless intelligent network components to identify valid Authentication-capable mobile units operating in either the digital or analog mode. With the Authentication feature, service providers can control fraudulent use of their systems by identifying and denying service to unauthorized mobiles. The Authentication feature permits calls to service provider designated non-restricted numbers such as 911. Reducing or eliminating fraudulent use of the system saves the service provider from lost revenue due to unauthorized calls. It also increases the customer's confidence in billing and in the service provider as well. The Flexible Alerting feature provides ability to ring multiple numbers (landline/wireless) at the same time based on a single called number (the Pilot Number).

The Standalone HLR offers PURCHASER numerous benefits and advantages over an integrated HLR (IHLR) including the following:

o    Enhanced mobility services.
o    A foundation for wireless intelligent network.
o Simplified network administration. With a single SHLR supporting multiple MSCs, the administration of subscriber data occurs in one place, not several, thus simplifying and streamlining the administration process.

Capacity and Performance

On a pair of eCS (latest eCS platform being eCS900), the SHLR application supports 5,000,000 subscribers with 1.4 Busy Hour Transaction Attempts per subscriber using ATM T1 signaling interface and 99.9999% availability.

Standards Compliance

The Standalone Home Location Register communicates with both Lucent and other vendor's MSCs using the industry-standard ANSI-41 protocol for wireless communication. It supports most third-party MSC features, as long as they are standard compliant. The following list of standards are currently supported on
SHLR:


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o    ANIS 41- Cellular Radio Telecommunications Intersystem Operations
o    IS-737-Enhanced for Circuit Mode Data
o    IS-707-Data Service Option for Spread Spectrum System
o    IS-771-Wireless Intelligent Network
o    IS-807-Internationalization
o    IS-751-Modifications to support IMSI
o    IS-730 Intersystem Operations Support for IS-136 Digital Control Channel
o    IS-764-Wireless Calling Name Feature Description
o    IS-841 MDN based SMSC
o    J-STD-036 E911 Ph2
o    J-STD-025 CALEA standards
o    IS-808 Support for GSM/ANSI-136 Interoperability

Private Parameter Extensions

Expanding ability to provide interoperability with multi-vendor equipment regarding the use of Private Parameter Extensions. These extensions give PURCHASER options, such as call-waiting distinctive ring-back and customer dialing plans, which are unavailable through the ANSI-41 standard.

Multi-Vendor Capability

Support for interoperability with multi-vendor equipment with regard to roaming agreements and business arrangements to actual multi-vendor MSC configurations.

Improve Operations Performance

     User friendly and cost effective centralized HLR operations, administration, and maintenance (OA&M) targeting operational savings for PURCHASER. Coordinate database administration across multiple MSCs and reduce the likelihood of creating errors or inconsistencies by performing subscriber data provisioning at one location.

WEB Access

Allows web access from any intranet workstation, with the long term goal of allowing subscriber access to service data over the internet.

Service Evolution

Choice of service creation platform and middleware, specifically intended to reduce development intervals and increase the pace of service evolution.

NPA Splits

Inherent support for NPA-splits (including support for splitting variable digit NPAs in international markets) and re-homing.

2. Required Hardware

The SHLR application runs on eCS and eSM platform hardware. SHLR Release 8.0 is supported on eCS R21 and eSM R23 releases. SHLR 9.0 release is planned to be supported on eCS and eSM R24 platforms.

3. **

**

     **

**


**

                  ATTACHMENT F - MiLife(TM) enhancedVPN (eVPN)

1. Description

The MiLife(TM) enhancedVPN (formally called Enhanced Virtual Private Network - eVPN) service is designed to provide an alternative to campus-based corporate networks comprised of company-owned or leased lines. The eVPN allows enterprises to use a portion of PURCHASER'S network as if it were a private corporate network. This solution offers customers the benefits of lower management and maintenance costs and broader geographic reach than traditional private networks.

Enhanced VPN service provides a comprehensive telecommunications solution for corporations and the individuals within them.

     - With the eVPN Lite package, Corporation can set up a common dialing plan (the Private Number Plan) and user permissions across a number of business locations, making it easier for individuals to communicate with one another.

     - In addition, with the eVPN Full Feature package personal call management features such as Call Screening, Personal Number, Follow-Me Diversion/Update and Menu access to the VPN ensure that individuals can effectively manage their incoming and outgoing calls.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Service subscribers can benefit significantly from the eVPN service by paying reduced charges for calls made and received within the VPN.

As the corporations can manage the eVPN service centrally, controlling costs is made easy with consolidated bills and the ability to track individual and departmental usage. For example, by restricting calls to premium rate numbers or by providing VPN access to commonly used fixed-line network numbers such as local support, corporations-wide options ensure effective management of the VPN as a whole.

Mobile and fixed numbers can be combined within the same VPN, to provide a Fixed Mobile Convergent (FMC) enhanced solution. The eVPN service can be accessed using ETSI CS-1, CAMELI and II and ANSI IS-41/771/826 protocols, thus enabling VPN users to access and use the service when roaming in other networks where the Network supports these protocols.

eVPN also supports data interfaces to GPRS nodes using CAMEL III and a dedicate CS-1 based Short Message interface. Networks would need to be assessed for suitability for these features would need to be studied.

eVPN also includes the optional features for provisioning in bulk of ranges of numbers sharing the same user profiles and a defined CORBA interface for provision of the service through upstream systems via the eSM platform.

2. Required Hardware

The eVPN application runs on eCS hardware and is provisioned through the eSM. In most networks the eMRS IP-SPA may optionally be used to provide announcements. However for most protocols eVPN also supports the use of Switch based announcement, IS-41 only supports switch announcement, and CAMEL I does not support announcements.

3. **

**

**

**

      **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

          ATTACHMENT G - MiLife(TM) Intelligent Services Gateway (ISG)

1. Description

SUPPLIER'S MiLife(TM) Intelligent Services Gateway (ISG) enables the creation and deployment of the next generation advanced services and applications. ISG supports and is based on Parlay and Open System Access (OSA) standards. ISG is a mediation gateway in that it implements an Application Programming Interfaces
(APIs) which provide the glue between applications and features provided by network resources.

Using these APIs, PURCHASER can easily and securely implement applications that utilize features provided by a range of network resources, across multiple network domains and provided by multiple vendors. Applications can be rapidly created by third-party developers utilizing mainstream programming languages and commercial tools. The abstracted API ensures that network complexities are hidden from the application developer.

ISG, being an open-standards mediation layer, enables any third-party developer to develop end-user applications and services. In essence, ISG frees PURCHASER to shop around among a large number of third party developers (already a large number and their ranks growing rapidly in leaps and bounds). Additionally, depending on the competitive positioning, PURCHASER can decide to develop some of these applications in house. Naturally, Lucent can also custom-develop some of these applications in-house to meet the needs of PURCHASER. For a proof of concept, Lucent has partnered with a number of third-party developers in an OEM agreement to fulfill the immediate needs of its customers. Some of the applications that will be available shortly are:

     1.   A number of rich Multi-media Messaging Systems (enterprise domain)
     2.   Field Force Automation (enterprise domain)
     3.   Sales Force Automation (enterprise domain)
     4. Location-enabled calendar and scheduler application (enterprise domain)
     5.   Asset Tracker application (enterprise domain)
     6.   Infotainment (end-user domain)
     7.   Telematics (both enterprise and end-user domains)
     8.   Sporting News and Information Services (primarily in end-user domain)

ISG also introduces new ways of charging and accounting. Some of the early applications of ISG have been in the area of new charging option for end-users (e.g., micro-charging) and in the area of novel business agreements with the vendor of these applications.

Lucent has also developed a developer's program, MiLifetm Developers Program, to encourage third-party developers into writing new applications and services on ISG. In addition, Lucent has partnered with major system integrators to expand ISG's reach to their large development communities and encourage them to ISG-enable their enterprise applications and services.

2. Required Hardware

ISG runs on the PacketIN Application Hosting Environment (AHE) platform. In a typical deployment, ISG would also require eSM for OAM&P, eSAE for application development, and an AHE Data Server to host subscriber database.

Minimum hardware configuration needed for ISG:

          1. 2 AHEs in 1+1 configuration, each AHE will come with a 4-cpu Netra 1400 card
          2. 1 eSM for provisioning, if not already available in PURCHASER'S network

PURCHASER can buy additional hardware if the above minimum configuration cannot meet the transaction load, or cannot host the subscriber database, or cannot meet the desired reliability requirements of the network.

Starting with ISG R3.0 release in June 2003, PURCHASER can also purchase a telecom grade data hosting solution, AHE Data Server. The above minimum configuration doesn't include AHE Data Server but instead, makes due with a smaller data solution collocated with ISG.

3. Pricing

ISG software price is determined by both the number of software interfaces needed by northbound clients and the number of different southbound network elements. For the minimum hardware configuration as detailed in Section 2 above, a SW net price is being provided below:

Minimum ISG software configuration:

     1 RTU per AHE for Framework, Charging and Account Management SCS (Service Capability Server), User Location SCS, and User Status SCS. That is, for the minimum hardware configuration given above, Verizon would need to buy at the least:

          1.   2 RTUs for Framework,
          2.   2 RTUs for Charging and Account Management SCS,
          3.   2 RTUs for User Location SCS, and
          4.   2 RTUs for User Status SCS.

The price of the above minimum ISG software is:

          **

(Doesn't include price for required AHEs and eSM hardware; all other exclusions from Section 1.4.1 applies as well)

Unlike the above minimum configuration, not all SCSs have to run on all AHEs and PURCHASER needs to buy only as many copies of an SCS as are needed to support the


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

expected transaction load for that SCS. It goes without saying that PURCHASER can purchase RTU for additional copies of above SCSs, and also have a choice of selection from the following additional SCSs:

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

ATTACHMENT H - SDHLR (Super Distributive Home Location Register)

1. Description

The Mobility IN solutions Network Architecture provides the ability to create flexible telecommunication services and deploy them through service control products by using the signaling and message-handling capabilities that already exist in the network and that are independent of any vendor switching system. Lucent Technologies' Intelligent Network Vision for wireless Service Providers includes a virtual a highly scalable Super Distributive Home Location Register (SDHLR) to support the High Speed Data Offers both for enterprise and other 2G/3G subscribers with the interworking capabilities between UMTS, CDMA 2000 and SIP networks. This SDHLR service is available on state of art PacketIN AHE platform for providing enhanced services, all maintained, provisioned, and administered via a single logical Enhanced Services Manager (eSM), which interfaces between network elements with open, published interfaces, relying heavily on industry standards.

The S-DHLR application can be deployed using a distributed intelligent network architecture comprising of following components based on a highly scaleable architecture:

     o The HDF (HLR Data function) - stores subscriber, network, office, and services data. The HDF handles upstream provisioning, administers data, and caters to data queries from other subsystems.
     o The HCF (HLR Control Function) - handles SS7 signaling, HLR call processing, and communicates with the network. The S-DHLR, when necessary, can handle inter- working with different network types.
     o The OMC-H is an Operation, Administration and Maintenance (OA&M) interface for the S-DHLR. The OMC-H handles Fault Management, Performance Management, System Administration, Security Management and Configuration Management.
     o The enhanced Service Manager (eSM) is a subsystem that handles upstream provisioning functionality to the Lucent Technologies' S-DHLR system.

The SDHLR offers PURCHASER numerous benefits and advantages over an integrated HLR (IHLR) including the following:

     o Common User profile supporting different technologies with enhanced mobility services with global roaming opportunities
     o A foundation for 3G wireless networks, with interworking between different technologies with user mobility across terminals and various networks.
     o Simplified network administration with help of eSM and element management system through OMC-HLR. With a single virtual SDHLR supporting multiple technologies and multiple subscriber terminals, the administration of subscriber data occurs in one place on Data Function (DF) and the call processing on Control function (CF)
     o    Easy migration from existing HLRs, including Lucent's SHLR and IHLRs.

Capacity and Performance

One SDHLR- CF (with Sun Netra T1280 based CFs on AHE) supports up to 4.3 Million subscribers, and the one pair of SDHLR-DF (with Sun Netra T1280 based CFs on AHE) supports up to 5.8 Million subscribers on 2.5 Busy Hour Transaction Attempts with 99.999% availability.

Standards Compliance

The Super Distributed Home Location Register (SDHLR) communicates with both Lucent and other vendor's MSCs using the industry-standard ANSI-41 protocol for wireless communication. It supports most third-party MSC features, as long as they are standard compliant. In addition, this application also supports UMTS network requirements standards to support the 3G Networks. The following list of standards are currently supported on SDHLR in terms of ANSI-41 protocols:

     o    ANIS 41- Cellular Radio Telecommunications Intersystem Operations
     o    IS-737-Enhanced for Circuit Mode Data
     o    IS-707-Data Service Option for Spread Spectrum System
     o    IS-771-Wireless Intelligent Network
     o    IS-807-Internationalization
     o    IS-751-Modifications to support IMSI
     o    IS-730 Intersystem Operations Support for IS-136 Digital Control
          Channel
     o    IS-764-Wireless Calling Name Feature Description
     o    IS-841 MDN based SMSC
     o    J-STD-036 E911 Ph2
     o    J-STD-025 CALEA standards
     o    IS-808 Support for GSM/ANSI-136 Interoperability

2. Required Hardware

The SDHLR application runs on Packet IN AHE hardware for both Data Function and Control Function, and eSM platform hardware, which help provisioning. SDHLR Release 3.0 release is planned on Packet-IN AHE R25 platform release.

Minimum hardware needed for SDHLR:

          1.   2 AHEs in 1+1 (N+K) configuration, for Control Function (CF)
          2.   AHE/Data Server mated pair configuration for Data Function (DF)
          3. 1 eSM for provisioning the application and subscriber record provisioning
          4.   OMC HLR hardware and Software (Recommended)

Customer could purchase additional hardware if the above minimum configuration cannot meet cannot meet the desired subscriber capacity requirements in their network.

3. Pricing

SDHLR Application Pricing constitutes RTU per subscriber basis for the SDHLR 3.0, which supports ANSI-41 HLR features (for supported features, refer SHLR Application Addendum). SDHLR 3.0 release gives the Mobility-IN SHLR 8.0 feature set. OMC-HLR, eSM, hardware pricing, and SDHLR/AHE hardware pricing are not included in this addendum. For SDHLR hardware, refer to AHE platform addendum.

--------------------------------------------------------------------------------
 Software Price for New Install - SDHLR 3.0 Release (ANSI-41 HLR Features Only)
================================================================================
                                                         Net Price to VZW
--------------------------------------------------------------------------------
**                                                               **
--------------------------------------------------------------------------------
**                                                               **
--------------------------------------------------------------------------------
**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                  ATTACHMENT I - Enhanced Control Server (eCS)

1. Description

     The Lucent Technologies Enhanced Control Server (eCS) is the powerful next generation intelligent network database, part of Lucent Technologies' Intelligent Network (IN) family of products. When deployed with the IN eSM (Enhanced Services Manager) the eCS provides unparalleled performance, programmability, reliability, and flexibility in the IN. The basic purpose of the eCS in the intelligent network is to provide large database capabilities to store call handling and routing instructions for services that are triggered by the Service Switching Points (SSPs). The eCS provides centralized call processing control information for telecommunication services. It contains logic for multiple telecommunication services along with subscriber records that are associated with each service.

     Key System Characteristics

          o    Programmability:

               Services can be programmed using the eSAE and provisioned using the eSM. Service Provider and end user control of services is possible via eSM.

          o    Support of multiple simultaneous services:

An eCS can simultaneously run multiple service applications.

          o    Data Storage Capabilities

The eCS is capable of storing large amounts of subscriber data and may act as a data server for the network.

          o    Scalability:

                    The eCS has multiple scalable components, including random access memory, disk storage, and signaling links.

          o    Open platforms:

                    The eCS is built on a commercial software operating system

          o    Standards compliance:

                    The eCS supports numerous communication protocols and physical and environmental specifications, including definitions from Telcordia Technologies, Inc. and the International Telecommunications Union (ITU-T).

          o    System fault resilience and high service availability:

                    Hardware and software fault resilience are combined with mated/synchronized configurations to ensure service.

          o    Network compatibility:

                    The eCS can communicate with network elements using the Signaling System 7 (SS7) and TCP/IP protocols.

          o    Future-proof technology:

                    The portable software platform assures access to state-of-the-art hardware platforms.

2. Required Hardware

The eCS 900 hardware consists of a single cabinet configuration. Each system is equipped with:

          o Two 4-way SMP Xeon 900Mhz processing units in an Active/Active mode.
          o    Each CS unit is equipped with 8GB of Memory.
          o Support of 1 or 2 Media Units (equipped with 7 pairs of 36GB disks).
          o CPCI Telecom Server Units (2 or 4) Dual 600Mhz P3 processing units equipped with T1 Channelized or T1 ATM Links.
          o An RCC control unit, cooling unit, set of portserver terminal servers, hubs, and a simplified FFU.
          o    Sunblade Local Maintenance Terminal

3. Pricing

Below are two representative configurations of the eCS 900. Specific configurations are determined by the applications and call traffic assumptions used. Other configurations are available and will be priced upon request.

8 High Speed Link Configuration:

The eCS 900 hardware consists of a single cabinet configuration. Each system is equipped with:

          o Two 4-way SMP Xeon 900Mhz processing units in an Active/Active mode.
          o    Each CS unit is equipped with 8GB of Memory.
          o    1 Media Unit (equipped with 7 pairs of 36GB disks).
          o CPCI Telecom Server Units (4) Dual 600Mhz P3 processing units equipped with 8 ATM High Speed Links
          o An RCC control unit, cooling unit, set of portserver terminal servers, hubs, and a simplified FFU.
          o    Sunblade Local Maintenance Terminal
          o    R21 Operating System Software and High Speed Link RTU
          o    Spares Kit

**

4 High Speed Link Configuration:

The eCS 900 hardware consists of a single cabinet configuration. Each system is equipped with:

          o Two 4-way SMP Xeon 900Mhz processing units in an Active/Active mode.

          o    Each CS unit is equipped with 8GB of Memory.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

          o    1 Media Unit (equipped with 7 pairs of 36GB disks).
          o CPCI Telecom Server Units (2) Dual 600Mhz P3 processing units equipped with 4 ATM High Speed Links
          o An RCC control unit, cooling unit, set of portserver terminal servers, hubs, and a simplified FFU.
          o    Sunblade Local Maintenance Terminal
          o    R21 Operating System Software and High Speed Link RTU
          o    Spares Kit

**


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                 ATTACHMENT J - Enhanced Service Manager (eSM)

1. Description

The Lucent eSM INU-Mobility product is a highly scaleable and reliable platform used to provision and administer the custom databases for each "Intelligent Network Service" present on the Network Elements (NE) and is base on the HP hardware platform. The NEs include: Enhanced Control Server (eCS), Enhance Media Resource Service (eMRS), Application Host Environment (AHE), and Lightweight Directory Access Protocol Servers (LDAP).

It receives the definition of the service's provisionable portion from the Enhanced Services Authoring Environment (eSAE). This definition includes database schema (for both RC tables and RTDB tables), data validation information, building blocks used to create or modify generic service decision graphs or user-specific DGs, relationships between data items, specifications for graphical user Interface (GUI) screens for viewing & updating provisioned data, and data migration information (if this is an update from an older version of the service).

The eSM product GUI is a powerful web based GUI which supports all Administrative and Provisioning functions. The eSM supports an Application Programming Interface (API) base on CORBA v2.3 standards to allow customers to interface their own user interfaces or upstream systems to eSM. Both the GUI and the API have multi-level customizable security to control access to the data.

The eSM receives data necessary to provision the services from either manual entry (from GUI users) or from "upstream systems" (where the upstream systems include both Lucent and externally developed systems). This data is validated and routed to the appropriate NEs across multiple interfaces (depending on the type of data being provisioned). The distribution rules are configurable.

The eSM also provides a reporting environment to view the service and system data, collecting service and subscriber measurements from the NE. The eSM supports two versions of every service to allow migration of data from an older to a newer version of a service, in coordination with data migration on the NEs. The eSM also support Bulk Provisioning from a file, service commands and Bulk load of service commands to the NE. Administration includes online backup, schedule and on-demand audits of the NE, Gas Gauge to monitor eSM performance and throughput of provisioning to the NE.

2. Required Hardware

The eSM uses Hewlitt-Packard (HP) Hardware Platform in the following Configurations depending number of subscriber records needed, Provisioning Transactions to Network Elements from Upstream, Number of Simultaneous Users, Number of Services, and Number of Network Elements supported.

                                 Configurations

-----------------------------------------------------------------------------------------
Name                              CPU           Memory    Disk         Comment
-----------------------------------------------------------------------------------------
                                  (NUMBER)      RAM       Mirrored
-----------------------------------------------------------------------------------------
Starter/low End (J6700)           750MHz (2)    8GB       144GB        No Service Guard
-----------------------------------------------------------------------------------------
Mid-Range (RP8400)                875MHz (4)    8GB       2160GB       Service Guard
-----------------------------------------------------------------------------------------
Super Enhanced High End (RP8400)  875Mhz        16GB      2160GB       Service Guard
                                  (16)
-----------------------------------------------------------------------------------------
Web Servers (J6700)               750Mhz        8GB       72GB         Used to increase
                                                                       simultaneous users
-----------------------------------------------------------------------------------------

Configuration Maximum Capacity

-----------------------------------------------------------------------------------------
Name                              Max Users     TPH       Max          Max NE
                                                          Subscriber   (eCS,eMRs,AHE,
                                                          Records      LDAP)
-----------------------------------------------------------------------------------------
Starter/low End (J6700)           64            10K/Hr    5M           10,30,10,50
-----------------------------------------------------------------------------------------
Mid-Range (RP8400)                640(1)        40K/Hr    100M         40,120,100,50
-----------------------------------------------------------------------------------------
Super Enhanced High End (RP8400)  2000(1)       100K/Hr   100M         40,120,100,50
-----------------------------------------------------------------------------------------
Web Servers (J6700)               300           NA        NA           NA
-----------------------------------------------------------------------------------------

(1)Requires Web Servers

2. Pricing

Pricing includes all Hardware, Consoles, Laser Printers, PC Consoles, Software, Capacity right to use license and initial 18 month HP Hardware/Software Warranty. Service Guarded Configurations provide Active/Standby Configurations. Note the capacity pricing is not at the configuration maximum additional capacity RTUs can be purchased to increase the system to full capacity.

**

              ATTACHMENT K - Enhanced Media Resource Server (eMRS)

1. Description

SUPPLIER'S enhanced Media Resource Server (eMRS) is a network element that can be programmed to provide enhanced telephony services. Enhanced services are services that a telephony service provider provides above and beyond the normal Plain Old Telephone Service (POTS) calls. These services could be implemented by utilizing eMRS's media service circuits as well as eMRS's network interfaces. Using SUPPLIER'S Enhanced Service Authoring Environment (eSAE) and the rich service programming API, sophisticated services can be programmed to run on the eMRS. In addition, the eMRS provides an extensive array of OAM&P capabilities for managing eMRS in a service provider network.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

The eMRS provides the following media resources:

     o    Announcement Players
     o    Digit Collectors
     o    Tone Generators
     o    Voice Recorders and Players
     o    Text-to-speech (TTS) Synthesizers
     o    Automatic Speech Recognizers (ASR)

The eMRS provides the following network interfaces:

     o    ISDN Primary Rate Interface (PRI)
     o    ISDN Primary Rate Access (PRA)
     o    ANSI/ITU ISUP
     o    Bellcore GR-1129
     o    Bellcore 3511 messages over GR-1129 type interface
     o    ETSI/INAP
     o    TCP/IP

The eMRS can either be used as an Intelligent Peripheral (IP) where the service logic is under the control of an SCP (e.g., SUPPLIER'S eCS) or as a service node where the service logic is controlled by the eMRS. Moreover, a single eMRS can simultaneously act as a service node and an Intelligent Peripheral (IP).

2. Required Hardware

Cabinet equipped with 1- 8 port 10/100 Mbit ethernet hub, 1- 8 port terminal server, 12-block MFFU, bi-directional cooling fan unit, 5ESS-2000 Global frame, doors, phase 2 cable rack & miscellaneous equipment and cables - each cabinet holds up to 4 units with 600 Mhz CPUs. Select from below. eMRS units can be different within the same cabinet. All eMRS units will require a cabinet - no table top units. Also included is a Standalone Workstation.

The following eMRS base units is e/w 1-chassis, dual Intel 600Mhz w/256 L2 cache, 440BX core logic set, 1GB SDRAM, 100 Mhz PSB, 4-10/100 ethernet ports, 4 RS232 serial ports, 1 ultrawide LVD SCSI controller, 1 single-ended narrow SCSI controller, floppy & enhanced IDE controller, onboard IPMI compliant system management controller, BIOS supports serial redirect and CPU administration features, H.110 CTBUS w/hot swap, rear I/O cabling interface transition support, link activity, supplies, 9-18GB SCSI disk drives, 1 DDS-II format 4mm SCSI tape drive 1 CD (read only) drive, 1 floppy drive.

3. Pricing

The platform is available in multiple configurations. The price is dependent on the specific configuration to meet deployment needs. Pricing below includes eMRS unit, eMRS cabinet, spares kit and boot disk for new installs. Pricing below does not include misc cabinet, documentation, training, SES, maintenance support, E&I or NPI. Does not include optional hardware/software features that do not apply to these configurations such as VOIP/SIP, or ASR/TTS.

------------------------------------------------------------------------
DESCRIPTION OF                                      PRI/IS   SS7/ISUP  UNIT
ORDERABLE ITEM                                      UP IVR   Cards     NET
                                                    (Quad              PRICE -
                                                    Span T1            Hardware
                                                    Boards)            &
                                                                       Software
--------------------------------------------------------------------------------
eMRS Configuration 13 with R24                      6        1            **
(SurePay 8.0 IP SPA is currently deployed in
Verizon Wireless on eMRS R21). This price
is for a new install eMRS Cabinet with one
Config 13 eMRS unit with R24 software, 6
Brooktrout cards with up to 24 T1 links, and 1
spares kit.
--------------------------------------------------------------------------------
eMRS Configuration 24 with R24                      4        1            **
This price is for a new install eMRS Cabinet
with one Config 24 eMRS unit with R24
software, 4 Brooktrout cards with up to 16 T1
links, and 1 spares kit.
--------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

       ATTACHMENT L - PacketIN(TM) Application Hosting Environment (AHE)

1. Description

The AHE is used to host the next generation/convergence/3G type of applications. When deployed with the IN eSM(enhanced Services Manager) and the optional IN enhanced Services Authoring Environment(eSAE), the AHE provides unparalleled performance, programmability, reliability, and flexibility in the IN.

The AHE can be deployed in multi-vendor, multi-media(wireline, wireless and data) and multi-protocol environments.

Key System Characteristics

          The PacketIN Application Hosting Environment has the following key characteristics:

     1. Programmability: Next Generation Services can be developed by third party ISVs, the service provider, or by Lucent, using programming languages such as JAVA or C++. Services are provisioned using the eSM.

     2. Support of multiple simultaneous services: The PacketIN Application Hosting Environment can simultaneously run multiple service applications.

     3. Scalability: The PacketIN Application Hosting Environment provides a reliable, scaleable platform that can grow with the needs of the service provider.

     4. Open platforms: The PacketIN Application Hosting Environment is built on commercially available hardware and software. Its open, layered architecture provides the service provider with vendor and network interoperability and the use of Open APIs enables the extensive use of exciting ISV and ASP developed applications.

     5. Protocol compliance: The PacketIN Application Hosting Environment supports in this release numerous communication protocols including SIP, LDAP, JTAPI, MAP-GSM, CAP, RMI, CORBA, SNMP, and SMPP.

With these key features, the PacketIN AHE enables the service providers to:

o Offer/deploy new services rapidly because the PacketIN AHE allows service providers to take full advantage of the service innovations available from the Internet. The service providers can create innovative services using the Internet technologies that provide the framework for easy service creation, deployment and reuse.

o Enhance the existing IN network and protect the existing IN network investment. The PacketIN AHE provides an evolutionary platform that builds on the strength of Lucent's Intelligent Network (IN). The service providers can enhance the current service offerings and enter the Internet arena by creating next generation converged services.

o Keep pace with the new latest technologies. The PacketIN AHE with the packet network supports the latest Internet protocols, Internet programming languages, and open network APIs to allow service providers to create next-generation converged services that are truly access- and media-independent.

o Gain new customers by being able to respond quickly to customer demands for technically innovative services.

o    Host 3 rd party Next Generation/convergence/3G applications on the PacketIN
     AHE.

o Policy Management/Rules Engine on the PacketIN AHE platform planned in the roadmap for calendar year 2003/2004.

Service Experience

Here are just a few of the applications that the Lucent PacketIN Application Hosting Environment can support:

o    Super Distributed HLR (SDHLR)

o    MiLife(TM) Intelligent Services Gateway (ISG)

o    SIP Server and SIP based services

o    Surepay(TM) eCommerce Gateway Server (eCGS)

o    Instant Messaging

2. Required Hardware

Netra T 1400s
Sunblade 100 LMT
Framework
Terminal Server
Ethernet Hubs
Alarm Relay Unit
Interphase SS7 Cards

3. Pricing

=======================================================================
    SCALE    CONFIGURATION          COMPONENTS          NET PRICE
-----------------------------------------------------------------------
-----------------------------------------------------------------------
1 (MINIMUM)  PacketIN AHE with (1)  5ESS Frame, Netra       **
             Netra T 1400 in a      T 1400, LMT,
             frame                  Interphase SS7
                                    card, Spare Kit,
                                    Golden Disk R24,
                                    Release 24 AHE
                                    Software, Netra T
                                    1400 and LMT
                                    Support
-----------------------------------------------------------------------
2 (MEDIUM)   PacketIN AHE with (2)  5ESS Frame, Netra       **
             Netra T 1400s          T 1400s, LMT,
                                    Interphase SS7
                                    cards, Spare Kit,
                                    Golden Disk R24,
                                    Release 24 AHE
                                    Software, Netra T
                                    1400 and LMT
=======================================================================


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

================================================================================
                                    Support
--------------------------------------------------------------------------------
3 (MAXIMUM)  PacketIN AHE with 4    5ESS Frame, Netra       **
             Netra T 1400s          T 1400s, LMT,
                                    Interphase SS7
                                    cards, Spare Kit,
                                    Golden Disk R24,
                                    Release 24 AHE
                                    Software, Netra T
                                    1400 and LMT
                                    Support
================================================================================


                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

1. SUPPLEMENTAL TERMS

1.1 Scope This Addendum and the following Attachments contain the prices and additional terms and conditions, which together with the terms and conditions of the AGREEMENT, are applicable to orders for SUPPLIER'S messaging products and services identified herein. To the extent of any inconsistency between a specific term of this Addendum and a specific term of the AGREEMENT, the term of this Addendum shall govern.

     **
     Attachment 2 Implementation Services
     Attachment 3 Messaging Services Program ("MSP")
     Attachment 4 Microsoft End User License Agreement

1.2 Definitions In addition to the definitions set forth in Article 2 of the AGREEMENT, entitled DEFINITIONS, the following terms in this Addendum shall have the meanings ascribed to them below.

     1.2.1 "Capacity On Demand (COD) Products" means Messaging Hardware and/or Software with COD. "Software with COD" is Software that determines the capacity of SUPPLIER'S Messaging Product to, among other things, store messages, create mailboxes and add functionality to mailboxes. Software with COD may be enabled at the time of manufacture or remotely after installation, in incremental units of capacity.

     1.2.2 "Installation Date" means the date a System is connected to PURCHASER's access lines and PURCHASER's power source. For Messaging Products other than a System, "Installation Date" means the date the Messaging Product is installed in an existing System.

     1.2.3 "System" means collectively any Messaging Hardware (or component thereof) and Software composing a voice messaging system, such as the CA System or the AnyPath (R) System.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

     1.2.4 "Update" means any improvement, addition, or revision to the Messaging Software that does not contain substantially new functionality as determined by SUPPLIER in its sole discretion. Updates are non-feature enhancing and typically improve performance or safety.

     1.2.5 "Upgrade" means any improvement, addition or revision to the Messaging Software that contains substantially new or enhanced functionality.

     1.2.6 "Messaging Hardware" means voice, text or multimedia messaging Hardware described or listed in this Addendum.

     1.2.7 "Messaging Product" means a voice, text or multimedia messaging Product described or listed in this Addendum.

     1.2.8 "Messaging Software" means voice, text or multimedia messaging Software described or listed in this Addendum.

     1.2.9 "Messaging Services" means Services (integration, maintenance, data migration, etc.) related to a Messaging Product.

     1.2.10 "Caller Application ("CA")" means the Messaging application that provides features such as telephone answering, voice and fax messaging, call routing, and message delivery service.

1.3 Term This Addendum shall continue in effect until the expiration date of the AGREEMENT. In the event that there is a purchase order for which the parties have obligations that extend beyond the expiration date of the AGREEMENT, the terms of the AGREEMENT and this Addendum shall continue to apply to the purchase order until all obligations have been satisfied.

**

SUPPLIER makes no warranty with respect to defective conditions or non-conformities resulting from a software application not provided by or not developed by SUPPLIER ("Non-Lucent Supplied Application"), including, but not limited to, any application developed using any SUPPLIER service creation environment product. In addition, SUPPLIER shall have no liability whatsoever for any failure, harm or loss caused by, or related to, any Non-Lucent Supplied Application.

PURCHASER may order certain COD Software features, such as password reset, conference mailbox, skip password, magistrate mailbox and monitor mailbox, which when enabled could be improperly used in violation of privacy laws. By ordering such features, PURCHASER assumes all responsibility for assuring the proper and lawful use of such features and all liability for any improper or unlawful use of such features.

1.5 Post-Warranty Maintenance After the applicable Warranty Period, PURCHASER may order maintenance Services, including remote support Services, for Messaging Products under the Messaging Services Agreement ("MSP") program in accordance with Attachment 3.

1.6 Prices and Fees The prices and fees for Messaging Products (except fees for Services and MSP Services) provided by SUPPLIER are as set forth in the Attachments to this Addendum. All prices and fees in the Attachments to this Addendum shall be in effect for three (3) years from the Effective Date of the AGREEMENT. Unless expressly stated otherwise, discounts referenced or incorporated herein apply to Messaging Products ordered under this Addendum only and are not applicable to Services. Services and MSP Services prices and fees


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

will be provided to PURCHASER as a firm price quote or as agreed to in writing by the parties. Transportation fees shall be charged in accordance with Article
8.2 of the AGREEMENT, entitled TRANSPORTATION.

**

1.7 Orders Orders for Messaging Products and Services shall be placed in accordance with Article 3 of the Definitive Agreement, entitled ORDERS. In addition, Orders for Messaging Products and Services shall include the following:

     o Applicable product configuration, including but not limited to, System type, System serial number (if known), number of ports, drive type, hardware/system, any other equipment required, Software options, authorized capacity (as applicable, e.g., storage hours, number of ports, number of mailboxes, number of fax-enabled), literature;
     o Choice of implementation package (if applicable) and fees; and desired Installation Dates, if SUPPLIER is performing installation.

Orders for COD Products will be placed with SUPPLIER and paid for in the same manner as Orders for other Messaging Products under this Addendum. Shipment, delivery, and installation of remotely enabled COD Software will be deemed to have occurred on the date on which such COD Software was remotely enabled by or on behalf of SUPPLIER. SUPPLIER will provide PURCHASER with written notification that the COD Software has been remotely enabled within two business days following installation. Orders for COD Software may not be canceled on or after the date of enablement.

1.8 Implementation Services, Training and Documentation At PURCHASER'S request, SUPPLIER will provide any or all of the installation, implementation and data migration Services for the AnyPath System. A general description of such Services is included in Attachment 2, "Implementation Services". The specific Services to be performed for PURCHASER and associated fees will be described in one or more written statements of work based upon the scope of Services required by PURCHASER. Each statement of work will be signed by representatives of both parties and will be deemed to incorporate this Addendum.

Unless otherwise noted in the applicable Order, PURCHASER will select, and SUPPLIER will provide to PURCHASER, for each Caller Application ("CA") System, the training, consultation Services and documentation included in one of the implementation packages described in Attachment 2, "Implementation Services" at the prices stated in Attachment 1, "Prices". PURCHASER shall specify its choice of implementation package at the time of placing the Order for the applicable System or through another Order as agreed by the parties.

Any additional services, training or documentation requested by PURCHASER shall be ordered in accordance with and at prices separately quoted by SUPPLIER.

1.9 Site Requirements SUPPLIER will furnish specifications for power, physical and environmental requirements for the equipment room where Messaging Products will be installed. PURCHASER is responsible for ensuring that these specifications are met. In addition, PURCHASER is responsible for complying with all building and electrical codes applicable to the equipment room.

1.10 Technical Support Center; Response Time; PURCHASER'S Responsibility


-----------------------------
     ** Confidential Materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

During the Warranty Period for the Messaging Products, SUPPLIER will provide the Services described below:

     1.10.1 Technical Support Services Center SUPPLIER will provide PURCHASER with access to SUPPLIER'S technical support services center ("TSSC"), staffed by SUPPLIER-certified technicians, for 24-hour problem reporting (1-866-Lucent88). The TSSC will provide analysis for System malfunctions, including actions to verify a problem and the conditions under which the problem exists or recurs. The nature and operation of the TSSC is left to the sole discretion of SUPPLIER and may be changed by SUPPLIER at any time. SUPPLIER will provide reasonable notice to PURCHASER of any planned change in operation of the TSSC which may affect PURCHASER.

1.11 Availability of Products, Maintenance Service and Parts For a period of five (5) years after shipment of each Messaging Product, SUPPLIER will make available maintenance Services, in accordance with this Addendum, and equivalent spare parts for such Messaging Product. Notwithstanding the foregoing, the MSP program will not be available for Sierra(TM) Systems after April 30, 2006.

If production capacity for a Messaging Product is constrained as a result of SUPPLIER'S inability to secure material or transportation facilities or the inadequate yield of Messaging Products despite all commercially reasonable efforts, SUPPLIER may allocate in a fair and reasonable manner, taking into account its contractual commitments, its available production output among PURCHASER and its other customers, including at its option those not yet under contract.

1.12 Additional Software License Terms In addition to the applicable Software license provisions of the AGREEMENT, the following additional terms and conditions shall apply to Messaging Products:

     1.12.1 COD Software Each incremental unit of capacity for COD Software will be considered a separate Messaging Product that is licensed in object code form to PURCHASER pursuant to the terms of the applicable Software license provisions of the Definitive Agreement. Only that COD Software that has been properly ordered from SUPPLIER, paid for by PURCHASER, and whose enablement has been authorized and directed by SUPPLIER, will be licensed to PURCHASER.

     1.12.2 Only SUPPLIER May Enable Software Features Only SUPPLIER is entitled to authorize the enablement of any COD Software. PURCHASER shall not enable or attempt to enable any COD Software or features or capabilities inherent in the COD Software, and PURCHASER shall not permit or assist any third party to do so.

     1.12.3 Conditions for Enablement of Software Feature Products As a condition of SUPPLIER'S enablement of COD Software features and capabilities, PURCHASER shall make available remote System-level access to PURCHASER'S Systems at a time mutually agreeable to both PURCHASER and SUPPLIER.

     1.12.4 Capacity-Based Licenses PURCHASER shall not use or permit the use of the Messaging Software in a manner that exceeds the authorized capacity. Without limiting the generality of the foregoing, PURCHASER shall not cause or permit the number of calls simultaneously connected to a System to exceed the authorized number of ports. As used here, a "call" means any telephone call, voice-over-IP connection or other like connection

     1.12.5 SUPPLIER Audit Rights SUPPLIER or its authorized agent may, at SUPPLIER'S discretion, electronically inspect and audit the configuration of PURCHASER'S COD Systems for compliance with the terms of the Software license at the following times: (i) at the time of enablement of any separately licensed Messaging Software feature or capability, such as incremental capacity for SUPPLIER'S COD Products; and (ii) once each calendar year upon three business days' notice to PURCHASER from

     SUPPLIER. PURCHASER shall cooperate with SUPPLIER or its authorized agent in conducting such audits and will make available remote System-level access by SUPPLIER for such purpose.

     1.12.6 Software License Transfer PURCHASER may transfer its rights to use the Messaging Software concurrent with the sale of the Messaging Product on which the Messaging Software was originally installed provided PURCHASER:
     (i) obtains the advance written consent of SUPPLIER, which consent shall not be unreasonably withheld; (ii) pays, if applicable, all transfer fees to SUPPLIER; and (iii) delivers to SUPPLIER a written undertaking by the transferee, in a form acceptable to SUPPLIER, specifying that the transferee accepts the rights and obligations of PURCHASER'S Software license for that Messaging Product.

     1.12.7 Third Party Software PURCHASER agrees to be bound by the terms and conditions of the third-party license attached as Attachment 4 to this Addendum. If the scope of the license and restrictions on use stated in the AGREEMENT and this Addendum differ from the terms of any license agreement packaged with Software developed by a third party, the terms and conditions of the packaged license agreement shall take precedence.

     1.12.8 Remedies If PURCHASER breaches any of the Software license provisions applicable to Messaging Products, SUPPLIER may exercise immediately any remedy set forth in the AGREEMENT, as well as any remedy that may exist at law or in equity.

1.13 Internet Access PURCHASER acknowledges that the use of and connection to the Internet is inherently insecure and that connection to the Internet provides opportunity for unauthorized access by a third party to PURCHASER'S computer systems, networks and any and all information stored therein. PURCHASER acknowledges and agrees that SUPPLIER makes no express or implied warranty or condition that its Products are immune from or prevent fraudulent intrusion, unauthorized use or disclosure or loss of proprietary information. If PURCHASER chooses to connect the Messaging Products to the Internet, PURCHASER does so at its own risk and is strongly advised to take steps to minimize unauthorized access though any Internet connection. SUPPLIER SHALL NOT HAVE ANY LIABILITY WHATSOEVER FOR ANY FAILURE, HARM OR LOSS CAUSED BY, OR RELATED TO: (I) ANY UNAUTHORIZED ACCESS THROUGH AN INTERNET CONNECTION, REGARDLESS OF WHETHER A FIREWALL OR OTHER INTERNET SECURITY FEATURE IS INCLUDED WITH THE MESSAGING PRODUCT; OR (II) PURCHASER'S USE OF THE INTERNET INCLUDING WITHOUT LIMITATION ACCESSING AND DOWNLOADING ANY MATERIALS AVAILABLE ON THE INTERNET FOR USE ON OR IN CONNECTION WITH THE MESSAGING PRODUCT. IN ADDITION, SUPPLIER SHALL NOT BE RESPONSIBLE FOR ANY DEGRADATION IN SYSTEM OR PRODUCT PERFORMANCE CAUSED DIRECTLY OR INDIRECTLY BY AN INTERNET CONNECTION. PURCHASER agrees to comply with all applicable laws, rules and regulations, including any Internet regulations or policies and applicable export laws, in its use of the Messaging Products or any part thereof.

                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

                          Schedule 1 - MSA Order Form

--------------------------------------------------------------------------------
Invoice Address:
Equipment Site (if different from Invoice Address):

Contact:

Telephone:
--------------------------------------------------------------------------------

Program Start Date:

VOICE MODULE                                                 Payment Plan: Full __ Annual __
System Type: __ Ports: __ Msg Hours: _

System Serial Numbers with this Configuration at this
Equipment Site: List all systems types covered with          Multi-Year MSA Program
Serial number, and Warranty start and end dates,             Discount ( __%)                            $ __
Ports and hours.                                             Annual Program Price Less Discount         $ __

                                                             Coverage Period (Years)                    x __

Voice Module Annual Subtotal              $ __               TOTAL SITE MSA PROGRAM PRICE        $ __
Number of Systems with this Configuration x __
Voice Module Annual Subtotal              $ __
                                                             Cellco Partnership d/b/a Verizon Wireless


                                                             -----------------------------------------------------
DATA MODULE S/N:                                             By Authorized Representative                  Date

           -------------------------------------
DM Applications:
                                                             -----------------------------------------------------
           -------------------------------------             Printed Authorized Representative/Title


           -------------------------------------             LUCENT TECHNOLOGIES INC.

Data Module Annual Subtotal               $

---------------------                                        -----------------------------------------------------
                                                             By Authorized Representative                  Date

CUSTOM APPLICATIONS: (List all VM Systems to which
Applications apply)                                          -----------------------------------------------------
                                                             Printed Authorized Representative/Title
                                                         $
-------------------------------------------

                                        -------------------
                                                         $
-------------------------------------------

                                        -------------------
                                                         $
-------------------------------------------

                                        -------------------
                                                         $
-------------------------------------------

                                        -------------------
                 Application Subtotal  $
                                        -------------------

                 Voice Messaging Products and Services Addendum

                    Schedule 2 - Severity Levels for Systems

A.   Severity 1

A Severity 1 problem is a condition under which the System experiences a complete, continuing loss of functionality. In addition, any condition that may critically impact human safety is considered a Severity 1 problem.

Severity 1 problems on Sierra/CA Systems include:

     o    Unscheduled total System outage or failure to boot
     o    Continual System restarts
     o Networking down resulting in loss of critical functionality such as Message Waiting not functioning System wide
     o Inoperability of one or more of the disk drives that store messages or data causing message or data loss
     o    Message Waiting not functioning system wide
     o    25% or more blocked calls
     o    Total loss of integration

On the AnyPath System, a Severity 1 problem is a complex-wide fault, including:

     o 25% mishandled calls (i.e., when end-user customer cannot successfully access target mailbox to complete a transaction due to a defect with the AnyPath System)
     o Correlated UCS failure when a fault on one UCS propagates to another UCS causing service disruption to spread
     o Correlated SS7 failure when a fault on one SS7 instance (server or link) propagates to another SS7 instance causing service disruption to spread
     o Correlated MBL failure when a failure on one MBL propagates to another MBL causing service disruption to spread

B.   Severity 2

A Severity 2 problem is a condition under which the System is partially inoperative, and the inoperative portion of the System restricts PURCHASER'S operations but has a less critical effect than a Severity 1 condition. This condition is characterized by loss of partial functionality of the System but not a complete System failure. It includes a single reboot if the System has already been returned to full or partial functionality.

Severity 2 problems on Sierra/CA Systems include:

     o    Single reboot

     o    Inability to access the system through the System Manager Terminal
          (SMT)
     o    Inability of system to collect CDR data
     o    Inability to access an external application through the user interface
     o Inability to access the voice processing module through the Data Module SMT emulation
     o Inability to access an external application through the designed remote access method such as fax board, voice board, module interface board, or service modem
     o    Documentation errors that result in System outage
     o    Severity 1 problem with a work-around acceptable to PURCHASER

On AnyPath Systems, a Severity 2 problem is a box wide fault, including:

     o    99.7% availability objective failure caused by the UCS
     o    99.5% availability objective failure caused by ACS/SS7/MBL/OSL
     o Considerable (100 faults/million) provisioning failures of call flow affecting data
     o Infrequent (10 faults/million) mailbox messages being trashed or deleted
     o    Consistent and considerable (100 faults/million) mishandled calls
     o    Call answer failover not working

C.   Severity 3

A Severity 3 problem is a condition under which the System is usable by PURCHASER, but with some limited functions which may restrict but not severely impact PURCHASER operations. Severity 3 problems include:

     o    Single link inoperable
     o    Poor System operating response times
     o    Occasional mishandled calls
     o    One-time failure that impacted access to mailboxes
     o Considerable (100 faults/million) problems with audits, Software Updates, etc.
     o Infrequent (10 faults/million) provisioning failures of call flow affecting data
     o    Individual mailbox failures summing to below availability objective

D.   Severity 4

A Severity 4 problem is a condition under which the System is experiencing minor failure which does not materially affect PURCHASER'S operations. Severity 4 problems include:

     o    Cannot update non-call related data (e.g. measurement thresholds)
     o    Process failures not impacting subscriber access to mailboxes
     o    Error messages requiring rewording for clarification
     o Infrequent (100 faults/million) problems with audits, Software Updates, etc.
     o    Cosmetic changes to displays
     o    Documentation errors

                 Voice Messaging Products and Services Addendum

         Schedule 3 - Custom Applications and Response Time Objectives

SUPPLIER'S Customer Services and Solutions group ("CSS") will endeavor to respond to reported problems with Custom Applications and provide updates within the following time periods. The response time is calculated between the time SUPPLIER has received sufficient information from PURCHASER to open a trouble ticket and the time a CSS engineer is working with PURCHASER to address the condition. The definitions of Severity levels for Custom Applications are set forth below the table.

-----------------------------------------------------------------------------------------
 Severity       CSS Response Time during      CSS Response Time during Non-     Update
                    Business Hours (1)               Business Hours (2)       Frequency
-----------------------------------------------------------------------------------------
     1                   1 hour                           8 hour                Hourly
-----------------------------------------------------------------------------------------
     2                   4 hour                          12 hour                Hourly
-----------------------------------------------------------------------------------------
     3      next business day before 5 p.m.  next business day before 5 p.m.    Weekly
                      Pacific Time                     Pacific Time
-----------------------------------------------------------------------------------------
     4           within 3 business days           within 3 business days        Weekly
-----------------------------------------------------------------------------------------

(1)    Business hours are 8:00am to 5:00pm Pacific Time, Monday through Friday
(2) Non-business hours are 5:00pm to 8:00am Pacific Time, Monday through Friday, and Friday at 5:00pm until Monday at 8:00am Pacific Time

Definitions of Severity Levels for Custom Applications

A.   Severity 1 ("Critical")

A Severity 1 problem is a condition under which the Custom Application is inoperative and PURCHASER'S inability to use the Custom Application has a critical effect on PURCHASER'S operations. This condition is generally characterized by complete failure and requires immediate resolution. In addition, any condition that may critically impact human safety is also considered a Severity 1 problem.

B.   Severity 2 ("Major")

A Severity 2 problem is a condition under which the Custom Application is partially inoperative, but is still usable by PURCHASER. The inoperative portion of the Custom Application restricts PURCHASER'S operations but has a less critical effect than a Severity 1 condition.


C.   Severity 3

A Severity 3 problem is a condition under which the Custom Application can be used by PURCHASER with limited functions. The condition is not critical to PURCHASER'S overall operations and does not severely restrict such operations.


D.   Severity 4

A Severity 4 problem is a condition under which the Custom Application is usable and the condition does not materially affect PURCHASER'S operations. This type of problem results in a minor failure which involves individual components of a Custom Application.


                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

                             ATTACHMENT 1 - PRICES


SUPPLIER shall extend the following discounts off list price to PURCHASER for all Messaging Hardware and Software only. Such discounts shall be effective for three (3) years after the Effective Date of the AGREEMENT. Services are non-discountable.

For calendar years 2004, 2005 and 2006, PURCHASER shall receive the following discounts, which shall be applied to purchases of Messaging Hardware and Software for each calendar year:

**
**
**
**

SUPPLIER may supplement the attached price list from time to time with additional hardware and/or features. Upon PURCHASER'S request, SUPPLIER shall provide an updated price list.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Orderable Item Description                                  OI Comcode   OI   **
                                                                        Type
                                                        **
                                                             408781888   H    **
Back End Cabinet 1 Kit
Back End Cabinet 2 Kit                                       408779577   H    **
Back End Cabinet 3 Kit                                       408779585   H    **
Back End Cabinet 4 Kit                                       408779593   H    **
Front End Cabinet 1, 12U TS                                  408779528   H    **
Front End Cabinet 1, 15U TS                                  408779478   H    **
Front End Cabinet 2, 12U TS                                  408779536   H    **
Front End Cabinet 2, 15U TS                                  408779486   H    **
Front End Cabinet 3, 12U TS                                  408779544   H    **
Front End Cabinet 3, 15U TS                                  408779494   H    **
Front End Cabinet 4, 12U TS                                  408779551   H    **
Front End Cabinet 4, 15U TS                                  408779502   H    **
Front End Cabinet 5, 15U TS                                  408779510   H    **
Data Center Cabinet, R5.1 and later                          408795094   H    **
Cable Management Bar                                         408771061   H    **
Back End Cab 2, Co-loc R4 to R5 Upgrade                      408778603   H    **
Cable Tray Kit w/ End Cap, No Jumper                         408654010   H    **
Cable Tray Kit w/End Cap and Jumper                          408654036   H    **
Cable Tray Kit w/Jumper, No End Cap                          408654028   H    **
                                                             408771533   H    **
LAN Cable,5 Ft
LAN Cable,6 Ft                                               408771541   H    **
LAN Cable,7 Ft                                               408771558   H    **
LAN Cable,8 Ft                                               408771566   H    **
LAN Cable,9 Ft                                               408771574   H    **
LAN Cable,10 Ft                                              408772176   H    **
LAN Cable,11 Ft                                              408772184   H    **
LAN Cable,12 Ft                                              408772192   H    **
LAN Cable,13 Ft                                              408772200   H    **
LAN Cable,14 Ft                                              408772218   H    **
LAN Cable,15 Ft                                              408772226   H    **
LAN Cable,16 Ft                                              408772234   H    **
LAN Cable,17 Ft                                              408772242   H    **
LAN Cable,18 Ft                                              408772259   H    **
LAN Cable,19 Ft                                              408772267   H    **
LAN Cable,21 Ft                                              408807576   H    **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

LAN Cable,Crossover,4 Ft                                     408793198   H    **
LAN Cable,Crossover,6 Ft                                     408772283   H    **
LAN Cable,Crossover,7 Ft                                     408772291   H    **
LAN Cable,Crossover,8 Ft                                     408772309   H    **
LAN Cable, Crossover,LAG,LAN To NAPT                         408807774   H    **
LAN Cable, Crossover,NAPT                                    408798551   H    **
LAN Cable,Co-Loc Mix Grw,FE SW1&2-BE SW1&2,15U               408806370   H    **
LAN Cable,Co-Loc FE SW1&2 to BE SW1&2,12U                    408806388   H    **
LAN Cable,Co-Loc FE SW1&2 to BE SW3&4,12U                    408806420   H    **
LAN Cable,Co-Loc FE SW3&4 to BE SW3&4,15U                    408806396   H    **
LAN Cable,Co-Loc Mix Grw,FE SW1&2 to BE SW3&4,15U            408806412   H    **
LAN Cable,Co-Loc Mix Grw,FE SW3&4 to BE SW3&4,12U            408806404   H    **
LAN Cable,Crossover, Distrib 12U & BE SW1 to SW2             408806438   H    **
LAN Cable,FE SW1&2 to SW3&4,15U                              408806347   H    **
LAN Cable,SW1&2 to SW3&4,12U & Distrib BE                    408806354   H    **
Power Cable, ASR/TTS Server, 15U                             408778827   H    **
Power Cable, ASR/TTS/VoiceXML Server, 12U                    408779098   H    **
Power Cable, Multiplexer, V4200-9                            408825826   H    **
Power Cable, NAPT LAN Switch, 12U                            408816353   H    **
Power Cable, NAPT LAN Switch, BE Cab 1                       408816361   H    **
Power Cable, NAPT LAN Switch, BE Cab 1                       408816361   H    **
Power Cable, VoiceXML Server, 15U                            408778959   H    **
Power Cables, Directory Server, BE                           408816387   H    **
Power Cables, Dual Terminal Server, 12U                      408778942   H    **
Power Cables, Dual Terminal Server, 15U                      408778801   H    **
Power Cables, Single Terminal Server                         408778934   H    **
Serial Cables, Mux, A3164/A3174                              408777167   H    **
Serial Cables, Mux, V4200-9                                  408777142   H    **
Serial Cables, Terminal Server, BE Cab1                      408778975   H    **
Serial Cables, Terminal Server, BE Cab2                      408778983   H    **
Serial Cables, Terminal Server, BE Cab3                      408778991   H    **
Serial Cables, Terminal Server, BE Cab4                      408779007   H    **
Serial Cables, Terminal Server, NAPT,BE Cab1                 408807808   H    **
Serial Cables, Terminal Server, NAPT,Co-Loc Upgrade,1-4 TS   408807899   H    **
Serial Cables, Terminal Server, NAPT,Co-Loc Upgrade,BE Cab1  408807824   H    **
Serial Cables,Terminal Server,BE Cab1,Co-Loc 12U             408800076   H    **
Serial Cables,Terminal Server,BE Cab1,Co-Loc 15U             408800068   H    **
Serial Cables,Terminal Server,Cab 3,Co-Loc 12U               408807790   H    **
Serial Cables,Terminal Server,Cab 3,Co-Loc 15U               408807782   H    **
ACS,T1400,2CPU                                               408674521   H    **
ACS,T1400,4CPU                                               408653624   H    **
V.35 Adapter Cable                                           408640589   H    **
V.35 Interface Board                                         408654101   H    **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Message Server & Disk Array                                  408781938   H    **
Directory Server Disk Array                                  408795193   H    **
SCSI Cable, 2 Meter                                          408795201   H    **
SCSI Host Adapter Card                                       408793206   H    **
Multiplexer Cables, A3164/A3174                              408778066   H    **
Multiplexer Cables, E1 COAX                                  408779619   H    **
Multiplexer Cables,T1/E1 Twisted Pair                        408779601   H    **
Multiplexer Module, E1                                       408779254   H    **
Multiplexer Module, T1                                       408779247   H    **
Multiplexer Module, V.35                                     408779262   H    **
Multiplexer, E1/V.35, A3174                                  408778926   H    **
Multiplexer, T1/V.35, A3164                                  408778918   H    **
Multiplexer, V4200-9                                         408825818   H    **
Field Installed Logical Labels                               408809184   H    **
Host CPU                                                     408779429   H    **
LAN Switch and Shelf                                         408779346   H    **
NAPT LAN Switch and Shelf                                    408795151   H    **
Quad-Span E1 COAX Circuit Pack                               408654051   H    **
Quad-Span E1 Twisted Pair Circuit Pack                       408654044   H    **
Quad-Span T1 Circuit Pack                                    408640522   H    **
Balun                                                        408654127   H    **
UCS Chassis without support, 12U                             408795128   H    **
UCS Chassis, 12U                                             408779411   H    **
UCS Chassis, 15U                                             408779403   H    **
SSP Server                                                   408358240   H    **
ASR/TTS SERVER                                               408779288   H    **
VoiceXML Interpreter Server                                  408781946   H    **
Keyboard/Mouse Cable, ASR/TTS Server                         408793214   H    **
Terminal Server, 20 Port                                     408779387   H    **
DAS / Proxy Server                                           408779197   H    **
AnyPath Messaging Application Server                         408674729   H    **
Continental European-Style AC Power Cord                     408750321   H    **
N Am AC Power Cord, Data Center Cabinet, Single              408795102   H    **
Danish-Style AC Power Cord                                   408750370   H    **
Internal Power Cord, Data Center                             408778819   H    **
Int'l AC Power Cord, Data Center Cabinet, Single             408795110   H    **
United Kingdom-Style AC Power Cord                           408750339   H    **
Italian-Style AC Power Cord                                  408750354   H    **
Australian-Style AC Power Cord                               408750347   H    **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

SS7 Integration RTU                                          300352150   H    **
Mailbox Locator RTU                                          300352168   H    **
SMDI Integration RTU                                         300412558   H    **
VM Mbx Lic,Tier 1                                            300430576   H    **
VM Mbx Lic,Tier 2                                            300430584   H    **
VM Mbx Lic,Tier 3                                            300430592   H    **
VVM Mbx Lic,Tier 1                                           300430600   H    **
VVM Mbx Lic,Tier 2                                           300430618   H    **
VVM Mbx Lic,Tier 3                                           300430626   H    **
UM Mbx Lic,Tier 1                                            300430675   H    **
UM Mbx Lic,Tier 2                                            300430683   H    **
UM Mbx Lic,Tier 3                                            300430691   H    **
Storage Megabyte Lic,Tier 1                                  300430709   H    **
Storage Megabyte Lic,Tier 2                                  300430717   H    **
HW Lic Fee,1 IN Port,T1                                      300576329   H    **
HW Lic Fee,1 IN Port,E1                                      300576337   H    **
HW Lic Fee,1 OUT Port,T1                                     300431558   H    **
HW Lic Fee,1 OUT Port,E1                                     300431566   H    **
RTU,Call Sender with Rebound                                 300431574   H    **
RTU,Fax Store and Forward                                    300431582   H    **
RTU,Consolidated Mailbox                                     300431590   H    **
RTU,SAW                                                      300431616   H    **
RTU,VAD                                                      300431624   H    **
RTU,Integrated Email Access                                  300431640   H    **
RTU, Bulletin Broadcast                                      300533908   H    **
RTU, Personal Call Redirection                               300533932   H    **
Dynamic VM Mbx lic,Active                                    300553583   H    **
Dynamic VM Mbx lic,Uninitialized                             300553591   H    **
RTU, Delete Message Recovery                                 300553757   H    **
NETRA T-1400 SLVR ON-SITE SUP, US                            300574639   H    **
NETRA T-1400 SLVR ON-SITE SUP, CAN                           300574647   H    **
NETRA T-1400 SLVR ON-SITE SUP, NON-US & CAN                  300574654   H    **
SUN 3310 Slvr On-Site Sup, US                                300574662   H    **
SUN 3310 Slvr On-Site Sup, Can                               300574670   H    **
SUN 3310 Slvr On-Site Sup, Non-US & Can                      300574688   H    **
Netra T-1405 Silver On-Site Support, US                      300574704   H    **
Netra T-1405 Silver On-Site Support, Canada                  300574720   H    **
Netra T-1405 Silver On-Site Support, Non-US & Non-Canada     300574738   H    **
SUN V120 Silver On-Site Support, US                          300574746   H    **
SUN V120 Silver On-Site Support, Canada                      300574753   H    **
SUN V120 Silver On-Site Support, Non-US & Non-Canada         300574761   H    **
RTU, Auto Attendant                                          300576345   H    **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

RTU, Partitioning                                            300576352   H    **
SAM Am English,Nuance,R5                                     300576642   H    **
RTU, Instant Voice Messaging                                 300576857   H    **
RTU, Service Wide Directory                                  300576865   H    **
RTU, Retain EAG                                              300577798   H    **
RTU, Wake-Up Call                                            300577814   H    **
SW Lic Fee, Directory Server                                 300584141   H    **
RTU, Personal Address Book                                   300636404   H    **
TUI Am English, Upgrade R5-R5.1                              300636487   H    **
iVAD Mbx Lic,Tier 1                                          300648946   H    **
iVAD Mbx Lic,Tier 2                                          300648953   H    **
iVAD Mbx Lic,Tier 3                                          300648961   H    **
RTU, Non-Completed Call Notification                         300648979   H    **
TUI Am English,R5.1                                          300649035   H    **
Nuance Am English, Upgrade, R5-R5.1                          300679164   H    **
VoiceXML Am English, Upgrade R5-R5.1                         300679198   H    **
SAM Brazilian Portuguese,Nuance,R5                           408782167   H    **
BE Main System SW, R5.1                                      408823631   H    **
TUI Am Spanish,R5.1                                          408823680   H    **
TUI Am Spanish,Upgrade R5-R5.1                               408823698   H    **
TUI Int'l English,R5.1                                       408827293   H    **
TUI Brazilian Portuguese,R5.1                                408827301   H    **
TUI Canadian French,R5.1                                     408827319   H    **
TUI Bahasa Malaysian,R5.1                                    408827327   H    **
TUI General Cantonese,R5.1                                   408827335   H    **
TUI General Mandarin,R5.1                                    408827343   H    **
TUI Castilian Spanish,R5.1                                   408827350   H    **
TUI Int'l English,Upgrade R5-R5.1                            408827368   H    **
TUI Brazilian Portuguese,Upgrade R5-R5.1                     408827376   H    **
TUI Canadian French,Upgrade R5-R5.1                          408827384   H    **
TUI Bahasa Malaysian,Upgrade R5-R5.1                         408827392   H    **
TUI General Cantonese, Upgrade R5-R5.1                       408827400   H    **
TUI General Mandarin,Upgrade R5-R5.1                         408827418   H    **
Nuance Am Spanish, Upgrade, R5-R5.1                          408844751   H    **
VoiceXML Am Spanish, Upgrade R5-R5.1                         408844769   H    **
TUI Taiwanese Mandarin,Upgrade R5-R5.1                       408844827   H    **
Nuance Canadian French, Upgrade, R5-R5.1                     408848471   H    **
VoiceXML Canadian French, Upgrade R5-R5.1                    408848489   H    **
SW Lic Fee, Nuance ASR                                       300450194   H    **
SW Lic Fee, TTS ILR                                          300568292   H    **
SW Lic Fee, Telephony Server                                 300573144   H    **
SW Lic Fee, VoiceXML Browser                                 300573177   H    **
SW Lic Fee, TTS ELOQUENCE,SNGL                               300574522   H    **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

SW Lic Fee, TTS SPEECHIFY,SNGL                               300574530     S  **
RTU, IMAP4/POP3 Proxy Server SW                              300584158     S  **
SW Lic Fee, Partner VoiceXML Browser                         300585593     S  **
SW Lic Fee, IVAD, 1 session                                  300636388     S  **
VoiceXML Am English                                          300636495     S  **
CD,POP3 Protocol Translator SW                               408706513     S  **
TTS Am English, Speechify Mara,R5                            408777027     S  **
TTS Am English, Speechify Tom,R5                             408777035     S  **
TTS UK English, Speechify Helen,R5                           408777043     S  **
TTS Brazilian Portuguese, Speechify Luci,R5                  408777050     S  **
TTS Mexican Spanish, Speechify Paulina,R5                    408777100     S  **
TTS Voices, Eloquence,R5                                     408777191     S  **
TTS/ASR/VoiceXML Admin SW CD                                 408778868     S  **
SAM Am Spanish,Nuance,R5                                     408782126     S  **
SAM Int'l English,Nuance,R5                                  408782159     S  **
TTS/ASR/VOICEXML Admin SW CD, R5.1                           408795185     S  **
CD, Network Wide Proxy SW, R5.1                              408795243     S  **
VoiceXML Am Spanish                                          408807840     S  **
FE Main System SW CD, R5.1                                   408823623     S  **
Delegated Admin Server SW & CD,R5.1                          408823656     S  **
FE Main System SW, R5.0 to R5.1                              408823672     S  **
BE Main Sys SW, R5.0 to R5.1                                 408823755     S  **
LAN Switch Firmware CD, R5.1                                 408834646     S  **
DAS SW, R5.0 to R5.1                                         408844777     S  **

                                       **

Spare,Sys Lit Pkg,R5.1                                       408795250    SP  **
Spare, NAPT LAN Switch                                       408795276   SPH  **
Spare, NAPT LAN Switch Rear I/O                              408795284   SPH  **
Spare,UCS Sngl Board Cmptr                                   408682839   SPH  **
Spare,UCS Cmpn IO Rear IO                                    408682847   SPH  **
Spare,UCS CPU Rear IO                                        408682854   SPH  **
Spare,UCS Upper Fan Tray                                     408682870   SPH  **
Spare,UCS Lower Fan Tray                                     408682888   SPH  **
Spare,UCS DC Pwr Supply                                      408682904   SPH  **
Spare,UCS Blade LAN Hub                                      408682920   SPH  **
Spare,SSP                                                    408682979   SPH  **
Spare Filter,Air,T14XX                                       408705200   SPH  **
Spares,LAN Switch                                            408776995   SPH  **
Spares,LAN Switch                                            408776995   SPH  **
Spares,LAN Switch Rear I/O                                   408777001   SPH  **
Spare,Terminal Server,40 Port                                408777175   SPH  **

-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Spare,Message Server                                         408778751   SPH  **
Spare,Chassis Management Module                              408779031   SPH  **
Spare,Fan Tray Assembly                                      408779049   SPH  **
Spare, T1 MUX                                                408640761   SPH  **
Spare,V.35 Card ACS                                          408640803   SPH  **
Spare, T1                                                    408654317   SPH  **
Spare, E1 COAX                                               408654325   SPH  **
Spare, E1 MUX                                                408654358   SPH  **
Spare, E1 MUX                                                408654358   SPH  **
Spare, E1 Twst Pr                                            408658466   SPH  **
Spare,UCS Raid Cntrlr                                        408682862   SPH  **
Spare,UCS 36GB Disk Drive                                    408682896   SPH  **
Spares,Host CPU                                              408779056   SPH  **
Spare,Host CPU Rear I/O                                      408779064   SPH  **
Spare, MUX, V4200-9                                          408779122   SPH  **
Spare, Mux Power Module, V4200-9                             408779130   SPH  **
Spare, T1 Module, Mux V4200-9                                408779148   SPH  **
Spare, E1 Module, Mux V4200-9                                408779155   SPH  **
Spare, V.35 Module, Mux V4200-9                              408779163   SPH  **
Spare,Terminal Server,20 Port                                408779171   SPH  **
Spare,Ckt Brkr Double Pole 15A                               408779189   SPH  **
Spare,Ckt Brkr Double Pole 15A                               408779189   SPH  **
Spare,Air Filter                                             408779205   SPH  **
Spare,TTS/ASR/VoiceXML Interpreter Server                    408779296   SPH  **
Spare, CompactPCI Carrier Shelf                              408779353   SPH  **
Spare,Ckt Brkr Double Pole 20A                               408779361   SPH  **
Spare,Ckt Brkr Double Pole 10A                               408779379   SPH  **
Spare,DC Power Supply,12U TS                                 408779395   SPH  **
Spare, POP3 Protocol Translator CD                           408833689   SPS  **
Spare,BE Message Server SW CD, R5                            408778785   SPS  **
Spare,FE TS & BE MS SW CD,R5.1                               408795136   SPS  **
Spare,BE ACS SW CD, R5.1                                     408795169   SPS  **
Spare, DAS SW CD, R5.1                                       408795235   SPS  **
Spare,FE Split-Shelf SW CD,R5                                408841260   SPS  **
Spare, Network Wide Proxy SW CD, R5.1                        408846731   SPS  **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

          ATTACHMENT 2 - IMPLEMENTATION SERVICES FOR MESSAGING SYSTEMS

A. AnyPath Implementation and Data Migration Services

OVERVIEW

Deployment of AnyPath consists of two or three services groupings: installation, implementation and data migration from existing CA platforms. Each service grouping may be purchased separately. Because of the variations in purchased AnyPath configurations, integration parameters and PURCHASER'S network structure, the Services that SUPPLIER provides for each deployment are specific to each customer. SUPPLIER will provide installation, implementation and/or data migration services as determined by PURCHASER'S requirements and as defined within the relevant statement of work. Deliverables listed below are applicable to AnyPath Plain Old Voice Mail (POVM) and AnyPath Unified Messaging (UM) configurations. UM may have additional, optional, Services corresponding to UM optional functions purchased. Additional UM Services will follow the basic POVM/UM format listed below, applied to any additional UM functionality purchased. Briefly stated, general deliverables for each of the offered services are as follows:

     Installation

          o    Site survey (joint effort with PURCHASER)
          o    Subsequent detailed engineering of physical requirements
          o Ordering and delivery of required cable and connectors and miscellaneous hardware
          o    Unpacking of equipment
          o    Placement/mounting of equipment
          o    Cabling and connection of cables

     Implementation

          o    Project management
          o    Internal cabinet connections
          o    Switch/network consultation as it applies to the VPMOD
          o    Power up sequencing
          o    Database and operating Software verification
          o    Purchased functionality testing
          o    Integration testing
          o    System operational testing
          o    Cut-over

     Data Migration

          o    Transfer of user data from CA platforms to AnyPath
          o    Associated project management

INSTALLATION DETAIL

Installation begins with a site survey as part of the preparation process. PURCHASER, in consultation with SUPPLIER'S installation group, performs the site survey by completing the SUPPLIER-provided "Network Integration Assessment" document in conjunction with the "New Systems Installation Topics Guide" which describes how to complete the Network Integration document. When completed, the documentation is provided to SUPPLIER for technical assessment and subsequent engineering. The technical assessment will be presented to and discussed with PURCHASER to address necessary site requirements. Installation will include physical site preparation requirements to ready the AnyPath System for implementation. Typical installation detail and responsibilities (of SUPPLIER unless specified) are as follows:

Develop Pre Installation Checklist which includes:

          o    Provide Anypath equipment dimensions - site clearances
          o    Determine AnyPath equipment location (SUPPLIER and PURCHASER)
          o    Verify installation of equipment is completed
          o Power and grounding cables / lugs; required circuit breakers for A/B power spec.
          o    T1 cable information - connector type/pin outs and quantities
          o AC service outlet requirements and location (PURCHASER provided parts and installation)
          o 10BaseT Lan cable information - connector type/pin outs and quantities (SUPPLIER and PURCHASER)
          o    SS7 link information - A or F links, SSN (SUPPLIER and PURCHASER)
          o Phones for each switch and/or HLR, to be used for testing (PURCHASER provided)
          o    Access to facilities protocol (PURCHASER provided)

Physical Location Determination and Installation

          o    Foot print designation for AnyPath complex
          o    AnyPath Complex Rack Bolt Down

DC Power and Grounding (PDU) connections and cabling TS Front End Cabinet and MS Back End Cabinet not each element.

          o "3" Power drops -48VDC / 70 Amps (or as specified). Power is 2 Drops per TS Front End Cabinet and 4 Drops per MS Back End Cabinet
          o    "3" Grounding drops Same numbers as above
          o    Termination points (provided by PURCHASER)

T1 Physical Cabling and Connections

          o    "x" RJ-45 Lucent 5ESS (or equivalent)
          o    T1 Continuity Testing (Loop back RJ-45)

     Note:
     Each TS Supports 8 T1's Inbound and 4 T1's Outbound Minimum of 1 Outbound is required from each TS

ACS Cabling

          o    TCP/IP Ethernet Cables RJ-45 x2 (1per ACS)

IMPLEMENTATION DETAIL

Implementation will include project management, coordination, planning, consultation, configuration & integration testing of the AnyPath System to Customer's network, as well as turn up/cut-over support.

Project Management

Typically, as part of Project Management, SUPPLIER works with PURCHASER to enable PURCHASER to provide or define:

          o    Diagram for AnyPath network elements
          o Inbound and outbound trunk groups - agree on CIC or MLHG assignments.
          o Assigned IP addresses for Anypath. Define subnet, gateway, default router, DHCP
          o    IP address and bind info for the SMSC
          o    Pointcodes - Anypath, STP's, HLR's int./ext./both, MSC's, Global
               Title
          o    SMDI / Multi Line Hunt Groups
          o    Best option for remote access to AnyPath complex

SUPPLIER provides project management from project definition through program completion. Project managers develop the Statement of Work that outlines roles and responsibilities, the Project Plan, and Test Plan. Subject to approval by PURCHASER, the project managers coordinate Project Plans and manage the resources during the project life cycle. The project manager's work with PURCHASER representative(s) to achieve on-time service delivery. The project managers use proven industry-standard project management processes and procedures.

Initial On-site Implementation

          o    Power up all AnyPath components
          o Configure database - system options, COS provisioning and mailbox profiles
          o    Verify T1 spans, SS7 links, SMDI links and bind to SMSC are up

Perform Call Test Plan Integration (Cellular or Wireline as applicable)

     o    Build test mailboxes on each MS
     o    Verify integration to personal greeting for different call cases
          o    No answer
          o    Busy
          o    Multiple Greetings
          o    Phone off, local, for phones each hlr
          o    Phone on, roaming, for phones each hlr
          o    Phone off, roaming, for phones each hlr
     o    Verify mailbox locator application for each MS.
     o    Verify integration to each of the TS's.

Out-call Tests

          o Outcall to pager/phone - verify pager sequences and re-try schedule
          o    Call Sender / Rebound (if applicable)
          o    Fax outcall

          o    VAD / SAW etc. application access (if applicable)

MWI / Notification Testing

          o    Verify phone gets update of proper ICON, Text Message and/or M/W
               Count
          o    SMS M/W count notification to the SMSC
          o    SMPP cut through page to SMSC
          o SS7 IS41 TCAP notification - INFODIR or MSGDIR. Test Global Title to each HLR if multiple HLR's in network. Verify with INET that the HLR's send acknowledgment message back to AnyPath
          o    SS7 ISUP notification
          o    SMDI Notification

CDR's, Reports, Logs and Alarms

          o    Verify CDR events are generated
          o    Verify reports function
          o    Verify logs and alarms

Network Configuration interface Testing

          o    Message Link (ML) gateway testing.

               Note: If integration is to existing ML, the activity required to test will be priced and listed as a deliverable within the AnyPath proposal. If integration is a new ML, the activity required to test will be priced and listed as a deliverable within the ML proposal under Implementation.

Test SS7 Signaling ANSI-41 (determine and test)

          o    56 K Ports SS7 A-Link assignments to STP
          o    56 K V.35 1 per ACS
          o    SS7 Point Code assignment definitions (STP GTT Routing)
          o    ACS SS7 DPC assignment for HLR /switch

Test Sample Switch Translations

SUPPLIER 5ESS (or appropriate switch) translations for Call Forwarding on Busy and No Answer Support of dial from AnyPath to SUPPLIER 5ESS (or appropriate switch)


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Determine and Test TCP/IP

          o    TCP/IP Hub/Switch assignment position

          o    ACS TCP/IP address assignment

          o    TS and MS TCP/IP address assignment

          o    SMS-C TCP/IP address assignment

          o    Provisioning TCP/IP address assignment

          o    Subnet TCP/IP assignments

          o    TCP/IP Routing assignments

          o    TCP/IP Address assignment for SMS-C

Test Operator Web User Interface (OWUI) - I/O Service terminal functionality

          o    Verify HTTP access to AnyPath
          o    Verify interfaces
          o    Cut-through
          o    CLI
          o    Vex
          o    Command line
          o    Verify On Line Documentation access

Provide In-Service/Cut-Over Support

DATA MIGRATION

A mailbox migration ("Mailbox Move") involves extracting mailbox parameters from CA systems and transferring them to an AnyPath complex and (if specified in the statement of work) their associated messages from an IMA-CA System to an AnyPath System. An AMA utility, resident on an AMA unit is used to move selected mailboxes or ranges of mailboxes. The AMA utility copies and transfers from the source IMA-CA, to the AnyPath complex, one or more of the following:

     Mailbox profile
     Associated name & personal greeting
     Associated mailbox message data (not if using ECSR method)

The statement of work specifies the quantity and content of the Mailbox Move. The availability and capacity of network facilities between locations and physical locations of the AnyPath complex and the CA Systems determine the specific methods employed to accomplish the Mailbox Move. PURCHASER is responsible for the preliminary activities, including preparation and configuration of the CA Systems, as well as post Mailbox Move activities, unless otherwise identified in the statement of work. Examples of such activities include verify (or install) correct release/version of CA Software, verify CA System is free from error reports, undertake switch redirection of end users to AnyPath mailboxes from CA mailboxes. SUPPLIER will provide the necessary AMA Software, hardware and (if required) test set used during the Mailbox Move (and SUPPLIER retains title to these items).

Migration (Mailbox Move) Services Provided

          o    Verify and/or run "Garbage Collect" on CA System
          o Verify CA interface compatibility with AMA unit and, if applicable, test set
          o Verify data link to AnyPath (if applicable). i.e. 10 megabyte or larger


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          o    Run transversal to:
               o    Determine quantity of mailboxes in ranges to be moved
               o    Determine classes of service associated with mailboxes
               o    Determine dialing sequences
               o    Determine storage hours in use
          o    Analyze transversal derived information
          o Verify AnyPath database compatibility with Transversal derived information
          o Connect and verify AMA unit (and Test Unit if applicable) functionality to CA and network access point
          o    Download mailbox parameters
          o Support PURCHASER in required redirect of users to mailboxes moved to AnyPath (PURCHASER implements redirect via switch code changes)

Other Available Services

Load balancing Services (relocation of mailboxes between Anypath complexes or CA Systems resulting from the initial data migration from the CAs to the new AnyPath) are also available and will be provided as defined in the statement of work.

B.   Implementation Services for CA Systems

ACTIVITY
Pre-Implementation Consultation

Consultation on application development
Software configuration assistance

Telephone Consultation

Consultation on MTSO/CO requirements

Implementation

Hardware implementation
MTSO/CO interface/integration testing

Training

System Management Training for one (1) employee at Customer Premises
One (1) seat in System Manager Course at SUPPLIER-designated Facilities1 One (1) seat in Installation and Maintenance and Training Course at

SUPPLIER-designated Facilities1

Post-Implementation Support

Load of initial PURCHASER database
and System parameters2

Documentation - All Packages
Per System


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1    System Managers Manual 1 System Manager Addendum
1    Training Kit
1 Service Manual (to be delivered to Attendee of SUPPLIER'S Installation and Maintenance Training)


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Art Work For

User Guide
Quick Reference Guide

(1) Expires ninety (90) days after Installation Date
(2) Number of hours depends on System size. Additional training slots may be ordered at the then-current prices.


C.   Custom Solutions

OVERVIEW

Custom Applications and Custom Language/Phrases will be accommodated based on Customer Requests. Typically, such requests require feasibility determination, Statement of Work creation, price and schedule determination, customer commitment, delivery and acceptance. Delivery is usually scheduled for completion such that the date is 90 days or less as measured from the customer's issuance of the Purchase Order.

                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

               ATTACHMENT 3 - MESSAGING SERVICES PROGRAM ("MSP")


                                 1. MSP Summary


1.1 Definitions As used in this Attachment, the capitalized terms below shall have the following meanings ascribed to them:

     1.1.1 "Applicable Price" means the applicable prices, fees or charges for Messaging Products and Services (other than the Services provided under this Attachment) and training classes which are set forth in the Addendum. If the Addendum does not include a price, fee or charge for a particular Messaging Product, Service, or training class, the "Applicable Price" shall mean the price, fee, or charge set forth in SUPPLIER'S then-current price list. The Applicable Price is applied at the time of order and is exclusive of federal, state and local taxes.

     1.1.2 "Coverage Period" means the term of the MSP Program as indicated on the MSP Order Form and any renewal thereof as set forth in Section 4.1.

1.1.3 "Custom Application" means a Software application that SUPPLIER has specially designed for, and licensed to, PURCHASER to meet PURCHASER'S particular needs.

     1.1.4 "Hardware" means equipment or components thereof or parts therefor, but does not include Software.

     1.1.5 "MSP Order Form" means a document in the form of and containing the information described in Schedule 1.


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     1.1.6 "Preferred PURCHASER Rate" means the rate charged by SUPPLIER to MSP customers for on-site Services.

     1.1.7 "Replacement Part" means a Hardware or Software component of a System that SUPPLIER provides to PURCHASER in exchange for a defective or non-performing Hardware or Software component.

SUPPLIER will provide to PURCHASER through its Messaging Solutions Group, the parts and support Services described herein upon PURCHASER executing an MSP Order Form, an example of which is attached hereto as Schedule 1. This program (the "MSP Program") is designed for those customers with technical personnel certified by SUPPLIER who perform their own maintenance and consists of the following:

     o Replacement parts ordered at any time from local inventory and airport locations with non-urgent delivery during normal business hours.
     o    Emergency replacement plan in the event of a natural disaster.
     o Twenty-four hour technical assistance through SUPPLIER'S technical support services center ("TSSC").
     o On-site response time within 24 hours of problem identification, if required, at SUPPLIER'S Preferred PURCHASER Rate.
     o    Software Updates provided by SUPPLIER, for installation by PURCHASER.
     o Preferred PURCHASER Rate for any on-site Service performed by SUPPLIER.
     o Waiver of per site license fees for Custom Applications and for any additional language modifications requested during the Coverage Period.


                             2. General Information


2.1 Eligibility/Certification Any PURCHASER System is eligible to participate in this MSP Program until the date of discontinuance of support Services for a particular System that SUPPLIER has announced. However, SUPPLIER may require PURCHASER to upgrade the System, at PURCHASER'S expense, to supportable hardware and software levels, as specified by SUPPLIER, prior to entering into or renewing this MSP Program. The MSP Program will not be available for SierraTM Systems after April 30, 2006.

2.2 Replacement Parts Replacement parts are provided from SUPPLIER factory depots and airport locations at no charge if the replaced part is returned undamaged to SUPPLIER within 14 days of receipt of replacement part. Otherwise, PURCHASER will be charged the applicable price as set forth in Attachment 1 to the Addendum (the "Applicable Price") for the replacement part (or if none is set forth in Attachment 1, the then-current list price with all applicable discounts and incentives).

The Warranty Period for replacement parts is 90 days (or the remainder of the Warranty Period, whichever is greater) from date of shipment after which time the replacement part will be subject to this Agreement and treated in the same manner as the System in which it is it is placed.

Replacement parts can be ordered 24 hours/day, 7 days/week with normal delivery. Normal delivery is via standard surface transportation and is at no additional charge. Urgent delivery is same day service or next day air and is subject to an additional charge. PURCHASER is responsible for shipping costs of replaced part to SUPPLIER and any charges for expedited shipment requested by PURCHASER.


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


SUPPLIER can recommend approved packaging procedures, if so requested by PURCHASER, to prevent additional physical damage to a returned part. If improperly packaged or shipped, PURCHASER may not receive credit for the returned part and may be charged the Applicable Price for the replacement part (or if none is set forth in Attachment 1, the then-current list price with all applicable discounts and incentives).

2.3 Emergency Replacement Plan In the event of an emergency out-of-service condition because of a natural disaster such as a flood, earthquake, unusually severe weather conditions, or fire, SUPPLIER will, upon PURCHASER'S request, use commercially reasonable efforts to ship replacement equipment in an expedited time frame (within 24 hours of request) and to waive delivery schedule priorities to the extent permitted by prior contract obligations and commitments, laws and regulations. The price for the replacement equipment will be the Applicable Price (or if none, the then-current list price with all applicable discounts and incentives) . PURCHASER shall bear all shipping costs.

2.4 Technical Support Services SUPPLIER will provide PURCHASER with access to SUPPLIER'S TSS, staffed by SUPPLIER-certified technicians, for 24-hour problem reporting. When difficulties arise, PURCHASER'S local certified field personnel will attempt to isolate the problem. PURCHASER will then contact SUPPLIER'S TSSC to request maintenance Services. Each problem will be assigned a severity level based on the definitions set forth in Schedule 2 or, for Custom Applications, the definitions set forth in Schedule 3. SUPPLIER will respond to requests for assistance in accordance with the objectives for each severity level that are set forth in Section 2.5.

The TSS will provide analysis for System malfunctions, including actions to verify a problem and the conditions under which the problem exists or recurs. To identify or resolve a problem with a System or Custom Application in a timely manner, SUPPLIER may, with PURCHASER'S authorization, remotely access the System, provided PURCHASER supplies SUPPLIER with a direct line to the System, separate from voice messaging lines, and all necessary access information to perform the remote diagnostics. SUPPLIER'S analysis may result in recommending the replacement of defective hardware components and/or the installation of Software patches or Updates.

The nature and operation of the TSSC is left to the sole discretion of SUPPLIER. SUPPLIER will provide reasonable notice to PURCHASER of any planned change in operation of the TSS, which may affect PURCHASER.

SUPPLIER will also provide support Services for any Custom Applications specified on the MSP Order Form. SUPPLIER will respond to requests for assistance with Custom Applications in accordance with the objectives set forth in Schedule 3.

2.5 Response Process SUPPLIER'S objective is to respond to PURCHASER'S reported System problems within the following periods of time. The response time is calculated from the time SUPPLIER receives sufficient information from PURCHASER to open a trouble ticket until a TSSC engineer is working with PURCHASER to address the condition. Response time objectives for Custom Applications are set forth in Schedule 3.

                 ----------------------------------------------
                 Severity            Response Time Objectives
                 ----------------------------------------------
                 1                   30 minutes
                 ----------------------------------------------
                 2                   4 hours
                 ----------------------------------------------
                 3                   Next business day
                 ----------------------------------------------
                 4                   3 business days
                 ----------------------------------------------


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


If the problem is not resolved or a workaround is not agreed upon within the time specified in the chart below, SUPPLIER will escalate the problem to SUPPLIER'S product technical support group ("PTS") who will assist with telephone support.

                 ----------------------------------------------
                 Severity            Escalation Period
                 ----------------------------------------------
                 1                   2 hours
                 ----------------------------------------------
                 2                   48 hours
                 ----------------------------------------------
                 3                   5 business days
                 ----------------------------------------------
                 4                   7 business days
                 ----------------------------------------------

Should it be necessary at any time to dispatch a SUPPLIER-certified engineer, or should PURCHASER make a request, SUPPLIER will cause its personnel to arrive at PURCHASER'S site within 24 hours after determination of necessity or receipt of PURCHASER'S request. On-site Services are billable at the Preferred Customer Rate (defined below).

2.6 Software Updates and Upgrades SUPPLIER will periodically provide, and PURCHASER will promptly install, performance-related or safety-related engineering change orders and Updates once they are available and within sixty
(60) days of such availability. If PURCHASER cannot implement an Update within sixty (60) days of such availability, PURCHASER shall notify SUPPLIER within seven (7) days of SUPPLIER'S availability and the parties shall mutually agree upon a time period for PURCHASER to implement the Update. PURCHASER may also request installation by SUPPLIER for an additional charge. Software Updates are defined exclusively by SUPPLIER. From time to time SUPPLIER will introduce Upgrades, which will be made available to PURCHASER at the then-current list price with all applicable discounts and incentives.

2.7 Preferred Customer Rate The current Preferred Customer Rate for any and all on-site Services is USD ** with a 2-hour minimum. No additional premium rates will apply for work performed on weekends, holidays or hours outside of the normal business day. The Preferred Customer Rate is subject to change at any time and is exclusive of travel expenses. PURCHASER shall reimburse SUPPLIER for reasonable out-of-pocket travel expenses for travel to and from the site.

2.8 Subcontracting SUPPLIER may subcontract work to be performed under the MSP Program but shall retain responsibility for the work.


                         3. PURCHASER Responsibilities


3.1 Problem Reporting PURCHASER agrees to work with the TSSC by phone so that SUPPLIER support personnel can diagnose problems and determine the best method of repair. If PURCHASER determines that a Messaging Product does not operate properly, PURCHASER will, if requested by SUPPLIER:


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


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


     A. Attempt to duplicate the malfunction, but only at times and under circumstances when doing so will not unreasonably interrupt service to PURCHASER'S user base.
     B. Provide SUPPLIER with problem analysis routines, such as error logs and diagnostic data, and any reasonable assistance necessary to demonstrate and diagnose the malfunction.
     C. Promptly implement or assist in implementing each patch, bypass, Update, parts replacement or other solution provided by SUPPLIER.

PURCHASER is also responsible for performing designated service actions per written notification periodically provided by SUPPLIER.

3.2 Personnel Training PURCHASER will ensure that personnel authorized to service the Systems and report any problems to SUPPLIER will have been trained and duly certified in SUPPLIER-provided or SUPPLIER-approved technical training courses. PURCHASER shall staff each System site with at least one technician who has been so certified. System manager training is provided at time of purchase of the System. Any additional training can be purchased at the Applicable Price.

3.3 Required Spares PURCHASER will maintain appropriate spares kits as described in the then-current Specifications for each System or in SUPPLIER'S price list for Messaging Products.


                                4. Program Terms


4.1 Coverage Period The initial term ("Coverage Period") of this MSP Program shall be the term indicated on the applicable MSP Order Form. This MSP Program will be automatically renewed, subject to price changes, on the anniversary of the Program start date (as indicated on the MSP Order Form) for a period equal to the original Coverage Period, or such other renewal Coverage Period as mutually agreed in writing by the parties. PURCHASER shall submit an Order verifying the renewal to SUPPLIER at least 30 days prior to the anniversary date. SUPPLIER will advise PURCHASER of any price changes no less than 60 days prior to each such anniversary, and SUPPLIER may require re-certification in accordance with Section 2.1 to determine if a System has been upgraded or expanded. Any hardware upgrade or expansion to a System covered by this MSP Program is upgrade or expanded it may require a price adjustment that will be pro-rated based on the Coverage Period less the applicable Warranty Period. An addendum will be generated and the appropriate charges will be added. As additional Systems and Messaging Products are acquired, PURCHASER may incorporate them into this MSP Program by submitting additional or replacement MSP Order Forms and paying the fee for MSP coverage.

4.2 Cancellation/Termination Prior to the commencement of the initial Coverage Period, PURCHASER may cancel coverage and receive a full refund of any prepaid amount for such cancelled support. After commencement of post-warranty service, PURCHASER may terminate service coverage upon 30 days written notice and: (i) payment of a termination charge equal to 20% of the charge for 12 months or 20% percent of the charge for the period remaining, whichever is less; or (ii) for prepaid agreements, SUPPLIER will refund or credit the pro-rata price for the remaining term less a termination charge of 20% of the charge for a 12-month period or 20% percent of the charge for the remaining prepaid term, whichever is less. Cancellation of coverage, at PURCHASER'S request, for individual Systems shall also be subject to the cancellation charges under this Section for each System, except that no cancellation charge shall apply if a covered System is destroyed by acts of God, civil unrest, or disasters beyond the control of PURCHASER including, but not limited to, fire, severe weather conditions, and earthquake.


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


4.3 Payment Terms Payment shall occur in accordance with Section 7.4 of the Second Definitive Agreement, entitled TERMS OF PAYMENT.


                              5. Billable Services


Items described below are not covered by this MSP Program but will be provided, where possible, at the Preferred Customer Rate for on-site Services and the Applicable Price (or if none, at the then-current list price with all applicable discounts and incentives ) for Messaging Products and parts.

     a.   Any on-site Service.

     b. Services for any Systems or Custom Applications not specifically itemized or made part of a MSP Order Form.

     c. Support services provided on a system that PURCHASER did not install an update as per Section 2.6 and the issue could have been avoided had PURCHASER promptly installed the update as required.


                                 6. Exclusions


The following items are not covered by the MSP:

     a. Any Messaging Product or parts for a System that is damaged by or as a result of any of the following:

          o Failure to comply with PURCHASER site requirements as defined by SUPPLIER.

          o    Damage other than normal use and wear.

          o    Failure of or fluctuation in electrical power.

          o Acts of nature or disaster such as, but not limited to, floods, fire, winds, lightning and earthquakes.

          o Accidents, vandalism, burglary, neglect, misuse, repair and unauthorized changes.

          o    Moving of the System by other than authorized personnel.

          o Improper interface with or operation of associated equipment such as telephone systems or services.

     b.   Hardware or software not provided by or developed by SUPPLIER.


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                 VOICE MESSAGING PRODUCTS AND SERVICES ADDENDUM

              Attachment 4 - Microsoft End User License Agreement

Microsoft Licensing Inc. has contractually obligated Lucent Technologies Inc. to include the following terms, conditions and disclaimers in any agreement for the supply of a bundled product incorporating software licensed from Microsoft Licensing Inc. or its affiliates ("MS").

Upon delivery of the AnyPath System, you, Customer, will have acquired a device ("Device") that includes software licensed by Lucent Technologies Inc. from MS. Those installed products of MS origin, as well as associated media, printed materials, and "online" or electronic documentation ("SOFTWARE") are protected by international intellectual property laws and treaties. The SOFTWARE is licensed, not sold. All rights reserved.

IF YOU DO NOT AGREE TO THIS END USER LICENSE AGREEMENT ("EULA"), DO NOT USE THE DEVICE OR COPY THE SOFTWARE. INSTEAD, PROMPTLY CONTACT LUCENT TECHNOLOGIES INC. FOR INSTRUCTIONS ON RETURN OF THE UNUSED DEVICE(S) FOR A REFUND. ANY USE OF THE SOFTWARE, INCLUDING BUT NOT LIMITED TO USED ON THE DEVICE, WILL CONSTITUTE YOUR AGREEMENT TO THIS EULA (OR RATIFICATION OF ANY PREVIOUS CONSENT).

GRANT OF SOFTWARE LICENSE. This EULA grants you the following license:

     o    You may use the SOFTWARE only on the DEVICE.

     o NOT FAULT TOLERANT. THE SOFTWARE IS NOT FAULT TOLERANT. LUCENT TECHNOLOGIES HAS INDEPENDENTLY DETERMINED HOW TO USE THE SOFTWARE IN THE DEVICE, AND MS HAS RELIED UPON LUCENT TECHNOLOGIES TO CONDUCT SUFFICIENT TESTING TO DETERMINE THAT THE SOFTWARE IS SUITABLE FOR SUCH USE.

     o NO WARRANTIES FOR THE SOFTWARE. THE SOFTWARE is provided "AS IS" and with all faults. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT (INCLUDING LACK OF NEGLIGENCE) IS WITH YOU. ALSO, THERE IS NO WARRANTY AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE SOFTWARE OR AGAINST INFRINGEMENT. IF YOU HAVE RECEIVED ANY WARRANTIES REGARDING THE DEVICE OR THE SOFTWARE, THOSE WARRANTIES DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, MS.

     o Note on Java Support. The SOFTWARE may contain support for programs written in Java. Java technology is not fault tolerant and is not designed, manufactured, or intended for use or resale as online control equipment in hazardous environments requiring fail- safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of Java technology could lead directly to death, personal injury, or severe physical or environmental damage. Sun Microsystems, Inc. has contractually obligated MS to make this disclaimer.

     o No Liability for Certain Damages. EXCEPT AS PROHIBITED BY LAW, MS SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL,


                                      361
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          CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH
          THE USE OR PERFORMANCE OF THE SOFTWARE. THIS LIMITATION SHALL APPLY EVENT IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. IN NO EVENT SHALL MS BE LIABLE FOR ANY AMOUNT IN EXCESS OF U.S. TWO HUNDRED FIFTY
          DOLLARS (U.S.$250.00).

     o Limitation on Reverse Engineering, Decompilation, and Disassembly. You may not reverse engineer, decompile, or disassemble the SOFTWARE, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

     o SOFTWARE TRANSFER ALLOWED BUT WITH RESTRICTIONS. You may permanently transfer rights under this EULA only as part of a permanent sale or transfer of the Device, and only if the recipient agrees to this EULA. If the SOFTWARE is an upgrade, any transfer must also include all prior versions of the SOFTWARE.

     o EXPORT RESTRICTIONS. You acknowledge that SOFTWARE is of US-origin. You agree to comply with all applicable international and national laws that apply to the SOFTWARE, including the U.s. export Administration Regulations, as well as end-user, end-use and country destination restrictions issued by U.S. and other governments. For additional information on exporting the SOFTWARE, see http://www.microsoft.com/exporting/.

                          OPTICAL NETWORKING ADDENDUM


                             1. Supplemental Terms


1.1 Scope This Addendum contains additional terms and conditions, which together with the terms and conditions of the AGREEMENT, are applicable with respect to orders for the products identified herein. To the extent of any inconsistency between a specific term of this Addendum and a specific term of the AGREEMENT, the specific term of this Addendum shall govern. Capitalized terms in this Addendum shall have the meanings defined in the AGREEMENT unless specifically defined here.

1.2 Term This Addendum shall continue in effect until the expiration date of the AGREEMENT. In the event that there is a purchase order for which the parties have obligations that extend beyond the expiration date of the AGREEMENT, the terms of the AGREEMENT and this Addendum shall continue to apply to the purchase order until all obligations have been satisfied.

1.3 Hardware Warranty SUPPLIER shall provide a one-year warranty for Optical Networking hardware. Commencement of the warranty period shall occur in accordance with Article 14 of the AGREEMENT, entitled WARRANTIES. The warranty period for such products repaired or replaced under Article 14 of the AGREEMENT is the unexpired portion of the original warranty period or six months, whichever is longer. PURCHASER shall use the


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following contact information for hardware failure emergencies. The Repair and
Return number should be used whenever a product has failed to the point that it requires repair or replacement. Remote Technical Support (RTS) is not included under hardware warranty. If PURCHASER elects to purchase RTS for Optical Networking hardware, the RTS Hotline may be used in the event of a service outage, or during the initial installation and turn-up of the hardware.

Repair and Return: 1-800-255-1402
     Remote Technical Support Hotline: 1-866-LUCENT8 (1-866-582-3688)

Hardware Warranty Conditions

     o No Trouble Found (NTF) is also charged to PURCHASER whether or not the unit is under warranty.
     o If PURCHASER returns a product via a Class A PCN and SUPPLIER has installed the product, then SUPPLIER will make a replacement available.
     o SUPPLIER'S repair interval is 30 days for standard RS&R and 45 days for RS&R that includes a Failure Mode Analysis (FMA).
     o PURCHASER may request FMA, and SUPPLIER will approve or reject the FMA analysis if data is already available.
     o Mean Time Between Failure (MTBF) shall be provided by circuit pack upon request from PURCHASER.

1.4 Software Warranty SUPPLIER shall provide a 90-day warranty for Optical Networking software. Commencement of the warranty period shall occur in accordance with Article 14 of the AGREEMENT, entitled WARRANTIES. The warranty period for such products repaired or replaced under Article 14 of the AGREEMENT is the unexpired portion of the original warranty period. The warranty on any software release cannot be initiated after 24 months of the general availability
(GA) of that release. If PURCHASER elects to purchase RTS for Optical Networking hardware, the RTS Hotline may be used in the event of a service outage, or during the initial installation and turn-up of the software.

     Remote Technical Support Hotline: 1-866-LUCENT8 (1-866-582-3688)

Software Warranty Conditions

     o Software bug fix releases (x,y,z where z is the release number that changes) will be upgraded for free through a PCN with a Class AC or AU change. All other software upgrades (x,y,z where x or y is the release number that changes) will be upgraded for a fee.

1.5 Warranty Restrictions The warranty provisions and warranty periods for products, software and related services provided under this Addendum are not transferable. Warranty does not include: 1) SUPPLIER'S assistance in diagnostic efforts, 2) Access to SUPPLIER'S technical support web sites, databases or tools, 3) Product integration testing, 4) On-site assistance, or 5) Product documentation updates. These services are available during and/or after the applicable warranty period at SUPPLIER'S then current prices. Any product or software provided by SUPPLIER under this Addendum that is repaired by unauthorized third parties (i.e.,


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neither SUPPLIER nor SUPPLIER'S authorized agents) will not be warranted by
SUPPLIER and will void any remaining warranty periods. SUPPLIER makes no warranty with respect to defective conditions or non-conformities resulting from PURCHASER'S use of incompatible and/or unauthorized hardware or software.

1.6 Prices and Fees Prices for the products and associated licensed materials are listed in Attachment 1. Prices for related engineering and installation services will be provided to PURCHASER as a firm price quote based on PURCHASER'S specific network. The prices and fees for products provided by SUPPLIER are as set forth in the Attachments to this Addendum. All prices and fees in the Attachments to this Addendum shall be in effect for three (3) years from the Effective Date of the AGREEMENT.

Pricing Assumptions
     o    Pricing does not include Engineering and Installation
     o    Pricing does not include RTS or other Professional Services
     o    Hardware pricing does not include spares

**

1.7 Documentation SUPPLIER will furnish documentation (User Manual, Alarms, Messages and Trouble Clearing Guide, APG, Standards Drawings for ordering, Installation Guide and TL1 command manual) to PURCHASER as a CD Rom with the Software CD-Rom when PURCHASER orders software. Additional copies of documentation are available on CD-ROM or paper through SUPPLIER'S web site at prices set forth in SUPPLIER'S price lists. PURCHASER may print a version of a manual or section of a manual from the electronic documentation; provided that it reproduces any notices or copyright notices. PURCHASER shall not make copies of the electronic documentation or install the documentation on servers except under separate license agreements with SUPPLIER.

1.8 Corrective Action Hardware Change A Corrective Action Hardware Change means a modification of a product when (i) the product's operation is determined by SUPPLIER to be significantly degraded when measured against SUPPLIER'S applicable product and network performance objective standards; (ii) product safety risks are identified by SUPPLIER; or (iii) a non-conformance to product technical specifications has been identified by SUPPLIER that requires general corrections. Corrective Action Hardware Changes exceed the standard product warranty. These changes will be made available (a) for 5 years for a DMX Product, (b) for 5 years for a WaveStar Product, (c) for 5 years for a Unite product, and (d) for the applicable period from the vendor for third party vendor's items. This period of availability begins on the date of shipment, or the date of installation if installed by SUPPLIER.


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

Unless PURCHASER declines to accept the recommended change, SUPPLIER, or SUPPLIER'S third party vendor, at it's option, will implement such changes to the affected hardware either by (i) modifying the product which customer has returned to SUPPLIER or SUPPLIER'S vendor in accordance with SUPPLIER'S or SUPPLIER'S vendor's instructions; (ii) modifying the product at PURCHASER'S site; or (iii) replacing the affected product with a replacement product for which such a change has already been implemented. For option (ii) or as applicable in the case of option (iii), if PURCHASER does not maintain adequate records to allow SUPPLIER or SUPPLIER'S vendor to identify the locations of affected products, then SUPPLIER'S or SUPPLIER'S vendor's only responsibility will be to provide generic change information and associated products, to the extent SUPPLIER'S records can identify quantities of affected products sold to PURCHASER, for PURCHASER'S use in applying such changes.

                         1.9 Optional Support Services

     1.9.1 Remote Technical Support For the products and software provided under this Addendum, PURCHASER may purchase Remote Technical Support (RTS) Services under a separate agreement to provide support during and/or after the warranty period. RTS Service includes call receipt, remote diagnostic support, out-of-hours support requests, and access to electronic information. RTS Service also provides post-warranty fixes for supported software.

     1.9.2 Post-Warranty Support SUPPLIER shall provide post-warranty support in accordance with the terms and conditions of Appendix M, entitled Spares and Exchange.

1.10 Other Services PURCHASER may purchase other services such as provisioning, installation of product or software updates/upgrades, reprogramming to add additional capabilities or functionality to the products and/or software covered under this Addendum either during or after the warranty period. Such services will be provided under a separate agreement at SUPPLIER'S then current prices.

                               Unite Price Sheet

--------------------------------------------------------------------------------
 COMCODE                           DESCRIPTION                         VzW Price
--------------------------------------------------------------------------------
848851259   UNITE NEBS Rack2 with doors                                      **
--------------------------------------------------------------------------------
848851267   UNITE NEBS Rack2 without doors                                   **
--------------------------------------------------------------------------------
848780185   Side plates - NEBS-2000                                          **
--------------------------------------------------------------------------------
848894424   Kit, NEBS(H=7ft)  rack extension, width 75mm                     **
--------------------------------------------------------------------------------
848923785   XC160 Core Assembly Kit: Shelf DUR/2, 2 XC160/-, 1 User          **
(R4.0)      Panel, 2 Timing and 1 Controller Interface, 1 Fan Unit
848933552   and 2 PI/100, 1 Controller Pack CTL/-, 1 Laser Safety
(R4.1.1)    Guide, R5.0 NE Software
--------------------------------------------------------------------------------
848933537   XC320 Core Assembly Kit: Shelf DUR/2, 2 XC320/B, 1 User          **
(R4.1.1)    Panel, 2 Timing and 1 Controller Interface, 1 Fan Unit
848923769   and 2 PI/100, 1 Controller Pack CTL/-, 1 Laser Safety
(R4.0)      Guide, R5.0NE Software
848956637
(R5.0)
--------------------------------------------------------------------------------
848923744   XC640 Core Assembly Kit: Shelf DUR/2, 2 XC640/-, 1 User          **
            Panel, 2 Timing and 1 Controller Interface, 1 Fan Unit
            and 2 PI/100, 1 Controller Pack CTL/-, 1 Laser Safety
            Guide, R5.0 NE Software
--------------------------------------------------------------------------------
848923801   160G to 320G Upgrade Kit                                         **
--------------------------------------------------------------------------------
848879201   ONNS Option                                                      **
--------------------------------------------------------------------------------
109000174   OC768/STM256,1 port, 4 slots,  LR/LH 1550 nm, S-FEC,             **
            incl. DCM
--------------------------------------------------------------------------------
109055640   OC768/STM256, 1 port, 4 slots,  Intra-Office 1300 nm             **
            (2km)
--------------------------------------------------------------------------------
Various     OC768/STM256, 1 port, 4 slots, Direct Optics 1550 nm             **
            for Xtreme, 64 colors
--------------------------------------------------------------------------------
109303610   OP10 PARENT pack for 2 modules                                   **
--------------------------------------------------------------------------------
109503649   OC192/STM64, IR/SH 1550 nm, (80km), Plug-In Module w. 1          **
            Port
--------------------------------------------------------------------------------
109305292   OC192/STM64, IR/SH 1550 nm, (40km), Plug-In Module w. 1          **
            Port
--------------------------------------------------------------------------------
109305300   OC192/STM64,  Intra-Office 1300 nm, (600m), Plug-In Module       **
            w. 1 Port
--------------------------------------------------------------------------------
109000208   OC192/STM64, 1 port, LR/LH 1550 nm (80km)                        **
--------------------------------------------------------------------------------
109077073   OC192/STM64, 1 port, IR/SH 1550 nm, 40km, incl. 10GbE            **
            WANPHY
--------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
109000216   OC192/STM64, 1 port, Intra-Office 1300 nm (600m)                 **
--------------------------------------------------------------------------------
109192203   OC48/STM16, Parent board for  8  SFP Modules                     **
--------------------------------------------------------------------------------
109192278   OC48/STM16, LR/LH 1500 nm, (80km), SFP Module w. 1 Port          **
--------------------------------------------------------------------------------
109192286   OC48/STM16, LR/LH 1300 nm, (40km),  SFP Module w. 1 Port         **
--------------------------------------------------------------------------------
109192294   OC48/STM16, SR/IOH 1300 nm, (2km), SFP Module w. 1 Port          **
--------------------------------------------------------------------------------
109055665   OC48/STM16, 4 ports, LR/LH 1550 nm, (80km)                       **
--------------------------------------------------------------------------------
109055657   OC48/STM16, 4 ports, LR/LH 1300 nm, (40km)                       **
--------------------------------------------------------------------------------
109000265   OC48/STM16, 4 ports, SR/IO 1300 nm, (2km)                        **
--------------------------------------------------------------------------------
109306944   OC12&OC3/STM4&STM1 parent board for 8 SFP modules                **
--------------------------------------------------------------------------------
109307017   OC12/STM4, SFP LR/LH 1300 nm, (40km)                             **
--------------------------------------------------------------------------------
109307009   OC12/STM4, SFP IR/SH 1300 nm, (15km)                             **
--------------------------------------------------------------------------------
109091595   OC12/STM4, 16 ports, IR/SH 1300 nm, (15km)                       **
--------------------------------------------------------------------------------
109306993   OC3/STM1, SFP LR/LH 1300 nm, (40km)                              **
--------------------------------------------------------------------------------
109306977   OC3/STM1, SFP IR/SH 1300 nm, (15km)                              **
--------------------------------------------------------------------------------
109091603   OC3/STM1, 16 ports, IR/SH 1300 nm, (15km)                        **
--------------------------------------------------------------------------------
109192245   1000 Base LX Ethernet Interface,  4 ports                        **
--------------------------------------------------------------------------------
109000273   1000 Base SX Ethernet Interface,  4 ports                        **
--------------------------------------------------------------------------------
109306969   Electrical Protection Interface, DS3, EC-1  for 2 (1+1)          **
            protection groups
--------------------------------------------------------------------------------
109308031   DS3, STS-1 electrical, 36 ports                                  **
--------------------------------------------------------------------------------


                             Unite Configuration 1

---------------------------------------------------------------------------
                                                           VzW
  COMCODE             DESCRIPTION                    QTY  Price  Ext. Price

---------------------------------------------------------------------------
848851259   UNITE NEBS Rack2 with doors               1       **     **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

848923785   XC160 Core Assembly Kit: Shelf DUR/2,
(R4.0)      2 XC160/-, 1 User Panel, 2 Timing and
848933552   1 Controller Interface, 1 Fan Unit
(R4.1.1)    and 2 PI/100, 1 Controller Pack
            CTL/-, 1 Laser Safety Guide, R5.0 NE
            Software                                  1       ** **
109192203   OC48/STM16, Parent board for  8  SFP
            Modules                                   2       ** **
109192294   OC48/STM16, SR/IOH 1300 nm, (2km),
            SFP Module w. 1 Port                      2       ** **
109306944   OC12&OC3/STM4&STM1 parent board for 8
            SFP modules                               2       ** **
109307009   OC12/STM4, SFP IR/SH 1300 nm, (15km)      8       ** **
109306969   Electrical Protection Interface, DS3,
            EC-1  for 2 (1+1) protection groups       1       ** **
109308031   DS3, STS-1 electrical, 36 ports           4       ** **
---------------------------------------------------------------------------

                                                              **  **
                                                      (Unite component only)


Requirements: 224 DS1 Day
one

            48 DS3 Day one

Growth: 25% DS3 growth per
year

                    No DS1 Growth anticipated at this point

                               [GRAPHIC OMITTED]

                                    Unite Configuration 2

--------------------------------------------------------------------------------
 COMCODE                 DESCRIPTION                QTY   VzW Price  Ext. Price
--------------------------------------------------------------------------------
848851259  UNITE NEBS Rack2 without doors            1            **     **
--------------------------------------------------------------------------------
848923785  XC160 Core Assembly Kit: Shelf DUR/2, 2
(R4.0)     XC160/-, 1 User Panel, 2 Timing and 1
848933552  Controller Interface, 1 Fan Unit and 2
(R4.1.1)   PI/100, 1 Controller Pack CTL/-, 1
           Laser Safety Guide, R5.0 NE Software      1            **     **
--------------------------------------------------------------------------------
109192203  OC48/STM16, Parent board for  8  SFP
           Modules                                   2            **     **
--------------------------------------------------------------------------------
109192294  OC48/STM16, SR/IOH 1300 nm, (2km), SFP
           Module w. 1 Port                          4            **     **
--------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

--------------------------------------------------------------------------------
109091595  OC12/STM4, 16 ports, IR/SH 1300 nm,
           (15km)                                    2            **     **
--------------------------------------------------------------------------------

                                                                  **     **



                               [GRAPHIC OMITTED]


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                  Metropolis(TM) DMX Price Sheet

------------------------------------------------------------------------------------------------------------
                                                                                                     VzW
    CODE     Comcode                                Description                           GA Date    New
                                                                                                    Price
------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
            848793287     High Capacity Shelf with Fan Unit (30 amp)                        now          **
------------------------------------------------------------------------------------------------------------
            848935193     High Capacity Shelf with Fan Unit (20 amp)                        now          **
------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
            109449447     Release 3.0.4 (w/documentation CD Rom)                            now          **
------------------------------------------------------------------------------------------------------------
            109449454     Release 3.0.4 Upgrade from R1.1 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109449462     Release 3.0.4 Upgrade from R2.0 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109449470     Release 3.0.4 Upgrade from R2.1 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109501601     Release 3.1.3  (w/documentation CD Rom)                           now          **
------------------------------------------------------------------------------------------------------------
            109501619     Release 3.1.3 Upgrade from R1.1 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109501627     Release 3.1.3 Upgrade from R2.0 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109501650     Release 3.1.3 Upgrade from R2.1 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109501668     Release 3.1.3 Upgrade from R3.0 (w/documentation CD Rom)          now          **
------------------------------------------------------------------------------------------------------------
            109489989     Release 4.0 (w/documentation CD Rom)                              now          **
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
            109489997     Release 4.0 Upgrade from R1.1 (w/documentation CD Rom)            now          **
------------------------------------------------------------------------------------------------------------
            109490003     Release 4.0 Upgrade from R2.0 (w/documentation CD Rom)            now          **
------------------------------------------------------------------------------------------------------------
            109490037     Release 4.0 Upgrade from R2.1 (w/documentation CD Rom)            now          **
------------------------------------------------------------------------------------------------------------
            109490045     Release 4.0 Upgrade from R3.0 (w/documentation CD Rom)            now          **
------------------------------------------------------------------------------------------------------------
            109490052     Release 4.0 Upgrade from R3.1 (w/documentation CD Rom)            now          **
------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
    LNW1    108695586     SYSCTL                                                            now          **
------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
    LNW48   109187575     OC-12 OLIU (high speed, STS-12 VT fabric, intermediate reach      now          **
                          OSP)
------------------------------------------------------------------------------------------------------------
    LNW50   109319590     OC-12 OLIU (high speed, STS-12 VT fabric, Long reach OSP)         now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   LNW26B   109152058     OC-48 OLIU (high speed, STS-12 VT fabric, long reach)             now          **
------------------------------------------------------------------------------------------------------------
    LNW28   108923533     OC-48 OLIU (high speed,STS-12 VT fabric, long reach, OSP)         now          **
------------------------------------------------------------------------------------------------------------
    LNW77   109167627     OC-48 OLIU (high speed, STS-12 VT fabric, Intermediate reach)     now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   LNW121B  109184788     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          192.1THz, 1560.61nm or 192.2THz,1559.79nm)
------------------------------------------------------------------------------------------------------------
   LNW123B  109184796     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          192.3THz, 1558.98nm or 192.4THz, 1558.17)
------------------------------------------------------------------------------------------------------------
   LNW125B  109184804     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          192.5THz, 1557.36nm or 192.4THz, 1556.55nm)
------------------------------------------------------------------------------------------------------------
   LNW127B  109184812     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          192.7THz, 1555.75nm or 192.8THz, 1554.94nm))
------------------------------------------------------------------------------------------------------------
   LNW131B  109184820     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          193.1THz, 1552.52nm or 193.2THz or 1551.72nm)
------------------------------------------------------------------------------------------------------------
   LNW133B  109184838     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          193.3THz, 1550.92nm or 193.4THz, 1550.12nm)
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
   LNW135B  109184846     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          193.5THz, 1549.32nm or 193.6THz, 1548.51nm)
------------------------------------------------------------------------------------------------------------
   LNW137B  109184853     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          193.7THz, 1547.72nm or 193.8THz, 1546.92nm)
------------------------------------------------------------------------------------------------------------
   LNW143B  109184861     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          194.3THz, 1542.94nm or 194.2THz, 1543.73nm)
------------------------------------------------------------------------------------------------------------
   LNW145B  109184879     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          194.5THz, 1541.35nm or 194.4THz, 1542.14nm)
------------------------------------------------------------------------------------------------------------
   LNW147B  109184887     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          194.7THz, 1539.77nm or 194.6THz, 1540.56nm)
------------------------------------------------------------------------------------------------------------
   LNW149B  109184895     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          194.9THz, 1538.19nm or 194.8THz, 1538.98nm)
------------------------------------------------------------------------------------------------------------
   LNW153B  109184903     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          195.3THz, 1535.04nm or 195.2THz, 1535.82nm)
------------------------------------------------------------------------------------------------------------
   LNW155B  109184911     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          195.5THz, 1533.47nm or 195.4THz, 1534.25nm)
------------------------------------------------------------------------------------------------------------
   LNW157B  109184929     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          195.7THz, 1531.90nm or 195.6, 1532.68nm)
------------------------------------------------------------------------------------------------------------
   LNW159B  109184937     PWDM OC-48 (high speed, STS-12 VT fabric, HW tunable to           now          **
                          195.9THz, 1530.33nm or 195.8THz, 1531.12nm)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW27   108923525     OC-48 OLIU (high speed, STS-48 VT fabric, long reach)             now          **
------------------------------------------------------------------------------------------------------------
    LNW29   108923541     OC-48 OLIU (high speed, STS-48 VT fabric, 1550nm)                 now          **
------------------------------------------------------------------------------------------------------------
    LNW32   109008995     OC-48 OLIU (high speed,STS-48 VT fabric, long reach, OSP)         now          **
------------------------------------------------------------------------------------------------------------
    LNW76   109164947     OC-48 OLIU (high speed, STS-48 VT fabric, short reach)            now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   LNW221   109171355     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          192.1THz, 1560.61nm or 192.2THz,1559.79nm)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   LNW223   109171363     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          192.3THz, 1558.98nm or 192.4THz, 1558.17)
------------------------------------------------------------------------------------------------------------
   LNW225   109171371     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          192.5THz, 1557.36nm or 192.4THz, 1556.55nm)
------------------------------------------------------------------------------------------------------------
   LNW227   109171389     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          192.7THz, 1555.75nm or 192.8THz, 1554.94nm))
------------------------------------------------------------------------------------------------------------
   LNW231   109171397     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          193.1THz, 1552.52nm or 193.2THz or 1551.72nm)
------------------------------------------------------------------------------------------------------------
   LNW233   109171405     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          193.3THz, 1550.92nm or 193.4THz, 1550.12nm)
------------------------------------------------------------------------------------------------------------
   LNW235   109171413     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          193.5THz, 1549.32nm or 193.6THz, 1548.51nm)
------------------------------------------------------------------------------------------------------------
   LNW237   109171421     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          193.7THz, 1547.72nm or 193.8THz, 1546.92nm)
------------------------------------------------------------------------------------------------------------
   LNW243   109171439     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          194.3THz, 1542.94nm or 194.2THz, 1543.73nm)
------------------------------------------------------------------------------------------------------------
   LNW245   109171447     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          194.5THz, 1541.35nm or 194.4THz, 1542.14nm)
------------------------------------------------------------------------------------------------------------
   LNW247   109171454     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          194.7THz, 1539.77nm or 194.6THz, 1540.56nm)
------------------------------------------------------------------------------------------------------------
   LNW249   109171462     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          194.9THz, 1538.19nm or 194.8THz, 1538.98nm)
------------------------------------------------------------------------------------------------------------
   LNW253   109171470     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          195.3THz, 1535.04nm or 195.2THz, 1535.82nm)
------------------------------------------------------------------------------------------------------------
   LNW255   109171488     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          195.5THz, 1533.47nm or 195.4THz, 1534.25nm)
------------------------------------------------------------------------------------------------------------
   LNW257   109171496     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          195.7THz, 1531.90nm or 195.6, 1532.68nm)
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
   LNW259   109171504     PWDM OC-48 (high speed, STS-48 VT fabric, HW tunable to           now          **
                          195.9THz, 1530.33nm or 195.8THz, 1531.12nm)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW56   108848052     OC-192 OLIU (high speed, STS-48 VT fabric, intermediate reach)    now          **
------------------------------------------------------------------------------------------------------------
    LNW57   109126391     OC-192 OLIU (high speed, STS-48 VT fabric,Long reach, SBS         now          **
                          tones)
------------------------------------------------------------------------------------------------------------
    LNW58   109164939     OC-192 OLIU (high speed, STS-48 VT fabric, short reach)           now          **
------------------------------------------------------------------------------------------------------------
   LNW523   109207225     OC-192 PWDM (high speed, STS-48 VT fabric)                        now          **
------------------------------------------------------------------------------------------------------------
   LNW527   109207266     OC-192 PWDM (high speed, STS-48 VT fabric)                        now          **
------------------------------------------------------------------------------------------------------------
   LNW554   109207530     OC-192 PWDM (high speed, STS-48 VT fabric)                        now          **
------------------------------------------------------------------------------------------------------------
   LNW555   109207548     OC-192 OLIU (high speed, STS-48 VT fabric, long reach)            now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW80   109461509     Main Swith Pack  (STS-48 VT fabric)                               now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            109293654     OC48>OC192 Upgrade Kit                                            now          **
------------------------------------------------------------------------------------------------------------
   LNWUPG   109291658     OC48>OC192 Upgrade Tool                                           now          **
------------------------------------------------------------------------------------------------------------
            848921193     OC48 Interconnection Kit (contains 2-LNW76, 2-LNW31)              now          **
------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
    LNW6    108694837     28xDS1                                                            now          **
------------------------------------------------------------------------------------------------------------
    LNW7    108764036     28xDS1 PM                                                         now          **
------------------------------------------------------------------------------------------------------------
    LNW8    109164889     56xDS1PM                                                          now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW16   108694845     12xDS3/EC1                                                        now          **
------------------------------------------------------------------------------------------------------------
    LNW19   109187567     48xDS3/EC1                                                        now          **
------------------------------------------------------------------------------------------------------------
   LNW19B                 48xDS3/EC1 w/ loopbacks                                         06/30/04       **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW18   109164905     Transmux (12 ports)                                               now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW66   108848078     Fast Ethernet (24 ports)                                          now          **
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
    LNW71   109488619  *  24xPrivate Line Fast Ethernet                                     now          **
------------------------------------------------------------------------------------------------------------
    LNW74                 Optical 8xPrivate Line Fast Ethernet                            07/31/04       **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW67   108848086     Gigabit Ethernet (2 ports, SX)                                    now          **
------------------------------------------------------------------------------------------------------------
    LNW68   108869660     Gigabit Ethernet (2 ports, LX)                                    now          **
------------------------------------------------------------------------------------------------------------
    LNW70   109187591     Optical Switched Ethernet (4 GigE ports or 8 FE ports,          07/31/04       **
                          Pluggable Optics Ready)
------------------------------------------------------------------------------------------------------------
    LNW73   109461491     Fiber Channel (2 ports)                                         11/30/04       **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW36   108694860     OC-3 OLIU (low speed, STS-12 VT fabric, long reach, 4 ports)      now          **
------------------------------------------------------------------------------------------------------------
    LNW37   109068783     OC-3 OLIU (low speed, STS-12 VT fabric, Pluggable Optics          now          **
                          Ready, 4 port, facility lpbk)
------------------------------------------------------------------------------------------------------------
    LNW45   109411082     OC-3 OLIU (low speed, STS-12 VT fabric, Pluggable Optics        07/31/04       **
                          Ready, 8 port, facility lpbk)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW46   108694878     OC-12 OLIU (low speed, STS-12 VT fabric, long reach, 2 ports)     now          **
------------------------------------------------------------------------------------------------------------
    LNW49   109319582     OC-12 OLIU (low speed, STS-48 VT fabric, Pluggable Optics         now          **
                          Ready, 4 ports)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    LNW31   109008987     OC-48 OLIU  (low speed, STS-12 VT fabric, intermediate reach)     now          **
------------------------------------------------------------------------------------------------------------
   LNW421   109185116     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   192.1    now          **
                          THz, 1560.61 nm or 192.2 THz, 1559.79 nm)
------------------------------------------------------------------------------------------------------------
   LNW423   109185124     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   192.3    now          **
                          THz, 1558.98 nm or 192.4 THz, 1558.17 nm)
------------------------------------------------------------------------------------------------------------
   LNW425   109185132     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   192.5    now          **
                          THz, 1557.36 nm or 192.6 THz, 1556.56 nm)
------------------------------------------------------------------------------------------------------------
   LNW427   109185140     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   192.7    now          **
                          THz, 1555.75 nm or 192.8 THz, 1554.94 nm)
------------------------------------------------------------------------------------------------------------
   LNW431   109185157     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   193.1    now          **
                          THz, 1552.52 nm or 193.2 THz, 1551.72 nm)
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
   LNW433   109185165     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   193.3    now          **
                          THz, 1550.92 nm or 193.4 THz, 1550.12 nm)
------------------------------------------------------------------------------------------------------------
   LNW435   109185173     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   193.5    now          **
                          THz, 1549.32 nm or 193.6 THz, 1548.52 nm)
------------------------------------------------------------------------------------------------------------
   LNW437   109185181     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   193.7    now          **
                          THz, 1547.72 nm or 193.8 THz, 1546.92 nm)
------------------------------------------------------------------------------------------------------------
   LNW443   109185199     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   194.3    now          **
                          THz, 1542.94 nm or 194.2 THz, 1542.73 nm)
------------------------------------------------------------------------------------------------------------
   LNW445   109185207     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   194.5    now         **
                          THz, 1541.35 nm or 194.4 THz, 1542.14 nm)
------------------------------------------------------------------------------------------------------------
   LNW447   109185215     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   194.7    now          **
                          THz, 1539.77 nm or 194.6 THz, 1540.56 nm)
------------------------------------------------------------------------------------------------------------
   LNW449   109185223     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   194.9    now          **
                          THz, 1538.19 nm or 194.8 THz, 1538.98 nm)
------------------------------------------------------------------------------------------------------------
   LNW453   109185231     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   195.3    now          **
                          THz, 1535.04 nm or 195.2 THz, 1535.82 nm)
------------------------------------------------------------------------------------------------------------
   LNW455   109185249     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   195.5    now          **
                          THz, 1533.47 nm or 195.4 THz, 1534.25 nm)
------------------------------------------------------------------------------------------------------------
   LNW457   109185256     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   195.7    now          **
                          THz, 1531.90 nm or 195.6 THz, 1532.68 nm)
------------------------------------------------------------------------------------------------------------
   LNW459   109185264     PWDM OC-48 (STS-12 VT fabric, low speed, HW tunable to   195.9    now          **
                          THz, 1530.33 nm or 195.8 THz, 1531.12 nm)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
            109453894     OC-3 SFP IR Optic                                                 now          **
------------------------------------------------------------------------------------------------------------
            109453886     OC-3 SFP LR Optic                                                 now          **
------------------------------------------------------------------------------------------------------------
            109453902     OC-12 SFP IR Optic                                                now          **
------------------------------------------------------------------------------------------------------------
            109467522     OC-12 SFP LR Optic                                                now          **
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------------
                                          **
------------------------------------------------------------------------------------------------------------
    LNW93   109485300     Test Pack CKP B                                                   now          **
------------------------------------------------------------------------------------------------------------
    LNW94   109428128     Test Pack                                                         now          **
------------------------------------------------------------------------------------------------------------
            848957437     Cable Test Kit                                                    now          **
------------------------------------------------------------------------------------------------------------
    177E    109187336     Blank- Main slot                                                  now          **
------------------------------------------------------------------------------------------------------------
    177D    108950585     Blank - Functional slot                                           now          **
------------------------------------------------------------------------------------------------------------
            848960167     Blank with Fiber Mgmt Bracker Attached -  Functional slot         now          **
------------------------------------------------------------------------------------------------------------
    LNW97   109415224     Detectable Blank- Main slot                                       now          **
------------------------------------------------------------------------------------------------------------
    LNW98   109412866     Detectable Blank - Function slot                                  now          **
------------------------------------------------------------------------------------------------------------
            848949871     Fiber Management Bracket ( used on CKP's)                         now          **
------------------------------------------------------------------------------------------------------------
            408682615     Fan Filter  -  For High Cap Shelf                                 now          **
------------------------------------------------------------------------------------------------------------
            408769172     Fan Assembly for High Capacity Shelf (for spares)                 now          **
------------------------------------------------------------------------------------------------------------
            408808889     Fan Assembly for High Capacity 20 amp Shelf (for spares)          now          **
------------------------------------------------------------------------------------------------------------
            848862181     Baffle Ass'y for High Capacity Shelf                              now          **
------------------------------------------------------------------------------------------------------------
            408456770     Fan Filter for Std Shelf                                          now          **
------------------------------------------------------------------------------------------------------------
            408456432     Fan Assembly for Std Shelf (for spares)                           now          **
------------------------------------------------------------------------------------------------------------
            408474799     Heat Baffle                                                       now          **
------------------------------------------------------------------------------------------------------------
            408267722     Sync Wrap connector                                               now          **
------------------------------------------------------------------------------------------------------------
            848919239     Fiber Management Kit: Left                                        now          **
------------------------------------------------------------------------------------------------------------
            848919247     Fiber Management Kit:  Right                                      now          **
------------------------------------------------------------------------------------------------------------
            848920518     SNBF Cable Bracket  Kit                                           now          **
------------------------------------------------------------------------------------------------------------
            848920476     Fiber Duct Components for SNBF Kit                                now          **
------------------------------------------------------------------------------------------------------------
            848920492     ETSI End Shield Kit                                               TBD          **
------------------------------------------------------------------------------------------------------------
            848920500     ETSI End Guard Kit                                                TBD          **
------------------------------------------------------------------------------------------------------------
            848929873     7" ETSI Cabinet Assembly (4 shelves & pnls)                       TBD          **
------------------------------------------------------------------------------------------------------------
            848856514     DMX/UNITE Mounting Kit                                            now          **
------------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                          DMX OC-192 Ring (MSC to MSC)
                                 Configuration

                    Unprotected DS3s
------------------------------------------------------------------------------------------------
                                                                       VzW               Ext
  CODE     Comcode                    Description                     Price     QTY     Price
------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                      **    1           **
LNW1      108695586 SYSCTL                                                 **    1           **
          108950585 177D blank card                                        **    9           **
          109489989 Release 4.0  (w/documentation CD Rom)                  **    1           **
LNW19     109187567 48xDS3/EC1                                             **    1           **
LNW555              OC-192 Optics (1550, STS-48 VT fabric, Long Reach)     **    2           **
------------------------------------------------------------------------------------------------

                                                                       TOTAL                 **


                          DMX OC-48 Ring (MSC to MSC)
                                Configurations

                    Unprotected DS3s
----------------------------------------------------------------------------------------------------
                                                                           VzW               Ext
  CODE     Comcode                      Description                       Price     QTY     Price
----------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                          **    1           **
LNW1      108695586 SYSCTL                                                     **    1           **
          108950585 177D blank card                                            **    9           **
          109489989 Release 4.0 (w/documentation CD Rom)                       **    1           **
LNW19     109187567 48xDS3/EC1                                                 **    1           **
----------------------------------------------------------------------------------------------------

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

LNW27     108923525 OC-48 OLIU (large fabric, high speed, long reach)          **    2           **
----------------------------------------------------------------------------------------------------

                                                                         TOTAL                   **

                    Protected DS3s
----------------------------------------------------------------------------------------------------
                                                                           VzW               Ext
  CODE     Comcode                      Description                       Price     QTY     Price
----------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                          **    1           **
LNW1      108695586 SYSCTL                                                     **    1           **
          108950585 177D blank card                                            **    8           **
          109489989 Release 4.0 (w/documentation CD Rom)                       **    1           **
LNW19     109187567 48xDS3/EC1                                                 **    2           **
LNW27     108923525 OC-48 OLIU (large fabric, high speed, long reach)          **    2           **
----------------------------------------------------------------------------------------------------

                                                                         TOTAL                   **

                    Unprotected DS3s, PWDM Compatible
----------------------------------------------------------------------------------------------------
                                                                           VzW               Ext
  CODE     Comcode                      Description                       Price     QTY     Price
----------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                          **    1           **
LNW1      108695586 SYSCTL                                                     **    1           **
          108950585 177D blank card                                            **    9           **
          109489989 Release 4.0 (w/documentation CD Rom)                       **    1           **
LNW19     109187567 48xDS3/EC1                                                 **    1           **
                    PWDM OC-48 (high speed, STS-48 VT fabric,
LNW225    109171371 HW tunable to 192.5THz, 1557.36nm or 192.4THz, 1556.55nm)  **    2           **
----------------------------------------------------------------------------------------------------

                                                                         TOTAL                   **



---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                    Protected DS3s, PWDM Compatible
----------------------------------------------------------------------------------------------------
                                                                           VzW               Ext
  CODE     Comcode                      Description                       Price     QTY     Price
----------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                          **    1           **
LNW1      108695586 SYSCTL                                                     **    1           **
          108950585 177D blank card                                            **    8           **
          109489989 Release 4.0 (w/documentation CD Rom)                       **    1           **
LNW19     109187567 48xDS3/EC1                                                 **    2           **
                    PWDM OC-48 (high speed, STS-48 VT fabric,
LNW225    109171371 HW tunable to 192.5THz, 1557.36nm or 192.4THz, 1556.55nm)  **    2           **
----------------------------------------------------------------------------------------------------

                                                                         TOTAL                   **


                           DMX Cell-site Aggregation
                                Configurations

                     12 DS3s
--------------------------------------------------------------------------------------------------
                                                                            VzW             Ext
  CODE     Comcode                       Description                       Price    QTY    Price
--------------------------------------------------------------------------------------------------
          848793287  High Capacity Shelf with Fan Unit                         **    1         **
LNW1      108695586  SYSCTL                                                    **    1         **
          108950585  177D blank card                                           **    8         **
          109489989  Release 4.0 (w/documentation CD Rom)                      **    1         **
LNW16     108694845  12xDS3/EC1                                                **    1         **
LNW18     109164905  Transmux (12 ports)                                       **    1         **
LNW26B    109152058  OC-48 OLIU (high speed, STS-12 VT fabric, long reach)     **    2         **
--------------------------------------------------------------------------------------------------


---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                                                          Total           $32,670

                     24 DS3s with 48 DS3 capability
--------------------------------------------------------------------------------------------------
                                                                            VzW             Ext
  CODE     Comcode                       Description                       Price    QTY    Price
--------------------------------------------------------------------------------------------------

          848793287  High Capacity Shelf with Fan Unit                         **    1         **
LNW1      108695586  SYSCTL                                                    **    1         **
          108950585  177D blank card                                           **    7         **
          109489989  Release 4.0 (w/documentation CD Rom)                      **    1         **
LNW19     109187567  48xDS3/EC1                                                **    1         **
LNW18     109164905  Transmux (12 ports)                                       **    2         **
LNW26B    109152058  OC-48 OLIU (high speed, STS-12 VT fabric,                 **    2         **
                     long reach)
--------------------------------------------------------------------------------------------------

                                                                            Total              **


                             DMX Microwave Mux Configurations

                    2 OC-3s; 28 DS1 Drops
--------------------------------------------------------------------------------------------------
                                                                         VzW               Ext
  CODE     Comcode                     Description                      Price     QTY     Price
--------------------------------------------------------------------------------------------------

          848793287 High Capacity Shelf with Fan Unit                        **    1           **
LNW1      108695586 SYSCTL                                                   **    1           **
          108950585 177D blank card                                          **    6           **
          109489989 Release 4.0 (w/documentation CD Rom)                     **    1           **
LNW6      108694837 28xDS1                                                   **    2           **
LNW36     108694860 OC-3 OLIU (low speed, STS-12 VT fabric,                  **    2           **
                    long reach, 4 ports)
LNW76     109164947 OC-48 OLIU (high speed, STS-48 VT fabric,                **    2           **
                    short reach)
--------------------------------------------------------------------------------------------------

                                                                       TOTAL                   **

                    2 OC-3s; 28 DS1 Drops, 5 DS3 Drops

--------------------------------------------------------------------------------------------------
                                                                         VzW               Ext
  CODE     Comcode                     Description                      Price     QTY     Price
--------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                        **    1           **
LNW1      108695586 SYSCTL                                                   **    1           **
          108950585 177D blank card                                          **    4           **
          109489989 Release 4.0 (w/documentation CD Rom)                     **    1           **
**        108694837 28xDS1                                                   **    2           **
LNW18     109164905 DS-3 Transmux (12 ports)                                 **    2           **
LNW36     108694860 OC-3 OLIU (low speed, STS-12 VT fabric, long             **    2           **
                    reach, 4 ports)
LNW76     109164947 OC-48 OLIU (high speed, STS-48 VT fabric,                **    2           **
                    short reach)
--------------------------------------------------------------------------------------------------

                                                                       TOTAL                   **

                    2 OC-3s; 6 DS3 Drops, Optics to support Ring Termination
--------------------------------------------------------------------------------------------------
                                                                         VzW               Ext
  CODE     Comcode                     Description                      Price     QTY     Price
--------------------------------------------------------------------------------------------------
          848793287 High Capacity Shelf with Fan Unit                        **    1           **
LNW1      108695586 SYSCTL                                                   **    1           **
**        108950585 177D blank card                                          **    6           **
          109338418 Release 3.1  (w/documentation CD Rom)                    **    1           **
LNW18     109164905 DS-3 Transmux (12 ports)                                 **    2           **
LNW36     108694860 OC-3 OLIU (low speed, STS-12 VT fabric,                  **    2           **
                    long reach, 4 ports)
LNW27     108923525 OC-48 OLIU (high speed, STS-48 VT fabric,                **   **      $15,660
                    long reach)
--------------------------------------------------------------------------------------------------
                                                                                               **
                                                                       TOTAL                   **

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                         Metropolis DMXtend Price Sheet

------------------------------------------------------------------------------
                                                                       VzW
CODE      Description                                                 Price
------------------------------------------------------------------------------
          Shelf                                                            **

LNW1      SYSCTL                                                           **

LNW42     Short Blank - Main                                               **
LNW43     Short Blank - TDM                                                **
177D      Long Blank                                                       **

LNW40     OC-3 Optics (1310, STS-6 VT fabric, Intermediate Reach, OSP)     **
LNW38     OC-12 Optics (1310, STS-12 VT fabric, Intermediate Reach, OSP)   **
LNW51     OC-12 Optics (1310, STS-12 VT fabric, LongReach, OSP)            **

LNW6      DS1 (28 ports)                                                   **
LNW7      DS1 PM (28 ports)                                                **
LNW8      DS1PM (56 ports)                                                 **
LNW16     DS3 (12 ports)                                                   **
LNW39     16 DS1/ 3 DS3 TDM Circuit Pack                                   **
LNW112    16 port DS1                                                      **
LNW111    3 port DS3                                                       **
LNW18     Transmux (12 ports)                                              **
LNW19     DS3 (48 ports)                                                   **

LNW36     OC-3 OLIU (4 ports, long reach)                                  **
LNW37     OC-3 OLIU (4 ports, SFP ready)                                   **

---------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

LNW46     OC-12 OLIU (2 ports, long reach)                                 **
LNW49     OC-12 OLIU (4 ports, SFP ready)                                  **

LNW66     Fast Ethernet (24 ports)                                         **
LNW67     Gigabit Ethernet (2 ports, SX)                                   **
LNW68     Gigabit Ethernet (2 ports, LX)                                   **
LNW71     Private Line Fast Ethernet (24 ports)                            **

          Release 1.1                                                      **
          Release 1.1 (Upgrade from Release 1.0)                           **
          Release 2.0                                                      **
          Release 2.0 (Upgrade from Release 1.0)                           **
          Release 2.0 (Upgrade from Release 1.1)                           **
------------------------------------------------------------------------------


                      DMXtend Microwave Mux Configuration

---------------------------------------------------------------------------------------------
                                                                          Verizon
                                                                          Wireless    QTY
  CODE     Comcode                       Description                       Price
---------------------------------------------------------------------------------------------
          848846606 DMXtend Shelf                                            **        1

LNW43     108950585 Short Blank                                              **        2

LNW1      108695586 SYSCTL                                                   **        1

                    Release 2.0 DMXtend                                      **        1

LNW6      108694837 28xDS1                                                   **        2

LNW36     108694860 OC-3 OLIU (low speed, STS-12 VT fabric, long reach,      **        2
                    4 ports)

LNW40     109197111 OC-3 Optics (1310, STS-6 VT fabric, Intermediate         **        2
                    Reach, OSP)

---------------------------------------------------------------------------------------------

                                                                                   **



                                       Metropolis(TM) DMX & DMXTEND Cable Assembly Price List

Used on   Used on   DMX Shelf                                                                               General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability     VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848923074     XX    DS1 Cable Assy - 30 Feet - 24 ga.                       now        **
X         X         Std or HC       848548327     XX    DS1 Cable Assy - 50 Feet - 24 ga.                       now        **
X         X         Std or HC       848923082     XX    DS1 Cable Assy - 75 Feet - 24 ga.                       now        **
X         X         Std or HC       848548335     XX    DS1 Cable Assy - 100 Feet - 24 ga.                      now        **
X         X         Std or HC       848923090     XX    DS1 Cable Assy - 125 Feet - 24 ga.                      now        **
X         X         Std or HC       848548343     XX    DS1 Cable Assy - 150 Feet - 24 ga.                      now        **
X         X         Std or HC       848923108     XX    DS1 Cable Assy - 175 Feet - 24 ga.                      now        **
X         X         Std or HC       848923116     XX    DS1 Cable Assy - 200 Feet - 24 ga.                      now        **
X         X         Std or HC       848548350     XX    DS1 Cable Assy - 250 Feet - 24 ga.                      now        **
X         X         Std or HC       848790762     XX    DS1 Cable Assy - 350 Feet - 24 ga.                      now        **
X         X         Std or HC       848548368     XX    DS1 Cable Assy - 450 Feet - 24 ga.                      now        **
X         X         Std or HC       848790770     XX    DS1 Cable Assy - 550 Feet - 24 ga.                      now        **
X         X         Std or HC       848790788     XX    DS1 Cable Assy - 655 Feet - 24 ga.                      now        **

-------- -------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X                                   848934964     X     DS1 Cable Assy - 30 Feet - 24 ga.                       now       **
X                                   848912473     X     DS1 Cable Assy - 50 Feet - 24 ga.                       now       **
X                                   848934972     X     DS1 Cable Assy - 75 Feet - 24 ga.                       now       **
X                                   848912564     X     DS1 Cable Assy - 100 Feet - 24 ga.                      now       **
X                                   848934980     X     DS1 Cable Assy - 125 Feet - 24 ga.                      now       **
X                                   848912648     X     DS1 Cable Assy - 150 Feet - 24 ga.                      now       **
X                                   848934998     X     DS1 Cable Assy - 175 Feet - 24 ga.                      now       **
X                                   848935003     X     DS1 Cable Assy - 200 Feet - 24 ga.                      now       **
X                                   848912671     X     DS1 Cable Assy - 250 Feet - 24 ga.                      now       **
X                                   848912978     X     DS1 Cable Assy - 350 Feet - 24 ga.                      now       **
X                                   848912986     X     DS1 Cable Assy - 450 Feet - 24 ga.                      now       **
X                                   848913000     X     DS1 Cable Assy - 550 Feet - 24 ga.                      now       **
X                                   848935011     X     DS1 Cable Assy - 655 Feet - 24 ga.                      now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std             848548277     XX    DS3 Cable Assy - 50 Feet - NE to DSX                    now       **
X         X         Std             848548285     XX    DS3 Cable Assy - 100 Feet - NE to DSX                   now       **
X         X         Std             848548293     XX    DS3 Cable Assy - 150 Feet - NE to DSX                   now       **
X         X         Std             848548301     XX    DS3 Cable Assy - 250 Feet - NE to DSX                   now       **
X         X         Std             848548319     XX    DS3 Cable Assy - 450 Feet - NE - NE                     now       **
X         X         Std             848815742     XX    DS3 Cable Assy - 450 Feet - 734/735 SPLICE              now       **
X         X         Std             848815734     XX    DS3 Cable Assy - 750 Feet - 734/745 - SPLICE            now       **
X         X         Std             848815759     XX    DS3 Cable Assy - 900 Feet - 734/735 - SPLICE            now       **
          X         HC              848923124     XX    DS3 Cable Assy - 10 Feet - - 24 DS3                     now       **
          X         HC              848923132     XX    DS3 Cable Assy - 20 Feet - - 24 DS3                     now       **
          X         HC              848923140     XX    DS3 Cable Assy - 30 Feet - - 24 DS3                     now       **
          X         HC              848923157     XX    DS3 Cable Assy - 40 Feet - - 24 DS3                     now       **
          X         HC              848839478     XX    DS3 Cable Assy - 50 Feet - - 24 DS3                     now       **
          X         HC              848923165     XX    DS3 Cable Assy - 60 Feet - - 24 DS3                     now       **
          X         HC              848923173     XX    DS3 Cable Assy - 70 Feet - - 24 DS3                     now       **
          X         HC              848923181     XX    DS3 Cable Assy - 80 Feet - - 24 DS3                     now       **
          X         HC              848923199     XX    DS3 Cable Assy - 90 Feet - - 24 DS3                     now       **
          X         HC              848839486     XX    DS3 Cable Assy - 100 Feet - - 24 DS3                    now       **
          X         HC              848923207     XX    DS3 Cable Assy - 110 Feet - - 24 DS3                    now       **
          X         HC              848923215     XX    DS3 Cable Assy - 120 Feet - - 24 DS3                    now       **
          X         HC              848923223     XX    DS3 Cable Assy - 140 Feet - - 24 DS3                    now       **
          X         HC              848839494     XX    DS3 Cable Assy - 150 Feet - - 24 DS3                    now       **
          X         HC              848923231     XX    DS3 Cable Assy - 160 Feet - - 24 DS3                    now       **
          X         HC              848923249     XX    DS3 Cable Assy - 180 Feet - - 24 DS3                    now       **
          X         HC              848923256     XX    DS3 Cable Assy - 200 Feet - - 24 DS3                    now       **
          X         HC              848839502     XX    DS3 Cable Assy - 250 Feet - - 24 DS3                    now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
          X         HC              848923264     XX    DS3 Cable Assy - 300 Feet - NE TO NE - 24 DS3           now       **
          X         HC              848923272     XX    DS3 Cable Assy - 400 Feet - NE TO NE - 24 DS3           now       **
          X         HC              848839510     XX    DS3 Cable Assy - 450 Feet - NE TO NE - 24 DS3           now       **
          X         HC              848932083     XX    DS3 Cable Assy - 250 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932018     XX    DS3 Cable Assy - 275 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932026     XX    DS3 Cable Assy - 300 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932034     XX    DS3 Cable Assy - 325 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932042     XX    DS3 Cable Assy - 350 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932059     XX    DS3 Cable Assy - 375 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932067     XX    DS3 Cable Assy - 400 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848932075     XX    DS3 Cable Assy - 425 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848839528     XX    DS3 Cable Assy - 450 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848839536     XX    DS3 Cable Assy - 750 Feet - 735/734 SPLICE - 24 DS3     now       **
          X         HC              848839544     XX    DS3 Cable Assy - 900 Feet - 735/734 SPLICE - 24 DS3     now       **
------------------------------------------------------------------------------------------------------------------------------------
X                                   848940011     X     DS3 Cable Assy - 10 Feet - - 24 DS3                     now       **
X                                   848940029     X     DS3 Cable Assy - 20 Feet - - 24 DS3                     now       **
X                                   848940037     X     DS3 Cable Assy - 30 Feet - - 24 DS3                     now       **
X                                   848940045     X     DS3 Cable Assy - 40 Feet - - 24 DS3                     now       **
X                                   848940052     X     DS3 Cable Assy - 50 Feet - - 24 DS3                     now       **
X                                   848940060     X     DS3 Cable Assy - 60 Feet - - 24 DS3                     now       **
X                                   848940078     X     DS3 Cable Assy - 70 Feet - - 24 DS3                     now       **
X                                   848940086     X     DS3 Cable Assy - 80 Feet - - 24 DS3                     now       **
X                                   848940094     X     DS3 Cable Assy - 90 Feet - - 24 DS3                     now       **
X                                   848940102     X     DS3 Cable Assy - 100 Feet - - 24 DS3                    now       **
X                                   848940110     X     DS3 Cable Assy - 110 Feet - - 24 DS3                    now       **
X                                   848940128     X     DS3 Cable Assy - 120 Feet - - 24 DS3                    now       **
X                                   848940136     X     DS3 Cable Assy - 140 Feet - - 24 DS3                    now       **
X                                   848940144     X     DS3 Cable Assy - 150 Feet - - 24 DS3                    now       **
X                                   848940151     X     DS3 Cable Assy - 160 Feet - - 24 DS3                    now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                               General
DMXTEND   DMX       Used On       Comcode               Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X                                 848940169     X       DS3 Cable Assy - 180 Feet -  - 24 DS3                   now       **
X                                 848940177     X       DS3 Cable Assy - 200 Feet -  - 24 DS3                   now       **
X                                 848940185     X       DS3 Cable Assy - 250 Feet -  - 24 DS3                   now       **
X                                 848940193     X       DS3 Cable Assy - 300 Feet - NE TO NE - 24 DS3           now       **
X                                 848940201     X       DS3 Cable Assy - 400 Feet - NE TO NE - 24 DS3           now       **
------------------------------------------------------------------------------------------------------------------------------------
X                                 848940219     X       DS3 Cable Assy - 450 Feet - NE TO NE - 24 DS3           now       **
X                                 848912234     X       DS3 Cable Assy - 50 Feet - NE to DSX                    now       **
X                                 848912242     X       DS3 Cable Assy - 100 Feet - NE to DSX                   now       **
X                                 848912259     X       DS3 Cable Assy - 150 Feet - NE to DSX                   now       **
X                                 848912267     X       DS3 Cable Assy - 250 Feet - NE to DSX                   now       **
X                                 848912192     X       DS3 Cable Assy - 450 Feet - NE - NE                     now       **
------------------------------------------------------------------------------------------------------------------------------------
X                                 848912333     X       DS3 Cable Assy - 450 Feet - 734/735 SPLICE              now       **
X                                 848912200     X       DS3 Cable Assy - 750 Feet - 734/745 - SPLICE            now       **
X                                 848912218     X       DS3 Cable Assy - 900 Feet - 734/735 - SPLICE            now       **
X                                 848939856     X       DS3 Cable Assy - 250 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939864     X       DS3 Cable Assy - 275 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939872     X       DS3 Cable Assy - 300 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939880     X       DS3 Cable Assy - 325 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939898     X       DS3 Cable Assy - 350 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939906     X       DS3 Cable Assy - 375 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939914     X       DS3 Cable Assy - 400 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939922     X       DS3 Cable Assy - 425 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939930     X       DS3 Cable Assy - 450 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939948     X       DS3 Cable Assy - 750 Feet - 735/734 SPLICE - 24 DS3     now       **
X                                 848939955     X       DS3 Cable Assy - 900 Feet - 735/734 SPLICE - 24 DS3     now       **
------------------------------------------------------------------------------------------------------------------------------------
X                                 848935029             DS1/DS3 Hybrid-30                                       now       **
X                                 848875043             DS1/DS3 Hybrid-50                                       now       **
X                                 848935037             DS1/DS3 Hybrid-75                                       now       **
X                                 848875050             DS1/DS3 Hybrid-100                                      now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                               General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X                                   848935045           DS1/DS3 Hybrid-125                                      now       **
X                                   848875076           DS1/DS3 Hybrid-150                                      now       **
X                                   848935052           DS1/DS3 Hybrid-175                                      now       **
X                                   848935060           DS1/DS3 Hybrid-200                                      now       **
X                                   848875084           DS1/DS3 Hybrid-250                                      now       **
X                                   848875100           DS1/DS3 Hybrid-350                                      now       **
X                                   848875126           DS1/DS3 Hybrid-450                                      now       **
X                                   848935078           DS1/DS3 Hybrid-550                                      now       **
X                                   848935086           DS1/DS3 Hybrid-650                                      now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std             848549598           Misc. Discretes 50 Feet                                 now       **
X         X         Std             848549606           Misc. Discretes 100 Feet                                now       **
X         X         Std             848549614           Misc. Discretes 150 Feet                                now       **
X         X         Std             848549622           Misc. Discretes 250 Feet                                now       **
X         X         Std             848549630           Misc. Discretes 350 Feet                                now       **
------------------------------------------------------------------------------------------------------------------------------------
          X         HC              109321794           Misc. Discretes 15 Feet                                 now       **
          X         HC              109321802           Misc. Discretes 30 Feet                                 now       **
          X         HC              848839569           Misc. Discretes 50 Feet                                 now       **
          X         HC              848839577           Misc. Discretes 100 Feet                                now       **
          X         HC              848839585           Misc. Discretes 150 Feet                                now       **
          X         HC              848839593           Misc. Discretes 250 Feet                                now       **
          X         HC              848839601           Misc. Discretes 350 Feet                                now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848549655           X.25 - X.25 Cable - 50 Feet                             now       **
X         X         Std or HC       848549663           X.25 - X.25 Cable - 100 Feet                            now       **
X         X         Std or HC       848549689           X.25 - X.25 Cable - 150 Feet                            now       **
X         X         Std or HC       848549697           X.25 - X.25 Cable - 250 Feet                            now       **
X         X         Std or HC       848549705           X.25 - X.25 Cable - 350 Feet                            now       **
X         X         Std or HC       848570792           X.25 - AISW Cable - 50 Feet                             now       **
X         X         Std or HC       848570818           X.25 - AISW Cable - 100 Feet                            now       **
X         X         Std or HC       848570826           X.25 - AISW Cable - 150 Feet                            now       **
X         X         Std or HC       848570842           X.25 - AISW Cable - 250 Feet                            now       **
X         X         Std or HC       848570859           X.25 - AISW Cable - 350 Feet                            now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.


Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848558193           Office Alarm Cable - 50 Feet                            now       **
X         X         Std or HC       848562286           Office Alarm Cable - 100 Feet                           now       **
X         X         Std or HC       848562294           Office Alarm Cable - 150 Feet                           now       **
X         X         Std or HC       848562302           Office Alarm Cable - 250 Feet                           now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848589602           Office Alarm Mult Cable                                 now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       109321810           LAN 10BaseT (Crossover) Cable -  10 Feet                now       **
X         X         Std or HC       848605028           LAN 10BaseT (Crossover) Cable -  50 Feet                now       **
X         X         Std or HC       848605036           LAN 10BaseT (Crossover) Cable - 100 Feet                now       **
X         X         Std or HC       848605051           LAN 10BaseT (Crossover) Cable - 150 Feet                now       **
X         X         Std or HC       848605069           LAN 10BaseT (Crossover) Cable - 200 Feet                now       **
X         X         Std or HC       848605077           LAN 10BaseT (Crossover) Cable - 300 Feet                now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       109321836           LAN 10BaseT (Straight Thru) Cable - 20 Feet             now       **
X         X         Std or HC       109321844           LAN 10BaseT (Straight Thru) Cable - 30 Feet             now       **
X         X         Std or HC       848604948           LAN 10BaseT (Straight Thru) Cable - 50 Feet             now       **
X         X         Std or HC       109321869           LAN 10BaseT (Straight Thru) Cable - 60 Feet             now       **
X         X         Std or HC       109321877           LAN 10BaseT (Straight Thru) Cable - 70 Feet             now       **
X         X         Std or HC       109321885           LAN 10BaseT (Straight Thru) Cable - 80 Feet             now       **
X         X         Std or HC       109321893           LAN 10BaseT (Straight Thru) Cable - 90 Feet             now       **
X         X         Std or HC       848604955           LAN 10BaseT (Straight Thru) Cable - 100 Feet            now       **
X         X         Std or HC       109321901           LAN 10BaseT (Straight Thru) Cable - 110 Feet            now       **
X         X         Std or HC       109321919           LAN 10BaseT (Straight Thru) Cable - 120 Feet            now       **
X         X         Std or HC       109321927           LAN 10BaseT (Straight Thru) Cable - 130 Feet            now       **
X         X         Std or HC       109321935           LAN 10BaseT (Straight Thru) Cable - 140 Feet            now       **
X         X         Std or HC       848604963           LAN 10BaseT (Straight Thru) Cable - 150 Feet            now       **
X         X         Std or HC       109321943           LAN 10BaseT (Straight Thru) Cable - 160 Feet            now       **
X         X         Std or HC       109321950           LAN 10BaseT (Straight Thru) Cable - 180 Feet            now       **
X         X         Std or HC       848604971           LAN 10BaseT (Straight Thru) Cable - 200 Feet            now       **
X         X         Std or HC       109321968           LAN 10BaseT (Straight Thru) Cable - 220 Feet            now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       109321976           LAN 10BaseT (Straight Thru) Cable - 240 Feet            now       **
X         X         Std or HC       109321984           LAN 10BaseT (Straight Thru) Cable - 260 Feet            now       **
X         X         Std or HC       109321992           LAN 10BaseT (Straight Thru) Cable - 280 Feet            now       **
X         X         Std or HC       848604997           LAN 10BaseT (Straight Thru) Cable - 300 Feet            now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848558425           SYNC1 & 2 Cable Assy Right Angle Connection - 50 Feet   now       **
X         X         Std or HC       848562310           SYNC1 & 2 Cable Assy Right Angle Connection - 100 Feet  now       **
X         X         Std or HC       848562328           SYNC1 & 2 Cable Assy Right Angle Connection - 150 Feet  now       **
X         X         Std or HC       848562336           SYNC1 & 2 Cable Assy Right Angle Connection - 250 Feet  now       **
X         X         Std or HC       848562344           SYNC1 & 2 Cable Assy Right Angle Connection - 450 Feet  now       **
------------------------------------------------------------------------------------------------------------------------------------
          X         HC              848839619           SYNC1 & 2 Cable Assy - Straight Thru -
                                                        50 Feet - High Capacity Shelf                           now       **
          X         HC              848923363             SYNC1 & 2 Cable Assy - Straight Thru -
                                                        75 Feet - High Capacity Shelf                           now       **
          X         HC              848839627             SYNC1 & 2 Cable Assy - Straight Thru -
                                                          100 Feet - High Capacity Shelf                        now       **
          X         HC              848923371           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          125 Feet - High Capacity Shelf                        now       **
          X         HC              848839635           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          150 Feet - High Capacity Shelf                        now       **
          X         HC              848923389           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          175 Feet - High Capacity Shelf                        now       **
          X         HC              848923439           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          200 Feet - High Capacity Shelf                        now       **
          X         HC              848923447           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          225 Feet - High Capacity Shelf                        now       **
          X         HC              848839643           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          250 Feet - High Capacity Shelf                        now       **
          X         HC              848923454           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          275 Feet - High Capacity Shelf                        now       **
          X         HC              848923462           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          300 Feet - High Capacity Shelf                        now       **
          X         HC              848839650           SYNC1 & 2 Cable Assy - Straight Thru -
                                                          450 Feet - High Capacity Shelf                        now       **
X         X         Std or HC       848631255           Sync cable (loose wire wrap connector
                                                          for test access) - 50 Feet                            now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848631271           Sync cable (loose wire wrap connector
                                                          for test access) - 100 Feet                           now       **
X         X         Std or HC       848631289           Sync cable (loose wire wrap connector
                                                          for test access) - 150 Feet                           now       **
X         X         Std or HC       848631297           Sync cable (loose wire wrap connector
                                                          for test access) - 250 Feet                           now       **
X         X         Std or HC       848631305           Sync cable (loose wire wrap connector
                                                          for test access) - 450 Feet                           now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848756508           Modem Cable Assembly - 50 Feet                          now       **
X         X         Std or HC       848756524           Modem Cable Assembly - 100 Feet                         now       **
X         X         Std or HC       848756516           Modem Cable Assembly - 150 Feet                         now       **
X         X         Std or HC       848756532           Modem Cable Assembly - 200 Feet                         now       **
X         X         Std or HC       848819090           100 Base TX Ethernet -   8 Feet                         now       **
X         X         Std or HC       848778114           100 Base TX Ethernet -  20 Feet                         now       **
X         X         Std or HC       848923280           100 Base TX Ethernet -  35 Feet                         now       **
X         X         Std or HC       848778122           100 Base TX Ethernet -  50 Feet                         now       **
X         X         Std or HC       848923298           100 Base TX Ethernet -  75 Feet                         now       **
X         X         Std or HC       848778106           100 Base TX Ethernet - 100 Feet                         now       **
X         X         Std or HC       848923306           100 Base TX Ethernet - 125 Feet                         now       **
X         X         Std or HC       848778148           100 Base TX Ethernet - 150 Feet                         now       **
X         X         Std or HC       848923314           100 Base TX Ethernet - 175 Feet                         now       **
X         X         Std or HC       848923322           100 Base TX Ethernet - 200 Feet                         now       **
X         X         Std or HC       848923330           100 Base TX Ethernet - 225 Feet                         now       **
X         X         Std or HC       848923348           100 Base TX Ethernet - 250 Feet                         now       **
X         X         Std or HC       848923355           100 Base TX Ethernet - 275 Feet                         now       **
X         X         Std or HC       848778130           100 Base TX Ethernet - 300 Feet                         now       **
X         X         Std or HC       848935276           DMX Power Cable Kit - 55 Feet - 2 ga                    now       **
X         X         Std or HC       848634978           DMX Power Cable Kit - 85 Feet - 2 ga                    now       **
X         X         Std or HC       848635017           DMX Power Cable Kit - 100 Feet - 2 ga                   now       **
X         X         Std or HC       848935268           DMX Power Cable Kit - 35 Feet - 4 ga                    now       **
X         X         Std or HC       848634986           DMX Power Cable Kit - 55 Feet - 4 ga                    now       **
X         X         Std or HC       848635025           DMX Power Cable Kit - 100 Feet - 4 ga                   now       **
X         X         Std or HC       848635009           DMX Power Cable Kit - 12 Feet -  6 ga                   now       **
---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.



Used on   Used on   DMX Shelf                                                                                General
DMXTEND   DMX       Used On         Comcode             Description                                       Availability    VzW Price
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or HC       848635033           DMX Power Cable Kit -  50 Feet -  6 ga                  now       **
X         X         Std or HC       848635041           DMX Power Cable Kit -  75 Feet -  6 ga                  now       **
X         X         Std or HC       848635058           DMX Power Cable Kit - 100 Feet -  6 ga                  now       **
X         X         Std or HC       848841839           DMX Power Cable Kit - 12 Feet - 10 ga for PDP           now       **
------------------------------------------------------------------------------------------------------------------------------------
X                                   848929493           DMXTEND Power Cable Kit -  85 Feet -  6 ga              now       **
X                                   848929501           DMXTEND Power Cable Kit -  100 Feet -  6 ga             now       **
X                                   848929519           DMXTEND Power Cable Kit -  55 Feet -  8 ga              now       **
X                                   848929527           DMXTEND Power Cable Kit -  100 Feet -  8 ga             now       **
X                                   848929535           DMXTEND Power Cable Kit -  12 Feet -  10 ga             now       **
X                                   848929543           DMXTEND Power Cable Kit -  50 Feet -  10 ga             now       **
X                                   848929550           DMXTEND Power Cable Kit -  75 Feet -  10 ga             now       **
X                                   848929568           DMXTEND Power Cable Kit -  100 Feet -  10 ga            now       **
------------------------------------------------------------------------------------------------------------------------------------
X         X         Std or H+C10C   848635231           Loose Connector Kit for 2 ga Pwr Cable                  now       **
X         X         Std or HC       848635249           Loose Connector Kit for 4 ga Pwr Cable                  now       **
X         X         Std or HC       848635934           Loose Connector Kit for 6 ga Power Cable                now       **
X         X         Std or HC       848748869           CIT Interface Cable - 8 Feet                            now       **
          X         STD             848589610           Fan Cable Assy (Part of Fan)                            now       **
          X         HC              848839551           Fan Cable Assy (for High Capacity
                                                        Shelf-- Part of Fan)                                    now       **
          X                         848861530           Interconnecting 35.75 IN - DMX to
                                                        UNITE Alarm Cable                                       now       **
          X                         848861548           Interconnecting,  56.21 IN, Clock
                                                        Input- DMX to UNITE SYNC1 Cable                         now       **

NOTES:
  :  X  - THESE CABLES ROUTE TO THE RIGHT (AS VIEWED FROM THE REAR OF THE SHELF)
  :  XX  - THESE CABLES ROUTE TO THE LEFT (AS VIEWED FROM THE REAR OF THE SHELF)

---------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange
Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                      Metropolis(TM) DMXplore Price Sheet

-------------------------------------------------------------------------------------
   CODE       Comcode                     Description              GA Date    VzW
                                                                             Price
-------------------------------------------------------------------------------------
                           MAIN SYSTEM                                      **
-------------------------------------------------------------------------------------
    -        848927893   **   DMXplore Enclosure (Wall Mount)        now          **
-------------------------------------------------------------------------------------
             848927927   **   DMXplore Enclosure (Rack Mount)      8/31/04        **
-------------------------------------------------------------------------------------
                            SOFTWARE                                        **
-------------------------------------------------------------------------------------
             109483826   **   Release 1.0 software                   now          **
                              (w/documentation CD Rom)
-------------------------------------------------------------------------------------
             109508663   **   Release 1.0.1 software                 now          **
                              (w/documentation CD Rom)
-------------------------------------------------------------------------------------
             109508689   **   Release 1.0.1 Upgrade from R1.0        now          **
                              (w/documentation CD Rom)
-------------------------------------------------------------------------------------
                TBD      **   Release 2.0 software                 8/31/04        **
                              (w/documentation CD Rom)
-------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

-------------------------------------------------------------------------------------
                         **                                                       **
-------------------------------------------------------------------------------------
                        SYSTEM CONTROLLER                                   **
-------------------------------------------------------------------------------------
   VLNC1       109336032 **   System Controller                      now          **
-------------------------------------------------------------------------------------
                       HIGH CAPACITY CKP'S                                  **
-------------------------------------------------------------------------------------
   VLNC6       109336503 **   OC-3 HS  w/ 16 DS1 (LR, 1310nm,        now          **
                              OSP)
-------------------------------------------------------------------------------------
   VLNC5       109336040 **   OC-3 HS  w/ 16DS1 + 2DS3               now          **
-------------------------------------------------------------------------------------
  VLNC25       109405977 **   OC-12 HS w/ 16 DS1 & 2 DS3 (LR,      8/31/04        **
                              1310nm, OSP)
-------------------------------------------------------------------------------------
  VLNC26       109405969 **   OC-12 HS  w/ 16 DS1 (LR, 1310nm,     8/31/04        **
                              OSP)
-------------------------------------------------------------------------------------
                         **                                                       **
-------------------------------------------------------------------------------------
                         TRIBUTARY CKP'S                                    **
-------------------------------------------------------------------------------------
  VLNC15       109336057 **   4xFast Ethernet Private Line         8/31/04        **
-------------------------------------------------------------------------------------
                         **                                                       **
-------------------------------------------------------------------------------------
                           MISC ITEMS                                       **
-------------------------------------------------------------------------------------
             109475608   **   199L - Low Speed Blank                 now          **
-------------------------------------------------------------------------------------
             109475657   **   199M - Main Slot Blank                 now          **
-------------------------------------------------------------------------------------
             408812394   **   AC/DC Converter, Wall Mount ( old      now          **
                              702006933)
-------------------------------------------------------------------------------------
             848862181   **   Heat Baffle                            now          **
-------------------------------------------------------------------------------------
             848945424   **   12" Rack Mount Bracket                 now          **
-------------------------------------------------------------------------------------
             848945432   **   19" Rack Mount Bracket                 now          **
-------------------------------------------------------------------------------------
             848945440   **   23" Rack Mount Bracket                 now          **
-------------------------------------------------------------------------------------
                         **                                                       **
-------------------------------------------------------------------------------------
                                                                            **
                                -
-------------------------------------------------------------------------------------


                    Optical Amplifier/DCM/PWDM/Rack Pricing


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                   Optical Amplifiers

-----------------------------------------------------------------------------------------
                                                                          Unit    Total
     COMCODE       Description                                Quantity   Price    Price
-----------------------------------------------------------------------------------------
    109231852      Lucent Multi-Wave Optical Amplifier - E        1        **         **
-----------------------------------------------------------------------------------------

                   Dispersion Compensation Modules

-----------------------------------------------------------------------------------------
                                                                          Unit    Total
     COMCODE       Description                                Quantity   Price    Price
-----------------------------------------------------------------------------------------
    108402652      Fiber Optic DCM - 40 km DCM DCM-40             1        **         **

    848825329      DCM Tray -- Holds 4 modules                    1        **         **
-----------------------------------------------------------------------------------------

                   Passive Wave Division Multiplexers

-----------------------------------------------------------------------------------------
                                                                          Unit    Total
     COMCODE       Description                                Quantity   Price    Price
-----------------------------------------------------------------------------------------
    109409508      16 Channel MUX unit                            1        **         **
-----------------------------------------------------------------------------------------
    109409466      16 Channel DMUX unit                           1        **         **
-----------------------------------------------------------------------------------------

                   7' Bay

-----------------------------------------------------------------------------------------
                                                                          Unit    Total
     COMCODE       Description                                Quantity   Price    Price
-----------------------------------------------------------------------------------------
  ED8C800-50 G1    7' Bay                                         1        **         **
-----------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                       WaveStar TDM 2.5G/10G Price Sheet


------------------------------------------------------------------------------------------------------
   Order Code      CP Code                            Description                           VzW Price
------------------------------------------------------------------------------------------------------
**
------------------------------------------------------------------------------------------------------
ED8C789-35           G-1E    10G Bay e/w 10G Shelf and (1) 2.5G Shelf (LS Shelf 1)          **
------------------------------------------------------------------------------------------------------
ED8C789-35           G-2E    10G Bay e/w 10G Shelf and (2) 2.5G Shelves (LS Shelf 1 and 2)  **
------------------------------------------------------------------------------------------------------
ED8C789-35           G-3E    10G Growth Bay e/w (1) 2.5G Shelf (upper position)             **
------------------------------------------------------------------------------------------------------
ED8C789-35           G-4E    10G Growth Bay e/w (2) 2.5G Shelves (upper/middle positions)   **
------------------------------------------------------------------------------------------------------
ED8C789-35           G-5E    10G Bay e/w (1) 2.5G Shelf (middle position - for future 10G   **
                             Shelf addition)
------------------------------------------------------------------------------------------------------
ED8C789-35           G-6E    10G Bay e/w (2) 2.5G Shelves (middle/lower positions - for     **
                             future 10G Shelf addition)
------------------------------------------------------------------------------------------------------
ED8C789-35           G-7E    Bay e/w (3) 2.5G Shelves                                       **
------------------------------------------------------------------------------------------------------
ED8C789-35           G-8E    10G Bay e/w (1) 2.5G Shelf (e/w horizontally mounted DS3       **
                             panels)
------------------------------------------------------------------------------------------------------
ED8C789-35           G-9E    Bay e/w (1) 2.5G Shelf (lower position)                        **
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
**
------------------------------------------------------------------------------------------------------
ED8C789-33 G-40              Closing Details for Bay with 2 DS3 panels in rear              **
------------------------------------------------------------------------------------------------------
ED8C789-28 G-1               Basic Cable Kit for 2.5G shelf                                 **
------------------------------------------------------------------------------------------------------
ED8C789-28 G-2               Basic Cable Kit for 10G shelf                                  **
------------------------------------------------------------------------------------------------------
ED8C789-32 G-2E              CP Kit - LS Shelf Common CPs                                   **
------------------------------------------------------------------------------------------------------
ED8C789-32 G-101E            CP Kit - HS Shelf Common CPs                                   **
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
**
------------------------------------------------------------------------------------------------------
109199992                    R6.1.5 Software for Initial Applications                       **
------------------------------------------------------------------------------------------------------
**
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
108733452          LEY18AE   Protection Switch for DS3                                      **
------------------------------------------------------------------------------------------------------
108733445          LEY17AE   DS3EC1/8 - DS3/EC1                                             **
------------------------------------------------------------------------------------------------------
108730813          LEY15AE   OC3/STM1/1.3LR4                                                **
------------------------------------------------------------------------------------------------------


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

------------------------------------------------------------------------------------------------------
108825118          LEY23AE   OC3/STM1/1.3SR8                                                **
------------------------------------------------------------------------------------------------------
108730821          LEY16AE   OC3/STM1/1.3SR4                                                **
------------------------------------------------------------------------------------------------------
108903865          LEY14AE   OC12/STM4/1.3SR2                                               **
------------------------------------------------------------------------------------------------------
108730441          LEY13AE   OC12/STM4/1.3LR2                                               **
------------------------------------------------------------------------------------------------------
109180091          LEY284-   OC-192 Passive Compatible Optics                               **
                    399A
------------------------------------------------------------------------------------------------------
108734849          LEY69AE   OC192/STM64/1.5IR1                                             **
------------------------------------------------------------------------------------------------------
108765645          LEY97AE   OC192/STM64/1.5IRS1                                            **
------------------------------------------------------------------------------------------------------
108925637          LEY309AE  GE1/SX2                                                        **
------------------------------------------------------------------------------------------------------
109149120          LEY310AE  GE1/LX2                                                        **
------------------------------------------------------------------------------------------------------
108735184           LEY7AE   OC48/STM16/1.3LR1                                              **
------------------------------------------------------------------------------------------------------
108735192           LEY8AE   OC48/STM16/1.5LR1                                              **
------------------------------------------------------------------------------------------------------
108734955         LEY80-95AE OC-48 Passive Compatible Optics                                **
------------------------------------------------------------------------------------------------------
108733163          LEY182AE  OC48/STM16/1.3VSR1 - OC48 (1.3 Very Short Reach - 4 dB) Port   **
                             Unit
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


                          WaveStar 2.5G Configuration
------------------------------------------------------------------------------------------------
                                                                          VzW         Extended
   Order Code                          Description                       Price   QTY    Price
------------------------------------------------------------------------------------------------
Bay
Configurations
                  Bay e/w (1) 2.5G Shelf (middle position - for future
 ED8C789-35 G-5E  10G Shelf addition)                                       **    1          **
Common Hardware
 ED8C789-33 G-1   Heat Baffle                                           **        1          **
 ED8C789-28 G-1   Basic Cable Kit                                       **        1          **
Common CPs
 ED8C789-32 G-2E  CP Kit - LS Shelf Common CPs                          **        1   **
    includes:                                                           **            **
   1 - 108730102  ADJCTL/DCCEI - Adjunct Controller/32 DCCs w/          **            **
                  External Interface CP


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

  2 - 108734617   SWITCH/STS576 - 576x576 STS1 Switch CP                **            **
  1 - 108730227   CTL/SYS50DM - System Controller/Memory CP             **            **
  2 - 108865882   TMG/STRAT3 - Stratum 3 Timing CP                      **            **
Interface CPs                                                           **            **
    108733445     DS3EC1/8 - DS3/EC1 Interface CP                       **        0   **
    108903865     OC12/STM4/1.3SR2 - OC12 (1.3 Short Reach - 12 dB)     **        4   **
                  Port Unit
    108734955     OC48/STM16/1.5 - PWDM Compatible Port Unit            **        2   **
    848514451     Apparatus Blank (Port Unit slot - max. 17)            **        9   **
    848514501     Apparatus Blank (Controller 1 slot - max. 1)          **        1   **
    848514485     Apparatus Blank (Protection Switch slot - max. 1)     **        1   **
LBO Kits                                                                **            **
    107515553     SC LBO Kit for OC-48 Interface CP                     **        2   **
    108812223     SC LBO Kit for OC-3/12 Interface CP                   **        4   **
2.5G Software                                                           **            **
    109199992     R6.1.5 Software for Initial Applications              **        1   **
--------------------------------------------------------------------------------------
                                                                         TOTAL        **


                         WaveStar 10G (OC-192 Ring; MSC
                             to MSC) Configuration

                                                                    VzW          Extended
  CP Code        Order Code                Description             Price   QTY     Price
            Bay Configurations


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 10G Bay e/w 10G Shelf and (1)
              ED8C789-35 G-1E    2.5G Shelf (LS Shelf 1)               **   1            **
            Common Hardware
               ED8C789-33 G-1    Heat Baffle                           **   2            **
                                 Closing Details for bay e/w (2)
              ED8C789-33 G-40    wing-mount DS3 Panels                      1            **
              ED9C280-31 G-160   DS3 Connector Panel (wing-mount)      **   1            **
               ED8C789-28 G-2    Basic Cable Kit                       **   1            **
            HS Shelf - Common
            CPs
                                 CP Kit - HS Shelf Common CPs
             ED8C789-32 G-101E   (576x576 Switch fabric)               **   1            **
            LS Shelf - Common
            CPs
              ED8C789-32 G-2E    CP Kit - LS Shelf Common CPs          **   1            **
                                 SWITCH/DS3EC1 - Electrical
  LEY18AE        108733452       Protection Switch                     **   1            **
                                 DS3EC1/8 - DS3/EC1 Port Unit
  LEY17AE        108733445       (Protection Slot)                     **   1            **
            10G Shelf -
            Interface CPs
                                 OC192/STM64/1.5IR1 OC-192 (1.5
                                 Inter. Reach - 18 dB) Port Unit
  LEY69AE        108734849       CP                                    **   2            **
            2.5G Shelf -
            Interface CPs
  LEY17AE        108733445       DS3EC1/8 - DS3/EC1 Port Unit          **   2            **
  SEN3AE         108940149       OBA                                   **   2            **
            Misc. Hardware
                                 Apparatus Blank (Port
                                 Unit/Protection Slot - max. 17
                 848514451       per LS Shelf)                         **  14            **
                                 Apparatus Blank (DCC slot -
                 848514451       max. 1 per HS Shelf)                  **   1            **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.

                                 Apparatus Blank (OA slot - max.
                 848514485       2 per HS Shelf)                       **   2            **
                                 Apparatus Blank (Controller 1
                 848514501       slot - max. 1 per LS Shelf)           **   1            **
                                 Apparatus Blank (OC192 and
                                 blank slots - max. 7 per HS
                 848514501       Shelf)                                **   1            **
            LBO Kits
                                 SC LBO Kit for OC-48/192
                 108812256       Interface CP                          **   2            **
            2.5G/10G Software
                                 R6.1.5 Software for Initial
                 109199992       Applications                          **   1            **

                                                                    TOTAL                **


-----------------------------
     ** Confidential materials appearing in this document have been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information has been replaced with asterisks.